PROSPECTUS

PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
$1,200,000 (Minimum) Equipment Leasing Program
60,000 (Minimum) Limited Partnership Units
$20 per Unit -- Minimum Purchase 100 Units ($2,000)
IRA, Keogh and other Qualified Plans -- Minimum Investment 50 Units ($1,000)


       Limited partnership interests ("Units") are hereby offered in Phoenix Leasing American Business Fund II, L.P. (the "Program"), a California limited partnership. The Program will invest in various types of capital equipment and other assets, and will provide leasing or secured financing of the same to third parties, on either a long-term or short-term basis. See "Investment Objectives and Policies." The Program would have approximately 80.77% ($969,231) of the gross offering proceeds available for investment if 60,000 (the minimum number of) Units ($1,200,000) were sold and approximately 82.69% ($41,346,154) if 2,500,000 (the maximum number of) Units ($50,000,000) were sold. See "Use of Proceeds." If fewer than 60,000 Units have been sold by the Program within one year from the date of this Prospectus, none will be sold, and all funds received by the Program in payment for any Units will be promptly returned in full, together with any interest earned thereon. Until 60,000 Units have been sold, funds will be placed in escrow with Imperial Bank. See "The Offering." THESE SECURITIES ARE SUBJECT TO RISKS. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING WHICH ARE MORE FULLY EXPLAINED UNDER "RISK FACTORS":


    * CREDIT RISKS OF PROGRAM CUSTOMERS. Despite the possibility of higher returns, certain business segments in which the Program will invest may present a higher default risk than other business segments, the effect of which could reduce Program revenues.

    * TOTAL RELIANCE ON GENERAL PARTNER/LIMITED VOTING RIGHTS OF INVESTORS. The General Partner has complete authority in managing the Program's business, the effect of which is that investors must rely solely on the General Partner's management ability.

    * AUTHORIZATION OF SUBSTANTIAL FEES TO GENERAL PARTNER AND ITS AFFILIATES. The General Partner will receive an Acquisition Fee and a Management Fee throughout the term of the Program and will be reimbursed for certain expenses that it incurs on behalf of the Program.

(COVER PAGE TEXT CONTINUED ON FOLLOWING PAGE)


                                                                Underwriting
                                                               Broker-Dealer
                                                                   Sales           Proceeds to
                                            Price to Public    Commissions(1)      Program(2)
                                             ---------------    -----------         -------
Per Unit (Minimum Investment-100 Units)   $            20      $        1.60     $        18.40
Total Minimum (12,500 Units)              $     1,200,000      $     120,000     $    1,080,000
Total Maximum (2,500,000 Units)           $    50,000,000      $   5,000,000     $   45,000,000


                                               (FOOTNOTES ARE ON FOLLOWING PAGE)

The date of this Prospectus is October 7, 1996.

    * USE OF LEVERAGE. The Program intends to incur debt (in a maximum amount of 45% of the purchase price of the assets directly acquired by the Program), to finance the purchase of assets, which will require the Program to satisfy its debt repayment obligations regardless of the revenues generated by the Program. This could affect distributions to investors.

    * RETURN OF CAPITAL. A significant portion of Program distributions every year will constitute a return of investors' capital in the Program.

    * NO MARKET FOR UNITS. Investors may not be able to liquidate their investment in the Program in the event of an emergency or for any other reason. No present market exists for the transfer of Units and it is unlikely that any will develop.

    * INVESTMENTS FOR PROGRAM NOT IDENTIFIED. The assets in which the Program will invest have not been identified as of the date of this Prospectus. Investors must rely on the ability of the General Partner to identify assets for which demand will exist.


THE PROGRAM IS SUBJECT TO VARIOUS CONFLICTS OF INTEREST ARISING OUT OF ITS RELATIONSHIP WITH THE GENERAL PARTNER AND AFFILIATES THEREOF. SUCH CONFLICTS ARE MORE FULLY EXPLAINED UNDER "CONFLICTS OF INTEREST."


The General Partner has the authority, without the consent of the Limited Partners, to increase the size of this offering or, if the minimum 60,000 Units has been sold, to extend the offering of Units (upon the renewal of its permit in any state requiring renewal thereof after October 7, 1997 (one year from the date of the Program's original Prospectus). The offering period, however, will terminate on October 7, 1998 (two years from the date of the Program's original Prospectus).


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
(COVER PAGE TEXT CONTINUED ON FOLLOWING PAGE)


------------------
(FOOTNOTES FOR TABLE ON COVER PAGE)

(1) See "Plan of Distribution" for a description of the Program's arrangements with broker-dealers, including the wholesaling arrangement entered into with an Affiliate of the Program.
(2) See "The Offering" for a description of the terms of the offering of Units. See "Use of Proceeds" for a description of how the proceeds from the offering are to be employed.

THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED BY RULES OF THE CALIFORNIA CORPORATIONS COMMISSIONER AND THE STATEMENT OF POLICY FOR EQUIPMENT PROGRAMS PROMULGATED BY THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS A VIOLATION OF LAW.


UNTIL JANUARY 5, 1997 (90 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Suitability Standards. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Summary of the Program and the Offering. . . . . . . . . . . . . . . . . . . 5
   General Partner and Affiliates. . . . . . . . . . . . . . . . . . . . . . 5
   Organization of the Program . . . . . . . . . . . . . . . . . . . . . . . 5
   Management of the Program . . . . . . . . . . . . . . . . . . . . . . . . 6
   Compensation to General Partner . . . . . . . . . . . . . . . . . . . . . 6
   Prior Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Program Objectives. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Distributions to Partners . . . . . . . . . . . . . . . . . . . . . . . . 8
   Leverage Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Method of Cost Recovery (Depreciation). . . . . . . . . . . . . . . . . . 9
   Terms of Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .10
   Sales Literature. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
   Risks Associated with the Business of the Program . . . . . . . . . . . .11
       Credit and Collection Risks . . . . . . . . . . . . . . . . . . . . .11
       Companies Engaged in the Development of Technologies and Other
       Growth Industry Businesses Product Development Risks. . . . . . . . .12
       Collection and Residual Value Risks Associated with Financing
       Arrangements with Franchisees . . . . . . . . . . . . . . . . . . . .12
       Obligation to Repay Debt. . . . . . . . . . . . . . . . . . . . . . .13
       Losses of Certain Prior Partnerships. . . . . . . . . . . . . . . . .14
       Inability of Investor to Assess Business Risks. . . . . . . . . . . .14
       Obsolescence of Equipment and Equipment Remarketing . . . . . . . . .15
       Industry Wide Risks . . . . . . . . . . . . . . . . . . . . . . . . .16
       Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
       Impasse in Joint Venture Decisions. . . . . . . . . . . . . . . . . .16
       Subordinated Loans. . . . . . . . . . . . . . . . . . . . . . . . . .17
       Uninsured Losses. . . . . . . . . . . . . . . . . . . . . . . . . . .17
       Additional Lending Considerations . . . . . . . . . . . . . . . . . .17
   Risks Associated with an Investment in the Program. . . . . . . . . . . .18
       Transferability of Units; Lack of a Public Market . . . . . . . . . .18
       Federal Income Tax Consequences and Appropriateness for Qualified
       Plan Investment . . . . . . . . . . . . . . . . . . . . . . . . . . .18
       Inability of Limited Partners to Participate in Program Management. .20
Summary of Prior Partnerships' Performance . . . . . . . . . . . . . . . . .22
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Summary of Relationships . . . . . . . . . . . . . . . . . . . . . . . . . .27
Compensation, Fees and Interest of General Partner . . . . . . . . . . . . .28
   Organizational and Offering Stages. . . . . . . . . . . . . . . . . . . .28
   Operational Stage . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

                                                                            PAGE
                                                                            ----



Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   Use of Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   Competition with Other Partnerships for Investments . . . . . . . . . . .34
   Participation in Joint Venture Arrangements . . . . . . . . . . . . . . .37
   Ownership of General Partner Interest . . . . . . . . . . . . . . . . . .37
   Distribution of Units . . . . . . . . . . . . . . . . . . . . . . . . . .37
   Transactions by Certain Persons . . . . . . . . . . . . . . . . . . . . .37
   Lack of Separate Representation . . . . . . . . . . . . . . . . . . . . .38
   Determination of Cash Available for Distribution. . . . . . . . . . . . .38
Fiduciary Responsibilities of the General Partner. . . . . . . . . . . . . .39
Cash Distributions and Redemptions . . . . . . . . . . . . . . . . . . . . .41
Prior Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
   Prior Experience of the General Partner . . . . . . . . . . . . . . . . .46
   Summary of Prior Partnerships' History. . . . . . . . . . . . . . . . . .46
   Operations of Prior Partnerships. . . . . . . . . . . . . . . . . . . . .47
Capitalization of the Program. . . . . . . . . . . . . . . . . . . . . . . .50
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
Investment Objectives and Policies . . . . . . . . . . . . . . . . . . . . .55
   Investment Objectives . . . . . . . . . . . . . . . . . . . . . . . . . .56
   Equipment Leasing and Financing Structures. . . . . . . . . . . . . . . .59
   Business Segments . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
   Types of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
   Investment Limitations. . . . . . . . . . . . . . . . . . . . . . . . . .66
   Borrowing Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . .67
   Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
   Other Investment Policies . . . . . . . . . . . . . . . . . . . . . . . .70
Summary Of Federal Income Tax Consequences . . . . . . . . . . . . . . . . .73
Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . . .75
   Tax Consequences of Status of the Program . . . . . . . . . . . . . . . .81
   Basis of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .83
   At Risk Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
   Limitations on Losses and Credits from Passive Activities . . . . . . . .85
   Program Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . .88
   Taxable Income in Excess of Distributions . . . . . . . . . . . . . . . .92
   Fees, Expenses and Costs. . . . . . . . . . . . . . . . . . . . . . . . .92
   Cost Recovery Deductions. . . . . . . . . . . . . . . . . . . . . . . . .94
   Investment Tax Credit . . . . . . . . . . . . . . . . . . . . . . . . . .98
   Interest Deduction Limitations. . . . . . . . . . . . . . . . . . . . . .98
   Program Tax Accounting Principles . . . . . . . . . . . . . . . . . . . .99
   Activities Not Engaged In For Profit. . . . . . . . . . . . . . . . . ..100
   Disposition of Property . . . . . . . . . . . . . . . . . . . . . . . . 101
   Disposition of Units. . . . . . . . . . . . . . . . . . . . . . . . . . 102
   Liquidation of the Program. . . . . . . . . . . . . . . . . . . . . . . 103
   Termination of the Program. . . . . . . . . . . . . . . . . . . . . . . 104

                                                                            PAGE
                                                                            ----



   Income Tax Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
   Alternative Minimum Tax . . . . . . . . . . . . . . . . . . . . . . . . 105
   Investment by Qualified Plans . . . . . . . . . . . . . . . . . . . . . 107
   Trusts May Be Taxable as Corporations . . . . . . . . . . . . . . . . . 108
   Tax Returns, Audit Risk and Tax Shelter Registration. . . . . . . . . . 109
   Penalty Taxes and Interest. . . . . . . . . . . . . . . . . . . . . . . 111
   Tax Law Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
   State and Local Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 116
Summary of Amended and Restated Agreement of Limited Partnership . . . . . 117
   Nature of the Program . . . . . . . . . . . . . . . . . . . . . . . . . 117
   Control of Operations of the Program. . . . . . . . . . . . . . . . . . 117
   Term of Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
   Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . 118
   Additional Contributions. . . . . . . . . . . . . . . . . . . . . . . . 118
   Withdrawals of Capital Contributions. . . . . . . . . . . . . . . . . . 118
   Allocation of Income and Loss; Distributions to Partners. . . . . . . . 118
   General Partner Fees and Reimbursement of General and Administrative
   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
   Limited Transferability of Units. . . . . . . . . . . . . . . . . . . . 119
   Allocation of Net Income and Net Loss in Respect to Program Units
   Transferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
   Dissolution and Liquidation . . . . . . . . . . . . . . . . . . . . . . 120
   Insurance and Limits of Liability . . . . . . . . . . . . . . . . . . . 120
   Resignation or Removal of General Partner; Election of General Partner. 120
   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
   Voting and Other Rights of the Limited Partners . . . . . . . . . . . . 121
   Meetings and Consent. . . . . . . . . . . . . . . . . . . . . . . . . . 122
The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
Sales Literature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . 126
Financial Statements
   Phoenix Leasing American Business Fund II, L.P. . . . . . . . . . . . . 127
       Report of Independent Auditors. . . . . . . . . . . . . . . . . . . 127

       Balance Sheet at July 31, 1996. . . . . . . . . . . . . . . . . . . 128

       Notes to Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . 129
   Phoenix Leasing Associates IV, L.P. . . . . . . . . . . . . . . . . . . 131
       Report of Independent Auditors. . . . . . . . . . . . . . . . . . . 131

       Balance Sheet at June 30, 1996. . . . . . . . . . . . . . . . . . . 132

       Notes to Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . 133

                                                                            PAGE
                                                                            ----



   Phoenix Leasing Associates IV, Inc. . . . . . . . . . . . . . . . . . . 135
       Report of Independent Auditors. . . . . . . . . . . . . . . . . . . 135

       Balance Sheet at June 30, 1996. . . . . . . . . . . . . . . . . . . 136

       Notes to Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . 137
Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141


Exhibit A      Amended and Restated Agreement of Limited Partnership of Phoenix
               Leasing American Business Fund II, L.P.
Exhibit B      Prior Performance Schedules
   Schedule A  General Information About Certain Prior Partnerships
   Schedule B  Asset Portfolio of Certain Prior Partnerships
   Schedule C  Annual Operating Results of Certain Prior Partnerships
   Schedule D  Cash Distributions for $1,000 Investment in Certain Prior
               Partnerships
   Schedule E  Compensation Paid and Accrued to General Partners of Certain
               Prior Partnerships
   Schedule F  General Information About Completed Partnerships
Exhibit C      Subscription Agreement

                                SUITABILITY STANDARDS

       This offering is limited to investors who meet the financial suitability standards described below. An investor will be admitted to the Program as a limited partner (a "Limited Partner") no later than the last day of the calendar month following the date the General Partner accepts such person's subscription. Regardless of when they are admitted to the Program, the Limited Partners will pay the same price per Unit, but they will not share in Program profits, losses or distributions relating to periods prior to their admission into the Program.

       Each potential investor should realize that (1) the Units being offered hereby are subject to certain restrictions concerning their transfer and (2) it is unlikely that any public market will develop for the resale of Units. See "Risk Factors -- Transferability of Units; Lack of a Public Market."


       The General Partner requires each broker-dealer selling Units on behalf of the Program to make every reasonable effort to assure that each person being offered or sold Units is suitable in light of such person's age, educational level, knowledge of investment and other pertinent factors. The General Partner is relying on the broker-dealers' regulatory requirements to adhere to procedures assuring compliance with the applicable suitability standards. The General Partner may, however, request additional information regarding such adherence. Each investor should independently make the same determination. In addition, because of the various risk factors and the relative lack of liquidity of securities of this type of program, as compared with other investments in securities, each investor must be of sufficient financial means to assume the risks inherent in the purchase of Units. Each investor must evaluate whether this is a suitable investment based upon such person's investment objectives, financial situation and needs.


       For investors residing in any state or territory (including without limitation the District of Columbia and Puerto Rico), other than those set forth in the paragraphs below: No Units will be sold to an investor unless such person has (a) a minimum annual income from all sources of $30,000 and a net worth (exclusive of home, furnishings and automobiles) at least equal to $30,000 in excess of the investor's capital contribution, or (b) a net worth (exclusive of home, furnishings and automobiles) at least equal to $75,000 in excess of the investor's capital contribution. Units may be sold to fiduciary accounts that represent in writing that (i) the fiduciary account, (ii) the beneficiary or
(iii) if the donor is the fiduciary, the donor who directly or indirectly supplies the funds to purchase the Units has such net worth and annual income as set forth in clause (a) or such net worth as set forth in clause (b).

       For New Hampshire investors only: No Units will be sold to an investor unless such person has (a) a minimum annual income from all sources of $35,000 and a net worth (exclusive of home, furnishings and automobiles) at least equal to $35,000 in excess of the investor's capital contribution, or (b) a net worth (exclusive of home, furnishings and automobiles) at least equal to $75,000 in excess of the investor's capital contribution. Units may be sold to fiduciary accounts that represent in writing that (i) the fiduciary account, (ii) the beneficiary or (iii) if the donor is the fiduciary, the donor who directly or indirectly supplies the funds to purchase the Units has such net worth and annual income as set forth in clause (a) or such net worth as set forth in clause (b).

       For Oregon investors only: No Units will be sold to an investor unless such person has (a) a minimum annual income from all sources of $35,000 and a net worth (exclusive of home, furnishings and automobiles) at least equal to $35,000 in excess of the investor's capital contribution, or (b) a net worth (exclusive of home, furnishings and automobiles) at least equal to $100,000 in excess of the investor's capital contribution. Units may be sold to fiduciary accounts that represent in writing that (i) the fiduciary account, (ii) the beneficiary or (iii) if the donor is the fiduciary, the donor who directly or indirectly supplies the funds to purchase the Units has such net worth and annual income as set forth in clause (a) or such net worth as set forth in clause (b).


       For Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Nebraska, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Vermont, Washington and Wisconsin investors only:
No Units will be sold to an investor unless such person has (a) a minimum annual income from all sources of $45,000 and a net worth (exclusive of home, furnishings and automobiles) at least equal to $45,000 in excess of the investor's capital contribution, or (b) a net worth (exclusive of home, furnishings and automobiles) at least equal to $150,000 in excess of the investor's capital contribution. Units may be sold to fiduciary accounts that represent in writing that (i) the fiduciary account, (ii) the beneficiary or (iii) if the donor is the fiduciary, the donor who directly or indirectly supplies the funds to purchase the Units has such net worth and annual income as set forth in clause (a) or such net worth as set forth in clause (b). In addition, Michigan transferees must meet these same suitability requirements.


       For Missouri investors only: No Units will be sold to an investor unless such person has (a) a minimum annual income from all sources of $60,000 and a net worth (exclusive of home, furnishings and automobiles) at least equal to $60,000 in excess of the investor's capital contribution, or (b) a net worth (exclusive of home, furnishings and automobiles) at least equal to $225,000 in excess of the investor's capital contribution. Units may be sold to fiduciary accounts that represent in writing that (i) the fiduciary account, (ii) the beneficiary or (iii) if the donor is the fiduciary, the donor who directly or indirectly supplies the funds to purchase the Units has such net worth and annual income as set forth in clause (a) or such net worth as set forth in clause (b).


       The General Partner may require that transferees of Units or purchasers of outstanding Units represent that they meet the applicable suitability standards prior to permitting the admission of such transferees or purchasers as substituted Limited Partner.

       The General Partner has decided that a minimum investment of $2,000 (100 Units) must be made by each investor, except that, in the case of an IRA, Keogh or qualified pension, profit sharing plan and other tax-exempt entity ("Qualified Plans"), the minimum investment may be $1,000 (50 Units). Residents of certain states may be required to make different minimum investments, as described below.

       For Iowa residents only: A minimum investment of $2,000 (100 Units) must be made for all investors other than IRA'S, Keoghs and other qualified plans, in which case the minimum investment requirement is $2,500 (125 Units).


       For Michigan, Ohio and Pennsylvania residents only: In no event may an investor's investment in Units exceed ten percent of the investor's net worth (exclusive of home, furnishings and automobiles).


       For Minnesota residents only:  A minimum investment of $2,500 (125
Units) must be made for all investors other than IRA'S, Keoghs and other qualified plans, in which case the minimum investment requirement is $2,000 (100 Units).

       For Nebraska residents only: A minimum investment of $5,000 (250 Units) must be made for all investors other than IRA'S, Keoghs and other qualified plans, in which case the minimum investment requirement is $1,000 (50 Units).

       For North Carolina residents only: A minimum investment of $2,500 (125 Units) must be made for all investors other than IRA'S, Keoghs and other qualified plans, in which case the minimum investment requirement is $1,000 (50 Units).

       The issuance of all Units offered hereby and any subsequent transfers of Units will be subject to the following legend condition (required by the California Corporations Commissioner) restricting transfer to and from California residents: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A UNIT, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Furthermore, certain states may require that resales of Units by a Limited Partner may be made only if such purchaser meets the suitability standards imposed by that state.

                       SUMMARY OF THE PROGRAM AND THE OFFERING

       The following is a summary of the pertinent facts and highlights from the material contained in this Prospectus. The purchase of Units involves risks; prospective purchasers of Units should carefully review such risks, including those appearing under "Risk Factors." More detailed information with respect to this offering may be found in the remainder of this Prospectus. Defined or capitalized terms used in this portion of the Prospectus and elsewhere are more fully described in the Glossary, appearing on page 141.

       GENERAL PARTNER AND AFFILIATES. The General Partner is a California limited partnership, Phoenix Leasing Associates IV, L.P., the general partner of which is Phoenix Leasing Associates IV, Inc. ("PLA"), a Nevada corporation and a wholly-owned subsidiary of Phoenix Leasing Incorporated, a California corporation ("PLI"). PLA will have complete authority in all aspects of management and control of the General Partner and will exercise all authority granted to the General Partner under the Program's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The principal offices of the General Partner are located at 2401 Kerner Boulevard, San Rafael, California 94901-5529, and its telephone number is (415) 485-4500. The limited partner of the General Partner is a corporation controlled by an officer of PLA.

       The persons performing services for the Program will predominantly be employees of PLI. PLI has outside business interests to which it will devote substantial portions of its employees' time. PLI and its Affiliates also are or have been general partners in 31 other limited partnerships (the "Prior Partnerships") formed to make investments in capital assets and to engage in the leasing business. PLI's employees have duties in connection with the operations of such partnerships essentially similar to their duties on behalf of the General Partner under the Partnership Agreement. See "Summary of Relationships," "Conflicts of Interest," "Prior Partnerships" and "Management."


       ORGANIZATION OF THE PROGRAM. The Program was organized on May 6, 1996. The Program has not offered any Units to anyone other than for organizational purposes to the initial limited partners (who are two officers of the general partner of the General Partner). The General Partner anticipates commencing liquidation of the Program's portfolio of assets seven years after the close of the offering of Units. The Program will terminate on December 31, 2011, unless sooner terminated by vote of the Limited Partners or the liquidation of all assets. See "Summary of Amended and Restated Agreement of Limited Partnership -- Dissolution and Liquidation."


       MANAGEMENT OF THE PROGRAM. The General Partner has complete authority in the overall management and control of the Program and is responsible for supervising the Program's acquisition, leasing, financing and remarketing of assets. See "Summary of Amended and Restated Agreement of Limited Partnership." The General Partner believes that through all phases of the Program's operations, it will be able to devote sufficient staff, equipment and other resources to discharge fully its responsibilities to the Program. Subject to the supervision of the General Partner, and pursuant to the terms of the Management Agreement entered into with PLA, PLI will provide management services in connection with the operation and administration of the Program. See "Compensation, Fees and Interest of General Partner" and "Management." During the period of the Program's initial acquisition of equipment and other assets (which is generally one year beyond the offering period), the General Partner anticipates, based on PLI's experience with the operations of the Prior Partnerships, that the General Partner and PLI will be spending a substantial portion of their time on activities of the Program.
 After such period, although the General Partner and PLI will still devote considerable time to the activities of the Program, it is not anticipated that the day-to-day operations of the Program will require them to devote as much time to the Program's affairs. See "Conflict of Interests -- Use of Personnel."

       COMPENSATION TO GENERAL PARTNER. During Program operations, the General Partner will receive an Acquisition Fee in connection with the analysis, selection and acquisition or financing of assets, and the continuing analysis of the overall portfolio of the Program's assets, and a Management Fee in connection with managing the operations of the Program. In addition, the General Partner will receive an interest in the Program's profits, losses and distributions. The amounts of such fees and interests and the terms under which they are payable are described under "Compensation, Fees and Interest of General Partner" and "Cash Distributions and Redemptions."

       PRIOR OPERATIONS. Affiliates of the General Partner have sponsored 31 Prior Partnerships, six of which have investment objectives similar to the Program. For a description of the operations of the Prior Partnerships, see "Prior Partnerships."

       PROGRAM OBJECTIVES. The Program will invest in various types of capital equipment and other assets, and provide leasing and secured financing of the same to third parties, on either a long-term or short-term basis. The objectives of the Program are to (1) produce cash distributions (a significant portion of which will be a return of capital) on a continuing basis over the life of the Program through leasing equipment primarily to and financing assets primarily for companies engaged in the development of technologies and other growth industry businesses, franchisees, and other third party lessees and customers, (2) reinvest, during the operating phase of the Program (after payment of expenses, including debt service requirements, and distributions to the Partners), in additional equipment and assets to increase the overall size of the portfolio, and (3) commence liquidation of the

Program's portfolio of assets seven years after the close of the offering of Units. There is, however, no certainty that the Program's objectives will be attained. See "Risk Factors" and "Investment Objectives and Policies -- Business Segments." To accomplish these objectives, the Program will invest in, or will have as collateral, various types of assets, including (i) production, manufacturing, fabrication and test equipment, (ii) lab and medical equipment,
(iii) furniture and fixtures, (iv) personal computers and workstations, (v) property management systems, including computer reservation systems, and phone and telecommunication systems, (vi) computer peripheral equipment, mainframes, small computer systems, CAE/CAD/CAM equipment, communications equipment, office systems and computer software products, and (vii) various types of other equipment, furnishings, fixtures, leasehold improvements and assets, including certain intangible assets, such as franchise fees. See "Investment Objectives and Policies -- Types of Assets."

       The Program will primarily purchase or finance Equipment and other Program Property for which a lease or loan exists or will be entered into contemporaneously with the consummation of the transaction. In connection with all of its activities, the General Partner or its Affiliates may acquire assets and hold title on a temporary basis to facilitate investment by the Program. In that event, the Program will pay to the General Partner or its Affiliates the purchase price paid by the General Partner or its Affiliates plus their carrying costs (I.E., taxes, insurance, maintenance, interest) during the time the General Partner or its Affiliates held such equipment or assets less any rental or other payments received by the General Partner or its Affiliates during such period.

       Currently, 13 Prior Partnerships engaged in equipment leasing may have funds available to purchase equipment or pursue financing opportunities. However, only four of these Prior Partnerships and the Affiliate of the General Partner are expected to acquire significant amounts of additional assets concurrently with the Program. Such entities may lease such equipment and provide financing to the same customers under similar arrangements. See "Conflicts of Interest."


       If the quantity of available investments were to be less than anticipated by the General Partner, a conflict of interest might arise among any of the Prior Partnerships that had uninvested funds available for the additional investments or between these Prior Partnerships and the Program. As of August 30, 1996, the 13 Prior Partnerships had funds aggregating approximately $10,783,000 available for investments. To date, no newly-offered partnership, such as the Program, has been adversely affected by the amount of funds available for investment by the Prior Partnerships, or Affiliates of the General Partner.

       In the event that the availability of investment funds were to create adverse consequences to any partnership, the General Partner would allocate the available investments among the various partnerships and its Affiliates after an analysis of all relevant factors, and if necessary, apply a rotation or pro rata allocation method. See "Conflicts of Interest -- Competition with Other Partnerships for Investments," "Risk Factors -- Competition" and "Investment Objectives and Policies."

       DISTRIBUTIONS TO PARTNERS. Until the Limited Partners have received cumulative cash distributions equal to the greater of (a) 177% of the Limited Partners' Capital Contributions or (b) 100% of the Limited Partners' Capital Contributions plus an 11% annual return, compounded quarterly, on their adjusted Capital Contributions (such greater amount is hereafter referred to as the "Priority Return"), Cash Available for Distribution generally will be distributed 96% to the Limited Partners and four percent to the General Partner. Thereafter, Cash Available for Distribution will be distributed 85% to the Limited Partners and 15% to the General Partner. (Cash Available for Distribution is defined in the Partnership Agreement generally as all cash derived by the Program from all sources less expenses and amounts set aside as reserves.) The Priority Return is used to determine the sharing relationship between the Limited Partners and the General Partner in connection with distributions to the Partners; the establishment of the amount of the Priority Return is not necessarily indicative of the potential return to an investor, which depends upon the results of the Program's activities. A significant portion of total Program distributions will constitute a return of capital. The successful operation of the Program is subject to various risks. See "Risk Factors."

       During the period beginning on the date of admission of a Limited
Partner to the Program and ending seven years after the end of the calendar quarter that includes such admission date (the "Subordination Period"), the General Partner's interest in Cash Available for Distribution is subordinated in each calendar quarter to a Limited Partner receiving a quarterly distribution equal to 2.75% of such Limited Partner's Capital Contribution. Any amounts that would be distributable to the General Partner, but are otherwise subordinated, will be distributed to the General Partner as a special distribution of Cash Available for Distribution, at such time as a Limited Partner has received cumulative distributions equal to the product of (a) 2.75% of such Limited Partner's Capital Contribution and (b) the number of calendar quarters (prorated for any partial period) up to but not including 29 that the Units were issued and outstanding. In addition, since Limited Partners will be admitted to the Program on different dates, the Subordination Period will have a different reference in relation to each Limited Partner.

       Limited Partners who purchase at least 500 Units ($10,000) will be entitled to receive monthly distributions. However, prior to the third monthly distribution of any quarter, Limited Partners who have not received monthly distributions must receive the same proportionate distribution amount within that quarter that the monthly distributees already received before the monthly distributees receive any further distributions for that quarter.

       For further details regarding distributions and allocations to Partners, please see "Compensation, Fees and Interest of the General Partner," "Cash Distributions and Redemptions," and "Summary of Amended and Restated Agreement of Limited Partnership."

       LEVERAGE LIMITATIONS. The Program will incur debt to finance the purchase of various assets. However, by the end of the Program's offering period and at all times thereafter during the life of the Program, the aggregate amount of outstanding debt directly incurred by the Program will not exceed 45% of the purchase price of the assets directly acquired by the Program. However, there are requirements imposed on the Program regarding the minimum amount of Capital Contributions which must be invested in Program Property. See "Investment Objectives and Policies -- Borrowing Policies." No Limited Partner will have any personal liability for the repayment of any such debt. The Program may, at the sole discretion of the General Partner, also enter into various venture arrangements, including joint ventures with other partnerships sponsored by the General Partner or its Affiliates (including certain of the Prior Partnerships) and other entities that the General Partner deems desirable (excluding the General Partner and certain of its Affiliates), and some of such ventures will use leverage to acquire assets. All debt to Leveraged Joint Ventures ("LJVs") in which the Program will participate will be recourse only to the equipment owned by the venture and to the lease stream payments related thereto, and will be non-recourse to all other assets of the Program. Accordingly, neither the Program, the General Partner nor the Limited Partners will be directly liable for any such debt. After the termination of the offering of Units, such investment in LJVs will not account for more than five percent of the Net Capital Contributions to the Program, and the amount of LJV debt may not exceed, after the close of the offering and any time thereafter, 35% of Net Capital Contributions to the Program. An LJV investment is defined as the capital contribution to all LJVs by the Program less any cash distributed to the Program by all LJVs. See "Investment Objectives and Policies -- Borrowing Policies."

       METHOD OF COST RECOVERY (DEPRECIATION). For tax reporting purposes, the Program will use the straight line or the prescribed accelerated method over the prescribed recovery period for the recovery of the cost of the equipment.

       TERMS OF OFFERING. The offering consists of a maximum of 2,500,000 units of limited partnership interest (the "Units") at a price of $20 per Unit, subject to a minimum investment requirement of 100 Units ($2,000) per investor, except in the case of a Qualified Plan, where the minimum investment is 50 Units ($1,000). Residents of certain states may be required to make different minimum investments. A minimum of 60,000 Units is required to be sold within one year from the date of this Prospectus before the Program can commence operations.
See "Capitalization" and "The Offering." The General Partner has the authority, without the consent of the Limited Partner's, to increase the size of this offering or, if the minimum 60,000 Units has been sold, to extend the offering of Units (upon the renewal of its permit in any state requiring renewal thereof after October 7, 1997 (one year from the date of the Program's original Prospectus). The offering period, however, will terminate on October 7, 1998 (two years from the date of the Program's original Prospectus). See "Summary of Restated Agreement of Limited Partnership -- Capital Contributions." Although the Program has the right to raise additional capital in the future in excess of the $50,000,000 being raised in this offering, there is no present intention to do so. The effect of such additional capital would be to provide additional funds available for investment, which would be used to acquire additional assets described in "Investment Objectives and Policies." See "The Offering."


       PLAN OF DISTRIBUTION. Offers and sales of the Units will be effected only through selected members of the National Association of Securities Dealers, Inc. (the "NASD"). Sales commissions will be payable by the Program at the rate of eight percent ($1.60 per Unit) of the sales price of the Units. The Program will pay additional commissions and reimbursements for wholesaling fees. The maximum compensation to be paid by the Program to NASD member broker-dealers in connection with the distribution of Units will not exceed ten percent of the sales price of Units, including the sales commissions, the wholesalers fees and expenses and any other sales incentives which may be used. In addition, up to an additional one-half percent of the sales price of the Units may be paid to NASD member broker-dealers for actual, accountable and bona fide due diligence expenses. The Program has agreed to indemnify soliciting broker-dealers against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" for a description of the Program's arrangements with broker-dealers.


       There is no assurance that any of the Units offered hereby will be sold. The Units are being offered through selected members of the NASD, on a "best efforts" basis, when, as, and if issued by the Program and subject to prior sale. There is no firm commitment to purchase or sell any of the Units. See "The Offering" for a description of the terms of the offering of Units. See "Use of Proceeds" for a description of how the proceeds from the offering are to be employed.

       SALES LITERATURE. No sales literature is authorized, except as described in this Prospectus. See "Sales Literature."

                                    RISK FACTORS

AS A RESULT OF THE RISKS DESCRIBED BELOW, NO ASSURANCE CAN BE GIVEN THAT THE GENERAL PARTNER WILL BE ABLE TO ACHIEVE THE INVESTMENT OBJECTIVES OF THE PROGRAM. SEE "INVESTMENT OBJECTIVES AND POLICIES."

RISKS ASSOCIATED WITH THE BUSINESS OF THE PROGRAM

       1. CREDIT AND COLLECTION RISKS (CERTAIN BUSINESS SEGMENTS MAY HAVE HIGHER DEFAULT RISK THAN OTHER BUSINESS SEGMENTS). The principal business segments that the Program will invest in (E.G., companies engaged in the development of technologies and other growth industry businesses, and franchise businesses) present a higher risk of loss caused by default than do investments in other business segments (E.G., more established businesses, such as Fortune 1000 companies and their subsidiaries). Many of the companies with which the Program will enter into leasing or other financing arrangements will not have had substantial operating histories, and also may be particularly susceptible to changes in the financial and technology markets, which may impact their ability to raise additional capital. The Program, to a lesser extent, may provide financing to companies which have successfully completed reorganizations (I.E., re-emerging companies) under federal bankruptcy laws.

               Although the Program will own equipment that is leased by it to third parties and will have a security interest in any equipment or other assets financed by it and in the receivables due under any lease or rental agreement relating to such equipment, in the case of a lessee default or a default under any financing arrangement, the Program may not be able to acquire possession of such equipment or other assets or avoid involvement in disputes with other creditors, including creditors senior in priority to the Program. Efforts to gain possession of the equipment or other assets to resolve such disputes could result in considerable cash expenditures by the Program.

               The default by a lessee or borrower under a lease or loan agreement may cause equipment or other assets to be returned to or foreclosed upon by the Program at a time when the General Partner or its agents may be unable to arrange promptly for the re-leasing, leasing or sale of such equipment or other assets, thus resulting in the loss of anticipated revenues and, ultimately, the potential inability of the Program to recover its investment.

               The General Partner and its Affiliates have developed a methodology for credit review, which may involve an analysis of profitability, financial ratios, cash flow, financial reports, references, credit reports, and the borrower's or lessee's business and management, as well as the entity funding the company (I.E., the sponsor's or franchisor's financial strength), which they believe tends to mitigate the credit risk.


       2. COMPANIES ENGAGED IN THE DEVELOPMENT OF TECHNOLOGIES AND OTHER GROWTH INDUSTRY BUSINESSES -- PRODUCT DEVELOPMENT RISKS (SUCH COMPANIES' NEED FOR CAPITAL MAY AFFECT THEIR PERFORMANCE AND REVENUES). It is expected that the Program will invest a significant portion of the net proceeds of this offering, as well as reinvest a substantial portion of its cash flow during Program operations, in leasing and financing transactions with companies engaged in the development of technologies and other growth industry businesses. It is not expected that many of these companies will be organizations with substantial revenues, operating histories or profits, and many of these companies are expected to require significantly more capital to complete product development, market their product (or service) and obtain or maintain adequate market share. Such companies are expected to face significant competition in their niche markets and unique risks related to new product development, product marketability and product obsolescence. These risks may include (1) the development of laboratory products, such as drugs, which may not produce continuous revenues for a long period of time even if successful, or which may never be produced, (2) the delay in time between the prototype development of a product, such as a computer chip or local area network, and volume manufacturing and shipping, and (3) the necessity, after development of products (such as local area networks for example), for expansion capital in order to achieve rapid market share. Such companies may also require additional funding to develop, complete or market new products, which funding may not be available at critical junctures in the product development cycle. Since companies engaged in the development of technologies and other growth industry businesses (many of which are emerging companies) face these special risks and often are thinly capitalized, the Program is subject to the risk of nonperformance (I.E., default) by these companies of their payment and other obligations under the lease and loan agreements entered into with the Program. The Program is not required to obtain approval of the Limited Partners, either under California law or under the terms of its Partnership Agreement, to make investments in the types of businesses described above.


       3. COLLECTION AND RESIDUAL VALUE RISKS ASSOCIATED WITH FINANCING ARRANGEMENTS WITH FRANCHISEES (TYPES OF ASSETS AND USERS MAY MAKE IT MORE DIFFICULT FOR PROGRAM TO RECOVER SUMS IF USERS DEFAULT). There may be greater collection risks associated with lease or loan transactions entered into with franchisees than would be the case with more established businesses, particularly since prospective lessees or borrowers will include first-time franchisees. Long-term credit histories are generally not available for evaluation by the Program and, in addition, because the Program generally will not obtain additional collateral to secure franchisee payment obligations, amounts available for lease or loan payments to the Program generally will be limited to revenues derived from franchise operations, some of which will be start-up operations. Furthermore, although the Program will be the owner of any assets leased to a franchisee and will have a security interest in any assets financed for a franchisee, certain franchise assets (E.G., window, wall and floor coverings, franchise signs, certain furnishings, leasehold improvements, software and franchise fees) will have little or no resale value, and may also be difficult to foreclose upon in the event of a lessee or borrower default. Accordingly, the Program may not be able to remove or remarket certain assets in the event of a franchisee default under any lease or loan arrangement with the Program. To a limited extent, the Program also will finance certain intangible property (such as franchise fees) that may not be secured by additional collateral. Also, franchisees in certain industries, such as the hospitality (E.G., hotel/motel) and fast food industries, may present a greater risk of default due to high competition in such industries. However, the General Partner and its Affiliates believe that the franchisee collection and residual value risk is mitigated by their franchise credit review process, which involves an analysis of the franchisee and the franchisor (including an analysis of the franchisor's profitability and its investment and credit requirements for franchisees, the credit of the franchisee, the franchise consultation, marketing and support services provided by the franchisor to the franchisee, and the number of terminated franchisees and other franchisee defaults).

       4. OBLIGATION TO REPAY DEBT (LEVERAGE REQUIRES PROGRAM TO SERVICE DEBT REGARDLESS OF REVENUE GENERATED). The use of leverage by the Program to acquire various assets will cause the risk of loss to the Limited Partners to be greater than it would be if none of the Program's equipment were purchased with borrowed funds because payment obligations must be met on certain specified dates regardless of the amount of revenues derived by the Program from such equipment. The Program's use of leverage generally can be expected to be profitable only if assets acquired generate, at a minimum, sufficient cash revenues to service the related debt and cover other Program fees and expenses. A lender may also require the Program to maintain certain reserves or compensating balances or place other financial restrictions on the Program, which may adversely affect cash flow and distributions to the Limited Partners.

               Additionally, in connection with its borrowings, the Program will be required to maintain certain financial covenants, which may include certain ratios of debt to net equity. An event of default pursuant to the Program's loans may occur in the event that such covenants are not maintained, and the Program may be required to sell certain assets in order to prevent (or cure) any such defaults under its loan agreements. By the end of the Program's offering period and thereafter, during the life of the Program, the aggregate amount of outstanding debt will not exceed 45% of the purchase price of the assets directly acquired by the

Program. However, there are requirements imposed on the Program regarding the minimum amount of Capital Contributions which must be invested in Program Property. Limitations on maximum Program borrowings will also be imposed. In this regard, investments in LJVs may not exceed, after the close of the offering and any time thereafter, five percent of the Program's Net Capital Contributions, and the amount of LJV debt may not exceed, after the close of the offering and any time thereafter, 35% of the Program's Net Capital Contributions. See "Investment Objectives and Policies -- Borrowing Policies."

               Furthermore, the amount of Cash Available for Distribution is dependent upon revenue generated from the Program's portfolio of assets, which revenue may be increased by additional assets acquired with borrowed amounts.
In such event, distributions may depend upon the availability and terms of financing sought by the Program for the acquisition of assets. No assurance can be given that adequate financing will be available in the future or, if available, that it will be provided upon terms which the General Partner deems reasonable. It is anticipated that the Program may borrow funds to some extent at interest rates fixed at the time of borrowing and primarily at rates varying with various market indices. Consequently, to the extent funds are borrowed at such varying interest rates, since lease revenues may be fixed, an increase in borrowing costs due to a rise in such indices will reduce the amount of Program net income, as well as Cash Available for Distribution.

       5. LOSSES OF CERTAIN PRIOR PARTNERSHIPS (THE PROGRAM'S RESULTS MAY BE AFFECTED BY VARIOUS FACTORS). Prospective investors are urged to read the section of the Prospectus entitled "Prior Partnerships -- Operations of Prior Partnerships," which discusses the negative effect that various past factors, namely the general nationwide recession in the early 1990s, competitive sales practices and certain lending restrictions, had (and continue to have) on the performance of certain recent Prior Partnership and, which taken as a whole, could affect the rate of distributions and ultimately, the return of investors' capital in such Prior Partnerships. Prospective investors should also take into account that the equipment leasing industry as a whole is more susceptible to fluctuations in the economy than are other types of investments such as insured deposit accounts. Consequently, investment results achieved in the industry, although believed to be more predictable than other types of pass through investments, could be adversely affected by any weakening of the economy.

       6. INABILITY OF INVESTOR TO ASSESS BUSINESS RISKS (LIMITED PARTNERS MUST RELY SOLELY ON JUDGMENT OF GENERAL PARTNER IN MANAGING PROGRAM). A risk is presented by total reliance on the General Partner in the selection of Program investments, since neither the assets to be purchased or financed by the Program, nor the lessees or borrowers with whom the Program will enter into transactions, have been identified. The prospective investor has no information as to the identity, financial condition and creditworthiness
(i.e., the payment history and financial strength) of the lessees or borrowers. Once their investment has been made, the Limited Partners must rely solely on the judgment and ability of the General Partner with respect to the selection and method of investment and reinvestment in equipment and other assets, evaluation of equipment manufacturers and potential lessees or borrowers, and the management of the proceeds of this offering and future revenues of the Program. Furthermore, a delay may occur between the time at which a Unit is purchased and the time at which the proceeds thereof are invested. The Prospectus will be supplemented quarterly to reflect acquisitions of Equipment and other Program Property and financings provided to third parties.

       7. OBSOLESCENCE OF EQUIPMENT AND EQUIPMENT REMARKETING (REMARKETING MAY BE REQUIRED TO RETURN PROGRAM'S INVESTMENT). It is an objective of the Program that the equipment purchased by the Program will be leased primarily pursuant to Full Payout Leases or loans secured by equipment and, to a lesser extent, Operating Leases. As a result, unless the terms of a specific Operating Lease transaction and the lessee thereunder are, or the equipment leased is, of extremely high quality, leasing pursuant to Full Payout Leases will be the dominant activity. Consequently, the program will not be subject to as significant obsolescence or remarketing risks as compared to conducting business under Operating Leases. See "Investment Objectives and Policies -- Equipment Leasing and Financing Structures." Full Payout Leases are leases under which the noncancellable rental payments due during the initial term of the lease are at least sufficient to recover the purchase price of the subject equipment. Operating Leases, which generally have terms of shorter duration than Full Payout Leases, are leases that will return to the lessor less than the purchase price of the equipment from rentals payable during the initial term of the lease. Generally, the projected yield associated with Operating Leases is greater than that associated with Full Payout Leases, if other factors remain constant, such as, for example, the creditworthiness of the lessee and the type of equipment leased. However, operating Leases with respect to any particular lessee generally represent a greater risk to the Program than do some Full Payout Leases because it is necessary to extend the lease term with the existing lessee, enter into a new lease with another person or sell the equipment in order to recover the purchase price of the equipment and to earn a return on the investment. This is a process known as "remarketing." While in some cases there will be remarketing risks associated with equipment leased pursuant to Full Payout Leases, the risks inherent in Operating Leases are appreciably greater because the full purchase price of leased equipment will not be received during the initial lease term. In order to recover its investment in equipment leased pursuant to an Operating Lease, the Program will, on termination of such lease, have to remarket the equipment. Failure to remarket such equipment after the expiration of the initial term of an Operating Lease will result in the loss of anticipated revenues, a lower anticipated return on investment, or, possibly, the inability to recover the Program's investment in such assets. In addition, in a significant number of cases there will be a remarketing risk associated with equipment leased pursuant to Full Payout Leases, and the Program's expected return on its investment in these Full Payout Leases may not be realized if the equipment is not successfully remarketed. The Program's ability to remarket its equipment or that of its Affiliates in remarketing services and technical operations mitigates this risk. The Program's ability to remarket its equipment on expiration of the initial lease term is dependent on many factors, including possible technological or economic obsolescence of the equipment, competitive practices, and terms and conditions of vendor remarketing agreements. See "Risk Factors -- Industry Wide Risks" and "-- Competition." However, the General Partner believes that the expertise and experience of its personnel and that of its Affiliates in remarketing services and technical operations tends to mitigate this risk.

       8. INDUSTRY WIDE RISKS (THE PROGRAM'S RESULTS MAY BE AFFECTED BY EQUIPMENT OBSOLESCENCE AND USER DEFAULTS). Equipment leasing and financing is subject to the risks of technological and economic equipment obsolescence and the risks attendant upon defaults by lessees or borrowers. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss. The success of the Program will largely depend upon the creditworthiness of its customers and the quality of the assets leased or financed by the Program, the viability of equipment manufacturers and the timing of the purchases of Equipment and other Program Property. In order to minimize the risks associated with investments in equipment leased pursuant to Operating Leases, as well as the risks associated with certain investments in equipment leased pursuant to Full Payout Leases, the General Partner has established certain policies with respect to such investments. See "Investment Objectives and Policies -- Equipment Leasing and Financing Structures." The General Partner believes that the expertise, sophistication, and experience of its management and that of its Affiliates mitigate this risk.

       9. COMPETITION (COMPANIES WITH GREATER FINANCIAL STRENGTH WILL COMPETE WITH THE PROGRAM). In the portion of the equipment leasing and financing business in which the Program will be engaged, the Program expects that it will be subject to the risk of competition with many well-established companies having substantially greater financial resources. In addition, the Program's customers are subject to competitive factors in their respective industries which may adversely affect them and ultimately the Program. See "Investment Objectives and Policies -- Competition." Also, the Program will generally be in competition with the Prior Partnerships. See "Conflicts of Interest."

       10. IMPASSE IN JOINT VENTURE DECISIONS (LESS FAVORABLE DECISIONS MAY BE MADE THAN IN THE ABSENCE OF VENTURE INVESTMENTS). Certain types of arrangements may present difficulty in reaching decisions for the Program. The Program intends to take part in joint ventures, on both a leveraged and non-leveraged basis, including joint ventures with other partnerships (including certain of the Prior Partnerships sponsored by Affiliates of the General Partner) and other entities (excluding the General Partner and certain of its Affiliates) that the General Partner deems desirable. The Program may not have a majority interest in any venture arrangement in which it invests; therefore an impasse may result in arriving at certain joint venture decisions. The General Partner anticipates that the Program may enter into joint venture arrangements to mitigate the risks associated with high cost per unit items of equipment or highly leveraged transactions. Although a joint venturer may buy the equipment held by the joint venture in the event of a sale, it may not have the resources to do so. Since the General Partner and its Affiliates will have a fiduciary responsibility to any Prior Partnership (and any future partnership sponsored by the General Partner or its Affiliates) participating in such a joint venture arrangement, such obligation may require it to reach a decision less favorable to the Program than one taken without such conflict of interest.

       11. SUBORDINATED LOANS (SENIOR DEBT OBLIGATIONS OF USERS WILL HAVE PRIORITY IN PAYMENT). There are collection risks associated with subordinated loans to be made by the Program in connection with financings provided to businesses by the Program. The Program's secured loans may be subordinated in priority and in those instances will be junior to those of other institutions providing senior debt. Subordinated loans create greater collection risks than senior loans because of their junior priority. See "Credit and Collection Risks" above. In order to minimize the risks in connection with these transactions, the Program intends to primarily enter into subordinated debt arrangements with companies that are producing positive cash flow.

       12. UNINSURED LOSSES (ABSENCE OF INSURANCE MAY AFFECT PROGRAM'S RETURN). There are certain types of losses (generally of a catastrophic nature) which may be either uninsurable or not economically insurable. Such risks may include, without limitation, wars, civil insurrections, earthquakes and floods. Any uninsured losses may result in a loss to the Program. Subject to the foregoing, the Program will either arrange comprehensive insurance, or require lessees or borrowers to arrange comprehensive insurance, including casualty, liability, fire and extended coverage, which is customarily obtained for assets similar to the Equipment and other Program Property owned by the Program. In certain instances, the Program may permit lessees or borrowers to be self-insured.

       13. ADDITIONAL LENDING CONSIDERATIONS (CERTAIN LAWS MAY AFFECT PROGRAM'S RIGHTS AS LENDER). In addition to the general credit risks to which the Program may be subject as a lender (see "Credit and Collection Risks" above), other risks may arise from lending activities, including potential usury and lender liability.

               POTENTIAL USURY. Potential usury may pose a risk to the Program. Some courts have held that certain loan features (E.G., warrants, equity participations, etc.) constitute additional interest. Any such finding could result in a Program loan with such features being declared usurious and all or a portion of the interest owed to the Program being declared void.

               LENDER LIABILITY. Theories of lender liability may pose a risk to the Program. Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general theory for this liability is that lenders have an underlying duty to their borrowers, regardless of the terms of the loan agreements, and breach of that duty may constitute a successful cause of action for damages. Although the General Partner intends to act in good faith with respect to the Program's borrowers and in a manner to mitigate potential lender liability with respect to the Program's lending activities, this area of law is rapidly changing. As a result, certain positions taken by the Program with respect to loans made by it could be found, given the facts and circumstances, to result in liability.

RISKS ASSOCIATED WITH AN INVESTMENT IN THE PROGRAM

       1. TRANSFERABILITY OF UNITS; LACK OF A PUBLIC MARKET (AN INVESTMENT IN THE PROGRAM IS NOT READILY TRANSFERABLE). Limited Partners may not be able to liquidate their investment in the event of an emergency or for any other reason, and Units may not be readily acceptable as collateral for a loan. Units may only be transferred after certain requirements are satisfied, and transferees may become Limited Partners only with the consent of the General Partner, which consent may be granted or withheld at its sole discretion. See "Summary of Amended and Restated Agreement of Limited Partnership -- Limited Transferability of Units." Furthermore, certain states may require that resales of Units by a Limited Partner to a resident of those states are permissible only if the purchaser meets the suitability standards imposed by that state. No market presently exists for Units and it is unlikely that any will develop. Under certain circumstances, however, a Limited Partner may be able to redeem all or a portion of such Limited Partner's Units, but such redemption right is conditioned upon, among other things, the financial condition of the Program. See "Cash Distributions and Redemptions."

       2. FEDERAL INCOME TAX CONSEQUENCES AND APPROPRIATENESS FOR QUALIFIED PLAN INVESTMENT (APPLICATION OF TAX LAWS MAY AFFECT AN INVESTOR'S RETURN). Prospective investors in the Program should make an investment based on economic rather than tax factors.

               PARTNERSHIP STATUS. If the Program is not classified as a partnership for federal income tax purposes, the Program's taxable income will be taxable at applicable federal corporate tax rates and distributions to investors will be taxable as dividends to the extent of earnings and profits. No rulings have been sought from the Internal Revenue Service (the "Service") with respect to the status of the Program as a partnership for federal income tax purposes or any of the other tax matters discussed herein. See "Federal Income Tax Consequences." The Program will rely on an opinion of counsel as to the status of the Program as a partnership for federal income tax purposes and certain other tax matters. The opinion of counsel is based on certain assumptions set forth in the opinion. The opinion is not binding on the Service.

               CHALLENGE TO TAX DEDUCTIONS. Audit adjustments by the Service may affect both the timing and the amount of Program taxable income and loss, and an audit of the Program's information returns for income tax purposes may result in an audit of an investor's tax returns.


               LIMITATION ON THE DEDUCTIONS OF LOSSES. Certain provisions of the Code limit the allowance of the deduction to individuals, trusts, estates and personal service corporations for losses attributable to "passive activities." Tax losses from the Program, if any, will be subject to these rules. Moreover, the portfolio income expected to be realized by the Program is not considered to be passive income against which passive losses might be offset. See "Federal Income Tax Consequences -- Limitations on Losses and Credits from Passive Activities." In addition, other rules restricting losses, such as the "at risk" limitations will apply. See "Federal Income Tax Consequences -- At Risk Rules."


               UNRELATED BUSINESS INCOME OF TAX-EXEMPT INVESTORS. Investors that are entities exempt from regular federal income taxes, including Qualified Plans, and certain charitable and other organizations described in Section 501(c) of the Code, are subject to an "unrelated business tax" on "unrelated business taxable income." Such entities are required to file federal income tax returns if they have gross unrelated business income in excess of $1,000 per year. Program leasing income and certain other Program income will generally constitute unrelated business income taxable to such entities. See "Federal Income Tax Consequences -- Investment by Qualified Plans."

               APPROPRIATENESS FOR QUALIFIED PLAN INVESTMENT. Under certain circumstances, an investment in Units may not be an appropriate investment for Qualified Plans. Fiduciaries of Qualified Plans in consultation with their advisers, should carefully consider: (1) whether an investment in Units is consistent with their fiduciary responsibilities; (2) the effect of the possible treatment of assets if the Program's underlying assets are treated as "plan assets;" and (3) other factors discussed in greater detail under "Federal Income Tax Consequences -- Investment by Qualified Plans."

               RE-ALLOCATION OF PROFITS AND LOSSES. The allocations of profits and losses between the General Partner and the Limited Partners are summarized under "Summary of Amended and Restated Agreement of Limited Partnership -- Allocation of Income and Loss; Distributions to Partners." These allocations might be successfully challenged by the Service unless they have substantial economic effect or are made in accordance with the "interests" of the Partners. If such a challenge were upheld, taxable income and loss might be reallocated, resulting in the Limited Partners being allocated increased taxable income or less loss than is allocated to them under the Partnership Agreement. See "Federal Income Tax Consequences -- Partnership Allocations."


               AVAILABILITY OF COST RECOVERY DEDUCTIONS. The Program and joint ventures in which it invests will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. If the Program were not deemed to be the equitable owner of its properties, it would not be entitled to cost recovery, depreciation or amortization deductions and the character of Program leasing income might be deemed to be non-passive. See "Federal Income Tax Consequences -- Cost Recovery Deductions -- Equitable Owner of Properties" and "-- Limitations on Losses and Credits From Passive Activities."

       3. INABILITY OF LIMITED PARTNERS TO PARTICIPATE IN PROGRAM MANAGEMENT (GENERALLY INVESTORS WILL HAVE NO RIGHT TO PARTICIPATE IN PROGRAM MANAGEMENT). The Limited Partners will not have a right to participate in the management of the business of the Program. See "Summary of Amended and Restated Agreement of Limited Partnership." However, the consent of Limited Partners holding a majority of the Units is required (1) to amend the Partnership Agreement (subject to certain limited exceptions), (2) to approve or disapprove the sale of all or substantially all of the assets of the Program prior to seven years after the close of the offering of the Units, (3) to dissolve the Program,
(4) to remove the General Partner, (5) to elect a substitute General Partner and
(6) to continue the Program under certain circumstances. Such consent is not granted by the Limited Partners under the power of attorney they will provide upon joining the Program. In addition, the Program may not engage in a Roll-Up Transaction without approval of 66-2/3% in interest of the Limited Partners. Also, Limited Partners holding ten percent or more of the Units have the right to call meetings of the Program and propose amendments of the Partnership Agreement. See "Summary of Amended and Restated Agreement of Limited Partnership." In this regard, Limited Partners holding more than 50% (or 66-2/3% in the case of a Roll-Up Transaction) of the Units may by a vote substantially change the nature of an investment in the Program through an amendment to the Partnership Agreement, merger of the Program with another entity or otherwise. If the aforementioned rights were exercised and if the laws of certain states other than California were to apply, an argument could be made that the Limited Partners may have been deemed to have exercised control over the Program and thereby incurred personal liability for the debts of the Program as general partners.


       4. POTENTIAL CONFLICTS OF INTEREST. Various conflicts of interest could potentially arise between the Program and either the General Partner or Affiliates. Such potential conflicts could pertain to use of personnel, investment opportunities, joint venture participations and others. For a more detailed discussion of such potential conflicts of interest, see "Conflicts of Interest."

       5. COMPENSATION TO BE PAID TO GENERAL PARTNER AND AFFILIATES (SOME PAYMENTS WILL BE MADE REGARDLESS OF THE PROGRAM'S RESULTS OF OPERATIONS). The General Partner and its Affiliates are entitled to certain fees under the Partnership Agreement, some of which are payable regardless of the results of the Program's operations. Such fees include an acquisition fee payable to the General Partner equal to four percent of (a) the purchase price of equipment and other assets acquired by the Program or (b) financing provided to businesses by the Program. Estimates of such fee range between approximately $39,000 and approximately $1,654,000, depending upon the number of Units sold. In addition, the General Partner is entitled to a monthly management fee equal to two percent of the Program's gross revenues. The precise amount of such fee cannot be estimated. In addition to such fees, the General Partner has a subordinated interest in the Program's distributions. For a more detailed description of such fees and interest, see
"Compensation, Fees and Interest of General Partner."



                [Remainder of page intentionally left blank]

                      SUMMARY OF PRIOR PARTNERSHIPS' PERFORMANCE
                               AS OF JUNE 30, 1996
The following table summarizes certain information relating to the investments and distributions of certain of the Prior Partnerships. See "Prior Partnerships" and Schedules A through F set forth in Exhibit B to this Prospectus for more complete information as to the uses of proceeds and result of operations for certain of the Prior Partnerships.

Information in this table should not be considered as indicative of the possible capitalization, acquisition of equipment, operations or distributions of the Program. By investing in the Units offered by this Prospectus, Limited Partners will not acquire any ownership interest in any of the Prior Partnerships.


                                                                          DATE        NUMBER OF        INITIAL           PURCHASE
                                                           OFFERING     OFFERING     BENEFICIAL        CAPITAL           PRICE OF
PARTNERSHIP(1)                                                DATE      COMPLETED     HOLDERS       CONTRIBUTIONS         ASSETS
-----------                                                   ----      ---------     -------       -------------         ------

Phoenix Leasing Cash Distribution Fund II. . . . . .      11/20/86       2/4/88       9,172        $   96,577,000   $  175,590,006
Phoenix Leasing Cash Distribution Fund III . . . . .        1/5/88     12/31/90      12,925           132,037,750      219,986,420
Phoenix Leasing Cash Distribution Fund IV. . . . . .      12/27/89     12/27/91       8,473           129,847,540      265,461,356
Phoenix Income Fund, L.P.. . . . . . . . . . . . . .       1/18/91      7/28/92       3,881            43,821,250       90,185,673
Phoenix Leasing Cash Distribution Fund V, L.P. . . .       11/4/91     10/28/93       2,435            40,916,760       83,916,698
Phoenix Leasing American Business Fund, L.P. . . . .      10/19/93          (2)       1,446            27,824,500       45,553,819
                                                                                      -----            ----------       ----------

                                                                                     38,332        $  471,024,800   $  880,693,972
                                                                                     ------        --------------   --------------
                                                                                     ------        --------------   --------------

------------------
(1) Eighteen Prior Partnerships have been officially terminated, and seven additional Prior Partnerships whose offerings were completed prior to 1988, or which have different investment objectives than the Program, continue in operation. The terminated Prior Partnerships not included in the above table raised an aggregate of $182,775,497 in capital from 22,930 investors and purchased an aggregate of $459,159,167 of assets. The continuing Prior Partnerships not reflected on the above table raised an aggregate of $287,697,450 from 42,886 investors and, as of June 30, 1996, had purchased an aggregate of $582,976,350 of assets.
(2) Phoenix Leasing American Business Fund, L.P. had not completed its offering as of June 30, 1996.

                               AS OF JUNE 30, 1996



                                                                                                      TOTAL CASH
                                                                                                   DISTRIBUTIONS TO
                                                                                                   LIMITED PARTNERS
                                                                TOTAL CASH          TOTAL CASH      CONSIDERED A       TOTAL CASH
                                                             DISTRIBUTIONS TO    DISTRIBUTIONS TO     RETURN OF      DISTRIBUTIONS
                                                           LIMITED PARTNERS PER     LIMITED        INITIAL CAPITAL     TO GENERAL
PARTNERSHIP                                                  $1,000 INVESTED        PARTNERS(2)     CONTRIBUTIONS      PARTNER(3)
-----------                                                  ---------------        -----------     -------------      ----------
Phoenix Leasing Cash Distribution Fund II. . . . . .         $  837.95           $  80,926,739     $  80,926,739      $  2,818,662
Phoenix Leasing Cash Distribution Fund III . . . . .            753.73              99,520,417        99,520,417         2,052,581
Phoenix Leasing Cash Distribution Fund IV(1) . . . .            636.94              82,704,573        82,704,573         4,177,112
Phoenix Income Fund, L.P.(1) . . . . . . . . . . . .            609.45              26,706,661        26,706,661         1,374,329
Phoenix Leasing Cash Distribution Fund V, L.P.(1). .            375.04              15,345,297        15,345,297           430,318
Phoenix Leasing American Business Fund, L.P.(1). . .            165.98               4,618,411         4,618,411           171,745
                                                                                     ---------         ---------            ------
                                                                                 $ 309,822,098     $ 309,822,098      $ 11,024,747
                                                                                 -------------     -------------      ------------
                                                                                 -------------     -------------      ------------

----------------
(1) These Prior Partnerships are expected to continue to purchase significant amounts of assets.
(2) Included in "Total Cash Distributions to Limited Partners" are cash redemptions paid to limited partners. The cumulative cash redemptions paid to limited partners as of June 30, 1996 are as follows:
       Phoenix Leasing Cash Distribution Fund II $723,629; Phoenix Leasing Cash Distribution Fund III $1,341,170; Phoenix Leasing Cash Distribution Fund IV $2,000,234; Phoenix Income Fund, L.P. $594,411; Phoenix Leasing Cash Distribution Fund V, L.P. $949,075; and Phoenix Leasing American Business Fund, L.P. $123,095.
(3) In addition to cash distributions, the general partner also receives acquisition and management fees. For detailed information regarding the amounts of these payments, see "Schedule E -- Compensation Paid and Accrued to General Partners of Certain Prior Partnerships" commencing on page B-25.

                                   USE OF PROCEEDS

       The following table sets forth certain information concerning the use of the gross proceeds of the offering of Units being made hereby. The Program will use the net proceeds from the offering of Units to invest in capital equipment and other assets, and provide leasing and secured financing of the same to third parties, on either a long-term or short-term basis. See "Investment Objectives and Policies." The amount available for investment (estimated to be 80.77% of the gross offering proceeds if the minimum offering amount is sold and 82.69% of the gross offering proceeds if the maximum offering amount is sold) is computed after deducting from the gross offering proceeds the public offering expenses (estimated to be 15% of the gross offering proceeds if the minimum offering amount is sold and 13% of the gross offering proceeds if the maximum offering amount is sold) and the acquisition fees payable to the General Partner (estimated to be 3.23% of the gross offering proceeds if the minimum offering amount is sold and 3.31% of the gross offering proceeds if the maximum offering amount is sold).


                                                                      Minimum                                 Maximum
                                                     ------------------------------------   -------------------------------------
                                                                           Percentage of                           Percentage of
                                                                          Gross Offering                          Gross Offering
Anticipated Use                                         Amount(1)            Proceeds           Amount(1)            Proceeds
---------------                                         ------               --------           ------               --------
Gross Offering Proceeds                             $  1,200,000             100.00%       $  50,000,000             100.00%
  Public Offering Expenses:
    Organizational and Offering Expenses
    charged to the Program (2)                            60,000               5.00            1,500,000               3.00
    Underwriting Commissions to Unaffiliated
    Broker-Dealers
      Sales Commissions(3)                                96,000               8.00            4,000,000               8.00
Wholesaling Expenses(4)                                   24,000               2.00            1,000,000               2.00
                                                          ------               ----            ---------               ----
Net Offering Proceeds                                  1,020,000              85.00%          43,500,000              87.00%
  Reserves(5)                                             12,000               1.00              500,000               1.00
  Acquisition Fee (4% of Purchase Price or
    Financing Amount of Program Property)
    Payable to the General Partner(6)                     38,769               3.23            1,653,846               3.31
                                                          ------               ----            ---------               ----
Amount Available for Investment(7)(8)               $    969,231              80.77%       $  41,346,154              82.69%
                                                    ------------              -----        -------------              -----
                                                    ------------              -----        -------------              -----


(FOOTNOTES ARE ON FOLLOWING PAGE)

(Footnotes for table on preceding page)

(1) The figures set forth above are estimated, cannot be precisely calculated at the present time, and, consequently, should not be relied upon as being definitive.
(2) Consists of estimated fees and expenses incurred in connection with the organization and formation of the Program, registration and qualification fees and estimated legal and accounting fees, printing expenses, advertising expenses, General Partner seminar costs, escrow fees and disbursements, and reimbursement for accountable due diligence expenses made in connection with the sale and distribution of the Units. Such expenses, when added to the sales commissions payable to broker-dealer's may not exceed 15% of the gross offering proceeds. Any expenses in excess of the 15% limitation will be paid by the General Partner.
(3) Consists of sales commissions payable to unaffiliated broker-dealers. See "Plan of Distribution."
(4) Consists of wholesaling fees and expenses payable to Phoenix Securities, Inc., an affiliate of the General Partner. See "Compensation, Fees and Interest of General Partner."
(5) The Program will maintain working capital reserves in an amount which will fluctuate from time to time depending upon the needs of the Program, but which will be at least one percent of the gross offering proceeds during the Program's operational phase.
(6) Consists of Acquisition Fees payable to the General Partner and Affiliates related to assets acquired through the use of net offering proceeds and leverage. See "Compensation, Fees and Interest of General Partner" and "Investment Objectives and Policies -- Borrowing Policies."
(7) In addition, the Program may borrow funds to provide additional amounts available for investment. By the end of the Program's offering period and thereafter during the life of the Program, the aggregate amount of outstanding debt may not exceed 45% of the purchase price of the assets directly acquired by the Program. However, there are requirements imposed on the Program regarding the minimum amount of Capital Contributions which must be invested in Program Property. See "Investment Objectives and Policies -- Borrowing Policies." The effect of such leverage (if fully utilized) for the minimum and maximum offering amounts is to provide amounts available for investment by the Program of approximately $1,708,475 and $72,881,356, respectively, and Acquisition Fees payable to the General Partner of approximately $68,339 and $2,915,254, respectively. The Program may further increase the effect of leverage by investing in LJVs, although as of the date of this Prospectus, the Program had not made any such investments. Investments in LJVs may not exceed, after the close of the offering and any time thereafter, five percent of the Program's Net Capital
       Contributions, and the  amount of

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)
       LJV debt may not exceed, after the close of the offering and any time thereafter, 35% of the Program's Net Capital Contributions. See "Investment Objectives and Policies -- Borrowing Policies." The effect of fully utilized LJV investments for the minimum and maximum offering amounts is to increase the amounts available for investment by the Program to approximately $2,014,342 and $85,925,684, respectively, and the Acquisition Fees payable to the General Partner to approximately $80,574 and $3,437,027, respectively.
(8) The General Partner intends to use the amount available for investment to acquire or finance the types of assets described in "Investment Objectives and Policies." The investment criteria that the General Partner will employ will remain the same regardless of the amount of Units sold. The Prospectus will be supplemented quarterly to reflect acquisitions of Equipment and other Program Property, and financings provided to third parties.

                               SUMMARY OF RELATIONSHIPS



                              --------------------
                           ---  Phoenix American  ---
                          |       Incorporated       |
                      (1) |   --------------------   | (1)
                          |                          |
                  --------------------       ------------------------
                    Phoenix Leasing          Phoenix Securities, Inc.
                     Incorporated
                        (PLI)
                  --------------------       ------------------------
                   .                |                            ||
                   . (3)            | (1)                        ||
                   .                |                            ||
           -----------------   -------------------               ||
               31 Prior         Phoenix Leasing                  ||
           Phoenix Sponsored   Associates IV, Inc.               ||
             Partnerships*                                       ||
           -----------------   -------------------               ||
                                    .                            ||
                                    . (3)                        ||
                                    .                            || (2)
                             -------------------                 ||
                               Phoenix Leasing                   ||
                             Associates IV, L.P.                 ||
                              (General Partner)                  ||
                             -------------------                 ||
                                    .                            ||
                                    . (3)                        ||
                                    .                            ||
                         -------------------------------         ||
                                Phoenix Leasing                  ||
                         American Business Fund II, L.P.---------||
                               (the Program)            -----------
                         -------------------------------




----- (1) Denotes Subsidiary                * Three of such partnerships
                                              had as General Partner a
----- (2) Denotes Wholesaling Services        affiliates of Phoenix Leasing
-----                                         Incorporated

 ..... (3) Denotes General Partner Interest

                  COMPENSATION, FEES AND INTEREST OF GENERAL PARTNER

       Certain fees described below will be paid to the General Partner and its Affiliates by the Program, and the General Partner will receive an interest in the Program as set forth below. The General Partner and its Affiliates will be reimbursed for any expenses incurred by them in the name, or on behalf, of the Program or in such manner that such expenses shall appear in the books and records of the Program as expenses of the Program. Any reimbursement for administrative services shall be charged at the lesser of the cost of such services or 90% of the competitive rates for providing similar services, subject, in the case of certain general and administrative expenses, to the limitation on expense reimbursement contained in Section 7.1 of the Partnership Agreement. Expenses incurred in the name, or on behalf, of the Program or on its books and records will be only those actually and necessarily incurred in connection with the offering of the Units, the acquisition and operation of the Program's properties, and the operation of the business of the Program. Subject to the supervision of the General Partner, PLI will provide management services in connection with the operation and administration of the Program. As an Affiliate of the General Partner, PLI will be reimbursed by the Program for any expenses incurred, subject to the same limitations on expense reimbursement as the General Partner. In addition, a significant portion of the General Partner's compensation and distributions will be paid to PLI by the General Partner.

THE GENERAL PARTNER WILL ONLY RECEIVE COMPENSATION, FEES AND AN INTEREST IN THE PROGRAM (NONE OF WHICH HAS BEEN DETERMINED AS A RESULT OF ARM'S-LENGTH NEGOTIATIONS) AS FOLLOWS:

Name of Entity
Receiving Compensation
or Interest and Form of
Compensation or Interest               Amount of Compensation or Interest
------------------------               ----------------------------------

Organizational and Offering Stages
----------------------------------

Phoenix Securities, Inc.               Phoenix Securities, Inc., an Affiliate
Wholesaling Compensation               of the General Partner, employs certain
                                       persons who will receive certain
                                       compensation for wholesaling activities
                                       performed in connection with the
                                       offering of the Units through
                                       broker-dealers.  The amount of such
                                       compensation will not exceed two percent of the Capital Contributions. It is estimated that up to $24,000 and

Name of Entity
Receiving Compensation
or Interest and Form of
Compensation or Interest               Amount of Compensation or Interest
------------------------                ----------------------------------

                                       $1,000,000 will be paid to Phoenix
                                       Securities, Inc. if the minimum and
                                       maximum amounts of Units are sold,
                                       respectively.  This represents $0.40 per
                                       Unit.

General Partner                        The General Partner will be reimbursed
Reimbursement of Organizational        by the Program for all Organizational
and Offering Expenses                  and Offering Expenses that it incurs on
                                       behalf of the Program. As of July 31,
                                       1996, reimburseable expenses incurred
                                       by the General Partner were approximately
                                       $77,845. Such reimbursable expenses will be limited to $60,000 ($1.00 per Unit) and are anticipated to be $1,500,000
                                       ($.60 per Unit) if the minimum and
                                       maximum amounts of Units are sold,
                                       respectively.  The reimbursement is
                                       subject to the limitation that the
                                       maximum amount of all Organizational and Offering Expenses (which also include sales commissions paid by the Program to affiliated and unaffiliated broker-dealers) may not exceed 15% of the gross offering proceeds. See "Use of
                                       Proceeds."  To the extent that any
                                       Organizational and Offering Expenses
                                       exceed 15% of the gross offering
                                       proceeds, the General Partner will pay
                                       the amount of such excess.


OPERATIONAL STAGE
-----------------

General Partner                        The General Partner will be compensated
Acquisition Fee                        for services performed in connection
                                       with the analysis of assets available to the Program, the selection of such assets and the acquisition or financing thereof, including obtaining lessees for the equipment, and the continuing analysis of the overall portfolio of the assets of the

Name of Entity
Receiving Compensation
or Interest and Form of
Compensation or Interest               Amount of Compensation or Interest
------------------------                ----------------------------------

                                       Program.  As compensation for such
                                       acquisition services, the General
                                       Partner will receive a fee equal to four percent of (a) the purchase price of equipment and other assets acquired by the Program, or (b) financing provided to businesses, payable upon such acquisition or financing, as the case may by. It is estimated that the General Partner will receive Acquisition Fees of approximately $38,769 if the minimum offering amount of Units is sold and approximately $1,653,846 if the maximum offering amount of Units is sold. Such amounts do not include the estimated effect of Program borrowings, which would increase the amount of assets to be acquired by the Program. The effect of such leverage (if fully utilized) for the minimum and maximum offering amounts is to provide Acquisition Fees payable to the General Partner of approximately $68,339 and $2,915,254, respectively.
                                       The Program may further increase the
                                       effect of leverage by investing in LJVs.
                                       The effect of fully utilized LJV
                                       investments for the minimum and maximum
                                       offering amounts is to increase the
                                       Acquisition Fees payable to the General
                                       Partner to approximately $80,574 and
                                       $3,437,027, respectively.  It is not
                                       possible to estimate the amount of the
                                       Acquisition Fee that the General Partner will receive in connection with reinvestment activities.

Name of Entity
Receiving Compensation
or Interest and Form of
Compensation or Interest               Amount of Compensation or Interest
------------------------                ----------------------------------

General Partner                        The General Partner will be compensated
Management Fee                         for services performed in connection
                                       with, among other things, managing the
                                       operations of the Program.  As
                                       compensation for the management services it performs, the General Partner will receive a fee payable monthly in an amount equal to two percent of the Program's gross revenues, which revenues shall include rental receipts, proceeds from the sale of equipment and other assets, loan payments and other revenues
                                       (other than interest income from
                                       short-term, temporary investments).  In
                                       the event that the Program does not
                                       generate sufficient cash from operations to pay such Management Fee or, even if it does, at the discretion of the General Partner, such fee will be accrued as a non-interest bearing debt of the Program payable out of future revenues. It is not possible to estimate the total amount of the Management Fee that the General Partner will receive.

General Partner                        As discussed in the introductory
Reimbursement of                       paragraph to this Section, the General
Operational Expenses                   Partner or its Affiliates will be
                                       reimbursed for certain expenses incurred by them in the name, or on behalf, of the Program. Any reimbursement for administrative services will be charged at the lesser of the cost of such services or 90% of the competitive rates for providing similar services. The
                                       Partnership Agreement provides for
                                       limitations on the reimbursement of
                                       certain recurring operational expenses
                                       (excluding acquisition expenses,
                                       organizational and offering expenses and expenses arising from or relating to asset management).

Name of Entity
Receiving Compensation
or Interest and Form of
Compensation or Interest               Amount of Compensation or Interest
------------------------                ----------------------------------

                                       Such expenses will not be reimbursed to
                                       the extent they exceed, on a cumulative
                                       basis, the greater of (i) three and
                                       one-half percent of the Program's gross
                                       revenues, or (ii) the sum of $50,000
                                       plus one-quarter of one percent of
                                       Capital Contributions per year.  It is
                                       not possible to estimate any future
                                       amount or the total amount of the
                                       reimbursements that the General Partner
                                       will receive.


General Partner                        Until the Limited Partners have received
Interest in Distributions              cumulative cash distributions equal to
                                       the greater of (a) 177% of the Limited
                                       Partners' Capital Contributions, or (b)
                                       100% of the Limited Partners' Capital
                                       Contributions plus an 11% annual return
                                       compounded quarterly, on their adjusted
                                       Capital Contributions (such greater
                                       amount is hereafter referred to as the
                                       "Priority Return"), Cash Available for
                                       Distribution generally will be
                                       distributed 96% to the Limited Partners
                                       and four percent to the General Partner.
                                       Thereafter Cash Available for
                                       Distribution will be distributed 85% to
                                       the Limited Partners and 15% to the
                                       General Partner. The phrase "cumulative
                                       cash distributions," as used in the
                                       first sentence of this paragraph, is
                                       the total of all cash received by the
                                       Limited Partners from operations of the
                                       Program as of any time of calculation.
                                       The Priority Return is used to determine the sharing relationship between the
                                       Limited Partners and the General Partner in connection with distributions to the Partners; the establishment of the amount of the Priority Return is not necessarily indicative of the potential return to an investor, which depends upon the results of the Program's activities. The successful operation of the Program is subject to various risks.
                                       See "Risk Factors."

Name of Entity
Receiving Compensation
or Interest and Form of
Compensation or Interest               Amount of Compensation or Interest
------------------------                ----------------------------------

                                       During the period beginning on the date
                                       of admission of a Limited Partner to the Program and ending seven years after the end of the calendar quarter that includes such admission date (the "Subordination Period"), the General Partner's interest in Cash Available for Distribution is subordinated in each calendar quarter to a Limited Partner receiving a quarterly distribution equal to 2.75% of such Limited Partner's Capital Contribution. Any amounts that would be distributable to the General Partner, but are otherwise subordinated, will be distributed to the General Partner as a special distribution of Cash Available for Distribution, at such time as a Limited Partner has received cumulative distributions equal to the product of (a) 2.75% of such Limited Partner's Capital Contribution and (b) the number of calendar quarters (prorated for any partial period) up to but not including 29 that the Units were issued and outstanding. In addition, since Limited Partners will be admitted to the Program on different dates, the Subordination Period will have a different reference in relation to each Limited Partner.

                                       On liquidation, the General Partner
                                       generally will be entitled to receive
                                       distributions equal to any positive
                                       balance in its Capital Account.  If the
                                       General Partner has a deficit balance in its Capital Account at such time, it will be required to contribute the amount of such deficit to the Program. The General Partner will also be allocated gross rental and interest income in amounts equal to the distributions that it receives from the Program and one percent of all Profits and Losses. It is not possible to estimate any future amount or the total amount of Cash Available for Distribution that the General Partner will receive.


                                CONFLICTS OF INTEREST

       The Program is subject to various conflicts of interest arising out of its relationship with the General Partner and Affiliates of the General Partner. However, nothing herein affects the general fiduciary obligations that the General Partner and its Affiliates have to the Program. These conflicts involve the following:

       1. USE OF PERSONNEL. PLI and its Affiliates serve or have served as a general partner in 31 other partnerships, all of which are or were engaged in the leasing and financing business. Eighteen of the Prior Partnerships have completed their terms and liquidated their portfolios. See "Prior Partnerships." PLI, acting on behalf of the General Partner, will have conflicts of interest in allocating management, time, services and functions among the various active Prior Partnerships, the Program and any future partnerships and other entities that may be organized. The General Partner and PLI believe that they have or can employ sufficient staff, equipment or other resources to be fully capable of discharging their responsibilities to the Program and to each such partnership and other entity.

       2.      COMPETITION WITH OTHER PARTNERSHIPS FOR INVESTMENTS.  The
General Partner will have conflicts of interest to the extent the various affiliated partnerships may compete for opportunities in the acquisition and leasing of equipment and loan financings. Currently, thirteen Prior Partnerships and an Affiliate of the General Partner may have funds available to purchase equipment or pursue financing opportunities, of which four of these Prior Partnerships and the Affiliate of the General Partner are expected to acquire significant amounts of additional assets. Certain of the assets to be acquired by such Prior Partnerships and the Program will be substantially identical and may be leased and financed to the same customers. The General Partner or its Affiliates may in the future form additional partnerships or other entities having similar objectives, and accordingly, the Program will generally be in competition with all prior and future partnerships formed by the General Partner or its Affiliates.

               If more than one partnership affiliated with the General Partner or PLI has funds available at the same time to purchase the same equipment or pursue the same financing opportunities, then conflicts of interest might arise as to which of the partnerships should proceed to purchase such equipment or provide such financing. In such situations, the General Partner or its Affiliates will analyze the assets already acquired and investment objectives of each partnership involved, and will make the decision as to which partnership will purchase the equipment or render the financing based upon such factors, among others, as (a) the amount of cash available in each partnership for such acquisition and the length of time such funds have been available, (b) the current and long-term liabilities of each partnership, (c) the cash distribution objectives of each partnership, and (d) the effect of such acquisition on the diversification of each partnership's asset portfolio. The General Partner or its Affiliates intend, whenever practicable, to give priority to newly-offered partnerships in allocating available equipment and financing opportunities, since such partnerships will have the greatest amount of uninvested funds, and therefore, the greatest investment requirements. If, after analyzing the foregoing and any other appropriate factors, the General Partner determines that such acquisition would be equally suitable for more than one partnership, then the General Partner and its Affiliates will purchase such equipment or pursue such financing for the partnerships on a pro rata allocation method on the basis of rotation with the order of priority determined by the date of each such partnership formation. As of August 30, 1996, the thirteen Prior Partnerships had funds aggregating approximately $10,783,000 available for investments. See "Investment Objectives and Policies." To date, the General Partner and its Affiliates have not encountered any material conflicts between the interests of a newly-formed partnership and those of any Prior Partnership or among any of the Prior Partnerships.


               In addition, conflicts could arise as to the selection of particular assets for a partnership. To minimize this conflict and decrease reliance on the financial strength of any group of customers, or investments in any one specific manufacturer's model of equipment, when the Program is fully funded, the Program intends to limit certain of its investments in Equipment and other Program Property, as described herein. As of and following the end of the offering period, assuming the maximum amount of net proceeds is raised and leverage (including LJV leverage) is fully utilized, and further assuming cumulative reinvestments as of the time of any computation hereunder (such aggregate amount is referred to herein as the "cumulative proceeds available for investment"), the Program will have the following investment goals: (i) new investments in Equipment or other Program Property leased to or financed for any one Program customer (I.E., lessee or borrower), when added to existing portfolio investments leased to or financed for such Program customer, will not exceed five percent of the cumulative proceeds available for investment; (ii) new investments in any one model of equipment, from any one manufacturer, when added to existing portfolio investments in such specific manufacturer's model of equipment, will not exceed ten percent of the cumulative proceeds available for investment; and (iii) new investments in any one manufacturer of equipment, when added to existing portfolio investments in such manufacturer's equipment, will not exceed fifteen percent of the cumulative proceeds available for investment. If, however, among other factors, the maximum amount of net proceeds is not raised, the maximum leverage (including LJV leverage) is not utilized or adequate alternatives for investment are not available, then there is no assurance that these goals will be attained.

               A conflict also could arise if the Program and the other partnerships are in the process of remarketing equipment held for sale or re-lease. The General Partner believes this type of conflict is not likely to become a material problem since the Program will lease equipment primarily subject to Full Payout Leases or loans and will have a significant concentration in franchise business which typically have a fixed purchase option. Assets in such categories do not present a significant need for remarketing in order to realize a return on the investments in such assets, unless there is a bankruptcy of the user. In addition, various types of equipment will become available for remarketing at different times and remarketing efforts would be directed to find another lessee or purchaser who had a need for such type of equipment. However, if a larger amount of equipment were to become available for remarketing at the same time, any conflict that might arise would be resolved by the General Partner using the length of time that such equipment was held pending sale or re-lease.

               The General Partner believes that it is in the best interests of the Program to have a balanced and diversified portfolio of assets. The General Partner and its Affiliates intend to allocate available assets among the Program, other partnerships and Affiliates with a view to diversifying the type of assets purchased and financed by the Program, and the various business segments with which the Program will enter into leasing and other financing transactions. In this way, it is the General Partner's intent that the Program will not be unduly dependent on the continued economic strength or product viability of a particular customer, or any particular product. Affiliates of the General Partner have done consistent business with lessees and other customers, from or to whom the Program may buy or lease equipment or with whom the Program may pursue financing opportunities, and have purchased equipment manufactured by certain companies with which the Program may contract. For a description of the business segments and types of equipment in which the Program intends to conduct business and to invest, see "Investment Objectives and Policies -- Business Segments" and "-- Types of Assets."

       3. PARTICIPATION IN JOINT VENTURE ARRANGEMENTS. The Program may, at the sole discretion of the General Partner, enter into various joint venture arrangements (on both leveraged and unleveraged bases), including joint ventures with other partnerships sponsored by the General Partner or its Affiliates (including certain of the Prior Partnerships) and other entities that the General Partner deems desirable (excluding the General Partner and certain of its

Affiliates). The General Partner and its Affiliates may have a conflict of interest in determining which partnerships or other entities enter into any particular venture arrangement. In addition, although there will not be any duplication of fees to the General Partner or its Affiliates by virtue of its or their activities in connection with the formation and management of any venture, or its or their participation in any such arrangement, the timing and amount of certain fees may be different if assets are acquired or financed through a venture rather than directly by the Program.

       4. OWNERSHIP OF GENERAL PARTNER INTEREST. The General Partner has an interest in Program profits, losses, distributions and liquidation proceeds. Affiliates of the General Partner have acquired in the past, and the General Partner and such Affiliates may also acquire in the future, interests in other partnerships with which they are affiliated. Conflicts of interest may arise in the course of operations of the Program as a result of such ownership of interests. Interests acquired by the General Partner will be held for investment and not for resale.

       5. DISTRIBUTION OF UNITS. No independent underwriter has been engaged for the distribution of the Units. Therefore, the value of the Units has not been determined as a result of arm's-length negotiations, and the terms of the offering have not been negotiated in the same manner as if an independent underwriter were involved. In addition, since the Program only recently commenced operations, the value of the Units has been arbitrarily established without reference to such factors as prior earnings or book value.

       6. TRANSACTIONS BY CERTAIN PERSONS. With a view to avoiding certain conflicts of interest that might otherwise arise in the operation of the Program, the Partnership Agreement provides that the Program may not purchase (except as described above in the section entitled "Participation in Joint Venture Arrangements"), finance or lease, directly or indirectly, properties or assets, real or personal, in which the General Partner or any Affiliate thereof, or any partner, officer or director of any of them, either currently has, or in the past has had, an interest. Under certain circumstances, however, assets may be acquired by the General Partner or its Affiliates and subsequently transferred to the Program. In the case of leased equipment and assets financed, the Program will pay to the General Partner or its Affiliates the purchase price paid by the General Partner or its Affiliates plus their carrying costs (I.E., taxes, insurance, maintenance, interest) during the time the General Partner or its Affiliates held such equipment or assets less any rental or other payments received by the General Partner or its Affiliates during such period. The General Partner will receive its Acquisition Fee upon the Program's acquisition of such equipment or assets. See "Compensation, Fees and Interest of General Partner." Further, under certain limited circumstances, the Program may sell assets to the General Partner or its Affiliates in order to effect a liquidation of the Program. The purchase price of assets, which are subject to the limitations contained in Section 9.5.3 of the Partnership Agreement, will be at least equal to the average of two independent appraisals. This provision is designed to ensure that there is a purchaser available for all of the Program's assets at the end of the Program's term. In addition, the General Partner and its Affiliates are not restricted from acquiring assets and engaging in leasing and financing activities, which may be in competition with the Program; however, the Limited Partners will not participate in any such activities, nor in any income or profits derived therefrom, as a result of their investment in the Program. Nonetheless, the General Partner and its Affiliates have a fiduciary duty to the Program with respect to opportunities that are suitable to the Program. See "Fiduciary Responsibilities of the General Partner."

       7. LACK OF SEPARATE REPRESENTATION. The Program, the General Partner and prospective Limited Partners have not been represented by separate counsel in connection with the formation of the Program, the drafting of the Partnership Agreement, or the offering of the Units. The attorneys, accountants and other experts who perform services for the Program also perform similar services for Affiliates of the Program, and it is contemplated that such dual representation will continue in the future. However, should a dispute arise between the Program and the General Partner, the General Partner will cause the Program to retain separate counsel in connection with such matters.

       8. DETERMINATION OF CASH AVAILABLE FOR DISTRIBUTION. The Program's annual cash flow will be used to acquire additional assets during the second and subsequent years of the Program's term, but only after payment of expenses, including debt service requirements, and cash distributions to Limited Partners, at a minimum, sufficient to pay Limited Partner tax liabilities created by the sale or refinancing of Equipment and other Program Property. The determination of the amount of Cash Available for Distribution is subject to, among other things, the General Partner's establishment of reserves for the operation of the Program and arrangements for additional Program financings and purchases of Equipment and other Program Property. See "Cash Distributions and Redemptions."


                  FIDUCIARY RESPONSIBILITIES OF THE GENERAL PARTNER

       Under California law, the General Partner is accountable to the Limited Partners and the Program as a fiduciary and consequently must exercise good faith and integrity in handling the Program's affairs. The parameters of the fiduciary duty of general partners to limited partners under California law have not been extensively litigated in the California court system; however, the main elements of the fiduciary duty are good faith, care, fairness and loyalty, as well as a duty to render full and adequate disclosure of all facts affecting the rights or interests of limited partners. Except for certain activities provided for in Section 7 of the Partnership Agreement relating to certain expense reimbursements made to the General Partner, and Section 9 of the Partnership Agreement relating to certain permitted transactions with Affiliates, the Partnership Agreement does not attempt to modify the General Partner's fiduciary duties to the Program or its Limited Partners. As described below, however, the Partnership Agreement provides some indemnities to the General Partner under certain circumstances.

       The provisions of Section 7 of the Partnership Agreement allow the General Partner to provide certain services to the Program, so long as such services are provided at a price less than would be charged by independent third parties. The benefits to the Limited Partners are that (i) the Limited Partners are getting the expertise of the General Partner, (ii) the work is being performed under the control of the General Partner and (iii) there is in-house quality assurance with respect to those services. There is no material economic benefit to the General Partner for providing such services, although well-serviced programs enhance the General Partner's reputation in the investment community.

       The provisions in Section 9 of the Partnership Agreement with respect to dealings with the General Partner fall into two categories: (1) purchases by the General Partner of property for the Program; and (2) purchases by the General Partner of property from the Program.

       In the first case under Section 9, the General Partner is permitted to acquire property for re-sale to the Program. The re-sale is effected with no mark-up. The General Partner can sell the property to the Program for its cost plus carrying costs (I.E., taxes, insurance, maintenance, interest), less any income that is received from the property. The purpose of this and the benefit to the Limited Partners is to provide the Program with the ability to obtain assets when the Program may not have the financial resources to purchase the assets, thereby securing the best purchase terms then available. Because no mark-up is permitted on the sale of property to the Program, there is no material economic benefit to the General Partner.

       In the second case under Section 9, at the end of the term of the Program, the equipment may be sold to the General Partner in order to effect an orderly liquidation if other methods of orderly liquidation cannot take place. Such provisions require independent appraisals and other safeguards to obtain the best value for the Program. The benefit to the Limited Partners is that the Limited Partners may receive cash for assets which may continue on lease after the expiration of the term of the Program. This permits Limited Partners to avoid potential liability after the expiration of the term of the Program as either tenants-in-common or general partners in connection with the ownership of assets still under lease. There will likely be no material economic benefit to the General Partner.

       Under the California Revised Limited Partnership Act, a limited partner may institute legal action on behalf of himself or herself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. Some courts in jurisdictions outside California have permitted similar class actions without the benefit of a specific statute. In defending against a Limited Partner's claim for breach of fiduciary duty, the General Partner would almost certainly assert a form of the so-called "business judgment rule" as a defense. The "business judgment rule" is designed to insulate persons or entities (such as the General Partner) against liability for actions reasonably taken which later prove to be faulty.

       In the context of the Program, absent self-interest on the part of the General Partner, the "business judgment rule" would provide the General Partner a complete defense if it could be established that the General Partner acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the Program. If self-interest of the General Partner were involved, then a transaction or decision would be reviewed for fundamental fairness to the Program and/or the Limited Partners before assessing liability to the General Partner.

       The General Partner may not be liable to the Program or the Limited Partners for errors in judgment or other acts or omissions not amounting to negligence, misconduct or breach of fiduciary duty, since provision has been made in the Partnership Agreement for indemnification of the General Partner. Therefore, purchasers of the Units may have a more limited right of action than they would have absent the limitation in the Partnership Agreement. IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, RELEASE OF LIABILITIES ARISING OUT OF THE SECURITIES ACT IS CONTRARY TO PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

       It should be noted that the foregoing summary describing in general terms the remedies available under state and federal law to limited partners for breach of fiduciary duty by a general partner is based on statutes, rules and decisions as of the date of this Prospectus. Therefore, Limited Partners who have questions concerning the duties of the General Partner should consult their own counsel as to the status of the law at such time.

       Notwithstanding the fiduciary relationship, the General Partner has broad discretionary powers to manage the affairs of the Program under the terms of the Partnership Agreement and under the California Revised Limited Partnership Act.

Generally, actions taken by the General Partner are not subject to vote or review by the Limited Partners, except to the limited extent provided in the Partnership Agreement and under California law. See "Summary of Amended and Restated Agreement of Limited Partnership."

       The Program is not an investment company for purposes of the Investment Company Act of 1940. See "Investment Objectives and Policies -- Investment Limitations."

                          CASH DISTRIBUTIONS AND REDEMPTIONS

       The objectives of the Program are to (1) produce cash distributions on a continuing basis over the life of the Program through leasing equipment primarily to and financing assets primarily for companies engaged in the development of technologies and other growth industry businesses, franchisees, and other third party lessees and customers, (2) reinvest, during the operating phase of the Program (after payment of expenses, including debt service requirements, and distributions to the Partners), in additional equipment and assets to increase the overall size of the portfolio, and (3) commence liquidation of the Program's portfolio of assets seven years after the close of the offering of Units. There is, however, no certainty that the Program's objectives will be attained. See "Risk Factors" and "Investment Objectives and Policies." A significant portion of total Program distributions will constitute a return of capital.

       Separate capital accounts will be kept for each Partner. A Limited Partner's share of Program profits and losses will be based upon the amount of the Limited Partner's Net Capital Contribution and the date on which the Limited Partner's Capital Contribution was made. During the liquidation phase of the Program (I.E., when the Limited Partners' aggregate capital accounts for financial accounting purposes are less than or equal to 20% of the aggregate Capital Contributions of all Limited Partners), a Limited Partner's share of cash distributions will be based upon the amount of the Limited Partner's capital account for financial accounting purposes. During the operational phase of the Program (I.E., all other times), a Limited Partner's share of cash distributions will be based upon the amount of the Limited Partner's Net Capital Contribution and the date on which the Limited Partner's Capital Contribution was made. For this purpose, Net Capital Contribution is generally equal to a Limited Partner's Capital Contribution minus the Limited Partner's share of syndication expenses and the commissions paid with respect to the Limited Partner's Units. Accordingly, Limited Partners who invest the same amount in the Program, but make such investments on different dates, will be allocated different shares of Program profits and losses, and may receive different amounts of cash distributions.

       The General Partner will receive an Acquisition Fee and a Management Fee during the term of the Program, and will be reimbursed for certain expenses that it incurs on behalf of the Program. See "Compensation, Fees and Interest of General Partner." Such fees and expenses are obligations of the Program without regard to the level of cash distributions to the Limited Partners. The General Partner currently intends that a portion of the Program's excess cash will be used to acquire additional assets during the first seven to nine years of the Program's term. The General Partner anticipates commencing liquidation of the Program's portfolio of assets seven years after the close of the offering of Units.

       Until the Limited Partners have received cumulative cash distributions equal to the greater of (a) 177% of the Limited Partners' Capital Contributions or (b) 100% of the Limited Partners' Capital Contributions plus an 11% annual return, compounded quarterly, on their adjusted Capital Contributions (such greater amount is hereafter referred to as the "Priority Return"), Cash Available for Distribution generally will be distributed 96% to the Limited Partners and four percent to the General Partner. Thereafter, Cash Available for Distribution will be distributed 85% to the Limited Partners and 15% to the General Partner. (Cash Available for Distribution is defined in the Partnership Agreement generally as all cash derived by the Program from all sources less expenses and amounts set aside as reserves.) The Priority Return is used to determine the sharing relationship between the Limited Partners and the General Partner in connection with distributions to the Partners; the establishment of the amount of the Priority Return is not necessarily indicative of the potential return to an investor, which depends upon the results of the Program's activities. The successful operation of the Program is subject to various risks. See "Risk Factors."

       During the period beginning on the date of admission of a Limited
Partner to the Program and ending seven years after the end of the calendar quarter that includes such admission date (the "Subordination Period"), the General Partner's interest in Cash Available for Distribution is subordinated in each calendar quarter to a Limited Partner receiving a quarterly distribution equal to 2.75% of such Limited Partner's Capital Contribution. Any amounts that would be distributable to the General Partner, but are otherwise subordinated, will be distributed to the General Partner as a special distribution of Cash Available for Distribution, at such time as a Limited Partner has received cumulative distributions equal to the product of (a) 2.75% of such Limited Partner's Capital Contribution and (b) the number of calendar quarters (prorated for any partial period) up to but not including 29 that the Units were issued and outstanding. In addition, since Limited Partners will be admitted to the Program on different dates, the Subordination Period will have a different reference in relation to each Limited Partner.

       The term "Cash Available for Distribution" means (a) the amount of cash from all operations without deduction for depreciation (including, but not limited to, all cash received from the sale of any Program Property) remaining in the Program after expenses of, and proper payments by, the Program (including payment of the Acquisition Fee and Management Fee to the General Partner), plus
(b) cash funds available for distribution from surplus Program reserves, less
(c) any reserves established by the General Partner, which it deems reasonably necessary for the operation of the Program and Program Property and purchases of additional equipment and other Program Property.

       The Program's distribution formula may generally be illustrated by several examples set forth below. These examples do not represent the General Partner's view of anticipated results and are not intended to be a projection of future results, as projections will not be used in connection with this offering. Each example assumes an investment of $2,000 by an investor. The first example shows the effect of cash distributions prior to the end of the Subordination Period at a level that would only provide distributions to the Limited Partners because of the subordination requirements of the General Partner's interest in cash distributions. The second example shows the effect of cash distributions prior to the end of the Subordination Period at a higher level that would permit distributions to the General Partner as well as the Limited Partners. The third and fourth examples show the effect of the same level of distributions after the end of the Subordination Period. The fifth example shows the effect of distributions subsequent to cumulative distributions to the Limited Partners equal to their Priority Returns.

Example 1: $100 Cash Available for Distribution per year (prior to the end of the Subordination Period)
           Cash distributions:         $  100.00-Limited Partners(100%)
                                       $    0.00-General Partner(0%)

Example 2: $240 Cash Available for Distribution per year (prior to the end of the Subordination Period)
           Cash distributions:         $  230.40-Limited Partners(96%)
                                       $    9.60-General Partner(4%)

Example 3: $100 Cash Available for Distribution per year (after the end of the
           Subordination Period)
           Cash distributions:         $   96.00-Limited Partners(96%)
                                       $    4.00-General Partner(4%)

Example 4: $240 Cash Available for Distribution per year (after the end of the
           Subordination Period)
           Cash distributions:         $  230.40-Limited Partners(96%)
                                       $    9.60-General Partner(4%)

Example 5: Cash Available for Distribution after Limited Partners receive cumulative distributions equal to their Priority Returns
           (a)  Cash Available for Distribution = $100
                Cash distributions:    $   85.00-Limited Partners(85%)
                                       $   15.00-General Partner(15%)
           (b)  Cash Available for Distribution = $240
                Cash distributions:    $  204.00-Limited Partners(85%)
                                       $   36.00-General Partner(15%)

       Limited Partners who purchase at least 500 Units ($10,000) will be entitled to receive monthly distributions. However, prior to the third monthly distribution of any quarter, Limited Partners who have not received monthly distributions must receive the same proportionate distribution amount within that quarter that the monthly distributees already received before the monthly distributees receive any further distributions for that quarter.

       Upon dissolution of the Program, the Program's ' assets will be liquidated and the net proceeds, after payment and discharge of all of the Program's debts and liabilities, will be distributed to all Partners, including the General Partner, in proportion to their Capital Account balances. In the event the General Partner has a deficit balance in its Capital Account at such time, it will be required to contribute the amount of such deficit to the Program.

       A Limited Partner who has held his or her Units for at least six months will also have the right at any time following such six month holding period to make a written request to the Program for redemption of all or any portion of the Limited Partner's Units. The redemption will only be made to the extent permitted by applicable laws and regulations (including regulations of the California Department of Corporations prohibiting redemption of Units if such redemption impairs the capital or operation of the Program) and if, in the opinion of the General Partner, it is in the best interests of the Program. Further, in no event will the General Partner accept any redemption request that causes the Program to violate Rule 10b-6 under the Securities Exchange Act of 1934, as amended. In addition, redemptions will not be made if such redemptions would cause the Program to be categorized as a publicly traded partnership for federal income tax purposes. This generally means that redemptions will not be made to the extent that the sum of the percentage interests in Program capital or profits represented by Units redeemed during the taxable year, along with Units sold, transferred, assigned or otherwise disposed of during such year, exceeds five percent of the total interest in Program capital and profits. The foregoing five percent limitation on transfers of Units will be calculated without regard to certain transfers, including intra-family transfers and transfers on death.

       The Program will acquire such Units for an amount equal to 90% of the "accrual basis capital account" relating to the redeemed Units. The Program will retain the remaining ten percent of the "accrual basis capital account" relating to the redeemed Units. For this purpose, "accrual basis capital account" is computed in accordance with the books and records regularly maintained by the Program for financial reporting purposes, utilizing the accrual method of accounting.

       Redemption requests will be accepted or denied in the order in which they are received. If the redemption request is accepted by the General Partner, then redemptions will be payable within 60 days from the date the General Partner receives the redemption request, or 60 days from such later date as all redemption documentation necessary to process the request is received from the Limited Partner. If the redemption request is accepted by the General Partner, (a) the redemption value will be determined as of the end of the calendar quarter preceding the calendar quarter in which the redemption documentation is received, (b) with respect to the tendered Units, the Limited Partner will be entitled to receive such cash distributions as are attributable to calendar quarters preceding the calendar quarter in which the redemption documentation is received, and (c) all distributions made after the date as of which the redemption value is determined will reduce the redemption value.

       Upon any redemption by the Program, the tendered Units will be canceled and will no longer be deemed to represent an interest in the Program, and the interests of the Limited Partners (including the person whose interests were redeemed) will thereupon be adjusted accordingly. Neither the General Partner nor any of its Affiliates may participate in this redemption program.


                                  PRIOR PARTNERSHIPS

PRIOR EXPERIENCE OF THE GENERAL PARTNER


       Although the General Partner is a recently-formed entity and as such has not previously served as a general partner, Affiliates of the General Partner are general partners of all Prior Partnerships as shown on the Summary of Relationships chart. As of June 30, 1996, such Prior Partnerships had raised a total of $941,497,747 from 103,948 investors, and had purchased equipment and provided financing for an aggregate of approximately $1,922,829,489 of assets. Eighteen of the Prior Partnerships have finished their operations and dissolved. The Prior Partnerships, all California limited partnerships, were formed to make investments in capital assets, and to engage in the leasing business. One of the officers of the General Partner's general partner also serves as an individual general partner in some of the Prior Partnerships. See "Summary of Relationships" and "Conflicts of Interest."

SUMMARY OF PRIOR PARTNERSHIPS' HISTORY

       Within the last ten years, Affiliates of the General Partner have sponsored seven limited partnerships, all of which have been publicly-owned. Certain of the Prior Partnerships, including all of the Cash Distribution Funds, were formed with the objective of maximizing the cash flow generated from their assets (acquired on a leveraged basis) with no intent to provide significant tax benefits. One Prior Partnership was formed to invest in leasing and financing activities with respect to venture capital-backed growth-oriented companies and operators of pay television systems. Certain of the Prior Partnerships, all formed prior to 1986, have leased and financed all of their assets on a non-leveraged basis in order to maximize the cash flow generated from such assets and reduce the risks attendant thereto. Ten of the Prior Partnerships, all formed prior to 1982, were structured to invest in capital assets on a leveraged basis and to provide income tax and other benefits for their investors. One Prior Partnership, formed in 1975, was formed to acquire, on a highly leveraged basis, certain specified equipment through which its investors would receive less income but greater tax benefits than could be derived by investing in the other Prior Partnerships.

       The General Partner hereby undertakes to provide upon request for no fee, the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any Prior Partnership that has reported to the Securities and Exchange Commission within the last 24 months from the date of this Prospectus. The General Partner also hereby undertakes to provide, for a reasonable fee, the exhibits to each such Form 10-K. The Prior Partnerships that are the subject of these undertakings are Phoenix Leasing Income Fund 1977; Phoenix Leasing Income Fund 1980; Phoenix Leasing Income Fund 1981; Phoenix Leasing Growth Fund 1982; Phoenix Leasing Income Fund 1982-2; Phoenix Leasing Income Fund VI; Phoenix Leasing Income Fund VII; Phoenix Leasing Capital Assurance Fund; Phoenix Leasing Cash Distribution Fund II; Phoenix Leasing Cash Distribution Fund III; Phoenix High Tech/High Yield Fund; Phoenix Leasing Cash Distribution Fund IV; Phoenix Income Fund, L.P.; Phoenix Leasing Cash Distribution Fund V, L.P.; and Phoenix Leasing American Business Fund, L.P.

OPERATIONS OF PRIOR PARTNERSHIPS

       The Prior Performance Schedules are set forth in Exhibit B to this Prospectus. Schedule A shows as of June 30, 1996, general information relating to certain of the Prior Partnerships. Schedule B shows as of June
30, 1996, the categories and cost of assets acquired by certain of the Prior Partnerships. Schedule C shows as of December 31, 1995 (and as of December
31 for certain prior fiscal years), the annual operating results of certain of the Prior Partnerships. Schedule D shows as of June 30, 1996, the amounts of cash distributions available with respect to a $1,000 investment in certain of the Prior Partnerships, as well as the amount of distributions constituting a return of capital as of such date. In this regard, prospective investors should note that it is expected that a significant portion of Program distributions will constitute a return of the investors' investment capital rather than investment income. Schedule E shows as of June 30, 1996, compensation paid and accrued to the general partners of certain of the Prior Partnerships. Schedule F shows general information about completed Prior Partnerships.


       Prospective investors in Units should note that by investing in Units they will not acquire any ownership interest in any of the Prior Partnerships or in the General Partner or its Affiliates. Prospective investors should also not construe the inclusion of the schedules in Exhibit B to this Prospectus as implying or indicating in any manner that the Program's investments may be comparable to those reflected in the schedules with respect to cash distributions, federal income tax deductions available to investors or other results.

       Certain of the Prior Partnerships have contributed a portion of their capital to joint ventures sponsored by Affiliates of the General Partner. Such joint ventures have acquired assets on a leveraged and non-leveraged basis. The results of the operations of the joint ventures are reflected in the operating results of the Prior Partnerships.


       The combined results of operations for the Prior Partnerships resulted in net income of $18,066,349 in the aggregate for the year ended December 31, 1995 as compared to net income of $12,289,736 in the aggregate for the year ended December 31, 1994. The combined results of operations for the Prior Partnerships resulted in net income of $11,210,022 in the aggregate for the six months ended June 30, 1996, as compared to net income of $8,933,383 in the aggregate for the six months ended June 30, 1995. The actual and prospective results of the Prior Partnerships have been, and may in the future be, affected by a variety of factors, such as the condition of certain manufacturers, market demand for equipment in a partnership's portfolio and remarketability, the condition and the rate of obsolescence of equipment, and the state of the economy.


       For example, in recent years certain of the Prior Partnerships, namely Phoenix Leasing Cash Distribution Fund, Phoenix Leasing Cash Distribution Fund II and Phoenix Leasing Cash Distribution Fund III (collectively, the "Early CDF Funds"), were negatively impacted by several factors. Such factors include. the short-term issues described above and others of longer duration. The most significant long-term factor was the general nationwide recession, the effects of which were dramatic for more than two years.

       The recession in the early 1990s, as well as prior banking regulatory practices, had (and continue to have) a major impact on the performance of the Early CDF Funds. The effects of these conditions on the performance of the Early CDF Funds are described in greater detail below.

       MANUFACTURER SALES PRACTICES. As a result of the recession, several computer manufacturers from which the Early CDF Funds purchased equipment or compete with in the user market were adversely affected. As a result, in order to maintain market share and some continuing income stream (albeit at a lower profit margin or even at a loss), such manufacturers engaged in highly aggressive sales practices including discounting new products by as much as 50-60%. These practices precipitated a commensurate drop in the value of used equipment, and have resulted in the Early CDF Funds earning lower than anticipated re-leasing and resale revenues, thus causing them to achieve returns and recovery of investment in lower than anticipated amounts. These lower revenues have had an additional negative impact on the Early CDF Funds, which were structured to maximize performance by reinvesting a portion of cash flow generated by them; lower revenues caused (and will continue to cause) the Early CDF Funds to purchase less equipment over the duration of their terms than originally planned. As a result, the Early CDF Funds' difficulties have been compounded.

       UNAVAILABILITY OF DEBT. Earlier government regulations affecting banks and financial institutions and the internal policies previously adopted by certain of such institutions reduced significantly the availability and degree of leverage to finance the acquisition of cable television systems and the operations thereof. As a result, potential buyers of cable systems were not able to obtain borrowings to finance the acquisition or to negotiate satisfactory terms. This eroding purchase capability had the additional effect of depressing demand and further reducing the value of certain systems. In turn, the difficulties experienced by cable system operators in obtaining loans to fund operations and contingencies, and the unavailability of buyers for their companies, caused them to default on loans to Phoenix Leasing Cash Distribution Fund III and other parties, and some systems to seek bankruptcy protection.

       OTHER EFFECT OF RECESSION. An additional result of the recession was an increase in the number of lessee defaults under the equipment leases generated by the Early CDF Funds. Many lessees were delinquent on lease payments and a number of them filed for protection under the bankruptcy laws. As a result, the Early CDF Funds either suffered a loss of revenues generated from the delinquent or defaulted leases or had to renegotiate the lease arrangements on, far less favorable terms. In those cases involving bankruptcies, although the Early CDF Funds took (and continue to take) aggressive action to protect their positions, the process has been slow and expensive, resulting in a further delay in collections and additional operating expenses.

       The continued persistence of the recession through 1992 and its impact on IBM and the data processing industry, as well as prior lending practices by financial institutions in the cable industry, caused (and are expected to continue to cause) Phoenix Leasing Cash Distribution Fund and Phoenix Leasing Cash

Distribution Fund II to produce only minimal distributions, and also caused Phoenix Leasing Cash Distribution Fund III to adopt reduced distribution policies. Due to the untoward combined effect of the above-described conditions, Affiliates of the General Partner believe that it is more probable than not that investors in Phoenix Leasing Cash Distribution Fund II and Phoenix Leasing Cash Distribution Fund III may not receive cumulative distributions equal to their original investment amounts. Phoenix Leasing Cash Distribution Fund and Phoenix Leasing Cash Distribution Fund II reduced the amounts to be distributed on an annual basis to their limited partners commencing in April 1992 and January 1993, respectively. Phoenix Leasing Cash Distribution Fund III reduced the amounts to be distributed on an annual basis to its limited partners commencing in January 1994. Phoenix Leasing Cash Distribution Fund reached the end of its term on June 30, 1995 and completed its liquidation on December 31, 1995. The cumulative cash distributions made to limited partners, including cash redemptions paid to limited partners, was approximately 99% of the total initial capital contributions made by limited partners.


                            CAPITALIZATION OF THE PROGRAM

       The capitalization of the Program as of July 31, 1996 and as adjusted to reflect the sale of the minimum and maximum number of Units offered hereby, is as follows:


                                              As Adjusted  As Adjusted
                                   As of           For          For
Title of Class                  July 31, 1996    Minimum      Maximum
--------------                  -------------    -------      -------

Limited Partnership Units(1)       $2,000      $1,200,000  $50,000,000
General Partner Investment          1,000           1,000        1,000
                                   ------      ----------  -----------

  Total Program Capitalization     $3,000      $1,201,000  $50,001,000
                                   ------      ----------  -----------
                                   ------      ----------  -----------


----------------
(1) Before deducting sales commissions of eight percent ($1.60 per Unit) and other Organizational and Offering Expenses. The Program may also pay additional commissions and reimbursements for sales promotion and wholesaling services, but in no event will the total of all commissions, additional marketing compensation and reimbursements payable by the Program exceed ten percent of the offering price of the Units sold. In addition, the Program may pay up to one-half percent of the price of the Units for actual, accountable and bona fide due diligence expenses.
       The foregoing due diligence expenses will be those incurred by broker-dealers in performing actual investigations of the Program and its Affiliates. Such payments will be predicated on performance of such investigations in accordance with customary industry procedures and NASD guidelines. The General Partner will pay all expenses, if any, that exceed 15% of the Capital Contributions. See the Cover Page,
       "Use of Proceeds" and "The Offering."

(2) The General Partner has acquired 50 units of limited partnership interest in the Program.

                                      MANAGEMENT


       The General Partner will have general responsibility for supervising the Program's operations, including supervising compliance with legal and regulatory requirements and the preparation and transmission of periodic and annual reports to the Limited Partners. The General Partner has the ultimate authority in all matters affecting the business and affairs of the Program and the formulation of guidelines and limitations with respect to the Program's investments. The General Partner may resign from the Program under the conditions set forth in the Partnership Agreement. The General Partner may be removed by the vote of the Limited Partners holding a majority of the Units. See "Summary of Amended and Restated Agreement of Limited Partnership -- Control of Operations of the Program" and "--Resignation or Removal of General Partner; Election of General Partner."


       The General Partner is Phoenix Leasing Associates IV, L.P., a California limited partnership formed in 1996. Its general partner is Phoenix Leasing Associates IV, Inc. ("PLA"), a Nevada corporation formed in 1996, and its limited partner is a corporation controlled by an officer of PLA. PLA is a wholly-owned subsidiary of Phoenix Leasing Incorporated ("PLI"), a California corporation, which was incorporated in 1972 for the purpose of engaging in and providing management services in the equipment leasing business. PLA will have complete authority in all aspects of management and control of the General Partner and will exercise all authority granted to the General Partner under the Partnership Agreement. Subject to the supervision of the General Partner, and pursuant to the terms of the Management Agreement entered into with PLA, PLI will perform management services in connection with the operation and administration of the Program. PLI is under no obligation to provide funding to the Program. Accordingly, an audited balance sheet of PLI is not included as part of the financial statements contained in this Prospectus.


       The Program's, the General Partner's, PLA's and PLI's principal offices are located at 2401 Kerner Boulevard, San Rafael, California 94901-5529. In 1982, PLI became a wholly-owned subsidiary of Phoenix American Incorporated, now a Nevada corporation. PLI and its affiliates currently serve or have served as a general partner in 31 other California limited partnerships engaged in the equipment leasing business. See "Prior Partnerships -- Prior Experience of the General Partner."

       The officers and directors of PLA, the General Partner's general partner, and certain Affiliates of the General Partner, together with their principal occupations, are as follows:

       GUS CONSTANTIN, age 58, is President and a Director of PLA, Chairman of the Board, President, Chief Executive Officer and a Director of Phoenix American Incorporated, President and a Director of Phoenix Securities, Inc., President, Chief Executive Officer and a Director of PLI, and President and a Director of Phoenix Growth Capital Corp. (PLI and Phoenix Securities, Inc. are wholly-owned subsidiaries of Phoenix American Incorporated, and Phoenix Growth Capital Corp. is wholly-owned by PLI.) Mr. Constantin received a B.S. degree in Engineering from the University of Michigan and a Master's Degree in Management Science from Columbia University. From 1969 to 1972, he served as Director, Computer and Technical Equipment of DCL Incorporated (formerly Diebold Computer Leasing Incorporated), a corporation formerly listed on the American Stock Exchange, and as Vice President and General Manager of DCL Capital Corporation, a wholly-owned subsidiary of DCL Incorporated. Mr. Constantin was actively engaged in marketing manufacturer leasing programs to computer and medical equipment manufacturers and in directing DCL Incorporated's IBM System/370 marketing activities. Prior to 1969, Mr. Constantin was employed by IBM as a data processing systems engineer for four years. Mr. Constantin is an individual general partner in two of the active Prior Partnerships and is an NASD registered principal. Mr. Constantin is the founder of PLI and the beneficial owner of all of the common stock of Phoenix American Incorporated.

       PARITOSH K. CHOKSI, age 43, is Senior Vice President, Chief Financial Officer and Treasurer of PLI and Phoenix American Incorporated and Senior Vice President, Chief Financial Officer, Treasurer and Director of Phoenix Growth Capital Corp. and PLA. He is Chief Financial Officer and a Director of Phoenix Securities, Inc. He has been associated with PLI since 1977. Mr. Choksi oversees the finance, accounting, information services and systems development departments of the General Partner, PLA and PLI, and oversees the structuring, planning and monitoring of the partnerships sponsored by the General Partner and its Affiliates. He is also responsible for all banking relationships on behalf of Phoenix American Incorporated and its affiliated corporations, partnerships and securitized asset pools. Mr. Choksi graduated from the Indian Institute of Technology, Bombay, India with a degree in Engineering. He holds an M.B.A. degree from the University of California, Berkeley.

       GARY W. MARTINEZ, age 45, is Senior Vice President and Director of PLA, Senior Vice President of PLI, Phoenix American Incorporated and Phoenix Growth Capital Corp. He has been associated with PLI since 1976. He manages the Asset Management Department, which is responsible for lease and loan portfolio management. This includes credit analysis, contract terms, documentation and funding; remittance application, change processing and maintenance of customer accounts; customer service, invoicing, collection, settlements and litigation; negotiating lease renewals, extensions, sales and buyouts; and management information reporting. From 1973 to 1976, Mr. Martinez was a Loan Officer with Crocker National Bank, San Francisco.

Prior to 1973, he was an Area Manager with Pennsylvania Life Insurance Company. Mr. Martinez is a graduate of California State University, Chico.

       BRYANT J. TONG, age 41, is Senior Vice President, Financial Operations of Phoenix American Incorporated and PLI, and Senior Vice President Financial Operations of PLA and Phoenix Growth Capital Corp. He has been with PLI since 1982. Mr. Tong is responsible for investor services and overall company financial operations. He is also responsible for the technical and administrative operations of the cash management, corporate accounting, partnership accounting, accounting systems, internal controls and tax departments, in addition to Securities and Exchange Commission and other regulatory agency reporting. Prior to his association with PLI, Mr. Tong was Controller-Partnership Accounting with the Robert A. McNeil Corporation for two years and was an auditor with Ernst & Whinney (succeeded by Ernst & Young) from 1977 through 1980. Mr. Tong holds a B.S. in Accounting from the University of California, Berkeley, and is a Certified Public Accountant.

       CYNTHIA E. PARKS, age 40, is Secretary of PLA, Vice President, General Counsel, Assistant Secretary and Director of PLI and Phoenix American Incorporated, and Secretary of Phoenix Growth Capital Corp. and Phoenix Cable Incorporated. Prior to joining PLI in 1984, she was with GATX Leasing Corporation, and had previously been Corporate Counsel for Stone Financial Companies, and an Assistant Vice President of the Bank of America, Bank Amerilease Group. She has a Bachelor's degree from Santa Clara University, and earned her J.D. from the University of San Francisco School of Law.


       HOWARD SOLOVEI, age 34, is a Vice President and Director of Phoenix American Incorporated and PLI and a Vice President of Phoenix Growth Capital Corp. and PLA. He has been associated with PLI since 1984. Mr. Solovei is responsible for arranging and administering Phoenix American Incorporated's and PLI's banking transactions. Mr. Solovei is also involved in corporate financial planning and various date processing-related projects. Mr. Solovei graduated with a B.S. in Business Administration from the University of California at Berkeley.

       SUSAN D. ACKERMAN, age 55, is Assistant Secretary of PLA, Vice President and Secretary of Phoenix American Incorporated and PLI, Secretary and a Director of Phoenix Securities, Inc., and Assistant Secretary of Phoenix Cable Incorporated. She joined PLI in 1978. She oversees the personnel, corporate secretarial and corporate communications functions of PLA, PLI and Phoenix American Incorporated. Her duties include responsibility for recruitment and placement of personnel, and development and administration of employee benefits, salary and bonus policies. Prior to her association with PLI, Ms. Ackerman served as Educational and Administrative Assistant to the Business, Economics and Foreign Language Departments at the College of Marin and as legal assistant to an appellate attorney. She attended St. Olaf College and the University of Oslo.

       ERNEST M. BERGMAN, age 48, is Senior Vice President, Marketing and a Director of Phoenix Securities, Inc., Vice President of PLA and Phoenix American Incorporated, and Vice President and National Sales Manager of PLI. His responsibilities include overseeing the development and marketing of Phoenix Leasing investment products, and managing the national wholesaler team, and he is also responsible for in-house marketing, SEC/NASD compliance, marketing/support services to broker/dealers, and business development/due diligence. Mr. Bergman is also the designated NASD Principal and Office of Supervisory Jurisdiction for Phoenix Securities, Inc. Prior to joining Phoenix in 1986, Mr. Bergman was a wholesaler with VMS Realty. Previously, he worked with Dean Witter Reynolds for nine years in various capacities, including retail account executive, senior instructor for the national training center and senior consultant in the retirement planning division. He was also Vice President for Intercapital, Dean Witter's mutual fund division. Mr. Bergman received his B.A. in business administration from San Francisco State University, attended graduate courses at San Francisco State University, and is a Certified Financial Planner.

       NORMAN H. NELSON, age 50, is Senior Vice President and a Director of Phoenix Growth Capital Corp., and Vice President of PLI and Phoenix American Incorporated. Mr. Nelson is responsible for overseeing leasing and financing transactions entered into with companies engaged in the development of technologies and other growth industries. Prior to joining PLI in 1983, he managed the West Coast office of Continental Bank Leasing, having previously held positions in marketing and operations with U.S. Leasing Corporation from 1972 to 1982. Mr. Nelson received his Bachelor's degree in Economics from Purdue University and his MBA from San Francisco State University.

       CALVIN A. ROTHMAN, age 53, is Vice President of PLI. He has been associated with PLI since 1984, and is responsible for financing transactions entered into with hotel, restaurant and other franchisees, as well as small businesses. Prior to joining PLI in 1984 when a company he founded in 1983 was acquired by PLI, he was Senior Lease Consultant for IFG Leasing Company from 1980 to 1983. He graduated from California State University, Fresno, with a Bachelor's degree in Education and Social Science.


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

       Other officers of Affiliates of PLA are as follows:


Name, Age                         Position
---------                         --------
Thomas A. Hurt, 54                Vice President of PLI and Phoenix American
                                  Incorporated
Ronald Demer, 59                  Vice President of Phoenix Growth Capital
                                  Corp., PLI and Phoenix American Incorporated
Kirby Fiegel, 41                  Vice President, Marketing Services of PLI and
                                  Phoenix American Incorporated
Thomas K. Morrison, 54            Vice President of Phoenix Growth Capital
                                  Corp.
Sherri Lynn Hillemeyer, 33        Assistant Vice President of Phoenix
                                  Securities, Inc.


                         INVESTMENT OBJECTIVES AND POLICIES

INVESTMENT OBJECTIVES

       The Program will invest in various types of capital equipment and other assets, and provide leasing and secured financing of the same to third parties, on either a long-term or short-term basis. The objectives of the Program are to
(1) produce cash distributions on a continuing basis over the life of the Program through leasing equipment primarily to and financing assets primarily for companies engaged in the development of technologies and other growth industry businesses, franchisees, and other third party lessees and customers,
(2) reinvest, during the operating phase of the Program (after payment of expenses, including debt service requirements, and distributions to the Partners), in additional equipment and assets to increase the overall size of the portfolio, and (3) commence liquidation of the Program's portfolio of assets seven years after the close of the offering of Units. There is, however, no certainty that the Program's objectives will be attained. See "Risk Factors" and "Investment Objectives and Policies -- Business Segments." To accomplish these objectives, the Program will invest in, or will have as collateral, various types of assets, including (i) production, manufacturing, fabrication and test equipment, (ii) lab and medical equipment, (iii) furniture and fixtures, (iv) personal computers and workstations, (v) property management systems, including computer reservations systems, and phone and telecommunications systems, (vi) computer peripheral equipment, mainframes, small computer systems, CAE/CAD/CAM equipment, communications equipment, office systems and computer software products, and
(vii) various types of other equipment, furnishings, fixtures, leasehold improvements and assets, including to a limited extent certain intangible assets. See "Investment Objectives and Policies -- Types of Assets."

       The Program will commit a substantial portion of the offering proceeds toward investments as described in this Prospectus, which portion will be at least equal to the minimum percentage required to be so invested under Section IV.C. of the NASAA Equipment Policy. In addition, the General Partner intends that the Program will acquire (and reinvest in) additional assets during subsequent years of the Program's term. The Program's annual cash flow may be used for such purposes, but only after the payment of expenses, including debt service requirements, and cash distributions to Limited Partners, at a minimum, sufficient to pay Limited Partner tax liabilities created by the sale or refinancing of Equipment and other Program Property. The General Partner anticipates commencing liquidation of the Program's portfolio of assets seven years after the close of the offering of Units. There is no certainty, however, that any or all of the investment objectives discussed herein will be attained.

EQUIPMENT LEASING AND FINANCING STRUCTURES

       The Program will acquire, lease (or license) or finance the capital equipment and other assets described below under the heading "Investment Objectives and Policies -- Types of Assets." Equipment and other Program Property purchased or financed by the Program will be leased to or financed for companies engaged in the development of technologies and other growth industry businesses, franchisees, and other third party lessees and customers, primarily throughout the United States, and, to a considerably lesser extent, in certain foreign jurisdictions. See "Investment Objectives and Policies -- Business Segments."

       The General Partner anticipates that a substantial portion of the net proceeds to the Program will be invested in equipment subject to Full Payout Leases. Full Payout Leases are leases under which the noncancellable rental payments due during the initial term of the lease are at least sufficient to recover the purchase price of the subject equipment. Operating Leases, which generally have terms of shorter duration than Full Payout Leases, are leases that will return to the lessor less than the purchase price of the equipment from rentals payable during the initial term of the lease. Generally, the projected yield associated with

Operating Leases is greater than that associated with Full Payout Leases, if other factors remain constant, such as, for example, the creditworthiness of the lessee and the type of equipment leased.

       To enhance the return on Full Payout Leases, the Program may enter into transactions that have various types of purchase options on the part of the user. They include fair market value purchase options, minimum percentage of purchase price options, or fixed buy-out options. Also, the Program may enter into Full Payout Leases which provide for automatic renewals at fair market rental rates or minimum percentage of rental rate terms. These types of purchase options and renewal terms will minimize the "remarketing" risks described below.

       Operating Leases with respect to any particular lessee generally represent a greater risk to the Program than do some Full Payout Leases because it is necessary to extend the lease term with the existing lessee, enter into a new lease with another lessee or sell the equipment in order to recover the purchase price of the equipment and earn a return on the investment. This is a process known as "remarketing." While in some cases there will be remarketing risks associated with equipment leased pursuant to Full Payout Leases, the risks inherent in Operating Leases are appreciably greater because the full purchase price of the leased equipment will not be received during the initial lease term. However, there will be remarketing risks associated with equipment leased pursuant to Full Payout Leases, since the anticipated return on the Program's investments in Full Payout Leases may not be realized if the equipment is not successfully remarketed; however, as discussed above, such risks may be mitigated by the purchase option and renewal terms of the Full Payout Leases. The Program's ability to remarket its equipment on expiration of the initial lease term is dependent on many factors, including possible technological or economic obsolescence of the equipment, competitive practices, and terms and conditions of vendor remarketing agreements. See "Risk Factors -- Obsolescence of Equipment and Equipment Remarketing," "-- Collection and Residual Value Risks Associated with Financing Arrangements with Franchisees," "-- Losses of Certain Prior Partnerships," and "-- Industry Wide Risks." Although there can be no certainty that in the future the Program will be successful in remarketing its equipment profitably, the General Partner believes that the expertise, sophistication and experience of its management and that of its Affiliates mitigate this risk. The General Partner, through its Affiliates, will be responsible for the remarketing of Equipment and other Program Property, and will be reimbursed by the Program for, the lesser of cost or 90% of the competitive rates for performing such remarketing services. However, remarketing of certain Equipment may be done, to a minimal degree, by the manufacturer of the Equipment, in the event that a remarketing agreement is entered into with such manufacturer.

       To minimize the credit, remarketing and other risks associated with too high of a concentration of investment in any one specific manufacturer's model of equipment, manufacturer of equipment or Program customer, the Program intends to limit certain of its investments in Equipment and other Program Property, as described herein. As of and following the end of the offering period, assuming the maximum amount of net proceeds is raised and leverage (including LJV leverage) is fully utilized, and further assuming cumulative reinvestments as of the time of any computation hereunder (such aggregate amount is referred to herein as the "cumulative proceeds available for investment"), the Program will have the following investment goals: (i) new investments in Equipment or other Program Property leased to or financed for any one Program customer (I.E., lessee or borrower), when added to existing portfolio investments leased to or financed for such Program customer, will not exceed five percent of the cumulative proceeds available for investment; (ii) new investments in any one model of equipment, from any one manufacturer, when added to existing portfolio investments in such specific manufacturer's model of equipment, will not exceed ten percent of the cumulative proceeds available for investment; and (iii) new investments in any one manufacturer of equipment, when added to existing portfolio investments in such manufacturer's equipment, will not exceed fifteen percent of the cumulative proceeds available for investment. If, however, among other factors, the maximum amount of net proceeds is not raised, the maximum leverage (including LJV leverage) is not utilized or adequate alternatives for investment are not available, then there is no assurance that these goals will be attained.

       Some of the Full Payout Leases or Operating Leases pursuant to which Equipment is leased may be subject to lease arrangements in the form of a master lease agreement. Under a master lease agreement, the General Partner (or an Affiliate) and the lessee would agree to all of the terms of the lease other than the actual equipment to be acquired, the payment amount and the length of the lease term for a specific item of equipment. As the lessee leases equipment pursuant to the master lease agreement, these TERMS would be included in a schedule to the master lease agreement. The presence of a master lease agreement does not ensure that any lessee will lease equipment from the Program.

       The Program will primarily purchase equipment that is, or contemporaneously with the consummation of the acquisition will be, subject to a lease. In connection with certain lease and loan transactions, the Program may enter into certain arrangements affording the Program additional security or collateral protection.

       Generally, the Program will purchase and lease the equipment so that the Program is considered the equitable owner of the equipment for income tax purposes and therefore the Program will claim the benefit of any cost recovery (depreciation) on the equipment. In a significant amount of cases, however, the

Program may employ an "equipment lease intended for security" structure in its equipment financing transactions. These types of transactions are analogous to conditional or installment sales agreements. Title to the financed assets does not pass to the lessee until all payments owed have been made. The transactions are structured, however, so that the lessee can claim any cost recovery (depreciation) deductions.

       The amounts financed by the Program generally will be secured by the equipment or other assets financed under such arrangements and by the receivables due under any lease or rental agreement relating to such equipment or other assets. Such financings normally will be structured as senior liens on the assets financed, thereby providing the Program with the right, upon default by any borrowers under the financing arrangements, to obtain possession of the assets financed. However, as described in "Investment Objectives and Policies -- Business Segments," the Program will also provide financing in the form of secured subordinated debt, which will be junior in priority to lending institutions that provided the senior debt. See "Risk Factors -- Subordinated Loans." To a limited extent, as described herein, the Program also will finance certain intangible property (such as franchise fees) that may not be secured by additional collateral. See "Risk Factors -- Collection and Residual Value Risks Associated with Financing Arrangements with Franchisees."

       The Program's leases and loans will generally provide that the lessee or borrower, as the case may be, insure the Equipment or other Program Property, pay taxes relating to the lease or use of the Equipment or other Program Property, maintain the Equipment or other Program Property and indemnify the Program, in its capacity as either lessor or lender, from and against any liability suffered by the Program as the result of any act or omission of the lessee or borrower, as the case may be, and their respective agents. In certain instances, the Program may permit the lessee or borrower to be self-insured.

       Under certain circumstances, as described in Section 9.5.2 of the Partnership Agreement, assets may be acquired by the General Partner or its Affiliates and subsequently transferred by the Program. In the case of leased equipment and assets financed, the Program will pay to the General Partner or its Affiliates the purchase price paid by the General Partner or its Affiliates plus their carrying costs (I.E., taxes, insurance, maintenance, interest) during the time the General Partner or its Affiliates held such equipment or assets less any rental or other payments received by the General Partner or its Affiliates during such period.

BUSINESS SEGMENTS

       FINANCING OF COMPANIES ENGAGED IN THE DEVELOPMENT OF TECHNOLOGIES AND OTHER GROWTH INDUSTRY BUSINESSES. The Program will provide financing, in the form of equipment leases or secured loans, to companies engaged in the development of technologies and other growth industry businesses (the "growth capital" portion of the Program's business). Growth capital leases and loans are extended to companies which vary in size and state of profitability, but are most often young companies (inception to three years in operation), whose financing has been provided by venture capitalists, strategic corporate partners or other investors expert in the particular industry. Financing arrangements with each company are negotiated on a case-by-case basis and take into account various factors, including the equity sponsors of the company and their industry reputation and financial strength, the type of equipment or other financed assets, the creditworthiness of the company, the growth potential of the company and the nature of any additional security provided by the company. Some companies may be required to provide additional collateral in the form of cash deposits, letters of credit, pledges of securities or other deposits or guarantee arrangements, or to grant a security interest in certain additional inventory, receivables, equipment or other assets of the lessee.

       The companies with which the Program will enter into growth capital lease or loan transactions will be engaged in a variety of businesses providing a wide range of products or services, including in the semiconductor, biotechnology, medical device, software, communications, data storage, computer, retail and other industries. The types of equipment and other assets in which the Program will invest include fabrication, production and test equipment, lab and medical equipment, local area networks, personal computers and workstations, furniture and fixtures, leasehold improvements, communications equipment, vehicles, and other office, manufacturing and capital equipment required by such companies. It is not expected that many of these companies will be organizations with substantial revenues, operating histories or profits.

       Leasing or financing arrangements in the growth capital portion of the Program's business will be negotiated on a case-by-case basis and will take into account various factors, including the type of equipment or other assets, the nature of any security, the company's lease or loan needs, the creditworthiness of the company, the growth potential of the company, the venture capital firm involved, the potential market for the Company's products and the Company's management team.

       Equipment lease and loan terms for growth capital transactions will generally be three to five years, and transaction sizes generally will range from $250,000 to $4,000,000. Larger transactions may be subject to joint venture arrangements. Most of the financial arrangements will consist of Full Payout Leases or loans secured by the assets financed thereby. The amounts financed by the Program generally will be structured as senior debt, but the Program may also provide financing in the form of secured subordinated debt. The Program will have a lien on any equipment or other assets financed by the Program and a security interest in the receivables due under any lease or rental agreement relating to such equipment or other assets, which lien or security interest in the case of secured subordinated financing provided by the Program will be junior in priority to the lien or security interest of any lending institution providing senior debt. In some cases, lessees and borrowers will be required to provide additional collateral in the form of cash deposits, letters of credit, pledges of securities or other deposits or guarantee arrangements, or to grant a security interest in certain additional inventory, receivables, equipment or other assets of the lessee or borrower. In some cases, the General Partner may condition credit approval on receipt by the Program of warrants, options or other subscription rights to purchase equity in the lessee or borrower. The warrants, options or subscription rights would be an additional compensation element to the Program for writing a lease or making a loan to the lessee or borrower. No assurance can be given that such warrants, options or other subscription rights will be available or that the General Partner will be able to negotiate successfully for the issuance of any such subscription rights.

       Each prospective lessee or borrower is subject to a comprehensive due diligence review process and credit analysis. This analysis includes interviews with senior management of a company and, in some cases, certain of its investors, reference calls to industry analysts and customers of the company, an evaluation of the company's annual and interim financial statements, and a review of its financial projections. The analysis also includes an evaluation of the current development status of the company, the product of the company, and the product's niche in the marketplace or potential market. Additionally, any equipment which is the subject of a lease or loan transaction, and any asset pledged as additional security under the terms thereof, is evaluated to determine both initial and residual collateral value.

       To a lesser extent, the Program may also engage in certain financing transactions with companies that have successfully re-emerged from bankruptcy reorganization proceedings. Companies re-emerging from bankruptcy generally have successfully completed bankruptcy reorganization because of the solution of certain problems, which resulted in the institution of such proceedings, such as an inadequate equity capital base, lack of experienced management, excessive debt, poor marketing or planning efforts, or a combination of such factors and others. The Program may also enter into certain financing arrangements with new companies that have been spun-off in connection with a management buyout. As in the case of transactions with high technology companies and other growth industry businesses, these transactions will be entered into only if they satisfy the Program's credit criteria and are otherwise consistent with the Program's investment objectives. In the case of re-emerging companies, particular emphasis will be placed on the terms of the plan of reorganization to which such companies are subject, including the legal protection that can be afforded the Program. Such transactions typically will be secured by the equipment financed, but may have other assets that serve as additional collateral.

       FINANCING OF FRANCHISEES. The Program will provide financing, predominantly in the form of Full Payout Leases and loans, to first-time and existing franchisees engaged in various franchise businesses in the hospitality (E.G., hotel/motel), fast food, office supply, printing, communications and other franchise industries (the "franchise" portions of the Program's business). Franchise assets financed by the Program generally will include furniture, fixtures, signs, leasehold improvements, software, equipment and other assets, including intangible assets (such as franchise fees), that are used in connection with, or are otherwise necessary to, the operation of a franchise business. In the case of hospitality and certain other franchise businesses, the assets financed by the Program may also include property management systems (including reservation systems), phone systems and energy conservation systems. In certain cases, the Program will provide financing in the form of loans secured by the furniture, fixtures, leasehold improvements, equipment and other assets financed thereby. Although it is not possible to predict what portion of the proceeds available for investment (or reinvestment) will ultimately be invested in franchise assets, it is currently contemplated that the Program will invest a significant portion of its initial proceeds available for investment, and reinvest a significant portion of its cash flow during Program operations, in financing arrangements with franchisees. Financing arrangements with franchisees will be subject to credit, collection, remarketing and other risks, including the risk of competition in certain franchise industries. See "Risk Factors -- Collection and Residual Value Risks Associated with Financing Arrangements with Franchisees" and "-- Competition."

       Equipment lease and loan terms generally will be three to seven years, and transaction sizes generally will range from $20,000 to $1,000,000. Each prospective lessee or borrower (I.E., franchisee) is subject to a credit analysis, which analysis includes a credit review of the franchisor, including its franchisee investment requirements, and a credit review of the franchisee, including verification of the capitalization required by the franchisor. While the credit analysis includes a review of certain franchisor financial and other information, the franchisee (which may be a first-time franchisee), not the franchisor, is the party responsible for all lease and loan payments to the Program. See "Risk Factors." In limited cases, a franchisee may be required to provide additional collateral in the form of a cash deposit or other property, or a personal or other guarantee, to secure the performance of its obligations under any lease or loan transaction entered into with the Program. Franchise asset transactions may be treated for tax purposes as loans even though structured as a lease transaction. Such transactions are generally secured by the assets being financed.

       OTHER PERMISSIBLE INVESTMENTS. In order to diversify the remaining portion of the Program's portfolio of assets, the General Partner, through its Affiliates, will also attempt to directly enter into arrangements (including master lease agreements) with certain corporations for the lease of data processing and other equipment. This is a highly competitive environment, which usually creates a bidding situation. The terms of such arrangements may vary but they have included, in similar transactions engaged in by Affiliates, covenants that: (a) the equipment is under warranty by the manufacturer, (b) the lessee will provide for maintenance of the equipment through the original manufacturer or a third party; and (c) the Program is indemnified against malfunction of the equipment, patent infringement, patent violation claims and other similar actions. The General Partner will ascertain the creditworthiness of a lessee prior to bidding for any lease of such data processing or other equipment.

       The Program's lease business may also take the form of arrangements with manufacturers pursuant to which the manufacturer secures lessees and remarkets the equipment. This type of business, with respect to the Prior Partnerships, has been decreasing in volume significantly over the past several years and has been virtually minimal in the last few years. The General Partner, in its sole discretion, will determine those manufacturers, if any, with which the Program will enter into equipment purchase and remarketing agreements. In such situations, the lease terms may have already been negotiated and the lease agreement executed between the manufacturer and the lessee. The Program, however, will, under such equipment purchase and remarketing agreements, generally have the right to approve both the credit of each lessee and the terms of the lease. The terms of such agreements may vary, but they will generally include, among other provisions, covenants by the manufacturer to: (a) warrant the equipment and its use; (b) provide for the maintenance of the equipment and the supply of replacement parts; (c) indemnify the Program against patent infringement and patent violation claims, and other similar actions; and (d) assist the Program in obtaining new leases for, or arranging the sale of, the equipment upon termination of the subject leases. Ordinarily, the manufacturer will not be required to repurchase off-lease equipment, but will be required to use its best efforts, through the use of its sales force and contacts with its customers, to remarket such equipment. The General Partner will evaluate the creditworthiness of the manufacturer and the lessee prior to entering into any such equipment purchase and remarketing agreement.

       In certain cases, the Program may provide financing to hotel owners or operators, or other third party customers, in the form of leases or loans secured by the furniture, fixtures, leasehold improvements, equipment and other assets financed thereby. In addition, the Program may provide, to a limited extent, unsecured financing of certain intangible property. The General Partner may also, in its discretion, cause the Program to purchase, own, lease, finance and sell other types of Equipment and Program Property, as described below under the heading "Types of Assets." Factors that the General Partner may consider in its decision with respect to activities concerning other types of Equipment and Program Property would include review and analysis of standard credit criteria and information for businesses of the type engaged in by a prospective customer of the Program, with particular emphasis placed on the General Partner's assessment that a viable market exists for such customer's products or services.

TYPES OF ASSETS

       The assets described below represent the types of equipment and other assets the General Partner currently anticipates will be purchased, leased (or licensed) or financed by the Program, although at any time investments in other types of equipment or assets may be more attractive or more readily available.

       SMALL COMPUTER SYSTEMS, PERSONAL COMPUTERS AND WORKSTATIONS. The Equipment includes small computer systems, as well as personal computers and workstations. A small computer system typically consists or a central processing unit, disk or tape drives or both, printers and interactive typewriters or video display type terminals, and will often also possess data communication capabilities of a limited nature. A small computer system is generally used by businesses in various functions such as accounting, inventory control and sales management operations. Personal (or micro) computers include central processing units that generally use Intel or Motorola based processors. Workstations are high performance engineering and design systems that are far more sophisticated and complex than microcomputers. These workstations are able to communicate with each other at very high speeds and are the overwhelming choice of technical professionals in many fields.

       FURNITURE AND FIXTURES. This Equipment includes virtually any type of furniture or fixtures used by a company in connection with its business, including without limitation wall, window and floor coverings, signs, appliances, furnishings, fixtures and certain leasehold improvements.

       INTANGIBLES. Intangibles include certain soft costs including but not limited to: installation, freight and shipping charges related to Equipment, and franchise fees due to the franchisor.

       OFFICE SYSTEMS -- Equipment generally used for office environment support and automation, including copiers and high volume duplication equipment, word processing systems and electronic mail devices.


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

       COMPUTER SOFTWARE -- Software products consisting of computer programs for use on mainframe, mini-computers and micro-computers.

       PROPERTY MANAGEMENT SYSTEMS, INCLUDING COMPUTER RESERVATION SYSTEMS.
This type of equipment is used in the hotel/motel industry for front office functions, as well as for everyday counter type tasks, such as microcomputer based fileservers connected to several personal computers equipped with a number of peripheral devices, including credit card readers, modems and electronic cash drawers. Specialized software provides a complete turnkey solution for everything from cash and credit card transactions, billing and verification to accounting functions.

       PHONE AND TELECOMMUNICATIONS SYSTEMS. Typically, telecommunications systems consist of a desk phone plus a switchboard and its attendants. Most often a change to a telecommunications system will entail upgrading a network usually known as a Private Branch Exchange, or PBX, into a system that can transmit both voice and data. In effect, this upgrade will transform each telephone into a computer component.

       LABORATORY AND TEST EQUIPMENT. Laboratory and test equipment leased includes microscopes, centrifuges, spectrometers and spectrophotometers, incubators, laminar flow hoods and environmental control systems. The laboratory gear and test equipment is used across a broad range of scientific disciplines including biotechnology research and development.

       PRODUCTION, MANUFACTURING AND FABRICATION EQUIPMENT. This Equipment includes virtually any type of equipment typically used by companies that are in a position to commence (or continue) production of recently developed products. This is equipment that the lessee would use in the manufacture of its product. To facilitate remarketing, the Program will endeavor to include only equipment that could easily be used by others in the production of similar products.

       OTHER COMPUTER, COMPUTER-RELATED AND HIGH TECHNOLOGY EQUIPMENT. The Program will invest, to a lesser extent, in the following types of equipment and products:

       COMPUTER PERIPHERAL EQUIPMENT -- Devices that are used in connection with a computer systems mainframe or central processing unit (the so-called "brain" of a computer system).

       IBM-SOFTWARE COMPATIBLE AND OTHER MAINFRAMES -- Systems compatible with IBM software which have alternative central processing units to mainframes manufactured by IBM.


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

       SMALL COMPUTER SYSTEMS -- Systems typically consisting of a central processing unit, disk or tape drives or both, printers and interactive typewriters or video display type terminals.

       CAE/CAD/CAM EQUIPMENT -- Computer aided engineering, design and manufacturing systems housing advanced computer and communications technologies and sophisticated product data management software.

       COMMUNICATIONS EQUIPMENT -- Equipment consisting of devices that convert computer data for transmission over telephone lines and then reconvert it back to its original form for use by the computer at the other end, or entire systems housing their own central processing units, the purpose of which is to monitor and control incoming data via communications lines.

       OTHER EQUIPMENT AND PROGRAM PROPERTY. The Program may acquire or finance various types of other equipment and assets, including to a limited extent certain intangible assets. Such other Equipment and Program Property may include, without limitation, furniture, fixtures and leasehold improvements, vehicles, and other office, manufacturing and capital equipment, to be used for general business purposes within the construction, agriculture, engineering, retail, hospitality, restaurant, automobile, maintenance, warehouse, hospital, services and other industries.

INVESTMENT LIMITATIONS

       Pending expenditures of funds, or to provide a source from which to meet contingencies, the proceeds of this offering may be temporarily invested in short-term, highly liquid investments where there is appropriate safety of principal, such as U.S. Treasury Bills and money market funds. Any proceeds of this offering not invested within the later of [__________, 1997] or one year from the termination of the offering (except for necessary operating reserves) will be distributed to the Limited Partners as a return of capital, as well as a pro rata return of Organizational and Offering Expenses. The Program does not intend to invest more than 40% of its assets in "securities," as defined in the Investment Company Act of 1940; however, the definition of "securities," in such Act is quite broad. Although the General Partner does not believe that the intended method of operations of the Program would constitute the purchase of "securities," if such a determination were made with respect to the business of the Program, the Program would be obligated (1) to register as an investment company under the Investment Company Act of 1940, (2) if the facts warrant, to file an Application of Exemption from such Act, or (3) to terminate its operations. There is no certainty that the Securities and Exchange Commission would grant any such exemption from such


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Act, and, if the Program were required to and did register under such Act, it could not conduct operations as described in this Prospectus.

BORROWING POLICIES

       The Program will incur debt to finance the purchase of assets. However, by the end of the Program's offering period and at all times thereafter during the life of the Program, the aggregate amount of outstanding debt directly incurred by the Program will not exceed 45% of the purchase price of the assets directly acquired by the Program. In no event, however, will the aggregate amount of Capital Contributions which must be invested in Program Property be less than the amounts required by the NASAA Equipment Policy. It is expected that borrowed funds will be obtained from banks.

       The timing of the borrowing and the precise amount borrowed by the Program will depend upon the amount and timing of Capital Contributions to the Program, the availability of financing, interest rates and costs incurred by the Program. There is no assurance that credit will be available to the Program in the amount desired or on terms considered reasonable by the General Partner. It is anticipated that the Program may borrow funds both at interest rates fixed at the time of borrowing and primarily at rates that may vary with market indices, and consequently, in the latter case since cash revenues may be fixed, a rise in such market indices may increase borrowing costs and reduce the amount of the Program's net income and Cash Available for Distribution. It is not possible to estimate the total amount of interest that the Program will be charged in connection with its borrowings. The General Partner and its Affiliates will not receive loans from the Program. It is not contemplated that the General Partner or its Affiliates will make any loans to the Program. In the event of an extraordinary occurrence, the General Partner has the ability under the Partnership Agreement to lend funds to the Program for not longer than 12 months at prevailing rates.


       In situations where funds are borrowed, the General Partner anticipates that interest on the outstanding loan balances will be at market rates, competitive with rates available at the time of the particular borrowing to borrowers of similar creditworthiness. The actual rate charged will depend upon a number of factors including the amount of leverage, the portfolio mix (I.E., the creditworthiness of the lessees, the types of leases and the quality of the equipment) and market indices. Loans will generally be recourse to the assets of the Program. As a result, the precise amount of interest that the Program may be charged cannot be predicted, and the amount of Cash Available for Distribution may be adversely affected.

       The Program may enter into joint venture arrangements, including joint venture agreements with other partnerships sponsored by the General Partner or its Affiliates (including certain of the Prior Partnerships), or other entities selected by the General Partner (excluding the General Partner or certain of its Affiliates), some of which would finance their acquisition of assets by the use of leverage. There are certain restrictions and limitations proposed to be placed on the


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


borrowings incurred by a leveraged joint venture ("LJV"). Among other covenants, debt incurred by any LJV would be nonrecourse as to the Program, the General Partner and the Limited Partners. Loans to LJVs will be recourse to the assets of the LJV and not to any of the constituent members thereof or their assets. Also, investments in LJVs may not exceed, after the close of the offering and any time thereafter, five percent of the Program's Net Capital Contributions and the amount of LJV debt may not exceed, after the close of the offering and any time thereafter, 35% of the Program's Net Capital Contributions. An LJV investment is defined as the Program's capital contribution to the LJV less any funds distributed to it by the LJV.


COMPETITION

       The equipment leasing and finance industry is highly competitive. The equipment leasing industry offers to users an alternative to the purchase of nearly every type of equipment, with leases offered on a wide variety of equipment ranging from construction equipment to entire manufacturing facilities. Competitive factors include pricing, technological innovation and methods of financing (including the use of various short-term and long-term financing plans, as well as the outright purchase of equipment). Accordingly, competition from many sources may impact the Program's business. The General Partner intends to concentrate the Program's activities, however, in markets and business segments in which the General Partner and its Affiliates have expertise.

       In particular, there is substantial competition for attractive investment opportunities, both leasing and financing, in the markets and business segments in which the Program intends to invest. In connection with its leasing activities, the Program will compete with numerous leasing companies, many of which are significant competitors in these markets and business segments. Such leasing companies will compete with respect to lease rates, additional collateral requirements and other lease terms. In connection with its lending activities, the Program will compete with banks, finance companies and other institutional, governmental and private lenders. Such lenders will compete with respect to interest rates, payment and repayment terms, maturity dates and other loan terms. Many of the entities with which the Program will compete have substantially greater financial resources than the Program.

       In addition, there are competitive factors affecting the various industries in which the Program's customers operate, which may adversely affect such customers. In particular, companies engaged in the development of technologies and other growth industry businesses are expected to face significant competition in their niche markets and unique risks related to new product development, product marketability and product obsolescence. See "Risk Factors." It is possible that the competitive factors affecting particular industries or businesses in which Program customers engage could have a material adverse affect on such customers


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

and in turn, depending on the extent of. the Program's transactions with such customers, a material adverse effect on the Program's performance.

       The Program intends to lease or finance equipment manufactured by the computer industry, which is intensely competitive. Competitive factors include pricing, technological innovation and methods of financing (including use of various short-term and long-term financing plans, as well as the outright purchase of equipment). Certain manufacturer-lessors maintain advantages through patent protection, where applicable, and through product protection with the use of "bundling" (a term denoting a policy that combines service and hardware benefits, with payment for such benefits accomplished through a single periodic charge). Although IBM, for years the mainstay of the industry, remains one of the dominant factors in the computer equipment marketplace, it has been adversely affected by wide-spread competition in this industry. Given the high degree of competition and rapid pace of technological development in the computer equipment industry, the General Partner anticipates that revolutionary changes with respect to pricing, marketing practices, technological innovation and the availability of new and attractive financing plans could occur at almost any time. Significant action in any of these areas might materially and adversely affect the remarketability of equipment owned by the Program. Any such adverse effect on remarketability could also be reflected in the overall return realized by the Program. The General Partner believes that IBM and its competitors will continue to make significant advances in the computer equipment industry, some of which may result in revolutionary changes with respect to small, medium and large computer systems.

       The Program may, to varying degrees, compete with the Prior Partnerships (or with future partnerships formed by the General Partner or its Affiliates) in the acquisition of assets and leasing of equipment. See "Conflicts of Interest -- Competition Among the Partnerships for Investments."

OTHER INVESTMENT POLICIES

       Subject to limitations set forth in its Partnership Agreement, the Program may enter into joint venture arrangements, general partnerships and other participations with other leasing companies, manufacturers, brokers or other Persons. Under certain conditions described in the Partnership Agreement, the Program may invest in partnership or venture arrangements with partnerships formed or to be formed by the General Partner or its Affiliates (including certain of the Prior Partnerships), or other entities (excluding the General Partner or certain of its Affiliates) deemed desirable by the General Partner. The General Partner currently intends that the Program will participate in one or more such venture arrangements. Subject to the limitations set forth in its Partnership Agreement, the Program may also enter into arrangements whereby the Program acquires or finances assets through a subsidiary of the Program.


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

       Because the Program generally will not have exclusive control over the operations of a venture, it is possible that an impasse may result in arriving at certain venture decisions. in the event of a deadlock the General Partner will, subject to its fiduciary responsibility described elsewhere in this Prospectus, make the ultimate decision.

       The Program will not underwrite securities of other issuers, issue securities in exchange for property or invest in securities of other issuers for the purpose of exercising control.

       The Program may sell assets to the General Partner or its Affiliates under certain conditions set forth in Section 9.5.3 of the Partnership Agreement for the sole purpose of effecting a liquidation of the Program's assets at the end of the Program's term.

       THERE CAN BE NO CERTAINTY THAT OBSERVANCE OF THE FOREGOING STANDARDS WILL RESULT IN THE PROGRAM REALIZING CASH FLOW ON ITS INVESTMENTS AT ANY SPECIFIED LEVEL. MOREOVER, IT SHOULD BE NOTED THAT CASH FLOW MAY CONSIST, IN WHOLE OR IN PART, OF A RETURN OF INVESTMENT CAPITAL RATHER THAN INVESTMENT INCOME.

                      SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

       The following summary of the material federal income tax consequences of an investment in the Units is qualified in its entirety by reference to the opinion of tax counsel to the Program included in "Federal Income Tax Consequences." Counsel to the Program has rendered its opinion as to the likely outcome on the merits of each material federal income tax issue. Counsel has not, however, rendered any opinions with respect to facts unique to any particular investor. The summary below indicates a number of areas where the federal income tax consequences are dependent upon the facts attributable to a particular investor.

       1. CLASSIFICATION OF THE PROGRAM AS A PARTNERSHIP. If the Program is classified as a partnership for federal income tax purposes, the Program itself will not be subject to federal income tax on its taxable income. Instead, each Partner will be required to take into account in computing his or her income tax liability, his or her share of the items of income, gain, loss, deduction, credit and tax preference of the Program for the taxable year of the Program ending with or within the taxable year of the Partner, whether or not he or she has received or will receive any cash distributions from the Program. If the Program were not classified as a partnership for federal income tax purposes, then the Program would be subject to tax on its taxable income at applicable corporate tax rates, and the


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

Partners would be treated as shareholders. As discussed in "Tax Status of the Program," counsel to the Program is of the opinion that the Program will be classified as a partnership for federal income tax purposes under currently applicable statutes, Regulations and case law. See "Federal Income Tax Consequences -- Tax Status of the Program."


       2. AT RISK RULES. Generally, non-corporate partners are subject to the at risk rules with respect to the Program's activities and may not deduct the losses from that activity to the extent that such losses exceed the at risk amount with respect to the activity. Generally, a partner's at risk amount will equal cash contributed to the partnership minus any prior allocations of losses and distributions, plus prior allocations of profits. The at risk rules will apply to a Partner as a consequence of his investment in the Program. However, the application of such rules as they relate to a particular investor depends upon facts unique to each particular investor. See "Federal Income Tax Consequences -- At Risk Rules."


       3. LIMITATIONS ON LOSSES AND CREDITS FROM PASSIVE ACTIVITIES. The Code severely restricts the deduction of losses from the Program. Losses arising from a passive activity, such as the Program, generally will be deductible only against income from other passive activities. Moreover, the portfolio income expected to be realized by the Program is not considered to be passive income against which passive losses might be offset. The application of these rules as they relate to a particular investor depends upon facts unique to each particular investor. See "Federal Income Tax Consequences -- Limitations on Losses and Credits from Passive Activities."

       4. PROGRAM ALLOCATIONS. In general, the allocation of taxable income or loss among the Partners will be controlled by the Partnership Agreement unless the allocation is found not to have "substantial economic effect" under the Code. An allocation will generally be found to have substantially economic effect if it is consistent with the underlying economic arrangement among the Partners and reflects the manner in which the economic benefits and burdens are shared by the Partners. Counsel is of the opinion that, provided the Partnership Agreement is followed throughout the entire term thereof in making distributions, maintaining Capital Accounts, allocating income, gains, losses and deductions and in determining the rights and obligations of the Partners upon dissolution and termination of the Program, the allocations will generally be considered to have "substantial economic effect" for federal income tax purposes to the extent such allocations do not cause or increase a deficit balance in any Limited Partner's Capital Account. See "Federal Income Tax Consequences -- Program Allocations."


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


       5. FEES, EXPENSES AND COSTS. The Program will incur certain fees, expenses and costs, some of which may be currently deductible, some of which may be capitalized and amortized and some of which must be capitalized without amortization. Counsel is of the opinion that reasonable expenditures for such fees are generally afforded the treatment discussed in "Federal Income Tax Consequences -- Fees, Expenses and Costs." However, the question of whether all or a portion of such expenditures are a reasonable amount for the items provided involves factual determination and counsel has not rendered an opinion on that matter. See "Federal Income Tax Consequences -- Fees, Expenses and Costs."


       6. COST RECOVERY DEDUCTIONS. The Program will be entitled to cost recovery, depreciation or amortization deductions with respect to its properties only if it is considered to be the equitable owner of such properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. Counsel is of the opinion that the Program should be treated as the equitable owner of its equipment other than equipment subject to financings (I.E., leases intended for security). Additionally, if the purchase of properties by the Program is leveraged, the depreciable basis of such property will depend in part on the inclusion of such liabilities in the tax bases of the properties. Counsel is generally of the opinion that liabilities incurred by the Program to acquire properties should be included in the tax bases of such properties upon their purchase. See "Federal Income Tax Consequences -- Cost Recovery Deductions."

       7. INTEREST DEDUCTION LIMITATIONS. The Code limits the deduction of investment interest expense to the amount of an investor's investment income. Interest expense that is subject to the passive loss limitations discussed above is generally not subject to the investment interest limitation rules. See "Federal Income Tax Consequences -- Interest Deduction Limitations."

       8. ACTIVITIES NOT ENGAGED IN FOR PROFIT. The Code limits the deduction of losses from an activity not engaged in for profit. There is a statutory presumption available if an activity produces net income for a required period of time. There is, however, no certainty that the Program will have income sufficient to entitle it to the benefit of this presumption. Accordingly, the Program (and perhaps, each Partner) may be required to demonstrate that the Program (or the Partner's) activities are engaged in for profit. Counsel, which has assumed for purposes of its overall opinion that losses will not be disallowed under this Code provision, is generally of the opinion that it is more likely than not that this Code Section should not operate to limit the deduction from the Program's activities. See "Federal Income Tax Consequences -- Activities Not Engaged In For Profit."


       9. DISPOSITION OF PROPERTY. The Program will realize taxable gain or loss on any sale or other disposition of property measured by the difference between the selling price and the adjusted tax basis of the property. Any such gain


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

will generally be taxed under recapture provisions as ordinary income. Losses will generally also be ordinary losses. See "Federal Income Tax Consequences -- Disposition of Property."

       10. ALTERNATIVE MINIMUM TAX. The Code imposes an alternative minimum tax ("AMT") in addition to the regular income tax. The Program as such is not subject to the AMT. However, each Partner must take into account his or her share of Program items relevant to computing his or her AMT. The application of the AMT as it relates to a particular investor depends upon facts unique to that particular investor. See "Federal Income Tax
Consequences -- Alternative Minimum Tax."

       11. INVESTMENT BY QUALIFIED PLANS. Qualified plans (generally tax-exempt entities) are generally exempt from federal income taxation, except to the extent of unrelated business taxable income ("UBTI") in excess of $1,000 during any taxable year. The investment in the Program by a qualified plan will generally cause it to have UBTI with respect to the Program's leasing activities. See "Federal Income Tax Consequences -- Investment by Qualified Plans."

       12. TAX RETURNS, AUDIT RISK AND TAX SHELTER REGISTRATION. The Program will file tax information returns annually. Any audit of the Program's information return may also result in an audit of a Partner's return and an adjustment of non-Program items as well as Program items. The Program is not liable for any tax of a Partner attributable to his or her investment in the Program, and any additional tax (together with interest and applicable penalties) imposed on the Partner as the result of any adjustment by the Service of the taxable income or loss of the Program must be paid by such Partner. See "Federal Income Tax Consequences -- Tax Returns, Audit Risk and Tax Shelter Registration."

       13. PENALTY TAXES AND INTEREST. Penalties and interest may be imposed under the Code under certain circumstances (a) on the Program, (b) on a Limited Partner with respect to Program items or (c) on a Limited Partner with respect to his or her reporting positions. See "Federal Income Tax Consequences -- Penalty Taxes and Interest."


                           FEDERAL INCOME TAX CONSEQUENCES


       The following discussion constitutes the opinion of Thelen, Marrin, Johnson & Bridges, counsel to the Program, as to the material federal income tax consequences attendant upon an investment in the Units. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), and the non-codified provisions of the Tax Reform Act of 1986 (the "1986 Act"), the Income Tax



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

Regulations ("Regulations") promulgated under the Code, judicial decisions, current positions of the Treasury Department and the Internal Revenue Service (the "Service") contained in published Revenue Rulings and Revenue Procedures, and current administrative positions of the Service, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time. Certain state and local income tax consequences of an investment in the Program are discussed under "State and Local Taxes." However, the following discussion does not address all of the federal, state or local income tax consequences of an investment in the Program or the numerous differences among federal, state and local tax laws. The following discussion also summarizes certain non-tax considerations of an investment in the Program by certain tax-exempt investors under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "Federal Income Tax Consequences -- Investment by Qualified Plans."

       No advance rulings have been or will be obtained from the Service with respect to any aspect relating to the Program. Counsel to the Program, Thelen, Marrin, Johnson & Bridges, has delivered its opinion to the Program with respect to its classification as a partnership for federal income tax purposes and certain other tax matters, as set forth herein. Except as otherwise set forth herein, counsel to the Program has rendered its opinion as to the likely outcome on the merits of each material federal income tax issue. Counsel has not, however, rendered any opinions with respect to facts unique to any particular investor. The opinions of counsel are dated as of the date of this Prospectus and are based upon the facts described in this Prospectus and upon certain facts represented to counsel by the General Partner or determined by counsel as of the date of this Prospectus. Counsel has advised the Program that its advice and opinion as to the tax considerations described herein could change if the organization or operation of the Program or relevant facts deviate from those described herein. The opinions of counsel are based upon existing law, which is subject to change as described above. A copy of such opinion is included in the registration statement filed by the Program with the Securities and Exchange Commission. No other opinion of counsel has been or will be obtained with respect to any tax aspect of the Program. Unlike an advance ruling, counsel's opinion is not binding on the Service and provides no certainty that the Service will not challenge the tax classification of the Program or the Program's treatment of its income and expenditures or a Partner's tax treatment of his or her investment in the Program. In the event of such a challenge, the Partners could be adversely affected and personally may incur substantial legal and accounting fees and costs even if the challenge proves unsuccessful. The adverse consequences might not be the same for all Partners.

       It is impractical to summarize all aspects of federal, state and local income tax laws that may affect the Program and the Partners. Consequently, the following discussion should not be regarded as a complete analysis of all the possible tax risks and tax consequences of an investment in the Program, or as a


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

substitute for careful tax planning by prospective investors. The following discussion does not address the special considerations that may apply to foreign investors or to corporate investors subject to special rules, such as the personal holding company tax, the accumulated earnings tax and certain S corporation rules. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT AS THEY RELATE TO HIS OR HER PERSONAL TAX SITUATION. The costs of such consultations will be borne by prospective investors and will reduce the anticipated yield from an investment.


       As discussed in "Investment Objectives and Policies -- Other Investment Policies," the Program may invest in venture arrangements and general partnerships (collectively referred to herein as "ventures") formed to acquire assets and lease equipment consistent with the investment policies of the Program. The following discussion, to the extent it relates to partnerships in general, is also relevant to the tax consequences of the Program's investment in such ventures, and in turn to the tax consequences of an investment in the Program, with respect to such assets. Since the Program has not yet invested in any such venture arrangement, counsel to the Program has not expressed any opinion as to any such venture.


TAX STATUS OF THE PROGRAM

       PROGRAM CLASSIFICATION. Counsel to the Program is of the opinion that, subject to the discussion below and the continuing accuracy of the assumptions set forth below, the Program will be classified as a partnership for federal income tax purposes under currently applicable statutes, Regulations and case law. However, the question of the tax status of a partnership is an area of the law that has been and is likely to continue to be the subject of considerable legislative, administrative and judicial scrutiny, and there can be no certainty that the tax status of the Program will not be challenged by the Service.

       ASSUMPTIONS. The opinion of counsel that the Program will be classified as a partnership for federal income tax purposes is based on current law, which may be changed, and is subject to the continuing accuracy at all relevant times of the following assumptions which are based in part on representations of the General Partner:

       (a) Neither the General Partner nor any owner, directly or indirectly, of any beneficial interest in the General Partner, nor any Affiliate of any of the foregoing, (i) will be under the individual or collective control of the Limited Partners, (ii) will act as an agent of the Limited Partners,
(iii) will control the Limited Partners, or (iv) will be under common control or have an identity of interests with the Limited Partners with respect to the Program, except with respect to the initial Limited Partners. The General Partner's interest as a Limited Partner will be less than ten percent following the admission of investors as additional Limited Partners.

       (b) Following the sale of Units, the purchasers of Units have been and will be admitted to the Program, the Partnership Agreement has been duly executed and all filings have been made in compliance with the applicable provisions of the California Revised Limited Partnership Act. All parties will adhere to, and act in accordance with, the Partnership Agreement.

       (c) Neither the Program nor any Partner has elected or will elect to be excluded from the partnership provisions of the Code.

       APPLICABLE AUTHORITIES.

       GENERAL. Section 301.7701-2 of the Regulations sets forth four corporate characteristics to be used in distinguishing partnerships from associations taxable as corporations: continuity of life; centralization of management; limited liability; and free transferability of interests. In addition, "other factors" may be present in some cases that may be significant in classifying certain organizations. An unincorporated organization is not classified as an association unless it has more corporate characteristics than noncorporate characteristics.

       CONTINUITY OF LIFE. An organization lacks continuity of life if any member has the power to dissolve the organization. The Regulations provide that a limited partnership subject to a statute corresponding to the Uniform Limited Partnership Act lacks continuity of life. The Program will be subject to the California Revised Limited Partnership Act, which is a statute corresponding to the Uniform Limited Partnership Act. See Rev. Rul. 93-2, 1993-1 C.B. 239.

       In MCA INC. V. UNITED STATES, 502 F. Supp. 838 (C.D. Cal. 1980), REV'D, 685 F.2d 1099 (9th Cir. 1982), a California District Court took into account the likelihood that certain contractual provisions would be enforced in finding that certain foreign entities possessed the corporate characteristic of continuity of life. The owners of the entities in question were found to be under common control and to have an "identity of interests" with respect to the entities, thus making it unlikely, in the court's view, that provisions relating to dissolution of the entities would be enforced. The District Court decision in MCA was reversed by the Ninth Circuit based on its determination that the owners of the entities in question had separate and distinct economic interests. To date, counsel to the Program is not aware of any authority for extending the District Court holding to a partnership in which substantially all the owners do not have an "identity of interests" or are not under common control, or to partnerships organized under statutes corresponding to the Uniform Limited Partnership Act. Moreover, in Revenue Ruling 93-4,

1993-1 C.B. 238, the Service held that the presence or absence of separate interests is not relevant to the determination of whether an entity possesses continuity of life.

       Counsel has assumed that none of the persons and entities referred to in paragraph (a) above under "Assumptions" will be under common control or will have an identity of interests with respect to the Program, except as discussed above. Consequently, based upon counsel's assumptions and the Service's position in Revenue Ruling 93-4, the MCA District Court decision should have no adverse effect on the classification of the Program.

       Based on the foregoing analysis, counsel is of the opinion that the Program will lack the corporate characteristic of continuity of life.

       CENTRALIZATION OF MANAGEMENT. The corporate characteristic of centralized management ordinarily does not exist in a limited partnership subject to a statute corresponding to the Uniform Limited Partnership Act unless "substantially all" the interests in the partnership are owned by limited partners. The Tax Court has held that centralized management is not present if the general partner in a limited partnership has a "meaningful proprietary interest" in the partnership. PHILLIP G. LARSON, 66 T.C. 159 (1976), ACQ. 1979-1 C.B. 1. The Service will issue a private letter ruling that centralized management does not exist if the general partners own, in the aggregate, more than 20% of the interests in the partnership. However, this ruling policy is not necessarily determinative of whether centralized management is present under the Regulations.

       The Partnership Agreement provides that the General Partner is entitled to receive certain distributions and to be allocated certain percentages of income and losses and other items of the Program. Accordingly, the General Partner has an interest in the Program. However, because of the lack of authority as to what constitutes a meaningful proprietary interest for this purpose, counsel is unable to opine that the Program will lack the corporate characteristic of centralized management.

       LIMITED LIABILITY.   An organization has the corporate characteristic of
limited liability if no member has personal liability "for the debts of or claims against the organization." Generally, personal liability exists with respect to each general partner in a limited partnership subject to a statute corresponding to the Uniform Limited Partnership Act. However, personal liability does not exist with respect to a general partner "where he has no substantial assets (other than his interest in the partnership) which could be reached by a creditor of the organization and when he is merely a 'dummy' acting as the agent of the limited partners." The courts have held that personal liability exists unless a general partner both (a) lacks substantial assets and
(b) is a "dummy."  A "dummy" is one
who is under the control of the limited partners or is an agent of the limited partners. PHILLIP G. LARSON; ZUCKMAN V. UNITED STATES, 524 F.2d 729 (Ct. Cl.
1975).

       Counsel has assumed that none of the persons and entities referred to in paragraph (a) above under "Assumptions" will be under the individual or collective control of the Limited Partners or will act as an agent of the Limited Partners, except as discussed above. Consequently, under the present court interpretations of the Regulations, it is not necessary to determine whether the General Partner has substantial assets (other than its interest in the Program) that could be reached by Program creditors, and counsel is of the opinion that personal liability will exist. Accordingly, counsel is of the opinion that the Program should not possess the corporate characteristic of limited liability.

       FREE TRANSFERABILITY OF INTERESTS. The corporate characteristic of free transferability of interests exists if each member or those members owning substantially all the interests have the power, without the consent of other members, to substitute for themselves in the organization a person who is not a member. The Regulations further provide that the power of substitution does not exist unless the member is able, without the consent of other members, to confer upon his or her substitute all the attributes of his or her interest in the organization, including his or her right to participate in the management of the organization.

       The Partnership Agreement permits Limited Partners to assign their Units under certain circumstances, but provides that no assignee may be admitted as a substituted Limited Partner without the consent of the General Partner. Under the California Revised Limited Partnership Act and the Partnership Agreement, an assignee of a Limited Partner who does not become a substituted Limited Partner is not entitled to exercise any rights and is entitled only to receive the distributions and allocations to which the assignor would be entitled. Accordingly, a Limited Partner does not have the unilateral right to confer upon his or her assignee all the attributes of his or her interest in the Program.

       In the MCA case referred to above, the District Court held that the corporate characteristic of free transferability of interests was present notwithstanding certain contractual restrictions on transfers of interests in certain foreign entities. This holding was based on the court's conclusion that since the owners of the entity were under common control and had an "identity of interests" with respect to the entities, they could not be expected to enforce the contractual restrictions on transfers. For the reasons set forth above in connection with the discussion of the characteristic of continuity of life, counsel believes that the District Court decision in MCA should have no adverse effect on the classification of the Program.


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

       In Revenue Ruling 93-4, the Service held that where all the members of an entity were commonly controlled free transferability of interests was present. The Service concluded that in order to lack free transferability, the possibility of an impediment to transfer must exist. Counsel has assumed that none of the persons and entities referred to in paragraph (a) above under "Assumptions" will be under common control or will have an identity of interests with respect to the Program, except as discussed above. Consequently, Revenue Ruling 93-4 should have no adverse effect on the classification of the Program.

       Based on the foregoing analysis, counsel is of the opinion that the Program will not possess the corporate characteristic of the free transferability of interests.

       OTHER FACTORS. In some cases "other factors," in addition to the four major characteristics discussed above, may be significant in classifying an organization as an association or a partnership. The Tax Court in LARSON has indicated that it will not give controlling weight to such "other factors" unless their materiality is "unmistakable." The Service has set forth in Revenue Ruling 79-106, 1979-1 C.B, 448, seven factors that it will not treat as "other factors" for purposes of partnership classification. In view of the "unmistakable" materiality standard set forth in LARSON and the Service's position in Revenue Ruling 79-106, counsel does not believe there are any "other factors" with respect to the Program that would justify altering its classification as determined on the basis of the four major characteristics discussed above.

       PUBLICLY TRADED PARTNERSHIPS. Provisions of the Code generally provide that a "publicly traded partnership" will be taxed as a corporation. Section 7704(b) defines a "publicly traded partnership" as any partnership whose interests are traded on an established securities market or are readily tradable on a "secondary market" (or the substantial equivalent thereof). Treasury Regulations provide further clarification of the meaning of the term "publicly traded partnership." Pursuant to one of those safe harbors ("De Minimis Trading Exception"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if generally the sum of percentage interests in partnership capital and profits transferred during the taxable year of the partnership does not exceed two percent. The Partnership Agreement contains provisions which satisfy the requirements of the De Minimis Trading Exception.

       The Partnership Agreement provides that the General Partner may require as a condition to any sale, assignment or other disposition of Units the receipt of an opinion that such sale, assignment or other disposition will not result in the Program being treated as a publicly traded partnership for Federal income tax purposes. Any such opinion will be constrained by the terms of the provisions of Regulations Section 1.7704-1, accordingly, additional restrictions may thereby be


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

imposed on the number of permitted transfers of Units to conform to any such safe harbors.

       CONCLUSION AS TO PROGRAM CLASSIFICATION. Under the existing Code, Regulations, court decisions and other applicable law, and based on the assumptions set forth above, counsel to the Program is of the opinion that the Program will not have more corporate characteristics than noncorporate characteristics and that the Program will not be treated as a publicly traded partnership. Accordingly, counsel is of the opinion that for federal income tax purposes the Program will be classified as a partnership rather than as an association taxable as a corporation. However, counsel's opinion could be adversely affected by a change in applicable law.

       The continued treatment of the Program as a partnership for federal income tax purposes is dependent upon the provisions of the Code, Regulations, court interpretations of the Code and administrative rulings, all of which are subject to change. The Tax Court in LARSON suggested that the Service reconsider the Regulations regarding the tax classification of a partnership.
If the existing Regulations were amended, the Program might not qualify as a partnership under the amended Regulations. In this respect, amended Regulations have been proposed in the past and withdrawn as to the classification of partnerships as associations for tax purposes, which would have had a substantially adverse effect on the Program. Furthermore, from time to time legislation has been proposed, but not enacted, that would materially alter the rules relating to the classification of partnerships as associations. See, E.G., Revenue Bill of 1978, H.R. 12078, 95th Cong., 2d Sess. Sec. 244 (1978).
Legislation may be enacted, which would have an adverse effect upon the classification of the Program as a partnership for tax purposes.

       In Revenue Procedure 89-12, 1989-1 C.B. 633, as supplemented by Revenue Procedures 91-13, 1991-1 C.B. 447 and 92-33, 1992-1 C.B. 782, the Service
published procedural guidelines prescribing the circumstances in which favorable tax status rulings may be issued to limited partnerships, such as the Program. The Revenue Procedure indicates that its provisions are not intended to be substantive rules for the determination of partner and partnership status and are not to be applied upon audit of taxpayers' returns. It is expected that the Program will satisfy many, but not all, of the factors enumerated in such Revenue Procedure. However, no advance rulings have been or will be obtained from the Service with respect to any aspect relating to the Program.

       There can be no certainty that the Program will continue to be classified as a partnership for federal income tax purposes. The Partners would suffer substantial adverse tax consequences if the Program ceased to be classified as a partnership.


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


       On March 29, 1995 the Service issued Notice 95-14 which announced that the Service and the Treasury Department are considering simplifying the classification regulations to allow taxpayers to treat domestic unincorporated business organizations as partnerships or associations on an elective basis. On May 10, 1996, the Service issued Proposed Regulations under Code Section 7701 to implement the simplified entity classification proposal announced in Notice 95-14. If adopted in their current form, these regulations generally would not change the status of current law governing the classification of the Program as a partnership as discussed above. An entity which is publicly traded and is taxed as a corporation under Code
Section 7704 would continue to be taxed as a corporation under the Proposed Regulations which are generally proposed to be effective when they are published in final form. Although the final form of the Proposed Regulations cannot be predicted, it is not anticipated that the adoption of such Regulations in final form would have any adverse impact on the status of the Program as a partnership for federal income tax purposes.


       ANTI-ABUSE REGULATIONS.  Pursuant to Regulations issued under Section
701 of the Code, the Service is authorized, in certain "abusive" transactions involving partnerships, to disregard the form of transaction and recast it for federal income tax purposes as it deems appropriate (the "Anti-Abuse Regulations"). The Anti-Abuse Regulations would apply if the partnership is found or availed of in connection with a transaction (or series of transactions) with a principal purpose of substantially reducing the present value of the partners'' aggregate federal tax liability in a way inconsistent with the intent of the partnership provisions of the Code. Based on its review of the Anti-Abuse Regulations and the examples contained therein, the terms of the offering and the proposed business plan of the Program, and based on the expectation of the General Partner that an investment in the Program will not reduce the tax liability of any investor during the first five-year period of the program counsel does not believe such regulations would be applicable to recharacterize the classification of the Program as a partnership for federal income tax purposes. However, because such regulations are broad in scope and would be applied based on an analysis of all the facts and circumstances, counsel can give no assurance the Service would not attempt to apply such regulations to the Program.

       CLASSIFICATION OF VENTURES. As discussed in "Investment Objectives and Policies -- Other Investment Policies," the Program may enter into ventures with other partnerships sponsored by the General Partner or its Affiliates. The General Partner and its Affiliates, with management control of such ventures, intend to use their best efforts to ensure that such ventures will be classified as partnerships for federal income tax purposes rather than as associations taxable as corporations. Any such venture will be formed as a general partnership pursuant to the Uniform Partnership Act as adopted by the state in which it is formed. The Regulations generally provide that a general partnership formed under a state statute


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

corresponding to the Uniform Partnership Act will be classified as a partnership rather than as a corporation. Counsel to the Program, however, has not expressed an opinion as to the tax status of any venture in which the Program may invest because the Program has not yet invested in any venture.

TAX CONSEQUENCES OF STATUS OF THE PROGRAM

       PROGRAM CLASSIFIED AS A PARTNERSHIP. If the Program is classified as a partnership for federal income tax purposes, the Program itself will not be subject to federal income tax on its taxable income. See "Tax Returns, Audit Risk and Tax Shelter Registration." Each Partner will be required to take into account in computing his or her income tax liability his or her share of the items of income, gain, loss, deduction, credit and tax preference of the Program for the taxable year of the Program ending with or within the taxable year of the Partner, whether or not he or she has received or will receive any cash distributions from the Program. See "Program Allocations." During some taxable years, the taxable income of the Program may exceed the cash distributable to the Partners. To the extent a Partner's tax liabilities attributable to his or her investment in the Program exceed his or her cash distributions from the Program in any year, he or she will be required to pay such excess tax liabilities from sources other than the Program.

       The Program will adopt the calendar year as its taxable year. The ability of the Program to adopt the calendar year depends on the taxable year of some or all of the Partners. If the Program is not authorized under the Code to adopt the calendar year, the Program may request permission from the Service to do so, although there can be no certainty that such request would be approved. The Program's use of a taxable year other than the taxable year of a Partner will affect the timing of the Partner's reporting of his or her share of the income, gain, loss, deduction, credit and tax preference of the Program.

       A Partner's share of taxable loss of the Program for a year which may be deducted on his or her personal tax return cannot exceed the adjusted tax basis of his or her Units as of the close of such year. See "Basis of Units." The deduction of losses is also limited by the limits on passive losses. See "Limitations on Losses and Credits from Passive Activities." In addition, a Partner (other than a corporation that is not a closely-held corporation) cannot deduct his or her share of Program losses for a year for an activity to the extent such share exceeds the aggregate amount he or she is "at risk" as of the close of such year for such activity. See "At Risk Rules." If a Partner's share of Program losses is not deductible because the loss exceeds the adjusted tax basis of his or her Units or the amount he or she is at risk, the disallowed loss may be carried forward by him or her and deducted in subsequent taxable years to the extent he or she then has tax basis or at risk amount.


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       Cash distributions by the Program to a Partner generally will not be taxable to him or her unless they exceed the adjusted tax basis of his or her Units. In which case, he or she generally will recognize gain in the amount of such excess. However, with respect to a Partner subject to the at risk rules for an activity, if his or her share of losses or distributions from such activity reduces his or her at risk amount to zero, subsequent distributions of cash or other property to him or her attributable to such activity will cause him or her to "recapture" as ordinary income an equal amount of losses from such activity previously deducted by him or her. A reduction in a Partner's share of Program liabilities will be treated for federal income tax purposes as a cash distribution to him or her to the extent of the amount of such reduction.

       PROGRAM CLASSIFIED AS AN ASSOCIATION. If the Program were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, the Program would be subject to tax on its taxable income at the corporate tax rates, and the Partners would be treated as shareholders. The Partners would not report their shares of Program items of income, gain, loss, deduction, credit and tax preference for tax purposes. Cash distributions to the Partners would be treated as dividends taxable to them as ordinary income to the extent of current and accumulated earnings and profits of the Program. Distributions in excess of earnings and profits would first be applied to reduce the Partners' adjusted tax bases of their Units, and the balance would be considered gain with respect to their Units.

       CLASSIFICATION OF VENTURES. If any venture in which the Program invests is classified as a partnership for federal income tax purposes, such venture will not be subject to federal income tax on its taxable income. Instead, the Program will be required to take into account its share of the items of income, gain, loss, deduction, credit and tax preference of such venture for its taxable year ending with or within the taxable year of the Program, whether or not the Program has received or will receive any cash distributions from such venture. In turn, as discussed above, each Partner of the Program will be required to take into account his or her share of Program items attributable to operations of ventures and operations of the Program. If a venture were classified as an association taxable as a corporation, the tax consequences to such venture and the Program would be similar to those discussed if the Program were classified as an association taxable as a corporation.

BASIS OF UNITS

       The adjusted tax basis of the Units of a Partner is important in determining the amount of Program Losses he or she may deduct, the taxation of distributions by the Program to him or her, the gain or loss realized on disposition of his or her Units, and the tax consequences to him or her on liquidation or termination of the Program. See "Tax Consequences of Status of the Program,"


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

"Disposition of Units," "Liquidation of the Program" and "Termination of the Program." See "At Risk Rules" and "Limitations on Losses and Credits from Passive Activities" regarding the tax consequences to Partners subject to the at risk rules and the limitations on passive loss rules.

       The tax basis of the Units of a Partner initially will equal the sum of
(i) his or her Capital Contribution to the Program, and (ii) his or her share of Program liabilities for which no Partner or person related to such Partner within the meaning of Treasury Regulation Section 1.752-1(a)(2) bears the economic risk of loss for such liabilities ("nonrecourse" liabilities), provided such liabilities do not exceed the fair market value of the properties securing their repayment. The tax basis attributable to recourse liabilities will be generally allocated solely to the General Partner, who will bear the economic risk of loss with respect to such liabilities. The Program has incurred and may continue to incur nonrecourse indebtedness in connection with the acquisition of assets. Furthermore, the Program's share of nonrecourse liabilities of joint ventures in which it invests will be treated as Program liabilities for this purpose, provided such joint ventures are classified as partnerships for federal income tax purposes and such liabilities do not exceed the fair market value of the properties securing their repayment. Under the Regulations, a Partner's share of nonrecourse Program liabilities is generally determined in accordance with his or her ratio for sharing Program Profits.

       Generally, the tax basis of the Units of a Partner subsequently will be increased by (i) his or her share of Program taxable income and other items described in Code Section 705(a)(1), and (ii) his or her share of any increase in nonrecourse Program liabilities, and will be reduced (but not below zero) by
(i) distributions of cash and other property to him or her from the Program,
(ii) his or her share of Program Losses and other items described in Code Sections 705(a)(2) and (3), and (iii) reductions in his or her share of nonrecourse Program liabilities. A Partner's share of nonrecourse liabilities will increase or decrease if the total amount of such liabilities increases or decreases, or if his or her share of such liabilities increases or decreases (for example, as a result of the transfer of all or a portion of his or her Units or the admission of additional Limited Partners).

AT RISK RULES

       In general, Partners other than corporations that are not closely-held corporations (I.E., corporations in which five or fewer shareholders own directly or indirectly more than 50% of the stock, other than certain leasing companies) are subject to the at risk rules with respect to the Program's activities. A Partner who is subject to the at risk rules with respect to a Program activity may not deduct his or her share of losses for a year from that activity to the extent such share exceeds the amount he or she is at risk with respect to the activity as of the close of such year. Excess losses are carried forward to subsequent years in which a sufficient at



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risk amount is present.  The Tax Reform Act of 1984 (the "1984 Act") amended the at risk rules in the Code to provide that all leased personal property placed in service during the same year is treated as a single and separate activity. Accordingly, a Partner will have separate at risk amounts for his or her share of personal property placed in service in different years. Pending the issuance of Regulations interpreting these provisions, it is uncertain how a Partner's overall at risk amount should be allocated among personal property placed in service in different years.

       Generally, a Partner's at risk amount for an activity equals the adjusted tax basis of his or her Units attributable to the activity less his or her share of nonrecourse Program liabilities attributable to the activity. However, a Partner is not at risk to the extent the adjusted tax basis of his or her Units includes borrowed amounts contributed by him or her to the Program unless he or she is personally liable for repayment of such amounts or has pledged property (other than his or her Units) as security for repayment (to the extent of the net fair market value of his or her interest in the pledged property). In addition, a Partner is not at risk with respect to amounts he or she contributes to the Program, which have been borrowed from persons (or persons related to such persons within the meaning of Code Section 465(b)(3)(C)) who have an interest, other than as a creditor, in the Program.

       The application of the at risk rules to a Partner will depend on his or her at risk amount for each activity and his or her share of losses, if any, each year from each such activity. Distributions from an activity also affect a Partner's at risk amount and, in some cases, may cause his or her at risk amount to be less than zero (I.E., negative). If a Partner's at risk amount for any activity is negative at the close of any tax year, he or she will be required to include in gross income for that year an amount sufficient to restore his or her at risk amount to zero. Any amount included in gross income because of a negative at risk amount is allowable as a deduction, allocable to such activity, in the succeeding tax year.

       Any potential investor who intends to borrow any portion of his or her Capital Contribution to the Program on a nonrecourse basis (or from a person or persons related to such persons within the meaning of Code Section 465(b)(3)(C)) should consult his or her personal tax advisor regarding the at risk rules before investing.

LIMITATIONS ON LOSSES AND CREDITS FROM PASSIVE ACTIVITIES

       Provisions enacted in the Code in the 1986 Act severely restrict the deduction of losses from the Program. Losses arising from a passive activity generally will be deductible only against income from other passive activities under the passive loss rules of Code Section 469. The passive loss rules apply to


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

individuals, estates, and trusts. The rules also apply to professional service corporations and to the portfolio income of certain closely-held corporations subject to the rule limiting deductions to amounts at risk.

       A passive activity is defined as an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. An individual will participate materially in an activity only if the individual is involved in the operations of the activity on a regular, continuous and substantial basis. A limited partner is generally not treated as materially participating in any activity of a limited partnership. Accordingly, ownership of a limited partnership interest will generally be treated as a passive activity.

       Losses attributable to passive activities may generally be deducted against income or gains attributable to other passive activities but may not be deducted against other types of income such as salary, interest, dividends and active business income. Disallowed losses are prorated among each passive activity that generated losses. For example, if an individual had losses from more than one passive activity, the disallowed portion (I.E., the excess of passive activity losses over passive activity income), would be prorated among the activities on the basis of the overall loss from each activity. Credits from passive activities generally will be limited to the tax allocable to the passive activities. Losses and credits that are disallowed under the passive loss rules may be carried forward to subsequent taxable years and deducted or credited to the extent that the taxpayer has net passive income in such subsequent years, subject generally to the application of the passive loss rules in such years.

       Income or loss from the leasing activities of the Program will generally be classified as passive income. The Program will elect to treat all of its leasing activities as a single activity for the purpose of the passive loss rules. However, not all of the income generated that may be generated by the Program will be classified as passive income. Specifically, portfolio income is not considered to be passive income against which passive losses may be offset. For purposes of the passive loss rules, portfolio income, which is accounted for separately from passive income, includes interest, dividends, royalties, and gain or loss attributable to disposition of property that is held for investment and property that normally produces interest, dividends or royalty income. The Program will maintain cash balances invested on a short term basis, which will produce portfolio income. To the extent that the Program is in the trade or business of lending money, Temporary Regulations provide that interest income derived from the lending of money by an equity financed lender like the Program will not be passive activity income against which passive losses might be offset. Additionally, to the extent that the Program is not deemed to be the equitable owner of its properties, the character of Program leasing income may be deemed to be non-passive as an equity financed lending activity. See "Federal Income Tax Consequences -- Cost Recovery Deductions -- Equitable


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

Owner of Properties." Sales proceeds from the sale of an investment that is a passive activity will not be treated as portfolio income. Thus, it is expected that the Program will have both passive and non-passive income.

       The Program will be required to allocate its operating expenses, overhead expenses (including the Management Fee and Acquisition Fee) and interest expenses between its passive activities and its portfolio income activities.

       Expenses, other than interest, are attributable to portfolio income if such expenses are incurred as a result of, or incident to, an activity in which such gross income is derived or in connection with the property from which such gross income is derived. For example, general and administrative expenses attributable to the performance of services that do not directly benefit or are not incurred by reason of a particular activity or particular property are not clearly and directly allocable to portfolio income and are, accordingly, passive.

       Temporary Regulations provide that debt is allocated to expenditures in accordance with the use of the debt proceeds and interest expense accruing on a debt during any period is generally allocated to expenditures in the same manner as debt is allocated from time to time during such period. Debt is allocated by tracing disbursements of the debt proceeds to specific expenditures. Additionally, if an investor borrows money to purchase or carry his or her Units, the same tracing rules apply.

       No further administrative guidance other than the Temporary Regulations regarding expense allocations has been released. The Program will attempt to comply with the Temporary Regulations. However, it is possible that the Program's methods may not ultimately be permitted when more specific administrative guidance is provided by the Service. This may result in a modification of the Program's portfolio and passive income or loss which could result in the Limited Partners being required to file amended tax returns.

       A deduction that is suspended under the at risk rules (Code Section 465) or because a Partner does not have sufficient basis in his or her Units (Code
Section 704(d)) is not a passive activity deduction until it is permitted under such rules. Moreover, if a loss is disallowed under Code Section 465 or 704(d), Temporary Regulations provide that a prorated portion of each deduction taken into account in computing such loss (E.G., passive or portfolio) is disallowed.

       Expenses other than interest are treated as passive activity deductions under the Temporary Regulations for a taxable year if the deduction (a) arises in connection with the conduct of an activity that is passive activity for the taxable year or (b) is carried over from the preceding taxable year under Code
Section 469(b). In other words, a deduction is not taken into account in computing the


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

passive activity loss until the first taxable year in which the deduction is not disallowed by any applicable limitation other than those with respect to passive activity losses and capital losses. The determination of whether a deduction from an activity is a passive activity deduction does not depend on the character of the activity in taxable years in which the deduction is disallowed under limitations other than Code Section 469.

       Gain or loss realized by a Limited Partner on the disposition of his or her Units will be treated as passive income or loss. Upon a fully taxable disposition of a Limited Partner's entire interest in the Program to an unrelated party, the Limited Partner may deduct any loss incurred on the disposition, any suspended loss from the Program from prior years and any current year loss from the Program. Such losses must be first deducted against the Limited Partner's other passive income for the year, and any excess may be deducted against other types of income such as salary or portfolio income. If the loss is a capital loss, it is subject to the general limitation that an individual may deduct capital losses in a particular year only to the extent of capital gains plus $3,000.

       A mere change in the form of ownership of Units (such as a non-taxable transfer to a controlled corporation) will not result in the allowance of suspended losses. Similarly, if Units are acquired by a person who is related to the Limited Partner within the meaning of section 267(b) or 707(b)(1) of the Code, the suspended losses are not deductible by the Limited Partner until the Units are acquired in a fully taxable transaction by a person who is not related to the Limited Partner. If a Limited Partner transfers his or her Units as a gift, any suspended losses are added to the donee's tax basis in the Units but are not separately deductible by the donor or the donee. If Units are transferred as a result of the death of a Limited Partner, suspended losses may be allowed as deductions on the decedent's final return, but only to the extent that the suspended losses exceed the increase, if any, in tax basis of the Units that is allowed to the decedent's successor in interest under the rules governing the tax basis of property passing by reason of death.

       Credits with respect to passive activities will be used to offset tax attributable to passive income with the amount of tax to be determined by comparing the tax that the taxpayer would pay with regard to all income from whatever source with the tax the taxpayer would pay with regard to taxable income other than net passive income. Passive losses will therefore be used to reduce the passive income before credits arising with respect to passive activities may be used.


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

PROGRAM ALLOCATIONS

       VALIDITY OF PROGRAM ALLOCATIONS. In general, the allocation of overall taxable income or loss of the Program among the Partners, as well as any item of income, gain, loss or deduction, will be controlled by the Partnership Agreement, unless the allocation is found not to have "substantial economic effect" under Code Section 704(b)(2). An allocation will generally be found to have substantial economic effect if it is consistent with the underlying economic arrangement among the Partners and reflects the manner in which the economic benefits and burdens are shared by the Partners. If an allocation does not have substantial economic effect, a Partner's share will be determined in accordance with his or her interest in the Program, taking into account all the facts and circumstances. In such event, (i) the taxable income allocable to the Limited Partners might be increased and any losses and credits allocable to them might be decreased, and (ii) the Limited Partners' shares of nonrecourse Program liabilities includable in the adjusted tax bases of their Units might be reduced.

       In recent years the Service has promulgated and amended Section 704(b) Regulations on numerous occasions relating to the determination of a partner's distributive share of partnership income, gains, losses, deductions and credits. The Regulations, in general, provide that partnership allocations do not have "economic effect" unless the following provisions are included in the partnership agreement: (1) partners' capital accounts must be maintained in accordance with the Regulations; (2) upon liquidation of the partnership, liquidating distributions must be made in accordance with positive capital account balances; and (3) a partner is required to contribute capital to the partnership equal to any deficit capital account balance following liquidation of the partner's interest in the partnership. For business reasons, the Partnership Agreement does not include the third provision. The Regulations provide an alternate test for economic effect if the partnership agreement contains a "qualified income offset." The Partnership Agreement attempts to comply with this alternate test as well as the other applicable requirements of the Regulations. The Partnership Agreement provides that those Partners who have or would have, as a result of an allocation of losses, deficit capital accounts in excess of their shares of Program or Partner nonrecourse deductions (I.E., deficits caused by losses funded by nonrecourse debt) shall be allocated income as rapidly as possible so as to reduce such deficit Capital Account balances to zero. The result could be an acceleration in the income allocated to Limited Partners. To the extent allocations fail to qualify for the alternate test for economic effect, the allocations in the Partnership Agreement will be governed by the Partners' interests in the Program, taking into account all the facts and circumstances.


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

       The Regulations provide that where capital accounts are maintained in accordance with the rules of the Regulations and liquidating distributions are to be made in accordance with positive capital account balances, the partners' interests in the partnership each year generally will be determined by comparing the manner in which distributions (and contributions) would be made if all partnership property were sold at book value and the partnership were liquidated immediately prior to the taxable year, with the manner in which distributions and contributions would be made if the sale of partnership property at book value and liquidation occurred at the end of the taxable year. Allocations made under this rule generally would be similar to those provided in the Partnership Agreement, although there is no assurance the Service would not be successful in reallocating Program income or loss in a different manner with the result that the share of income of Limited Partners might be increased or their share of losses decreased.

       The Program and the ventures in which it may invest anticipate financing the purchase of equipment with nonrecourse liabilities. See "Investment Objectives and Policies -- Borrowing Policies." The Regulations provide special rules for allocations of deductions and losses attributable to nonrecourse liabilities. Deductions and losses are generally attributable to nonrecourse liabilities to the extent of the net increase in the amount of "partnership minimum gain" during a fiscal year. Partnership minimum gain generally is the aggregate amount of gain that would be realized by the Program if it disposed of all assets subject to nonrecourse liabilities in full satisfaction of all such nonrecourse liabilities. Generally, minimum gain will exist when the adjusted tax bases of Program assets securing nonrecourse liabilities become less than the aggregate balances of the nonrecourse liabilities. This may occur over the term of the Program as a result of depreciation and amortization deductions, which reduce basis.

       Under the Regulations, allocations of nonrecourse deductions will be respected if (1) partners' capital accounts are maintained in accordance with the requirements of the Regulations, (2) liquidating distributions are made in accordance with positive capital account balances, (3) allocations of nonrecourse deductions are made among the Partners in a manner which is reasonably consistent with allocations that have substantial economic effect of some other significant partnership item attributable to the assets securing the nonrecourse liabilities, (4) the partnership agreement contains a "minimum gain chargeback" (I.E., a chargeback of income or gain to partners who have been allocated nonrecourse deductions in an amount equal to the net reduction in such partners' shares of partnership minimum gain), and (5) all other material allocations and capital account adjustments under the partnership agreement are recognized under the Regulations. Counsel is of the opinion that the Partnership Agreement satisfies each of the foregoing requirements. If these requirements are not satisfied, nonrecourse deductions must be allocated in accordance with the overall economic interests of the Partners.


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       It should be noted that if the Program incurs deductions that are attributable to loans made by the General Partner or its Affiliates (or to loans guaranteed by the General Partner or such Affiliates), under the Regulations those deductions would be reallocated to the General Partner.

       The Program has been advised by counsel that provided the Partnership Agreement is followed throughout the entire term thereof in allocating and making distributions, maintaining Capital Accounts, allocating income, gains, losses and deductions (including nonrecourse deductions), and in determining the rights and obligations of Partners upon dissolution and termination of the Program, counsel is of the opinion that allocations of income, gain, loss, deduction and credit under the Partnership Agreement will generally be considered to have "substantial economic effect" for Federal income tax purposes to the extent such allocations do not cause or increase a deficit balance in any Limited Partner's capital account (after taking into account the adjustments required by Regulation Section 1.704-1(b)(2)(ii)(d)). Counsel is also of the opinion that allocations attributable to nonrecourse indebtedness that result in deficit capital account balances will be respected for Federal income tax purposes. However, as provided in the current Regulations, allocations to Limited Partners that actually result in deficit capital account balances and are not attributable to nonrecourse indebtedness likely would not be recognized for Federal income tax purposes. The General Partner does not anticipate, however, that the Program's operations will result in any Limited Partner having a deficit balance in his or her capital account that is not attributable to nonrecourse debt. Notwithstanding the opinion of counsel, there can be no absolute assurance that the Service will not challenge the allocations in the Partnership Agreement.

       In the event any allocation fails to satisfy the substantial economic effect requirements or in the case of any allocation of items of loss and deduction attributable to nonrecourse indebtedness, such allocation fails to be in accordance with the Partner's interest in the Program, each Partner's share of the allocation will be determined in accordance with his or her "interest in the Program," taking into account all facts and circumstances. Any such adjustment could have an adverse effect on the investment of the Limited Partners.

       The allocations of any venture in which the Program invests also will be controlled by the partnership agreement of such venture if the allocations have substantial economic effect. A determination by the Service that the allocations do not have substantial economic effect might result in an increase in the taxable income (or decrease in the taxable loss) of the venture allocable to the Program, and in turn to the Partners of the Program. In addition, the Program's share of nonrecourse liabilities of such venture, and in turn the Partners' shares of such liabilities, might be reduced, resulting in a decrease in the adjusted tax bases of the Partners' Units. The General Partner has represented that it will use its best efforts


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to ensure that the allocations of any venture in which the Program invests have substantial economic effect. However, counsel has not expressed an opinion as to the validity of the allocations of any such venture because the Program has not as yet invested in any venture.

       ALLOCATIONS AMONG LIMITED PARTNERS. Code Section 706(d) prohibits retroactive allocations of profits, losses and other items of a partnership among its partners. Generally, a partner's share of such items must be determined by taking into account his or her varying interest in the partnership during any taxable period, and a partner may not be allocated a share of partnership items that are attributable to any period during which he or she was not a partner. Accordingly, each Limited Partner's share of Program allocations will depend on his or her interest in the Program and when he or she became a Limited Partner.

       POTENTIAL RECHARACTERIZATION OF DISTRIBUTIONS AND ALLOCATIONS. The General Partner has an interest in certain Program distributions as discussed in "Cash Distributions and Redemptions," and will be allocated Program gross rental and interest income consistent with such distributions. Under certain circumstances, related allocations and distributions to a partner may be recharacterized under Code Section 707(a)(2)(A) as fees for services performed, or payments for property transferred by, a non-partner if the performance of such services or the transfer of such property is properly characterized as a transaction between the partnership and the partner acting other than in his or her capacity as a partner. The recharacterization of any related allocations and distributions would increase the income (or decrease the losses) allocable to the Limited Partners unless such payments were currently deductible. The Tax Reform Act of 1984 (the "1984 Act") directs the Treasury Department to issue Regulations implementing this provision. Until such regulations are issued, the application of this provision to specific situations is unclear. Until Regulations are issued, there can be no certainty as to whether any related allocations and distributions will be recharacterized as payment for services or property. Any such recharacterization could result in adverse tax consequences to the Limited Partners.

TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS

       A Partner's share of Program taxable income in some years may exceed his or her distributions from the Program. The likelihood that this may occur is increased by the Program's plan to invest a substantial portion of its cash flow during the early years of the Program in debt instruments and additional assets
(see "Cash Distributions and Redemptions").   Interest income from partnership
loans will be taxable to the partners and may not be offset against losses from the partnership operations which are classified as passive losses. See "Limitations on Losses and Credits from Passive Activities."


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       Moreover, it is possible that a Partner's liability with respect to such share of Program taxable income may exceed the amount of cash distributed to him or her from the Program, in which event he or she will have to pay the excess liability with funds derived from sources other than the Program.

       The amount of gain recognized by a Partner on a sale or other disposition (including a gift) of his or her Units or his or her share of gain on a sale (including a foreclosure sale) or other disposition of property of the Program or joint ventures may exceed the cash, if any, available to him or her from such sale or other disposition. See "Disposition of Units" and "Disposition of Property." Moreover, it is possible that his or her tax liability with respect to such gain may exceed the cash available to him or her, in which event any excess tax liability will have to be paid by him or her from sources other than the Program.

FEES, EXPENSES AND COSTS

       As more fully described in "Compensation, Fees and Interest of General Partner," "Investment Objectives and Policies," "Use of Proceeds," "The Offering" and "Plan of Distribution," the Program will incur a number of fees, expenses and costs, including the following:

       (a) ORGANIZATIONAL AND SYNDICATION EXPENSES. The Program has incurred and will incur organizational and syndication expenses in connection with organizing the Program and offering Units in the Program. Code Section 709 provides that organizational expenses may be amortized over a period of no less than 60 months, but syndication expenses must be capitalized and cannot be amortized. The Regulations include as organizational expenses legal fees for services incident to the organization of the partnership, such as for negotiation and preparation of the partnership agreement, and accounting fees for services incident to the organization of the partnership. Syndication expenses include expenses connected with the issuing and marketing of interests in the partnership, such as commissions, registration fees, printing costs, and legal fees for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or placement memorandum for securities law purposes, and accounting fees for preparation of representations to be included in the offering materials. The Program intends to treat as syndication expenses the commissions and other amounts it pays in connection with the sale of Units. The Program intends to allocate its other Organizational and Offering Expenses between organizational expenses and syndication expenses and to elect to amortize its organizational expenses over a 60-month period.

       (b) BUSINESS START-UP COSTS. Start-up costs of creating or investigating the creation of an active trade or business cannot be currently deducted. However, start-up costs may be capitalized and amortized under Code


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Section 195 if they would have been deductible if incurred in connection with the operation of an existing business in the same field. Start-up costs are amortizable over a period of no less than 60 months beginning in the month in which the business begins if an amortization election is made for the year in which the business begins. The Program intends to amortize its start-up costs, if any, over a 60-month period.

       (c) PURCHASE PRICE AND ACQUISITION FEES. The Program's purchase price of equipment for which it is treated as the equitable owner will be capitalized and recovered through cost recovery deductions to the extent allowable. See "Cost Recovery Deductions." In addition, acquisition fees paid for services rendered in connection with the review, selection, and acquisition of assets for the Program and continuing analysis of the Program's portfolio of assets will be either capitalized as a cost of the equipment and recovered through cost recovery deductions to the extent allowable or capitalized and amortized in the discretion of the General Partner. Acquisition fees payable with respect to financing provided by the Program will be amortized over the term of such financing.

       (d) PROGRAM MANAGEMENT FEES. The Program will pay a Management Fee for services performed by the General Partner in managing the day-to-day operations of the Program. The Program intends to deduct the Management Fee on a current basis. The 1986 Act provides that certain partnerships, such as the Program, must use the accrual method of accounting. Section 461(h) of the Code provides that accrued expenses for services may be deducted no earlier than when the services are performed even though the general standards for deductibility under the accrual method of accounting may be met.

       (e) OTHER EXPENSES. The Program also has incurred and will continue to incur operating expenses, E.G., insurance, utilities and property tax expenses. The Program intends to deduct operating expenses on a current basis.

       Counsel to the Program is of the opinion that reasonable expenditures for the items discussed above are generally afforded the tax treatment discussed above. Adverse tax consequences would occur if any expenditures were determined to be unreasonable in amount or were attributable to a greater degree than described above to items that are not deductible or amortizable, E.G., syndication expenses, or to items amortized over an extended period. The question of whether all or a portion of the expenditures are reasonable in amount for the items provided involves factual determinations and, accordingly, counsel to the Program has not rendered an opinion on this matter. The General Partner has represented that all of the expenditures will be reasonable in amount and will relate solely to the items provided and to the periods for which they are payable. However, there can be no certainty that the Service will not take a contrary position.


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       The tax treatment of expenditures of joint ventures in which the Program invests will depend on the nature of such expenditures.

COST RECOVERY DEDUCTIONS

       COST RECOVERY RULES. Code Section 168 provides for a cost recovery deduction system that applies to new and used tangible property ("recovery property"). The cost or other tax basis of recovery property is capitalized and recovered through cost recovery deductions over a prescribed period, which is dependent on the type of property involved.


       The Code provides that tangible, personal property will be depreciated over a three, five, seven, ten, fifteen or twenty year period. A 200 percent declining balance method may be used for the three, five, seven and ten year classes of property, switching to the straight-line method at a time to maximize the depreciation allowance. The straight-line method may also be used. The Code also provides for an alternative depreciation system whereby the Program may elect to recover the costs of property over the class life or, generally, the ADR mid-point life, using the straight-line method.


       Except as discussed below with respect to computer software, it is anticipated that a substantial portion of the recovery property of the Program and joint ventures in which it invests will be "5-year property." Accordingly, the tax basis of such property will be recovered using either an accelerated method or the straight-line method over the prescribed recovery period. The tax basis of equipment placed in service in some years may be recovered on a straight-line basis and the tax basis of equipment placed in service in other years may be recovered on the accelerated method. Both the accelerated and straight-line methods are applied to the entire tax basis of equipment without regard to salvage value.

       Both the straight-line method and the accelerated method utilize a "half-year" convention, which assumes that property is placed in service at the midpoint of the taxable year regardless of when it is actually placed in service. Therefore, if the straight-line method is elected, ten percent of the tax basis of the equipment generally will be recovered in the year it is placed in service, 20% will be recovered in each of the next four years, and the remaining ten percent will be recovered in the sixth year. Under the accelerated method, 20% of the tax basis of the equipment generally will be recovered in the first year, 32% in the second year, 19.2% in the third year, 11.52% in the fourth and fifth years, and 5.76% in the sixth year. The Code provides that a "mid-quarter" convention is applied to all property if more than 40 percent of all property is placed in service by a taxpayer during the last three months of the taxable year or the taxpayer has a short taxable year of three months or less. The mid-quarter convention treats all property placed


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


in service during any quarter of a taxable year as having been placed in service on the mid-point of such quarter.

       Cost recovery deductions generally are required to be determined on a straight-line method over extended recovery periods (generally, E.G., six years for computer equipment or a longer term depending on the length of the lease) for the portion of properties of the Program and joint ventures that are leased to government agencies, tax-exempt entities or foreign persons or entities. The impact of this rule on cost recovery deductions will depend on the extent to which properties are subject to such leases.

       The cost recovery rules do not apply to property subject to the "anti-churning" rules in Code Section 168(e)(4) as in effect prior to the enactment of the 1986 Act. Equipment subject to the anti-churning rules continues to be subject to the depreciation rules under Section 167. In addition, special rules under Section 168 apply to recovery property used predominantly outside the United States. The General Partner does not anticipate that a significant amount of property acquired by the Program and joint ventures will be subject to these rules.

       A portion of the property acquired by the Program and ventures may consist of computer software. There are a number of uncertainties as to the proper tax treatment of computer software costs. However, Revenue Procedure 69-21, 1969-2 C.B. 303, provides that if computer software costs are included, without being separately stated, in the costs of computer hardware, the software costs may be recovered on the same basis as the hardware costs. If computer software costs are separately stated, the software may be treated as an intangible asset and its cost may be amortized ratably over a thirty-six month period.

       EQUITABLE OWNER OF PROPERTIES. The Program and ventures in which it invests will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. Counsel is of the opinion that the Program and such ventures should be treated as the equitable owners of the equipment other than equipment subject to financings (I.E., leases intended for security). Counsel's opinion is based on the current status of the tax law and, in part, on the following representations of the General Partner with respect to such properties; (i) legal title to, and possession of, the properties will be transferred to the Program or such ventures; (ii) the Program's or a venture's purchase price of a property will not exceed its fair market value; (iii) leases for properties will be in the form of leases; (iv) the Program and ventures will treat such leases as leases for federal income tax purposes; (v) the rents to be paid pursuant to such leases will be commercially reasonable; (vi) the exercise price for any purchase option for any property or portion thereof will not be less than the fair market value or the


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anticipated fair market value on the option exercise date, the lessee will not be under an economic compulsion to exercise any purchase option taking into account the terms of the lease, and no offset to the exercise price of any purchase option will be allowed for any lease payments; and (vii) each property should have a useful life beyond the term of its lease and a significant value at the termination of its lease.

       INCLUSION OF LIABILITIES IN BASIS OF PROPERTIES. The purchase of properties by the Program or ventures in which the Program invests may be leveraged and the tax bases of such properties will depend in part on the inclusion of such liabilities in the tax bases of the properties. Liabilities incurred in connection with the purchase of a property generally are included in the tax basis unless some portion of the liabilities is treated as contingent debt or the purchase price of the property exceeds its fair market value. In either event, the tax basis of the property would be reduced together with the cost recovery, depreciation or amortization deductions for the property.

       Except as discussed below, counsel is of the opinion that the liabilities incurred by the Program or joint ventures to acquire properties should be included in the tax bases of such properties upon their purchase. Counsel's opinion is based on the current status of the tax law and, in part, on the facts that, as represented by the General Partner, (i) the Program's or the ventures' obligations to pay the liabilities will not be contingent, and (ii) the purchase price of each leveraged property will not exceed its fair market value.

       Under certain circumstances, when property is purchased on a leveraged basis from the seller, either the imputed interest rules or the original issue discount rules of the Code may apply to recharacterize a portion of the purchase price as interest expense deductible over the period of the seller financing. Any portion of the purchase price recharacterized as interest will reduce the tax basis of the property by the same amount. These rules apply when the effective interest rate on the seller financing is lower than the applicable rate prescribed by the Code.

       ALTERNATIVE TREATMENT FOR ALTERNATIVE MINIMUM TAX PURPOSES. As discussed in "Alternative Minimum Tax," tax preference items may increase the income tax liabilities of taxpayers. For property placed in service on or after January 1, 1987 and not grandfathered under any cost recovery transition rule under the 1986 Act, both corporate and noncorporate taxpayers must substitute the method of cost recovery deductions prescribed for alternative minimum tax purposes for the regular tax treatment. Generally, this means that in the early years of a property's cost recovery period, cost recovery deductions for regular tax purposes will exceed the cost recovery deductions for alternative minimum tax purposes and in the later years, cost recovery deductions for alternative minimum tax purposes will exceed the cost recovery deductions for regular tax purposes.


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Under this system, other than for property with respect to which the taxpayer elects or is required to use a straight-line method for regular tax purposes, the cost of property is recovered using the 150 percent declining balance method, switching to the straight-line method, generally over the ADR mid-point life. Property subject to straight-line cost recovery methods for regular tax purposes is also subject to the same method for alternative minimum tax purposes, generally over the ADR mid-point life.

       RECAPTURE OF COST RECOVERY DEDUCTIONS. Cost recovery, depreciation and amortization deductions of the Program and joint ventures with respect to their properties may be recaptured as ordinary income under Code Section 1245 upon a subsequent disposition of property (see "Disposition of Property") or, with respect to a Partner's share of such deductions, upon the disposition of the Partner's Units (see "Disposition of Units"). Such deductions will be recaptured to the extent of any gain on disposition of such property. For recapture purposes, any reduction in the tax basis of property for any tax credits for such property, which have been earned on the disposition of the property is treated as a deduction subject to recapture. The Partners will be required to recapture deductions in the year of the disposition of property even if the property is sold for deferred payments and the gain from the disposition is reported on the installment method. Such recapture or the tax attributable to such recapture may exceed the cash, if any, available from such disposition during the year of disposition. Any excess tax liability will have to be paid by the Partners from sources other than the Program.

       If the Program and joint ventures have not made basis adjustment elections under Code Section 754, a subsequent purchaser of Units may be required to recapture amounts attributable to prior cost recovery, depreciation and amortization deductions when property subject to recapture is disposed of or when he or she resells his or her Units. The Program is not obligated and does not intend to make an election under Section 754. The absence of such an election may make it more difficult for a Limited Partner to dispose of his or her Units.

INVESTMENT TAX CREDIT

       The 1986 Act has repealed the investment tax credit for personal property placed in service after December 31, 1985. Accordingly, the General Partner does not expect that any investment tax credit will be available as a result of an investment in the Program.


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

INTEREST DEDUCTION LIMITATIONS

       Interest expense generally is deductible when paid or incurred according to a taxpayer's method of accounting. See "Program Tax Accounting Principles." However, the Code imposes a number of limitations and restrictions on deducting interest, including the following:

       (a) INVESTMENT INTEREST LIMITATIONS. Under the Code, certain limitations are imposed on the deduction of interest accrued on funds borrowed by non-corporate taxpayers to acquire investment property.

       Under these rules interest paid on money borrowed for investment purposes is limited to the taxpayer's net investment income for each year. Taxpayers applying the 28% maximum long term capital gains tax rate applicable to individuals to a sale of investment property will not be able to consider such gain to be investment income. For purposes of the investment interest deduction limitation, if the taxpayer elects to treat such gain as ordinary income, it will be treated as investment income against which investment interest may be reduced. Excess investment interest deductions may be carried over to subsequent years and deducted, subject to the application of the investment interest limitations rules in those years.

       "Net investment income" is generally defined as the excess of a taxpayer's investment income over the deductions for expense directly connected with the production of such investment income.

       Interest expenses that are subject to the passive loss limitation rules, discussed above, are not included in determining net investment income and are not subject to the investment interest limitation rules. Accordingly, it is not anticipated that the investment interest limitations should have any material impact on an investor as a result of an investment in the Program. However, if an investor borrows money in order to purchase or carry his or her Units, the passive loss Temporary Regulations provide that interest expense is allocated between passive and portfolio income activities. See "Limitations on Losses and Credits from Passive Activities." Any interest expense attributable to portfolio income activities would be subject to the investment interest limitation. Accordingly, any investor who intends to borrow money to purchase or carry his or her Units should consult his or her personal tax advisor regarding the investment interest limitations before investing.

       (b) CODE SECTION 265. Sections 265(a)(2) and 265(a)(4) disallow any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations or stock of a regulated investment company distributing exempt-interest dividends. Interest


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disallowed under Section 265 may not be deducted in any year.  The Service announced in Revenue Procedure 72-18, 1972-1 C.B. 740, that the proscribed purpose generally will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment," including a limited partnership interest. Accordingly, in the case of a Partner owning tax-exempt obligations or stock of a regulated investment company, the Service may take the position that his or her share of interest expense of joint ventures in which the Program invests and any interest expense he or she incurs to purchase to carry his or her Units should be viewed as incurred on loans that enable him or her to continue to carry his or her tax-exempt obligations or regulated investment company stock. If this position were sustained, he or she would not be allowed to deduct such interest.

PROGRAM TAX ACCOUNTING PRINCIPLES

       As required by the Code, the Program will use the accrual method of accounting. In general, under the accrual method, income is includable for the year in which it is earned and expenditures are deductible for the year in which the liability for the expenditures arises. However, there are a number of exceptions to this rule, which may affect the timing of income or deductions of the Program and joint ventures, including the following:

       (a) Organizational expenses and business start-up costs must be capitalized and amortized, and syndication expenses must be capitalized but cannot be amortized. See "Fees, Expenses and Costs."

       (b) Acquisition costs of property must be capitalized and recovered through cost recovery, depreciation or amortization deductions to the extent allowable. See "Cost Recovery Deductions."

       (c)     Prepaid expenses may be required to be capitalized under Code
Section 263 and other Sections and deducted for the periods to which the prepayments relate.

       (d) In the year of the disposition of property, cost recovery, depreciation or amortization deductions will be recaptured as ordinary income, to the extent discussed in "Cost Recovery Deductions -- Recapture of Cost Recovery Deductions," even if the property is sold for deferred payments and gain from the disposition is reported on the installment method.

       (e) Code Section 467 requires that rental income be taken into account by applying accrual accounting principles and present value concepts if any payments under a lease are deferred by more than one full taxable year or there are increases in the amounts paid as rent under the lease. Proposed Regulations under Section 467 were issued by the Service in June 1996 which provide complex


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

rules concerning the proper accrual of rental income and deductions, with special rules and safe harbors applicable to leases providing for the deferral of rent.

       (f) In the event a taxpayer enters into financing transactions, which involve the deferral of the payment or the receipt of interest expense or interest income, the original issue discount rules in the Code may cause such interest to be deductible or includable prior to its payment or receipt. For example, the original issue discount rules may apply with respect to deferred payments on the purchase or sale of property.

       (g) The Service has broad discretion under Code Section 446(b) to determine that a taxpayer's method of accounting does not "clearly reflect income" and to require the taxpayer to use a different accounting method. If such a determination is made by the Service, it may be difficult to demonstrate that the Service had abused its discretion in this manner.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

       Code Section 183 and similar general tax principles limit the deduction of losses from an activity not engaged in for profit. There is a presumption under Section 183 that an activity is engaged in for profit if the gross income from the activity exceeds deductions attributable to the activity in three or more of the five consecutive taxable years ending with the current taxable year. There is, however, no certainty that the Program will have income sufficient to entitle it to the benefit of this presumption. Accordingly, the Program (and, perhaps, each Partner) may be required to demonstrate that the Program's activities are engaged in for profit.

       There is no precise standard by which to measure the requisite profit objective with respect to the Program's activities. However, significant weight should be given to Congress' sanction of equipment leasing activities through the tax laws and to the intent of the Partners in investing in the Program. In this regard, the General Partner has represented that the Program will be operated for the purpose of providing an economic profit to Partners without regard to any tax benefits of an investment in the Program. Based on such representations, the anticipated business activities of the Program, and the foregoing discussion, counsel to the Program is of the opinion that it is more likely than not that Section 183 and similar general tax principles should not apply to limit the deductions from the Program's activities. However, if they apply, any tax benefits of investing in the Program could be reduced substantially.


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DISPOSITION OF PROPERTY

       The Program and joint ventures in which it invests will realize taxable gain or loss on any sale or other disposition of property measured by the difference between the selling price and the adjusted tax basis of the property. The Program also will realize gain or loss on the disposition of its interest in any joint venture. If any property is disposed of, which has been held for one year or less or which is held primarily for sale to customers in the ordinary course of business ("dealer property"), any gain or loss in general will be ordinary income or ordinary loss. If any property that is not held as dealer property is disposed of after it has been held for more than one year, a Partner's share of any gain or loss generally will be treated as Code Section 1231 gain or loss, except to the extent that any gain is attributable to recapture of cost recovery, depreciation and amortization deductions and taxed as ordinary income. See "Cost Recovery Deductions -- Recapture of Cost Recovery Deductions." It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

       A Partner will aggregate his or her share of any Code Section 1231 gain or loss from the Program for each year with his or her Code Section 1231 gain or loss from other sources. If a Partner's Code Section 1231 losses exceed his or her Code Section 1231 gains, his or her net Code Section 1231 loss will be treated as an ordinary loss. If a Partner's Code Section 1231 gains exceed his or her Code Section 1231 losses, his or her net Code Section 1231 gain will be treated as ordinary income to the extent his or her net Code Section 1231 losses exceed his or her net Code Section 1231 gains for the five preceding years beginning after 1981. The balance of any net Code Section 1231 gain will be treated as long-term capital gain.

       The selling price of property for purposes of determining gain or loss includes not only the cash and any other property received on sale but also any indebtedness to which the property is subject. It is possible that a Partner's share of any gain or the tax attributable thereto on the disposition of property (including a foreclosure sale) may exceed his or her distributions from the Program. In such event, he or she will have to pay any excess tax liability from sources other than the Program.

       The Partners will be required to recapture cost recovery, depreciation and amortization deductions, to the extent discussed in "Cost Recovery Deductions -- Recapture of Cost Recovery Deductions" in the year of the disposition of property even if the property is sold for deferred payments and gain from the disposition is reported on the installment method. Such recapture or the tax attributable to such recapture may exceed the cash, if any, available from such disposition during the year of disposition. Any excess tax liability will have to be paid by the Partners from sources other than the Program.


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DISPOSITION OF UNITS

       Although no public market for Units exists nor is one expected to develop, a Partner who sells or otherwise disposes of his or her Units will realize taxable gain or loss measured by the difference between the selling price and the adjusted tax basis of his or her Units. The selling price of Units includes the cash and property received, as well as the amount of the selling Partner's share of nonrecourse Program liabilities.

       Gain or loss on the disposition of an interest in a partnership generally is taxed as short-term or long-term capital gain or loss, depending on whether the interest has been held for more than one year provided the interest is not held primarily for sale in the ordinary course of a trade or business. However, gain on a disposition of a Partner's Units attributable to his or her share of substantially appreciated inventory and unrealized receivables of the Program is taxable as ordinary income. Unrealized receivables include any cost recovery, depreciation and amortization deductions that would have been recaptured upon a hypothetical sale of the properties of the Program and joint ventures in which it invests. See "Cost Recovery Deductions -- Recapture of Cost Recovery Deductions." It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

       Any gain of a Partner attributable to unrealized receivables may be taxed in the year of the disposition of his or her Units even if the Units are sold for deferred payments and gain is reported on the installment method. Although the Code is unclear in this regard, the General Explanation of the 1984 Act prepared by the Staff of the Joint Committee on Taxation interprets the Code as requiring such gain to be taxed in the year of disposition.

       The amount of gain recognized by a Partner on the sale or other disposition of his or her Units, or the tax attributable to such gain, may exceed the cash, if any, available from such sale or disposition. Any excess tax liability will have to be paid by the Partner from sources other than the Program.

       Section 10.7 of the Partnership Agreement provides that a Limited Partner may tender to the Program for redemption all of his or her Units. If the tender is accepted by the General Partner, the redemption value (as determined under Section 10.7 of the Partnership Agreement) will be paid to the Limited Partner.

       In general, the federal income tax consequences to a Limited Partner whose Units are redeemed will be the same as if he or she had sold his or her Units to a third party, as discussed above. Accordingly, the Limited Partner's selling price for determining his or her gain or loss would include the redemption value


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paid to him or her and his or her share of nonrecourse Program and joint venture liabilities.

       A Partner who transfers Units must promptly notify the Program of the transfer if the Program owns substantially appreciated inventory or unrealized receivables. The Program may have unrealized receivables in the form of property subject to the recapture rules discussed above. Any Partner who fails to notify the Program will be subject to penalties. The Program will be required to file annual reports with the Service describing all such transfers. Each transferor and transferee of Units will receive a copy of the portion of such report that relates to him or her.

       A gift, including a charitable contribution, of a Partner's Units may be treated as a part-sale, part-gift of the Units if the Partner's adjusted tax basis for his or her Units includes a share of Program liabilities. This may result in taxable gain to the Partner. Further, a gift of a Partner's Units may result in the imposition of a gift tax on the Partner, regardless of the inclusion of Program liabilities in the Partner's adjusted tax basis.

       A Partner who transfers his or her Units during a taxable year must include in his or her tax returns his or her share of the taxable income or loss of the Program for the portion of the taxable year of the Program during which he or she owned the transferred Units.

LIQUIDATION OF THE PROGRAM

       The Partnership Agreement provides generally that on liquidation of the Program its assets will be sold and the sales proceeds will be distributed pursuant to the terms of the Partnership Agreement. The Program will realize gain or loss on the sale of its assets and each Partner will report his or her share of such gain or loss, together with his or her share of other items of Program income, gain, loss and deduction for the year of liquidation. In addition, a Partner will recognize gain or loss under Code Section 731 measured by the difference between the cash he or she receives in liquidation (including cash constructively received as a result of relief of liabilities) and the adjusted tax basis of his or her Units. Gain or loss recognized generally will be taxable as short-term or long-term capital gain or loss, depending on whether the Partner has held his or her Units for more than one year. However, gain attributable to the recapture of cost recovery deductions will be taxable as ordinary income. See "Cost Recovery Deductions -- Recapture of Cost Recovery Deductions." It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.


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       In the case of a Partner with a taxable year other than the taxable year of the Program, the termination of the taxable year of the Program upon its liquidation may result in the Partner reporting in his or her tax return for the year of liquidation his or her share of more than twelve months' taxable income or loss of the Program.

TERMINATION OF THE PROGRAM

       The Program will be treated as terminating under Code Section 708(b)(1)(B) if 50% or more of its capital and profits interests are sold or exchanged within any twelve-month period. It is not anticipated that this will occur. If such a termination were to occur, it would result in the closing of the Program's taxable year for all Partners, and the Program's assets would be treated as distributed to the Partners and reconveyed to a new partnership. In general, termination of the Program would not cause a Partner to recognize gain unless his or her share of the Program's cash (including cash constructively received as a result of relief of liabilities) exceeded the adjusted tax basis of his or her Units. In the case of a Partner with a taxable year other than the taxable year of the Program, the closing of the taxable year of the Program upon its termination could result in the Partner reporting in his or her tax return for the year of termination his or her share of more than twelve months' taxable income or loss of the Program.

INCOME TAX RATES

       For 1996, the top rate is 39.6% for taxable income over $263,750 ($131,875 for married individuals filing separately). Taxable income below this amount is taxed at rates ranging from 15% to 36%. The brackets are adjusted annually for inflation. Taxpayers with adjusted gross income in excess of a threshold adjusted annually for inflation ($117,950, but $58,975 for married individuals filing separately) will have their allowable itemized deductions, reduced by three percent of their adjusted gross income in excess of the threshold. The reduction in allowable itemized deductions does not apply to medical expenses, casualty and theft losses, and investment interest, which are already subject to other limitations. These limits on allowable deductions may not reduce such deductions by more than 80%.

       The benefit of personal exemptions is phased out above a threshold level adjusted annually for inflation (for adjusted gross income above $176,950 for joint returns, $147,450 for head of household, $117,950 for single taxpayer, and $86,025 for married taxpayers filing separately). Once the threshold is reached, personal exemptions are reduced by two percent for each $2,500 ($1,250 for married persons filing separately) which adjusted gross income exceeds the threshold. Thus, the phase out of personal exemptions results in a rate increase of


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approximately one-half percent for each personal exemption until the personal exemption has been completely phased out.

       The top corporate tax rate is 35%, and the number of income tax brackets is four, consisting of 15%, 25% and 34%, as well as 35%. A three percent surtax is imposed on corporations with more than $15,000,000 of taxable income, such that the benefit of the graduated rates is phased out.

ALTERNATIVE MINIMUM TAX

       In addition to the regular income tax, the Code imposes an alternative minimum tax ("AMT") on both corporate and non-corporate taxpayers. The Program as such is not subject to AMT. However, each Partner must take into account his or her share of those Program items relevant to computing his or her AMT. The AMT only applies to the extent it exceeds the taxpayer's regular tax and is imposed at the rate of 26% of the first $175,000 ($87,500 for married individuals filing separately) on the excess of the taxpayer's alternative minimum taxable income ("AMTI") above an exemption amount and 28% thereafter. AMTI is computed by reference to the taxpayer's taxable income plus tax preferences and certain other adjustments.

       The exemption amount is $45,000 in the case of married taxpayers filing a joint return, corporations or surviving spouses, $22,500 for married persons filing separately, estates or trusts, and $33,750 for single individuals other than surviving spouses. The exemption amount is reduced by $0.25 for each dollar of AMTI above: $150,000 for corporations, married persons filing jointly and surviving spouses; $112,500 for single individuals (other than surviving spouses); and $75,000 for estates, trusts, and married persons filing separately.

       Among the preference adjustments are: (i) the allowance for depreciation is computed using the alternative system, E.G., 40 years for real estate and 150% declining balance method depreciation over the alternative depreciation life of equipment, which may be applicable as a result of an investment in the Program, and (ii) gain from an installment sale of property, which would be included in inventory in the hands of a taxpayer or is held for sale in the ordinary course of a trade or business is fully reported in the year of sale.

       The 1986 Act added a minimum tax credit, which will now be allowed against the regular tax liability for the prior years' minimum tax liabilities attributable to tax preferences such as the difference between regular depreciation and the alternative depreciation allowed in computing AMTI.


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       The alternative minimum tax on tax preference items is not imposed on the Program, as such. Instead, each Partner takes into account his or her share of the Program's tax preference items for the purpose of computing his or her liability for the alternative minimum tax. Because the liability for the alternative minimum tax is computed by taking into account the regular income tax liability of the taxpayer, the extent, if any, to which any tax preference items directly or indirectly resulting from investment in the Program would be subject to the alternative minimum tax will depend on the facts of each Partner's particular tax situation. Accordingly, counsel cannot express an opinion as to the application of the AMT as it impacts on any particular investor. However, for taxpayers with substantial tax preferences, the alternative minimum tax could reduce the after-tax economic benefits of investment in the Program.

       Individual investors must consult their own tax advisors with respect to the effects of the tax preference items on them as a result of investing in the Program.

       CORPORATIONS. The 1986 Act repealed the add-on minimum tax and imposed a 20% alternative minimum tax on corporations. Because liability for the corporate minimum tax will depend upon the income tax liability and tax preference items of the corporate Limited Partner, the extent, if any, to which any tax preference items resulting from ownership of a Unit would be subject to the tax will depend on each corporate Limited Partner's particular situation. Each corporate investor must consult its tax advisor with respect to the possible effects of such tax preference items on it.

       The alternative minimum tax is imposed on a corporation's AMTI less a $40,000 exemption. AMTI is equal to regular taxable income plus tax preference items and less certain deductions. The corporate preference adjustments include: (i) the allowance for depreciation is computed using the alternative system, E.G., 40 years for real estate and 150% declining balance method depreciation over the alternative depreciation life of equipment, which may be applicable as a result of an investment in the Program, (ii) gain from an installment sale of property, which would be included in inventory in the hands of a taxpayer or is held for sale in the ordinary course of a trade or business is fully reported in the year of sale.

       AMTI also includes 75% of the excess of "adjusted current earnings" of the corporation over the corporation's other AMTI for the year. Adjusted current earnings is defined in Sections 56(g)(3) and (4) of the Code to mean AMTI adjusted by: (i) generally reducing depreciation using the Code's alternative system recovery periods (40 years for real estate and the ADR class life for equipment) and the 150% declining balance method (the straight-line method for property placed in service in 1992), (ii) adding any amount of income that is included in computing earnings and profits under Section 312 of the Code but


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otherwise is excluded in computing AMTI (such as tax-exempt interest and any deferred installment income) and disallowing any deductions not allowed in computing earnings and profits.

       The Code contains special rules concerning corporate tax preference items and corporate AMT. The effect of an investment in the Program upon an investor's AMT will depend upon the facts and circumstances unique to such investor. Accordingly, counsel cannot express an opinion as to the application of AMT as it impacts on any particular investor. Prospective investors, including corporations, are urged to consult their personal tax advisors as to applicability of the AMT with respect to their individual tax situations.

INVESTMENT BY QUALIFIED PLANS

       TAXATION OF QUALIFIED PLANS. Qualified pension, profit sharing and stock bonus plans, Individual Retirement Accounts and other tax-exempt entities ("Qualified Plans") are generally exempt from federal income taxation, except to the extent of unrelated business taxable income ("UBTI") (determined in accordance with Code Sections 511-514) in excess of $1,000 during any taxable year. The investment by a Qualified Plan in the Program will generally cause it to have UBTI with respect to the Program's leasing activities. See "Cost Recovery Deductions -- Equitable Owner of Properties." Certain types of income to be realized by the Program, I.E., interest income and gain on the sales of loans generally are excluded from the computation of UBTI. However, if the Program acquires property partially with borrowed funds, as the owner of financed property, income from such property or the gain from the sale of such property may also constitute UBTI or unrelated debt-financed income, a form of UBTI. Additionally, any Qualified Plan that incurs indebtedness to purchase or carry its Units may produce unrelated debt-financed income, a form of UBTI. Qualified Plans with UBTI also are subject to the alternative minimum tax with respect to tax preference items that enter into the computation of unrelated business taxable income. See "Alternative Minimum Tax." In view of the special problems that must be considered in determining whether a Qualified Plan should invest in the Program, a Qualified Plan should consult with its tax advisor before investing.

       ERISA CONSIDERATIONS. In considering an investment in the Program, a fiduciary of a pension, profit sharing or stock bonus plan or an Individual Retirement Account should consider, among other things: (i) whether the investment is permissible under the documents and instruments governing the plan; (ii) whether the investment satisfies the diversification requirements of ERISA; (iii) whether the investment is prudent considering all of the facts and circumstances, including the fact that there is not expected to be any public market for the disposition of Units; and (iv) whether the investment could result in a prohibited transaction. These issues are factual matters that will vary with each


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investing Qualified Plan, and counsel to the Program is unable to make any determination in this regard.

       A fiduciary should also consider whether the underlying assets of the Program, rather than the Units held by the investing plan constitute plan assets. Under the Department of Labor regulations, the underlying assets of the Program are not expected to be considered to be plan assets because Units are expected to be publicly-offered. If Program assets were considered to be plan assets, (i) the General Partner would be a fiduciary under ERISA Section 3(21)(A) with respect to investing plans because it manages the Program's assets; (ii) the General Partner would be subject to the general fiduciary responsibility provisions of ERISA with respect to the management of the Program's assets and also would be a party in interest with respect to investing plans under ERISA; (iii) transactions between existing parties in interest with respect to investing plans and the Program would be subject to the prohibited transaction rules of ERISA and the Code; and (iv) the trustee of an investing plan may be considered to have delegated improperly the trustee's responsibility to manage plan assets under ERISA.

       Finally, to comply with the requirements of ERISA and the Code, investing plans will be required to value Units in the Program at least annually. Because there is not expected to be any secondary market for the Units, the General Partner anticipates that it will estimate the value of Units from time to time and communicate that value to investors. Counsel to the Program has determined that the methods the General Partner currently expects to use for calculating the value of the Units are reasonable. Prudence might suggest, however, the need for an independent appraisal in appropriate cases.

TRUSTS MAY BE TAXABLE AS CORPORATIONS

       A trust that acquires Units may, as a result of that investment, be classified as an association taxable as a corporation. Regulations provide that trusts that engage in the conduct of a trade or business may, under some circumstances, be taxed as corporations. A trust that owns Units may be treated as engaged in the trade or business in which the Program itself is engaged. It is anticipated that the Program will be treated as engaged in a trade or business for this purpose. If the Partners are treated as engaged in the same business as the Program, a Partner that is a trust may have all of its income taxed at corporate rates at the trust level, whether or not the income is distributed to the beneficiaries. There may be a number of other factors that are relevant in determining whether a trust investing in the Program is to be classified as an association taxable as a corporation. Accordingly, any trustee contemplating an investment of trust funds in the Program should consult with his or her tax advisor with regard to these matters.


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TAX RETURNS, AUDIT RISK AND TAX SHELTER REGISTRATION

       TAX RETURNS AND AUDIT RISK. The Program and ventures in which it invests will file tax information returns annually. As soon as practicable after the close of each taxable year, the Program will furnish to Partners income tax information, including each Partner's share of items of income, gain, loss, deduction, credit and tax preference to be reported on the Partner's personal income tax returns. All Partners are required either to report their shares of Program items in a manner consistent with the tax information furnished to them by the Program or to file statements with their personal tax returns identifying any inconsistent positions they take.

       Counsel to the Program will not prepare or review any of the information returns. The information returns will be prepared by the General Partner and independent accountants for the Program. The General Partner will make a number of decisions and elections on tax matters affecting the Program, often with the advice of independent accountants retained by the Program. These decisions and elections and any other tax matters affecting the Program will not be reviewed by counsel unless specifically requested to do so by the General Partner.

       The information returns filed by the Program and ventures are subject to audit by the Service, and any audit may result in adjustments. The Service is engaged in an intensive audit program under which it audits a substantially greater number of partnership tax information returns than it audited in prior years. The possible registration of the Program or any venture as a "tax shelter," as discussed below, may further increase the likelihood that the information returns filed will be audited. Any audit of an information return may also result in an audit of a Partner's return. An audit of a Partner's return could result in adjustment of non-Program items on his or her return as well as Program items.

       The Program is not liable for any tax of a Partner attributable to his or her investment in the Program, and any additional tax (together with interest and applicable penalties) imposed on the Partner as the result of any adjustment by the Service of the taxable income or loss of the Program will be paid by such Partner. The normal statute of limitations for assessment of federal income tax deficiencies attributable to a Partner's share of Program items for a year is the later of three years after the date the Program return or the Partner's return for the year is considered filed with the Service, but may be longer under certain circumstances.

       Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the Service, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The


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Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Partnership Agreement appoints the General Partner as the Tax Matters Partner for the Program.

       The Tax Matters Partner is entitled to make certain elections on behalf of the Program and the Partners and can extend the statute of limitations for assessment of tax deficiencies against Partners with respect to Program items. The Tax Matters Partner may bind to a settlement with the Service any Partner with less than a one percent profits interest in the Program unless the Partner elects, by filing a statement with the Secretary of the Treasury, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all Partners are bound) of a final Program administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any Partner with at least a one percent profits interest or by any group of Partners having in the aggregate at least a five percent profits interest. However, only one action for judicial review will go forward, and each Partner with an interest in the outcome may participate.

       REGISTRATION OF TAX SHELTERS. The Code requires organizers of certain "tax shelters" to register them with the Service and maintain a list of investors. Temporary and Proposed Regulations generally define a "tax shelter" as any entity with respect to which it could reasonably be inferred that any investor, including a general partner, may have cumulative gross deductions as of the end of any of the first five years, determined without regard to any gross income of the entity, in excess of two times the amount of money and the adjusted basis of other property (excluding certain borrowed amounts) contributed to the entity by the investor as of the end of such year. For this purpose, gross deductions include 350% of any tax credits available with respect to the investment. Based on this definition, the Program may be "tax shelter." However, the Temporary and Proposed Regulations also provide that a tax shelter need not be registered initially if it is a "projected income investment." Generally, a "projected income investment" is any tax shelter which is not expected to reduce the cumulative tax liability of any investor as of the close of any of the first five years of the investment. THE GENERAL PARTNER EXPECTS THAT AN INVESTMENT IN THE PROGRAM WILL NOT REDUCE THE TAX LIABILITY OF ANY INVESTOR FOR ANY YEAR DURING SUCH FIVE YEAR PERIOD OR IN ANY OTHER YEAR. Accordingly, the General Partner believes that the Program is not required to register as a tax shelter at this time.

       The General Partner's expectation that an investment in the Program will not reduce the tax liability of any investor is based on certain economic and business assumptions which the General Partner believes are reasonable. However, there can be no assurance that unexpected economic or business developments will not cause investors in the Program to incur tax losses and, perhaps, economic


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losses. In the event any investor in the Program actually realizes a cumulative net reduction in his or her tax liabilities at the end of any year in the five-year period described above by reason of his or her investment in the Program, the Program will cease to be a "projected income investment" and will be required to register as a tax shelter no later than 30 days after the end of such year. The General Partner will notify Limited Partners if the Program ceases to be a "projected income investment" for registration purposes. If registration is required, the General Partner will notify Limited Partners of the reporting and recordkeeping requirements imposed on the Program and the Limited Partners under the registration rules.

PENALTY TAXES AND INTEREST

       Penalties and interest may be imposed under the Code under certain circumstances (a) on the Program, (b) on a Limited Partner with respect to Program items, or (c) on a Limited Partner with respect to his or her reporting positions. Such penalties and interest include the following:

       A. ACCURACY PENALTIES. The Revenue Reconciliation Act of 1989 (the "1989 Act") repealed the generally applicable penalties related to accuracy of tax returns and consolidated in their place one accuracy-related penalty at the rate of 20% of the portion of any underpayment of tax attributable to (1) negligence or disregard of rules or regulations; (2) any substantial understatement of income tax; or (3) any substantial valuation misstatement. The 1989 Act eliminated any stacking of these penalties and coordinates them with the fraud penalty.

       1. NEGLIGENCE. Code Section 6662 imposes a penalty on underpayments attributable to negligence or disregard of rules or regulations equal to 20% of the amount of such underpayment. Negligence includes any failure to make a reasonable attempt to comply with the provisions of the Code. Disregard of rules or regulations include careless, reckless or intentional disregard.

       Under the Regulations, negligence also includes the failure to exercise ordinary and reasonable care in the preparation of a tax return. Any position or item claimed on a return that is frivolous is also considered attributable to negligence. A position or item that is not frivolous but that nevertheless lacks a reasonable basis is also considered attributable to negligence. The term "negligence" also includes a failure by the taxpayer to maintain adequate books and records or to substantiate items properly.

       The 1989 Act repealed the presumption of negligence where the underpayment is due to a failure to include on an income tax return an amount reported on an information return. Such failure would instead be strong evidence of negligence. In addition, under the Regulations, negligence is strongly indicated


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where a taxpayer fails to make reasonable inquiries into a deduction, credit or exclusion which, if claimed, would result in a tax benefit to the taxpayer which should seem "too good to be true" to a reasonable and prudent person. The failure by a partner to treat a partnership item on his or her tax return in a manner consistent with the treatment of the item on the partnership tax return is strong evidence of negligence as well.

       2. SUBSTANTIAL UNDERSTATEMENTS. Code Section 6662 imposes a penalty on underpayments attributable to "any substantial understatement of income tax" equal to 20% of such underpayment. An understatement generally is the excess of a taxpayer's correct tax for a year over the tax reported by the taxpayer on his or her tax return for the year. An understatement is "substantial" if it exceeds the greater of ten percent of the amount determined to be the correct tax for the year or $5,000 ($10,000 for corporations other than S corporations and personal holding companies).

       For penalty purposes, except for items attributable to a "tax shelter," an understatement is generally reduced by the tax attributable to a particular item if either there is or was "substantial authority" for the tax treatment of such item or the relevant facts affecting the tax treatment are "adequately disclosed" in the tax return and there is a reasonable basis for the tax treatment of such item by the taxpayer. The Regulations provide that "substantial authority" exists if, using an objective standard, the weight of authorities supporting the taxpayer's position is substantial when compared with those supporting contrary positions. In determining whether substantial authority exists, applicable Code and other statutory provisions, court opinions, Proposed, Temporary and Final Regulations, Revenue Rulings and Revenue Procedures involving the same or similar circumstances will be considered, as well as any relevant expressions of congressional intent. In addition, a taxpayer may generally rely on General Explanations of tax legislation prepared by the Joint Committee on Taxation, private letter rulings, technical advice memoranda, actions on decisions, general counsel memoranda, information or press releases, notices, any other similar documents published by the Service in the Internal Revenue Bulletin and tax treaties and regulations thereunder. Conclusions reached by counsel in any legal opinions are not substantial authority.

       The Code also requires the Service to publish at least once a year a list of positions for which the Service believes there is no substantial authority and which affect a significant number of taxpayers. The purpose of this list is to assist taxpayers in determining whether a position should be disclosed in order to avoid the penalty. The Regulations set forth certain guidelines for determining whether the tax treatment of an item is "adequately disclosed."


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       In the case of a taxpayer other than a corporation, an understatement will not be reduced for penalty purposes for an item attributable to a "tax shelter" unless, in addition to substantial authority, the taxpayer reasonably believed that his or her treatment of such item was more likely than not the proper treatment. The Regulations set forth certain guidelines for what constitutes reasonable belief. Disclosure made with respect to a tax shelter item does not affect the amount of an understatement. For this purpose, in contrast to the tax shelter registration rule discussed in "Tax Returns, Audit Risk and Tax Shelter Registration -- Registration of Tax Shelters," a "tax shelter" is defined as any partnership, or other entity, plan or arrangement if its principal purpose is the avoidance or evasion of federal income tax. The Regulations provide that the determination of the principal purpose is based on objective evidence. The Regulations also provide that claiming tax benefits (E.G., accelerated cost recovery deductions) in a manner consistent with the congressional purpose does not constitute a principal purpose of tax avoidance.

       An additional exception to the penalties imposed by Section 6662 is provided by Code Section 6664 which provides that no penalty may be imposed upon a showing by the taxpayer of reasonable cause and good faith. The Regulations set forth certain guidelines for what constitutes reasonable cause and good faith. Proposed Regulations also provide additional guidance with respect to the reasonable cause exception of Section 6664(c) to a substantial understatement penalty attributable to a tax shelter item for a corporation.

       There are uncertainties under the Code and the Regulations as to whether a particular partnership, plan or arrangement will constitute a tax shelter for penalty purposes. Therefore, there can be no assurance that the Service will not treat the Program or any joint venture in which it invests as a tax shelter for penalty purposes. In addition, there is uncertainty regarding the proper tax treatment of various items. There can be no assurance that the Service will agree that the treatment of various items of the Program or any joint venture is supported by substantial authority or is adequately disclosed. If a penalty is assessed against a Partner for a substantial understatement with respect to any item, the Partner and not the Program or any joint venture or any other Partner will be required to pay the penalty.

       If the penalty otherwise applies, the Service has discretion to waive all or any portion of the penalty on a showing that there was reasonable cause for the understatement (or part thereof) and that the taxpayer acted in good faith.

       3. SUBSTANTIAL VALUATION MISSTATEMENTS. Code Section 6662 imposes a penalty on underpayments attributable to "substantial valuation misstatements" on tax returns equal to 20% of such underpayments. A valuation misstatement occurs if the basis or value of property claimed on a return is 200% or more of the amount determined to be the correct amount. A valuation


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misstatement also occurs if the price for any property or services (or for the use of property) claimed on a return in connection with any transaction between persons described in Section 482 of the Code is 200% or more (or 50% or less) of the amount determined to be the correct amount. The penalty is to apply only if the underpayment attributable to the valuation misstatement exceeds $5,000 ($10,000 in the case of most corporations). In the case of a gross valuation misstatement (I.E., a valuation overstatement of 400% or more of the amount determined to be the correct amount), the accuracy penalty is doubled to 40%. The General Partner does not expect that this penalty will apply to any Partner as a consequence of his or her investment in the Program.

       4. FRAUD PENALTY. Code Section 6663 imposes a penalty on underpayments attributable to fraud equal to 75% of such underpayment. The Code provides that the 20% general accuracy-related penalty is not to apply to any portion of any underpayment on which the fraud penalty is imposed. The Code further provides that an entire underpayment is treated as attributable to fraud if the Service establishes that any portion of it is attributable to fraud, unless the taxpayer establishes by preponderance of the evidence that certain items are not attributable to fraud.

       B. DELINQUENCY PENALTIES. Code Section 6664 provides that the fraud and negligence penalties do not apply in the case of a negligent or fraudulent failure to file a return. However, in the case of a fraudulent failure to file a return, the failure to file penalty for returns due after that date is increased to 15% per month of the tax required to be shown on the return, up to a maximum of 75%.

       C. FAILURE TO DEPOSIT TAXES. Code Section 6656 imposes a penalty for the failure to deposit taxes with a government depositary unless there is reasonable cause and not willful neglect.

       D. WITHHOLDING WITH RESPECT TO FOREIGN PERSONS. Persons having control, receipt, custody, disposal or payment of certain types of United States income of foreign persons are required under the Code to deduct and withhold United States tax from such income and are liable for the tax. Such withholding agents are also liable for any applicable penalties and additions to tax for their failure to withhold, even if the foreign person subsequently satisfies the underlying tax liability. This provision would apply to failures to deduct and withhold taxes after December 31, 1989.

       E. INFORMATION REPORTING PENALTIES. Code Sections 6721 and 6722 impose penalties for failure to file various information return and payee statements. The penalties vary in amount depending on when a taxpayer ultimately complies with the reporting obligation and whether the failure to file was intentional. These


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penalty provisions apply to information returns and payee statements due
(without regard to extensions) after December 31, 1989.

       F. INTEREST ON ADDITIONAL TAX AND PENALTIES. If any additional tax is payable by a Partner with respect to his or her share of any adjustment of the taxable income or loss of the Program, interest will accrue and will be payable by the Partner on the additional tax from the due date of the Partner's tax return for which the tax relates (excluding any filing extensions) to the date of payment. Interest accrues at a rate three percentage points over the applicable federal short-term rate as that term is defined in Code Section 1274(d). Interest compounds on a daily basis. Interest on accuracy penalties begins accumulating from the due date of the taxpayer's tax return for which the penalty relates (including any filing extensions) to the date of payment. Interest also accrues on accuracy-related penalties from the date of notice and demand until paid. Partners other than corporations may not deduct interest paid on such tax or penalties or on loans the proceeds of which were used to pay such tax or penalties.

TAX LAW CHANGES

       The foregoing discussion is based on the existing tax law, including the Code, Regulations, Revenue Rulings and Procedures and judicial authority. It cannot be predicted whether any changes in tax law will occur which could affect any of the tax aspects of an investment in the Program. There have been other numerous legislative proposals introduced and discussed by members of the Congress in leadership positions which would alter certain features of the present tax structure under the Code, including a flat tax proposal which could lower tax rates and reduce or eliminate most deductions. In August 1996, Congress passed the Small Business Job Protection Act, the Health Insurance Portability and Accountability Act, and the Welfare Reform Act, each of which contain tax law changes and each of which was signed by the President. Other tax law changes have been proposed by the administration, including those included in the President's balanced budget proposal submitted to Congress in January 1996. It cannot be predicted whether any of these proposals will be enacted into law. In addition, the Service is considering numerous regulations projects which could result in the promulgation of Regulations which could alter interpretations of current provisions of the Code.

STATE AND LOCAL TAXES

       The state and local tax consequences of an investment in the Program may vary materially from the federal income tax consequences. A Partner's share of the taxable income or loss of the Program may be required to be included in determining his or her taxable income or loss for state or local tax purposes in the state or locale in which he or she resides. In addition, any state or locale in which the Program or joint ventures in which it invests own property may require


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nonresident Partners to file state or local income tax returns and to pay taxes determined with reference to their shares of taxable income derived in such state or locale. Also, a Partner's share of any taxable loss attributable to operations in a state or locale may be available to offset income from other sources only within the same state or locale. A corporate Limited Partner may be required to pay minimum franchise taxes (E.G., $800 in California, $250 in New York) in each jurisdiction in which the Program engages in business, regardless of the size of its investment in the Program. Additionally, the Program will be obligated to pay the minimum franchise taxes in California. To the extent a nonresident Partner incurs a tax liability by virtue of operations in a state or locale, it is possible that he or she will be entitled to a deduction or credit with respect to his or her tax liability for his or her state or locale of residence. In this regard, the California Revenue and Taxation Code requires partnerships to withhold seven percent of distributions of California source income to domestic nonresident (I.E., non-California) partners if the partnership is so notified by the Franchise Tax Board. It is anticipated that a substantial portion of the Program's income will be California source income. No withholding is required, however, if the distributions of California source income to the Partner are $1,500 or less. In this regard, the Program has been notified by the Franchise Tax Board that the applicable withholding is required. Partners should consult their own tax advisors with respect to all state and local tax matters affecting them.

       THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING BY EACH PROSPECTIVE INVESTOR. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE PROGRAM WITH SPECIFIC REFERENCE TO THEIR INDIVIDUAL TAX SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAWS.


                           SUMMARY OF AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP

       A prospective Limited Partner should read and be familiar with the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), a copy of which is attached hereto as Exhibit A, which will govern the operation of the Program. The summary of the Partnership Agreement contained below does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement itself.


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

NATURE OF THE PROGRAM

       The Program is a limited partnership formed pursuant to the California Revised Limited Partnership Act. The liability of each Limited Partner is limited to the amount of the Limited Partner's investment in the Program, together with any undistributed share of the profits of the Program that from time to time may be credited to such Limited Partner's Capital Account. Accordingly, unlike a general partner which is generally personally liable for all obligations of a limited partnership, a limited partner does not have personal liability for partnership obligations and the limited partner's risk of loss is limited to the amount of the limited partner's investment in the limited partnership, together with such limited partner's interest, if any, in any undistributed partnership assets. (Sections 2.1 and 6.3) A Limited Partner may also be required to return certain distributions under certain circumstances as required by California law.

CONTROL OF OPERATIONS OF THE PROGRAM

       The powers vested in the General Partner in the Partnership Agreement are quite broad. Generally, the General Partner has full, exclusive and complete discretion in the management and control of the Program. (Section 9.1) The General Partner is, however, subject to certain limitations on its authority, as discussed in "Voting and Other Rights of the Limited Partners" below.

TERM OF PROGRAM


       The term of the Program cannot be determined at this time. However, the General Partner anticipates commencing liquidation of the Program's portfolio of assets seven years after the close of the offering of Units; the Program will, in all events, terminate on December 31, 2011 unless dissolved sooner as set forth in Section 12.1 of the Partnership Agreement. (Sections 5 and 12.1)


CAPITAL CONTRIBUTIONS

       Each Limited Partner is required to purchase a minimum of 100 Units at a total purchase price of $2,000 (50 Units or $1,000 in the case of a Qualified
Plan). Residents of certain states may be required to make different minimum investments. After acceptance of an investor's subscription, the Partnership Agreement will be amended to provide for such investor's admission as a Limited Partner whereupon the investor will become a Limited Partner in the Program. The General Partner is authorized, in its discretion, to issue additional Units and to cause the Program to make subsequent offerings of its securities, including additional Units. (Section 6.2)


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

ADDITIONAL CONTRIBUTIONS

       Upon dissolution and termination of the Program, the General Partner will contribute to the Program an amount equal to the deficit balance, if any, in its Capital Account at such termination. (Section 6.1)

WITHDRAWALS OF CAPITAL CONTRIBUTIONS

       Except as otherwise provided in the Partnership Agreement, no Limited Partner shall have the right to withdraw or reduce his or her Capital Contribution or to demand or receive property other than cash. (Section 6.5)

ALLOCATION OF INCOME AND LOSS; DISTRIBUTIONS TO PARTNERS

       ALLOCATION OF INCOME AND LOSS. Profits and Losses with respect to THE Program will be allocated between the General Partner and the Limited Partners in the manner described under "Cash Distributions and Redemptions" and Section 8 of the Partnership Agreement. Generally, Profits and Losses will be allocated 99% to the Limited Partners and one percent to the General Partner. In addition, the General Partner will generally be allocated gross rental and interest income in amounts equal to the distributions that it receives from the Program. (Section 8)

       DISTRIBUTIONS OF CASH AVAILABLE FOR DISTRIBUTION. Distributions will be made to the General Partner and the Limited Partners in the manner described under "Cash Distributions and Redemptions" and Section 8.8 of the Partnership Agreement. (Section 8.8) The successful operation of the Program is subject to various risks. See "Risk Factors."

       Limited Partners who purchase at least 500 Units ($10,000) will be entitled to receive monthly distributions. However, prior to the third monthly distribution of any quarter, Limited Partners who have not received monthly distributions must receive the same proportionate distribution amount within that quarter that the monthly distributees already received before the monthly distributees receive any further distributions for that quarter. (Section 8.8)

GENERAL PARTNER FEES AND REIMBURSEMENT OF GENERAL AND ADMINISTRATIVE EXPENSES

       During Program operations, the General Partner will receive an Acquisition Fee and a Management Fee. (Sections 7.2 and 7.3) The General Partner and its Affiliates will be reimbursed for any expenses incurred by them in the name, or on behalf, of the Program or in such manner that such expenses shall appear in the books and records of the Program as expenses of the Program. Any reimbursement for administrative services shall be charged at the lesser of the cost


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

of such services or 90% of the competitive rates for providing similar services, subject, in the case of certain operational expenses, to the limitation on expense reimbursement described in Section 7.1 of the Partnership Agreement. (Section 7.1) Competitive rates will be determined by the General Partner by periodically requesting bids from third parties, undertaking surveys of service providers and generally conducting market analyses of the supply and cost of necessary services.

LIMITED TRANSFERABILITY OF UNITS

       There are a number of restrictions on the transferability of Units, including the following: (1) transfers of less than 100 Units (50 Units in the case of a Qualified Plan) will not be permitted except for intra-family and similar types of transfers; (2) the transferor Limited Partner must acknowledge and deliver to the General Partner such instruments of transfer and assignment as may be required by, and in form and substance satisfactory to, the General Partner, and (3) a transferee of a Unit will not be admitted to the Program as a Limited Partner without the consent of the General Partner (which consent may be withheld at the sole discretion of the General Partner). An amount sufficient to cover transfer costs (not to exceed $75) will be established by the General Partner and payment thereof shall be a condition to effectiveness of a transfer. In addition, no sales or transfers of Units can be made in violation of any applicable securities laws, including the Securities Act. (Section 10)

       There will be no public market for Units, but, subject to certain conditions, a Limited Partner may redeem his or her Units. The General Partner will not, however, accept any redemption request with respect to Units sold pursuant to this Prospectus unless a Limited Partner has held his or her Units for at least six months. In no event, however, will the General Partner accept any redemption request that causes the Program to violate Securities and Exchange Commission Rule 10b-6. (Section 10.7)

ALLOCATION OF NET INCOME AND NET LOSS IN RESPECT TO PROGRAM UNITS TRANSFERRED

       If Units are transferred during any taxable year of the Program, the net income or net loss attributable to the Units for that taxable year will be divided and allocated between the transferor and transferee. (Section 8.9)

DISSOLUTION AND LIQUIDATION

       The Program will be dissolved upon the occurrence of either (1) the vote of Limited Partners holding a majority of the Units or (2) the resignation, removal, death or dissolution or adjudication of bankruptcy or in capacity of any General Partner, unless Limited Partners holding a majority of the Units elect to continue


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

the Program. The Program will be dissolved on December 31, 2011, unless dissolved sooner as set forth in Section 12.1 of the Partnership Agreement. The General Partner anticipates commencing liquidation of the Program's portfolio of assets seven years after the close of the offering of Units. (Sections 12.1 and 12.2)

       Upon dissolution, the affairs of the Program will be wound up and its assets liquidated as promptly as practicable. Liquidation proceeds will be used first to pay Program liabilities and the balance will be distributed to the Partners in proportion to their respective Capital Accounts. Upon dissolution and termination of the Program, the General Partner will be required to contribute to the Program an amount equal to the deficit balance, if any, in its Capital Account at such termination. (Sections 6.1 and 12.3)

INSURANCE AND LIMITS OF LIABILITY

       The General Partner intends to maintain or cause to be maintained at the expense of the Program such liability, casualty or other insurance as it deems necessary and desirable to protect the Program's property and affairs. The partnership Agreement provides that the General Partner will have no liability to the Limited Partners for loss of, or damage to, the Program resulting from an act or omission of the General Partner in the absence of its negligence or misconduct. The Partnership Agreement provides that the Program will indemnify the General Partner in respect of any act or omission other than one that would constitute negligence or misconduct or, under certain circumstances, as to liabilities arising under the Securities Act. (Section 15.2)

RESIGNATION OR REMOVAL OF GENERAL PARTNER; ELECTION OF GENERAL PARTNER

       The General Partner may resign from the Program upon obtaining the consent of Limited Partners holding a majority of the Units, and the opinion of counsel for the Program that such resignation will not jeopardize the Program's federal tax status as a partnership. The General Partner may be removed from the Program upon a vote of Limited Partners holding a majority of the Units.
The General Partner automatically and immediately ceases to be the General Partner of the Program upon dissolution or upon being adjudicated bankrupt, and the Program is thereupon dissolved unless Limited Partners holding a majority of the Units elect to continue the Program and, if necessary, elect a successor General Partner. (Section 11)

       If the General Partner resigns or is removed, and if the Limited Partners vote to continue the Program, such resigned or removed General Partner's interest in the Program must be purchased by the Program at its fair market value. (Section 11.6)


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

AMENDMENTS

       Amendments to the Partnership Agreement may be proposed by the General Partner or by Limited Partners holding ten percent or more of the Units in the Program. A proposed amendment generally will be adopted and effective if it receives the affirmative vote of Limited Partners holding a majority of the Units. However, an amendment to extend the term of the Program beyond December 31, 2011 must receive an affirmative vote of all Partners. (Section 16.5)

VOTING AND OTHER RIGHTS OF THE LIMITED PARTNERS

       The consent of Limited Partners holding a majority of the Units is required (1) to amend the Partnership Agreement, (2) to approve or disapprove the sale of all or substantially all of the assets of the Program prior to seven years after the close of the offering of the Units, (3) to dissolve the Program,
(4) to remove the General Partner, (5) to elect a substitute General Partner and
(6) to continue the Program under certain circumstances. Also, the Program may not engage in a Roll-Up Transaction without the approval of 66-2/3% in interest of the Limited Partners. This provision may not be amended without the approval of 66-2/3% in interest of the Limited Partners. (Section 9.4.3) Limited Partners who dissent from the Roll-Up Transaction will be entitled to dissenting Limited Partners' rights under California law. Other restrictions are imposed on the ability of the General Partner to engage in Roll-Up Transactions. (Section 9.5.4 and Sections 9.5.7 through 9.5.12) In this regard, Limited Partners holding more than 50% (or 66-2/3% in the case of a Roll-Up Transaction) of the Units may by a vote substantially change the nature of an investment in the Program through an amendment to the Partnership Agreement, merger of the Program with another entity or otherwise. (Sections 9.4.2, 11.1, 11.2 and 16.5)

       Upon the request of any Limited Partner, the Program is obligated to supply the Limited Partner with (1) an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners, along with the number of Units held by each of them, as such information is reflected in the records of the Program as of the time of the request, (2) a copy of the certificate of limited partnership of the Program and all amendments thereto, and (3) a copy of the Partnership Agreement and all amendments thereto. Additionally, each Limited Partner has the right upon reasonable request to inspect and copy at the Limited Partner's own expense (1) copies of the Program's federal, state and local tax returns for the six most recent fiscal years, (2) financial statements of the Program for the six most recent fiscal years and (3) all other books and records of the Program as they relate to the internal affairs of the Program for at least the current and past three fiscal years. (Section 13.1) Neither the Partnership Agreement nor the California Revised Limited Partnership Act (as applicable to the Program)


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

grants Limited Partners any appraisal or dissenters' rights, except in connection with Roll-Up Transactions.

MEETINGS AND CONSENT

       Meetings of the General and Limited Partners may be called by the General Partner or by Limited Partners holding ten percent or more of the Units. The General Partner is required to provide Limited Partners with a notice of such meeting and each Limited Partner may consent in person or by proxy at such meeting. The General Partner does not contemplate holding regular meetings. (Section 16.6)


                                     THE OFFERING

       A minimum of 60,000 Units and a maximum of 2,500,000 Units are being offered hereby. The General Partner has the authority, without the consent of the Limited Partners, to increase the size of this offering, or to extend the offering of Units (upon the renewal of its permit in any state requiring renewal thereof) after October 7, 1997 (one year from the date of the Program's original Prospectus). The offering period, however, will terminate on October 7, 1998 (two years from the date of the Program's original
Prospectus). The General Partner reserves the unconditional right to extend the offering period beyond October 7, 1997, subject to renewing the Program's permit in any state requiring renewal thereof, or to terminate the offering of Units prior to such dates. Although the Program has the right to raise additional capital in the future in excess of the $50,000,000 being raised in this offering, there is no present intention to do so. The effect of such additional capital would be to provide additional funds available for investment, which would be used to acquire additional assets described in "Investment Objectives and Policies."


       The price for each Unit is $20, payable only in cash (or a cash equivalent, such as a check). The Units are offered on a "best efforts" basis through selected members of the NASD. See "Plan of Distribution." Prospective investors desiring to purchase Units will be required to subscribe for a minimum of 100 Units or $2,000 (50 Units or $1,000 in the case of a Qualified Plan) by completing and executing the Subscription Agreement attached hereto as Exhibit C, and delivering it, together with a check for the full purchase price of the Units being subscribed for, to the NASD member firm which solicited the purchase of Units by the subscriber. Prospective investors must meet the suitability requirements applicable to their state of residence. See "Suitability Standards." Any subscription that fails to meet those requirements will be rejected. Residents of certain states may also be required to make different minimum investments. Checks must be payable (a) with respect to subscriptions for the first 60,000 Units to "Imperial Bank,


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


Phoenix Leasing American Business Fund II Escrow" for deposit in an escrow account at Imperial Bank and (b) with respect to all other subscriptions to "Phoenix Leasing American Business Fund II, L.P." Imperial Bank, the escrow agent, neither endorses the Program's offering of Units, nor recommends or guarantees the purchase of Units offered for sale, pursuant to this Prospectus.


       All funds will be held in an escrow account for the Program until 60,000 Units have been sold, whereupon the funds will be released to the Program for the purposes intended. See "Use of Proceeds."

       If fewer than 60,000 Units have been sold by the Program within one year from the date of this Prospectus, none will be sold and all funds received by the Program in payment for any Units will be promptly refunded in full, together with any interest earned thereon. Interest on funds held in escrow will be computed on a weighted average basis, taking into account the amount deposited and the length of time during which such funds were held in the escrow account.


       The General Partner has the unconditional right to accept or reject any subscription and will promptly determine whether to accept or reject each subscription. Subject to such right, subscriptions in complete and proper form and satisfactory in substance to the General Partner will be accepted in the chronological order in which they are received, but not prior to the fifth day after the subscriber has received a copy of this Prospectus. If the General Partner rejects a subscription, the funds submitted with such subscription will be promptly returned to the subscriber without interest.


       The Organizational and Offering Expenses other than sales commissions payable to unaffiliated broker-dealers by the Program are expected to aggregate approximately $2,500,000 ($1.00 per Unit) if the maximum number of Units is sold. Such expenses include, without limitation, all fees and expenses incurred in connection with the organization and formation of the Program, printing costs, attorneys' and accountants' fees, registration and filing fees, escrow fees, and disbursements made in connection with the sale and distribution of the Units. In the event that the sales commissions and such other Organizational and Offering Expenses exceed 15% of the gross proceeds of this offering ($3 per Unit), such excess will be paid by the General Partner and not the Program.


                                 PLAN OF DISTRIBUTION

       Solicitation of subscriptions for Units will be made on a "best efforts" basis only through selected members of the NASD, in compliance with the NASD Rules of Fair Practice. Sales commissions will be payable by the Program at the rate of eight percent ($1.60 per Unit) of the sales price of the Units. The Program will pay wholesaling fees to persons performing services for Phoenix Securities,


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

Inc. See "Compensation, Fees and Interest of General Partner." In no event, however, will the total of such wholesaling fees, reimbursements, commissions paid to participating broker-dealers and sales incentives, if any, exceed ten percent of the offering price of the Units sold. In addition, up to an additional one-half percent of the sales price of the Units may be paid to NASD member broker-dealers for actual accountable and bona fide due diligence expenses.

       Any broker-dealer who effects sales of the Units for the Program and any other person who participates in a distribution of the Units may be deemed to be an "underwriter" as that term is defined in the Securities Act. The Program has agreed to indemnify soliciting dealers against certain civil liabilities, including liabilities under the Securities Act.

       Neither the General Partner nor participating broker-dealers shall directly or indirectly pay or award any finder's fees, commissions or other compensation (except as described above) to any person engaged by a potential investor for investment advice as an inducement to such advisor to provide advice to the prospective purchaser of Units.

       In addition to the sales commissions payable to selected members of the NASD, the Program may provide non-cash incentive compensation to such members and associated persons of such members. Each item of non-cash compensation would have a value of $100 or less. Any items of non-cash compensation will be provided pursuant to operating procedures conforming to the rules of the NASD. The General Partner will provide such items to persons who have met or are expected to meet certain performance criteria to be established by the General Partner. The aggregate value of all non-cash incentive items, and the total of sales commissions and wholesaling fees, will not exceed ten percent of the offering price of the Units sold.


                                       REPORTS

The financial statements of the Program will be audited annually by a firm of independent public accountants. The books of account and records will be kept at the principal place of business of the Program and each Limited Partner, or his or her duly authorized representative(s), will have, upon giving prior written notice, free access at all times during reasonable business hours to such books and records, and the right to inspect and copy them. Within 75 days after the close of each fiscal year, there will be distributed to the Limited Partners tax information necessary for the preparation of the Limited Partners' federal income tax returns. Within 120 days after the close of each fiscal year, reports will be distributed to the Limited Partners which will include audited financial statements (including a balance sheet and statements of operations, partners' capital, and cash flow)


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prepared in accordance with generally accepted accounting principles, accompanied by a copy of the accountant's report, with a reconciliation to the tax information, and information concerning fees paid to the General Partner and Affiliates in the same detail as appears in this Prospectus, to be supplied in such reports. In addition, each Limited Partner, within 60 days of the close of each fiscal quarter, will be furnished with a copy of an unaudited balance sheet and operating statement.


                                   SALES LITERATURE

       The Program will utilize certain sales material in connection with the offering of the Units. This material may include reports describing the General Partner and its Affiliates, pictures and summary descriptions of the assets and facilities of lessees and borrowers of the Program and of prior Phoenix sponsored partnerships, a brochure and audio-visual materials or taped presentations highlighting various features of this offering. The General Partner and its Affiliates may also respond to specific questions from broker-dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to broker-dealers for customer use, and other information relating to the offering may be made available to broker-dealers for their internal use. However, the offering is made only by means of this Prospectus. Except as described herein or in supplements hereto, the Program has not authorized the use of other sales materials in connection with the offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference, or as forming the basis of the offering of the Units described herein.


                                     LEGAL MATTERS

       The legality of the securities offered hereby and the question of the taxation of the Program as a partnership and not as an association taxable as a corporation for federal income tax purposes and certain other tax matters have been passed upon by Thelen, Marrin, Johnson & Bridges, Los Angeles, California, counsel for the Program.

                                       EXPERTS

       The balance sheet of Phoenix Leasing American Business Fund II, L.P. as of July 31, 1996 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


       The balance sheets of the General Partner and its general partner included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                                ADDITIONAL INFORMATION

       A Registration Statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the securities offered hereby. This Prospectus, which forms a part of the, Registration Statement filed with the Securities and Exchange Commission contains information concerning the Program and includes a copy of the Program's Amended and Restated Agreement of Limited Partnership, but does not contain all the information set forth in the Registration Statement and exhibits thereto. The information omitted may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fee prescribed by the Rules and Regulations of the Commission or examined there without charge.

REPORT OF INDEPENDENT AUDITORS

To the Partners of
Phoenix Leasing American Business Fund II, L.P.


We have audited the accompanying balance sheet of Phoenix Leasing American Business Fund II, L.P. (a California limited partnership) as of July 31, 1996. This balance sheet is the responsibility of the Partnership's management.
Our responsibility is to express an opinion on this balance sheet based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Phoenix Leasing American Business Fund II, L.P. at July 31, 1996 in conformity with generally accepted accounting principles.

                                                             ERNST & YOUNG LLP

San Francisco, California
September 16, 1996

               PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
                                 BALANCE SHEET


                                    ASSETS


                                                               July 31,
                                                                1996
                                                              --------
  Cash and cash equivalents. . . . . . . . . . . . . . .       $ 2,021
                                                              --------
     Total Assets. . . . . . . . . . . . . . . . . . . .       $ 2,021
                                                              --------
                                                              --------

                                 PARTNERS' CAPITAL

  Commitments and Contingencies (Note 1)

  Partners' Capital

   General Partner, 50 units issued and outstanding . . .     $ 1,000
   Limited Partners, 2,500,000 units
     authorized and 100 units issued and
     outstanding. . . . . . . . . . . . . . . . . . . . .        2,021
     Less:
        Receivable from General Partner . . . . . . . . .       (1,000)
                                                              --------
      Total Partners' Capital . . . . . . . . . . . . . .      $ 2,021
                                                              --------
                                                              --------


                    The accompanying notes are an integral
                         part of this balance sheet.

                 PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
                             NOTES TO BALANCE SHEET
                                 JULY 31, 1996


NOTE 1.  ORGANIZATION AND PARTNERSHIP MATTERS:

   Phoenix Leasing American Business Fund II, L.P. (the "Partnership"), was organized as a California limited partnership on May 6, 1996. The General Partner is Phoenix Leasing Associates IV, L.P., the general partner of which is Phoenix Leasing Associates IV, Inc., a wholly-owned subsidiary of Phoenix Leasing Incorporated. The objectives of the Partnership are to (1) produce cash distributions on a continuing basis over the life of the Partnership through leasing equipment primarily to and financing assets primarily for companies engaged in the development of technologies and other growth industry businesses, franchisees, and additional third party lessees and customers, (2) reinvest, during the operating phase of the Partnership (after payment of expenses, including debt service requirements, and distributions to the Partners), in additional equipment and assets to increase the overall size of the portfolio, and (3) commence liquidation of the Partnership's portfolio of assets seven years after the close of the offering of Units.

   As more fully described in the Partnership Agreement, Partnership net income and net losses will be allocated 99% to the Limited Partners and one percent to the General Partner. Syndication costs, as defined, will be allocated one percent to the General Partner and 99% to the Limited Partners.
 In addition, the General Partner will generally be allocated gross rental and interest income in amounts equal to the distributions that it receives from the Partnership.

   Until the Limited Partners have received cumulative cash distributions equal to the greater of (a) 177% of the Limited Partners' Capital Contributions or (b) 100% of the Limited Partners' Capital Contributions plus an 11% annual return, compounded quarterly, on their adjusted Capital Contributions (such greater amount is hereafter referred to as the "Priority Return"), Cash Available for Distribution generally will be distributed 96% to the Limited Partners and four percent to the General Partner. Thereafter, Cash Available for Distribution will be distributed 85% to the Limited Partners and 15% to the General Partner. During the period beginning on the date of admission of a Limited Partner to the Partnership and ending seven years after the end of the calendar quarter that includes such admission date, the General Partner's interest in Cash Available for Distribution is subordinated in each calendar quarter to a Limited Partner receiving a quarterly distribution equal to 2.75% of such Limited Partner's Capital Contribution.

   In the event the General Partner has a deficit balance in its capital account at the time of Partnership liquidation, it will be required to contribute the amount of such deficit to the Partnership.

   The General Partner will be compensated for services performed in connection with the analysis, selection, and acquisition or financing of assets, and the continuing analysis of the overall portfolio of the Partnership's assets. As compensation for such acquisition services, the General Partner will receive a fee equal to four percent of the purchase price of equipment or financing amount. In addition, the General Partner will receive a fee of two percent of the Partnership's gross revenues for managing the operations of the Partnership. These fees are subject to limitations contained in the Partnership Agreement.

   Phoenix Securities, Inc., an affiliate of the General Partner, will receive compensation for activities performed in connection with the offering of the Units. The amount of such compensation when added to sales commissions payable to broker-dealers will not exceed ten percent of the Capital Contributions.


   As of July 31, 1996, the General Partner had paid certain costs related to the initial formation and organization of the Partnership of approximately $77,845. These costs will be reimbursed by the Partnership as Limited Partner Capital Contributions are received, provided the Partnership has raised its minimum offering amount. In no event, however, will the total of sales commissions, wholesaling fees and other organizational and offering expenses exceed 15% of the Capital Contributions. Accordingly, these costs have not been accrued by the Partnership in the July 31, 1996 balance sheet as they are not an obligation of the Partnership until the Partnership raises the minimum offering amount. These costs will be reimbursed as Capital Contributions are received, in amounts not to exceed the 15% limitation.


NOTE 2.  INCOME TAXES:

   Federal and state income tax regulations provide that taxes on the income or loss of the Partnership are reportable by the partners in their individual income tax returns. Accordingly, no provision for such taxes had been made in the accompanying balance sheet.

NOTE 3.  RELATED ENTITIES:

   Affiliates of the General Partner serve as general partners in other partnerships that engage generally in the leasing and financing of various types of capital equipment. The General Partner will be reimbursed for certain expenses, as described in Section 7.1 of the Partnership Agreement, incurred on behalf of the Partnership. The General Partner may only be reimbursed for the administrative services necessary to the prudent operation of the Partnership. Reimbursement for administrative services will be limited to the lower of the actual costs of such services or 90% of the competitive rates for providing similar services, as further described in
Section 7.1 of the Partnership Agreement.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Phoenix Leasing Associates IV, Inc.:


We have audited the accompanying consolidated balance sheet of Phoenix Leasing Associates IV, Inc. (a Nevada Corporation) as of June 30, 1996. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Phoenix Leasing Associates IV, Inc. as of June 30, 1996, in conformity with generally accepted accounting principles.

                                                           ARTHUR ANDERSEN LLP

San Francisco, California
September 4, 1996

               PHOENIX LEASING ASSOCIATES IV, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                               June 30,
                                                                 1996
                                                                -------

Cash and cash equivalents. . . . . . . . . . . . . . . . .  $        131
Deferred organizational and offering costs . . . . . . . .        62,602
                                                             -----------

     Total Assets. . . . . . . . . . . . . . . . . . . . .  $     62,733
                                                            ============

                     LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:

  Accounts payable and accrued expenses . . . . . . . . . .  $     4,000
  Due to PLI. . . . . . . . . . . . . . . . . . . . . . . .       48,526
                                                             -----------
     Total Liabilities. . . . . . . . . . . . . . . . . . .       52,526
                                                             -----------
  Minority Interest in Consolidated Subsidiary. . . . . . .           30
                                                             -----------

Shareholder's Equity:

  Common Stock, without par value, 100 shares
   authorized and outstanding. . . . . . . . . . . . . . .     1,000,100
  Retained earnings. . . . . . . . . . . . . . . . . . . .        10,077
  Less:
   Note receivable from PLI. . . . . . . . . . . . . . . .    (1,000,000)
                                                             -----------
     Total Shareholder's Equity. . . . . . . . . . . . . .        10,177
                                                             -----------

         Total Liabilities and Shareholder's Equity         $     62,733
                                                            ============


                    The accompanying notes are an integral
                         part of this balance sheet.

                      PHOENIX LEASING ASSOCIATES IV, INC.
                     NOTES TO THE CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996


NOTE 1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    Phoenix Leasing Associates IV, Inc. (the Company) was formed under the laws of Nevada on April 19, 1996. The Company's fiscal year ends on June 30. The Company is a wholly owned subsidiary of Phoenix Leasing Incorporated
(PLI), a California corporation.


    On May 6, 1996, the Company organized Phoenix Leasing Associates IV, L.P., a California limited partnership (PLAIVLP) to serve as the general partner in the Phoenix Leasing American Business Fund II, L.P. (the Program). The limited partner of PLAIVLP is Lease Management Associates, Inc., a Nevada corporation controlled by an officer of the Company, who also owns the parent company of PLI. As the general partner of the Program, PLAIVLP will earn the acquisition and management fees and receive the profits, losses and distributions (Note 6). The Company is the general partner of PLAIVLP and as of June 30, 1996 has a 70% ownership interest. This ownership interest is subject to change in accordance with the PLAIVLP Partnership Agreement. Profits and distributions attributable to acquisition fees paid to PLAIVLP by the Program are to be allocated in proportion to the partners' ownership interests. All other profits, losses and distributions shall be allocated to the Company. The financial statements of June 30, 1996 are presented on a consolidated basis as discussed in Note 2.


    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NOTE 2.       PRINCIPLES OF CONSOLIDATION:


    The consolidated balance sheet as of June 30, 1996 include the accounts of the Company and its subsidiary PLAIVLP. All significant intercompany accounts and transactions have been eliminated in consolidation. The minority interest in consolidated subsidiary represents the limited partner's interest in PLAIVLP.


    PLAIVLP will record its investment in the Program under the equity method of accounting. As general partner of PLAIVLP, the Company has complete authority in, and responsibility for, the overall management and control of the Program, which includes responsibility for supervising the Program's acquisition, leasing and remarketing activities, and its sale of equipment.

                      PHOENIX LEASING ASSOCIATES IV, INC.
                     NOTES TO THE CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996


NOTE 3.       NOTE RECEIVABLE FROM AFFILIATE:


    PLI, the sole shareholder of the Company, as of June 30, 1996 has issued a demand promissory note to the Company totaling $1,000,000. The note provides that its principal amount automatically increases to five percent of the aggregate capital contributions to the Program by its limited partners. There are no restrictions or covenants associated with this note which would preclude the Company from receiving the principal or interest amounts under the terms of the note. The note bears interest at a rate equal to the lesser of ten percent or the prime rate as determined by Citibank, N.A., New York, New York, plus one percent. Interest is payable by PLI on the first business day of each calendar quarter. The principal amount is due and payable upon demand by the Company. PLI is under no obligation to provide additional funding to the Program.


NOTE 4.       INCOME TAXES:

    The Company's income or loss for tax reporting purposes is included in the consolidated and combined tax returns filed by Phoenix American Incorporated (PAI), an affiliated Nevada corporation. These returns are prepared on the accrual basis of accounting. In accordance with a Tax Sharing Agreement between the Company and PAI, PAI had assumed all tax liabilities and benefits arising from the Company's income or loss.

NOTE 5.       ORGANIZATION AND SYNDICATION COSTS:

    Prior to the organization of PLAIVLP, the Company, on behalf of the program, paid certain organization and syndication costs associated with the formation and initial equity raising of the program. The Company funded these reimbursable costs through an advance from PLI. Beginning May 6, 1996, PLAIVLP began paying these reimbursable costs through advances from the Company. Any costs in excess of 15% of equity raised at the termination of the offering period will be paid by PLAIVLP through advances from the Company. The Company has funded these advances from PLI and earnings.

NOTE 6.       COMPENSATION AND FEES:

    PLAIVLP will receive acquisition fees equal to four percent of the purchase price of assets acquired or financed by the Program in connection with the analysis, selection and acquisition or financing of assets, and the continuing analysis of the overall portfolio of the Program's assets, and management fees equal to two percent of the Program's gross revenues in connection with managing the operations of the Program. In addition, PLAIVLP will receive an interest in the Program's profits, losses and distributions.

                      PHOENIX LEASING ASSOCIATES IV, INC.
                     NOTES TO THE CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

NOTE 7.       RELATED PARTIES:


    Phoenix Securities, Inc., an affiliate of the Company, will receive a fee for wholesaling activities performed in connection with the offering of the limited partnership units of the Program.

    The Company has entered into an agreement with PLI, whereby PLI will provide management services to PLAIVLP in connection with the operation and administration of the Program. In consideration for the services and activities to be performed by PLI pursuant to this agreement, the Company shall pay PLI fees in an amount equal to: two percent of the Program's cumulative gross revenues plus the lesser of two and one half percent of the purchase price of equipment acquired by and financing provided to businesses by the Program or 100% of the net cash attributable to the acquisition fee which has been distributed to the Company plus 100% of all other net cash from operations of PLAIVLP.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Phoenix Leasing Associates IV, L.P.:


We have audited the accompanying balance sheet of Phoenix Leasing Associates IV, L.P. (a California limited partnership) as of June 30, 1996. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Phoenix Leasing Associates IV, L.P. as of June 30, 1996, in conformity with generally accepted accounting principles.

                                                           ARTHUR ANDERSEN LLP

San Francisco, California
September 4, 1996

                     PHOENIX LEASING ASSOCIATES IV, L.P.

                                BALANCE SHEET

                                   ASSETS


                                                            June 30,
                                                              1996
                                                          ------------
Cash and cash equivalents. . . . . . . . . . . . .        $        100
Deferred organizational and offering costs . . . .              62,602
                                                          ------------
     Total Assets. . . . . . . . . . . . . . . . .        $     62,702
                                                          ============

                      LIABILITIES AND PARTNERS' CAPITAL

Liabilities:

  Accounts payable and accrued expenses. . . . . .        $      2,000
  Due to General Partner . . . . . . . . . . . . .              60,602
                                                          ------------
     Total Liabilities . . . . . . . . . . . . . .              62,602

Partners' Capital:

  General Partner (70 partnership units) . . . . .                  70
  Limited Partner (30 partnership units) . . . . .                  30
                                                          ------------
     Total Partners' Capital . . . . . . . . . . .                 100

       Total Liabilities and Partners' Capital . .        $     62,702
                                                          ============


                    The accompanying notes are an integral
                         part of this balance sheet.

                      PHOENIX LEASING ASSOCIATES IV, LP.
                         NOTES TO THE BALANCE SHEET
                                JUNE 30, 1996



NOTE 1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    Phoenix Leasing Associates IV, L.P., a California limited partnership (the Partnership), was formed under the laws of the State of California on May 6, 1996, to act as the general partner of Phoenix Leasing American Business Fund II, L.P. (the Program), a California limited partnership. The Partnership has a June 30 fiscal year-end. The general partner of the Partnership is Phoenix Leasing Associates IV, Inc. (PLAIV), a Nevada corporation and wholly owned subsidiary of Phoenix Leasing Incorporated, a California corporation. The limited partner of the Partnership is Lease Management Associates, Inc., a Nevada corporation controlled by an officer of PLAIV, who owns the ultimate parent of PLAIV.

    The Partnership records its investment in the Program under the equity method of accounting. As general partner, the Partnership has complete authority in, and responsibility for, the overall management and control of the Program, which includes responsibility for supervising the Program's acquisition, leasing and remarketing activities, and its sale of equipment.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and discloure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NOTE 2.       INCOME TAXES:

    The Partnership is not subject to federal and state income taxes on its income. Federal and state income tax regulations provide that items of income, gain, loss and deductions, credits and tax preference items of limited partnerships are reportable by the individual partners in their respective income tax returns. Accordingly, no liability for such taxes will be recorded on the Partnership's balance sheet.

NOTE 3.       ORGANIZATION AND SYNDICATION COSTS:

    The Partnership on behalf of the Program will pay certain organization and syndication costs associated with the formation and initial equity raising of the Program. The Partnership will fund these reimbursable costs primarily through

                      PHOENIX LEASING ASSOCIATES IV, LP.
                         NOTES TO THE BALANCE SHEET
                                JUNE 30, 1996


NOTE 3.       ORGANIZATION AND SYNDICATION COSTS (CONTINUED):

advances from PLAIV. Any costs in excess of 15% of equity raised at the termination of the offering period will be paid by the Partnership.

NOTE 4.       COMPENSATION AND FEES:

    The Partnership will receive acquisition fees equal to four percent of the purchase price of assets acquired or financed by the Program in connection with the analysis, selection and acquisition or financing of assets, and the continuing analysis of the overall portfolio of the Program's assets, and management fees equal to two percent of the Program's gross revenues in connection with managing the operations of the Program. In addition, the Partnership will receive an interest in the Program's profits, losses and distributions.

NOTE 5.       ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIONS:

    Profits and losses attributable to acquisition fees paid to the Partnership by the Program shall be allocated to the partners in proportion to their ownership interests. All other profits and losses shall be allocated to PLAIV. Distributions are made in accordance with the terms of the partnership agreement.

NOTE 6.       RELATED PARTIES:

    Phoenix Securities, Inc., an affiliate of the Partnership, will receive a fee for wholesaling activities performed in connection with the offering of the limited partnership units of the Program.

    PLAIV has entered into an agreement with Phoenix Leasing Incorporated
(PLI), whereby PLI will provide management services to the Partnership in connection with the operations and administration of the Program. In consideration for the services and activities to be performed by PLI pursuant to this agreement, PLAIV shall pay PLI fees in an amount equal to: two percent of the Program's cumulative gross revenues plus the lesser of two and one half percent of the purchase price of equipment acquired by and financing provided to businesses by the Program or 100% of the net cash attributable to the acquisition fee which has been distributed to PLAIV plus 100% of all other net cash from operations of the Partnership.

                                       GLOSSARY

    Any terms not otherwise defined herein or in this Prospectus may be defined in the Partnership Agreement.

    ACQUISITION FEE. The term "Acquisition Fee" means that fee payable to the General Partner in the amount and under the terms set forth in "Compensation, Fees and Interest of General Partner," as more fully described in Section 7.2 of the Partnership Agreement.

    AFFILIATE. The term "Affiliate" means (a) any Person directly, or indirectly controlling, controlled by, or under common control with another Person, (b) any Person owning or controlling ten percent or more of the outstanding voting securities of such other Person, (c) any officer, director or partner of such other Person and (d) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.

    CALIFORNIA REVISED LIMITED PARTNERSHIP ACT. The "California Revised Limited Partnership Act" means the Revised Limited Partnership Act of the State of California as set forth in Chapter 3 of Title 2 of the California Corporations Code.

    CAPITAL ACCOUNT. The term "Capital Account" means, with respect to any Partner, such Partner's Capital Account determined in accordance with Section
8.10 of the Partnership Agreement.

    CAPITAL CONTRIBUTION. The term "Capital Contribution" means the gross amount of investment in the Program by a Partner or all Partners as the case may be.

    CASH AVAILABLE FOR DISTRIBUTION. The term "Cash Available for Distribution" means (a) the amount of cash from all operations, without deduction for depreciation (including, but not limited to, all cash received from the sale of any Program Property) remaining in the Program after expenses of, and proper payments by, the Program (including payment of the Acquisition Fee and Management Fee to the General Partner), plus (b) cash funds available for distribution from surplus Program reserves, less (c) any reserves established by the General Partner, which it deems reasonably necessary for the operation of the Program and Program Property and purchases of additional Equipment and other Program Property.

    CODE.  The term "Code" means the Internal Revenue Code of 1986, as amended.

    COMMISSIONS. The term "Commissions" means all sales commissions, finders' fees or other similar kinds of compensation paid in connection with the offer and sale of UNITS, sales promotion and wholesaling services.

    EQUIPMENT. The term "Equipment" means the capital equipment and other tangible and intangible assets, including, without limitation, software products, which the Program will directly or indirectly (through venture arrangements) purchase, own, lease and sell to others, and the financing of capital equipment and other assets.

    ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    FULL PAYOUT LEASES. The term "Full Payout Leases" means leases under which the non-cancelable rental payments due during the initial term of the lease are sufficient to recover the purchase price of the equipment.

    GENERAL PARTNER. The term "General Partner" means Phoenix Leasing Associates IV, L.P., the general partner of the Program.

    IBM.  The term "IBM" means International Business Machines Corporation.

    LIMITED PARTNERS. The term "Limited Partners" means such Persons as shall be admitted to the Program from time to time as limited partners pursuant to the terms hereof and in accordance with the California Revised Limited Partnership Act.

    LJVS. The term "LJVs" means venture arrangements, including joint ventures between the Program and other partnerships sponsored by the General Partner or its Affiliates (including certain of the Prior Partnerships) and other entities which the General Partner deems desirable (excluding the General Partner and certain of its Affiliates), some of which ventures will use leverage to acquire assets. The term "LJVs" also includes arrangements whereby the Program acquires or finances assets through a subsidiary of the Program.


    MANAGEMENT AGREEMENT. The term "Management Agreement" means that certain Partnership Management Agreement entered into between PLA IV and PLI as of October 7, 1996.


    MANAGEMENT FEE. The term "Management Fee" means that fee payable to the General Partner in the amount and under the terms set forth in "Compensation, Fees and Interest of General Partner," as more fully described in Section 7.3 of the Partnership Agreement.

    NASAA EQUIPMENT POLICY. The term "NASAA Equipment Policy" means the Statement of Policy for Equipment Programs adopted by the North American Securities Administrators Association, as in effect on October 7, 1996, the date of the Program's original Prospectus.


    NET CAPITAL CONTRIBUTION. The term "Net Capital Contribution" has the meaning set forth in Section 1.1.16 of the Partnership Agreement.

    OPERATING LEASES. The term "Operating Leases" means the leases which will return to the lessor less than the purchase price of the equipment from rentals payable during the initial term of the lease.

    ORGANIZATIONAL AND OFFERING EXPENSES. The term "Organizational and Offering Expenses" means expenses incurred in connection with preparing the Program for registration and subsequently offering and distributing it to the public, including sales commissions paid to broker-dealers in connection with the distribution of Units, and all advertising expenses, except advertising expenses related to the leasing and financing of Equipment and other Program Property.

    PARTNERSHIP AGREEMENT. The term "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Phoenix Leasing American Business Fund II, L.P., attached to this Prospectus as Exhibit A.

    PERSON. The term "Person" means any natural person, partnership, corporation, association or other legal entity.

    PLA IV. The term "PLA IV" means Phoenix Leasing Associates IV, Inc., a Nevada corporation a wholly-owned subsidiary of PLI and the general partner of the General Partner.

    PLI. The term "PLI" means Phoenix Leasing Incorporated, a California corporation.

    PRIOR PARTNERSHIPS. The term "Prior Partnerships" means 31 other California limited partnerships: Phoenix Leasing Fund-I (dissolved on
November 30, 1988); Phoenix Leasing Fund 1973 (dissolved on December 31, 1983); Phoenix Leasing Fund 1974 (dissolved on December 31, 1984); Phoenix Leasing Private Fund 1975 (dissolved on December 31, 1985); Phoenix Leasing Income Fund 1975 (dissolved on December 31, 1995); Phoenix Leasing Investment Fund 1975 (dissolved on December 31, 1986); Phoenix Leasing Performance Fund 1976 (dissolved on December 31, 1986); Phoenix Leasing Income Fund 1977; Phoenix Leasing Performance Fund 1977 (dissolved on December 31, 1987); Phoenix Leasing Private Fund 1979-1 (dissolved on December 31, 1987); Phoenix Leasing Performance Fund 1979 (dissolved on December 31, 1989); Phoenix

Leasing Income Fund 1980 (dissolved on December 31, 1995); Phoenix Leasing Performance Fund 1980 (dissolved December 31, 1990); Phoenix Leasing Performance Fund 1981 (dissolved on December 31, 1991); Phoenix Leasing Income Fund 1981; Phoenix Leasing Growth Fund 1982; Phoenix Leasing Income Fund 1982-1 (dissolved on December 28, 1994); Phoenix Leasing Income Fund 1982-2 (dissolved on December 31, 1995); Phoenix Leasing Income Fund 1982-3 (dissolved on December 28, 1994); Phoenix Leasing Income Fund 1982-4 (dissolved on December 28, 1994); Phoenix Leasing Income Fund VI; Phoenix Leasing Income Fund VII; Phoenix Leasing Cash Distribution Fund (dissolved on December 31, 1995); Phoenix Leasing Capital Assurance Fund; Phoenix Leasing Cash Distribution Fund II; Phoenix Leasing Cash Distribution Fund III; Phoenix High Tech/High Yield Fund; Phoenix Leasing Cash Distribution Fund IV; Phoenix Income Fund, L.P.; Phoenix Leasing Cash Distribution Fund V, L.P; and Phoenix Leasing American Business Fund, L.P.

    PRIORITY RETURN.  The term "Priority Return" has the meaning set forth in
Section 1.1.24 of the Partnership Agreement.

    PROFITS AND LOSSES. The terms "Profits" and "Losses" have the respective meanings set forth in Section 1.1.25 of the Partnership Agreement.

    PROGRAM. The term "Program" means Phoenix Leasing American Business Fund II, L.P., a California limited partnership.

    PROGRAM PROPERTY. The term "Program Property" means the Equipment and other tangible and intangible assets, including, without limitation, furniture, fixtures and leasehold improvements (and related furnishings and equipment), directly or indirectly (through venture arrangements) acquired, owned, leased, sold or financed by the Program.

    QUALIFIED PLANS. The term "Qualified Plans" means an IRA, Keogh or qualified pension, profit sharing or stock bonus plan and other tax-exempt entities.

    ROLL-UP TRANSACTION. The term "Roll-Up Transaction" has the meaning set forth in Section 9.4.3 of the Partnership Agreement.

    SECURITIES ACT. The term "Securities Act" means the Securities Act of 1933, as amended.

    SERVICE.  The term "Service" means the Internal Revenue Service.

    SUBSCRIPTION AGREEMENT. The term "Subscription Agreement" means the subscription agreement included as Exhibit C to this Prospectus, executed by any Person in connection with the purchase of Units.

    TREASURY REGULATIONS. The term "Treasury Regulations" means the Income Tax Regulations promulgated under the Code (or any corresponding provision or provisions of successor regulations).

    UNITS. The term "Units" means the 2,500,000 units of limited partnership interest of Phoenix Leasing American Business Fund II, L.P., which are being offered by means of this Prospectus.

                                             EXHIBIT A








         PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.

                    AMENDED AND RESTATED

              AGREEMENT OF LIMITED PARTNERSHIP

  AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
   OF PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
                  TABLE OF CONTENTS


SECTION                                                                 PAGE

SECTION 1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 2.  Organization . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 3.  Principal Place of Business. . . . . . . . . . . . . . . . . 10
SECTION 4.  Business . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 5.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 6.  Capital Contributions and Status . . . . . . . . . . . . . . 11
     6.1  Capital Contribution of General Partner. . . . . . . . . . . . 11
     6.2  Capital Contributions of Limited Partners. . . . . . . . . . . 11
     6.3  Limited Liability. . . . . . . . . . . . . . . . . . . . . . . 12
     6.4  Role of Limited Partner. . . . . . . . . . . . . . . . . . . . 12
     6.5  Withdrawal of Capital Contributions. . . . . . . . . . . . . . 12
SECTION 7. Charges and Expenses of and Fees Paid to General Partner. . . 12
     7.1  Expenses of General Partner. . . . . . . . . . . . . . . . . . 13
     7.2  General Partner's Acquisition Fee. . . . . . . . . . . . . . . 14
     7.3  General Partner's Management Fee . . . . . . . . . . . . . . . 14
     7.4  No Additional Compensation . . . . . . . . . . . . . . . . . . 15
     7.5  Comprehensive Fee Limitations. . . . . . . . . . . . . . . . . 15
SECTION 8. Allocation of Profits and Losses; Other Items; Distributions;
          Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . 16
     8.1  Allocation of Profits. . . . . . . . . . . . . . . . . . . . . 16
     8.2  Allocation of Losses . . . . . . . . . . . . . . . . . . . . . 16
     8.3  Special Allocations:  Items in the Nature of Income or Gain. . 16
     8.4  Special Allocations:  Items in the Nature of Expenses
          or Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     8.5  Other Allocations Rules. . . . . . . . . . . . . . . . . . . . 17
     8.6  Tax Allocations:  Code Section 704(c). . . . . . . . . . . . . 18
     8.7  Allocations Among Unit Holders . . . . . . . . . . . . . . . . 19
     8.8  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 19
     8.9  Distributions and Allocations of Profits and Losses in
          Respect to Transferred Units . . . . . . . . . . . . . . . . . 21
     8.10 Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . 21
     8.11 Amounts Withheld . . . . . . . . . . . . . . . . . . . . . . . 23
     8.12 Power of General Partner to Vary Allocations of Profits
          and Losses . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.13 Interest of General Partner in Material Program Items. . . . . 23
     8.14 Financial Accounting Allocations . . . . . . . . . . . . . . . 23
SECTION 9. Rights, Powers, and Obligations of the General Partner . . . .23
     9.1  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     9.2  Independent Activities . . . . . . . . . . . . . . . . . . . . 26
     9.3  Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     9.4  Certain Limitations. . . . . . . . . . . . . . . . . . . . . . 27
     9.5  Certain Restrictions . . . . . . . . . . . . . . . . . . . . . 29

SECTION                                                                 PAGE

SECTION 10. Transfer of Units. . . . . . . . . . . . . . . . . . . . .   34
     10.1 In General . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     10.2 Restrictions on Transfer of Units and Conditions of
          Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . 34
     10.3 Substituted Limited Partners . . . . . . . . . . . . . . . . . 35
     10.4 Nontransferability of the General Partner's Interest . . . . . 36
     10.5 Purchase of Units by the General Partner . . . . . . . . . . . 36
     10.6 Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.7 Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.8 Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 11. Resignation or Removal of a General Partner; Election of
            a General Partner . . . . . . . . . . . . . . . . . . . . . .38
     11.1 Resignation of a General Partner. . . . . . . . . . . . . . . .38
     11.2 Removal of a General Partner . . . . . . . . . . . . . . . . . 38
     11.3 Notice of Resignation or Removal . . . . . . . . . . . . . . . 39
     11.4 Liability of a General Partner after Resignation or Removal. . 39
     11.5 Election of a Substitute General Partner . . . . . . . . . . . 39
     11.6 Purchase of Interest of a General Partner. . . . . . . . . . . 40
SECTION 12. Dissolution and Winding Up of the Program  . . . . . . . . . 41
     12.1 Dissolution of the Program . . . . . . . . . . . . . . . . . . 41
     12.2 Election Upon Dissolution. . . . . . . . . . . . . . . . . . . 41
     12.3 Winding Up of the Program. . . . . . . . . . . . . . . . . . . 42
     12.4 Compliance With Timing Requirements of Treasury
          Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 13. Books of Accounts, Accounting, Reports, Tax Year,
           Banking and Tax Elections . . . . . . . . . . . . . . . . . . 43
     13.1  Books of Account. . . . . . . . . . . . . . . . . . . . . . . 43
     13.2  Accounting and Reports. . . . . . . . . . . . . . . . . . . . 43
     13.3  Annual Audit. . . . . . . . . . . . . . . . . . . . . . . . . 46
     13.4  Tax Year. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     13.5  Banking . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     13.6  Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . 46
     13.7  Program Returns . . . . . . . . . . . . . . . . . . . . . . . 46
     13.8  Information . . . . . . . . . . . . . . . . . . . . . . . . . 47
     13.9  Acquisition Reports . . . . . . . . . . . . . . . . . . . . . 47
     13.10 Filings with Securities Commissioners . . . . . . . . . . . . 49
SECTION 14. Power of Attorney . . . . . . . . . . . . . . . . . . . . .  49
     14.1  Power of Attorney for General Partner . . . . . . . . . . . . 49
     14.2  Scope of Power of Attorney. . . . . . . . . . . . . . . . . . 49
SECTION 15. Liability and Indemnification of the General Partner . . . . 50
     15.1  Exclusion of Liability for Return of Capital Contributions. . 50
     15.2  Limitation on Liability of General Partner; Indemnification . 50
SECTION 16. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . 51
     16.1  Special Accommodations to Limited Partners. . . . . . . . . . 51
     16.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     16.3  Section Captions. . . . . . . . . . . . . . . . . . . . . . . 52

SECTION                                                                 PAGE


     16.4  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 52
     16.5  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 52
     16.6  Meetings and Consent. . . . . . . . . . . . . . . . . . . . . 53
     16.7  Right to Rely Upon the Authority of General Partner . . . . . 53
     16.8  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 53
     16.9  California Law. . . . . . . . . . . . . . . . . . . . . . . . 53
     16.10 Waiver of Action for Partition. . . . . . . . . . . . . . . . 54
     16.11 Counterpart Execution . . . . . . . . . . . . . . . . . . . . 55
     16.12 Parties in Interest . . . . . . . . . . . . . . . . . . . . . 55
     16.13 Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     16.14 Gender. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     16.15 Integrated Agreement. . . . . . . . . . . . . . . . . . . . . 55

         AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
           OF PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made and entered into as of the 7th day of October, 1996, between Phoenix Leasing Associates IV, L.P., a California limited partnership (the "General Partner"), with principal offices at 2401 Kerner Boulevard, San Rafael, California 94901-5527, and persons who by virtue of their execution hereof have agreed to become limited partners (the "Limited Partners") in the Program (as defined below) organized pursuant to this Agreement.

                             W I T N E S S E T H :


     WHEREAS, on May 6, 1996, a California limited partnership currently known as Phoenix Leasing American Business Fund II, L.P. (the "Program") was formed pursuant to the laws of the State of California; and


     WHEREAS, it is desirable to amend and restate in its entirety the Restated Partnership Agreement to incorporate in one document the agreement of the Partners;

     NOW, THEREFORE, the parties hereto in consideration of the premises and mutual covenants and agreements contained herein hereby agree as follows:

1. DEFINITIONS

     1.1 The following terms used in this Agreement shall (unless expressly provided herein or unless the context otherwise requires) have the following respective meanings:

     1.1.1 "Accrual Basis Capital Account" means, with respect to any Limited Partner, such Limited Partner's capital account determined in accordance with the books and records regularly maintained by the Program for financial reporting purposes, utilizing the accrual method of accounting applied in a consistent manner. In the event any Units are transferred in accordance with the provisions of this Agreement, the transferee shall succeed to the Accrual Basis Capital Account of the transferor to the extent such Accrual Basis Capital Account relates to the transferred Units.

     1.1.2 "Acquisition Fee" means the fee paid by the Program to the General Partner in accordance with the provisions of Section 7.2.

     1.1.3 "Act" means the California Revised Limited Partnership Act as set forth in Chapter 3 of Title 2 of the California Corporations Code.

     1.1.4 "Agreement" means this Restated Agreement of Limited Partnership as amended from time to time.





     1.1.5 "Capital Account" means, with respect to the General Partner or any Unit Holder, such Person's Capital Account determined in accordance with
Section 8.10.

     1.1.6 "Cash Available for Distribution" means (a) the amount of cash from all operations, without deduction for depreciation (including, but not limited to, all cash received from the sale of any Program Property) remaining in the Program after expenses of, and proper payments by, the Program (including payment of the Acquisition Fee and Management Fee to the General Partner), plus (b) cash funds available for distribution from Program reserves, less (c) any reserves established by the General Partner, which it deems reasonably necessary for the operation of the Program and Program Property and purchases of additional Equipment and other Program Property. For purposes of Section 7.5 only, Cash Available for Distribution shall exclude all cash received from the sale of Program Property.

     1.1.7 "Commissions" means all sales commissions, finders' fees or other similar kinds of compensation paid in connection with the offer and sale of Units, sales promotion and wholesaling services.


     1.1.8 "Code" means the Internal Revenue Code of 1986, as amended. All references herein to Code Sections shall include corresponding provisions of future federal tax statutes.

     1.1.9 "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount, which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     1.1.10 "Equipment" means the capital equipment and other tangible and intangible assets, including, without limitation, software products, which the Program will directly or indirectly (through venture arrangements) purchase, own, lease and sell to others, and the financing of capital equipment and other assets.


     1.1.11 "General Partner" means Phoenix Leasing Associates IV, L.P., a California limited partnership, and any substitute or successor approved as provided in Section 11.


     1.1.12 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

           (a) The initial Gross Asset Value of any asset contributed by a Partner to the Program shall be the gross fair market value of such asset, as determined by the contributing Partner and the Program;

           (b) The Gross Asset Values of all Program assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Program (other than pursuant to Section 6.2) by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Program to a Partner or Unit Holder of more than a DE MINIMIS amount of Program Property other than money, unless all Partners and Unit Holders receive simultaneous distributions of undivided interests in the distributed property in proportion to their interests in the Program; and (iii) the termination of the Program for federal income tax purposes pursuant to Code Section 708(b)(1)(B);

           (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.1.12(a) or 1.1.12(b), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.


     1.1.13 "Limited Partners" means such Persons as shall be admitted to the Program from time to time as limited partners pursuant to the terms hereof and in accordance with the Act.

     1.1.14 "Liquidation" means the earlier of (a) the termination of the Partnership under Code Section 708(b)(1) or (b) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to the Partners and Unit Holders). Liquidation shall be further determined in accordance with the rules of Treasury Regulation 1.704-1(b)(2)(ii)(g) and any subsequent rule or regulation governing the determination of Liquidation.

     1.1.15 "Management Fee" means the fee paid by the Program to the General Partner in accordance with the provisions of Section 7.3 for supervising Equipment Management services.

     1.1.16 "Net Capital Contribution" means with respect to each Unit Holder, the Capital Contribution of such Unit Holder, reduced by the sum of any Commissions and Syndication Expenses, respectively, allocated to the Unit Holder pursuant to Sections 8.4(b) and 8.4(a).

     1.1.17 "Nonrecourse Deductions" means the net increase, if any, in the amount of Partnership Minimum Gain during the taxable year. The Nonrecourse Deductions of a taxable year shall consist first of depreciation or cost recovery deductions with respect to each item of Program Property to the extent of the increase in Partnership Minimum Gain attributable to nonrecourse liabilities of the Program secured by such Program Property, with the remainder of any Nonrecourse Deductions made up of a pro rata portion of the Program's other items of deduction, loss and nondeductible expenditures (to the extent such nondeductible expenditures reduce Capital Accounts). Nonrecourse Deductions shall be further determined in accordance with the rules of Treasury Regulation Section 1.704-2(c) and any subsequent rule or regulation governing the determination of nonrecourse deductions.

     1.1.18 "Partner Nonrecourse Debt Minimum Gain" means an amount determined by first computing for each Partner Nonrecourse Debt any gain that the Program would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. Partner Nonrecourse Debt Minimum Gain with respect to each Program asset shall be further determined in accordance with the rules of Treasury Regulation Section 1.704-2(i) and any subsequent rule or regulation governing the determination of partner nonrecourse debt minimum gain. A Partner's share of Partner Nonrecourse Debt Minimum Gain at the end of any Program year shall equal the aggregate Partner Nonrecourse Deductions allocated to such Partner (or his or her predecessors-in-interest) up to that time, less such Partner's (and predecessors') aggregate share of decrease in Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulation Section 1.704-2(i)(5).

     1.1.19 "Partner Nonrecourse Debt" means a nonrecourse liability of the Program for which any Partner bears the economic risk of loss. Partner Nonrecourse Debt shall be further determined in accordance with the rules of Treasury Regulation Section 1.704-2(i) and any subsequent rule or regulation governing the determination of partner nonrecourse debt.


     1.1.20 "Partner Nonrecourse Deductions" means the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain during the taxable year. The Partner Nonrecourse Deductions of a taxable year shall consist first of depreciation or cost recovery deductions with respect to each item of Program Property to the extent of the increase in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt of the Program secured by such Program Property, with the remainder of any Partner Nonrecourse Deductions made up of a pro rata portion of the Program's other items of deduction, loss and nondeductible expenditures (to the extent such nondeductible expenditures reduce Capital Accounts). Partner Nonrecourse Deductions shall be further determined in accordance with the rules of Treasury Regulation Section 1.704-2(i)(2) and any subsequent rule or regulation governing the determination of partner nonrecourse deductions.

     1.1.21 "Partners" means collectively the General Partner and the Limited Partners.

     1.1.22 "Partnership Minimum Gain" means an amount determined by first computing for each Program nonrecourse liability any gain that the Program would realize if it disposed of any Program Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. Partnership Minimum Gain with respect to each Program asset shall be further determined in accordance with the rules of Treasury Regulation Section 1.704-2(d) and any subsequent rule or regulation governing the determination of partnership minimum gain. A Partner's share of Partnership Minimum Gain at the end of any Program year shall equal the aggregate Nonrecourse Deductions allocated to such Partner (or his or her predecessors-in-interest) up to that time, less such Partner's (and predecessors') aggregate share of decrease in Partnership Minimum Gain determined in accordance with Treasury Regulation Section 1.704-2(g).

     1.1.23 "Permitted Disposition" means (a) transfers in which the basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hand of the transferor, or as determined under Code Section 732; (b) transfers at death; (c) transfer between members of a family (as defined in Code Section 267(c)(4)); (d) the issuance of interests by or on behalf of the Program in exchange for cash, property or services; (e) distributions from a retirement plan qualified under Code
Section 401(a); and (f) block transfers. For purposes of this Section 1.36, the term "block transfer" means the transfer by a Unit Holder in one or more transactions during any 30 calendar day period of Units representing in the aggregate more than five percent of the total interest in Program capital or profits. The Program shall determine the percentage interest in capital and profits for each transfer of an interest during the 30 calendar day period by reference to the Units that are outstanding immediately prior to such transfer.

     1.1.24 "Priority Return" means with respect to each Unit Holder, a sum equivalent to 177% of such Unit Holder's (or his or her predecessor's) Capital Contribution; PROVIDED, HOWEVER, that if on any date of determination, the amount calculated by determining an 11% annual return (compounded quarterly) on such Unit Holder's adjusted capital contribution (prorated for any partial period) exceeds 177%, THEN the term 'Priority Return' shall mean such greater amount. For purposes of this Section 1.1.24, the term" adjusted capital contribution' means, as of any date, the Capital Contribution made with respect to the Units held by any Person (or the predecessor of such Person) on or before such date, increased on a quarterly basis by 2.75% (prorated for any partial period) beginning on the date the Capital Contribution was made and ending on the date of determination, and decreased on a quarterly basis by any distributions with respect to such Units on or before the date of determination pursuant to any provision of this Agreement.

      1.1.25 "Profits" and "Losses" mean, respectively, the Program's taxable income and loss for federal income tax purposes for the applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:


           (a) Any income of the Program that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.1.25 shall be added to such taxable income or loss;


           (b) Any expenditures of the Program described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.39 shall be subtracted from such taxable income or loss;

           (c) Gain or loss resulting from any disposition of Program Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

           (d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be tken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.1.9; and

           (e) Notwithstanding any other provision of this Section 1.1.25, any items that are specially allocated pursuant to Section 8.3 or Section 8.4 shall not be taken into account in computing Profits or Losses.

     1.1.26 "Program Percentage" for any calendar quarter means, with respect to any Unit Holder, a percentage determined by dividing (a) the "Day Weighted Capital" of such Unit Holder for such calendar quarter, by (b) the total "Day Weighted Capital" of all Unit Holders for such calendar quarter. For purposes of the preceding sentence, "Day Weighted Capital" for any calendar quarter means, with respect to any Unit Holder the product of (a) such Unit Holder's Net Capital Contribution as of the first day of such calendar quarter (or, with respect to any Unit Holder who is admitted to the Program pursuant to Section 6.2 during such calendar quarter, as of the day of such admission), multiplied by (b) the number of days during such calendar quarter that such Unit Holder holds the Units to which such Net Capital Contribution relates.

     1.1.27 "Program Property" means the Equipment and other tangible and intangible assets, including, without limitation, furniture, fixtures and leasehold improvements (and related furnishings and equipment), directly or indirectly (through venture arrangements) acquired, owned, leased, sold or financed by the Program.

     1.1.28 "Program Return" means the Annual Information Return (Form 1065) required to be filed by the Program for federal income tax purposes.


     1.1.29 "Roll-Up Transaction" has the meaning assigned to such term in
Section 9.4.3. of this Agreement.

     1.1.30 "Subscription Agreement" means the subscription agreement included as Exhibit C to the Prospectus, executed by any Person in connection with the purchase of Units.

     1.1.31 "Syndication Expenses" shall have the meaning set forth in
Section 1.709-2(b) of the Treasury Regulations; provided that Syndication Expenses shall not include Commissions. Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Program's method of accounting if they were deductible expenses.

     1.1.32 "Treasury Regulations" means the Income Tax Regulations promulgated under the Code (or any corresponding provision or provisions of successor regulations).

     1.1.33 "Unit" means an interest in the Program acquired by a Limited Partner pursuant to a Subscription Agreement in exchange for a cash contribution of $20 paid (generally with a minimum of $2,000 or 100 Units required to be invested, except in the case of an IRA, Keogh or other benefit plan, where the minimum investment generally is $1,000 or 50 Units) in accordance with the provisions of Section 6.2.

     1.1.34 "Unit Holder" means any Person who holds one or more Units as of any day, without regard to whether such Person has been admitted as a Limited Partner.


     1.2 The following terms shall have the meanings set forth in the Statement of Policy for Equipment Programs adopted by the North American Securities Administrators Association, as in effect on October 7, 1996, the date of the Program's original Prospectus (the "NASAA Equipment Policy"), as follows:


     1.2.1 "Acquisition Expenses" means those expenses, including but not limited to legal fees or expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to the selection and acquisition, of Equipment or other Program Property, whether or not acquired.

     1.2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment or other Program Property acquired by the Program. Included in the computation of such fees or commissions shall be any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

     1.2.3 "Affiliate" means (a) any Person directly, or indirectly controlling, controlled by, or under common control with another Person, (b) any Person owning or controlling ten percent or more of the outstanding voting securities of such other Person, (c) any officer, director or partner of such other Person and (d) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.

     1.2.4 "Capital Contribution" means the gross amount of investment in the Program by a Partner or all Partners as the case may be.

     1.2.5 "Equipment Management" means personnel and services necessary to the leasing activities of the Program, including but not limited to, leasing and re-leasing of Equipment or other Program Property, arranging for necessary maintenance and repair of the Equipment or other Program Property, collecting revenues, paying operating expenses, determining that the Equipment or Program Property is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of the Equipment or Program Property.

     1.2.6 "Front-End Fees" means fees and expenses paid by any party for any services rendered during the Program's organizational or acquisition phase, including Organizational and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses and any other similar fees however designated by the Sponsor. Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Sponsor.

     1.2.7 "Full Payout Leases" means leases under which the non-cancelable rental payments due during the initial term of the lease are sufficient to recover the Purchase Price of Equipment.

     1.2.8 "Independent Expert" has the meaning assigned to such term in
Section 9.5.7 of this Agreement.

     1.2.9 "Investment in Program Assets" means the amount of Capital Contributions actually paid or allocated to the purchase, manufacture, renovation of Equipment or other Program Property acquired by the Program, including the purchase of equipment, working capital reserves allocable thereto (except that working capital reserves in excess of three percent will not be included) and other cash payments such as interest and taxes but excluding Front-End Fees.

     1.2.10 "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment or other Program Property acquired by the Program.

     1.2.11 "Net Disposition Proceeds" means the proceeds realized by the Program from sale, refinancing or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss of destruction of the Equipment, less all Program liabilities.


     1.2.12 "Net Lease Provisions" means contractual arrangements under which the lessee assumes responsibility for, bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancelable rental payments under the lease are absolutely net to the lessor.

     1.2.13 "Operating Leases" means the leases which will return to the lessor less than the Purchase Price of Equipment from rentals payable during the initial term of the lease.

     1.2.14 "Organizational and Offering Expenses" means expenses incurred in connection with preparing the Program for registration and subsequently offering and distributing it to the public, including sales commissions paid to broker-dealers in connection with the distribution of Units, and all advertising expenses, except advertising expenses related to the leasing and financing of Equipment and other Program Property.

     1.2.15 "Person" means any natural person, partnership, corporation, association or other legal entity.

     1.2.16 "Prospectus" shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided, however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of selling securities to the public.

     1.2.17 "Purchase Price of Equipment" means the price paid upon the purchase or sale of a particular item of Equipment or other Program Property, including the amount of Acquisition Fees and all liens and mortgages on the Equipment or other Program Property, but excluding points and prepaid interest.

     1.2.18 "Roll-Up Entity" has the meaning assigned to such term in Section
9.4.3 of this Agreement.

     1.2.19 "Sponsor" means any Person directly or indirectly instrumental in organizing wholly or in part, the Program or any Person who will manage or participate in the management of a Program, and any Affiliate of such

Person. "Sponsor" does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is professional services rendered in connection with the offering of Units.

2. ORGANIZATION

     2.1 FORMATION. The parties do hereby continue a limited partnership under and pursuant to the Act.

     2.2 NAME. The name of the Program, a California limited partnership, is Phoenix Leasing American Business Fund II, L.P. The business of the Program may be conducted under any name chosen by the General Partner, and the General Partner may, in its sole discretion, from time to time change the name of the Program.


3. PRINCIPAL PLACE OF BUSINESS

     The principal place of business of the Program will be located at 2401 Kerner Boulevard, San Rafael, California 94901-5529, or at such other place as the General Partner may from time to time determine.


4. BUSINESS

     The objectives of the Program are to (1) produce cash distributions on a continuing basis over the life of the Program through leasing equipment primarily to and financing assets primarily for companies engaged in the development of technologies and other growth industry businesses, franchisees, and other third party lessees and customers, (2) reinvest, during the operating phase of the Program (after payment of expenses, including debt service requirements, and distributions to the Partners), in additional equipment and assets to increase the overall size of the portfolio, and (3) commence liquidation of the Program's portfolio of assets seven years after the close of the offering of Units. There is, however, no certainty that the Program's objectives will be attained. To accomplish these objectives, the Program will invest in, or will have as collateral, various types of assets, including (i) production, manufacturing, fabrication and test equipment, (ii) lab and medical equipment, (iii) furniture and fixtures, (iv) personal computers and workstations, (v) property management systems, including computer reservation systems, and phone and telecommunication systems, (vi) computer peripheral equipment, mainframes, small computer systems, CAE/CAD/CAM equipment, communications equipment, office systems and computer software products, and (vii) various types of other equipment, furnishings, fixtures, leasehold improvements and assets, including to a limited extent certain intangible assets. The General Partner may, in its discretion and on behalf of the Program, purchase, own, lease, finance and sell other types of Equipment and other Program Property. The Program will primarily purchase or finance Equipment or other Program Property for which a lease or loan exists or will be entered into contemporaneously with the consummation of the transaction.

5. TERM

     The term of the Program commenced on May 6, 1996, and shall continue until December 31, 2011, unless dissolved sooner pursuant to Section 12 hereof.

6. CAPITAL CONTRIBUTIONS AND STATUS

     6.1 CAPITAL CONTRIBUTION OF GENERAL PARTNER. Upon dissolution and termination of the Program, the General Partner shall contribute to the Program an amount equal to, but in no event more than, the deficit balance in its Capital Account as provided in Section 12.4. At such termination and at the other times set forth herein, the General Partner shall, pursuant to
Section 7, receive compensation for its services to the Program.


     6.2 CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS. Each Limited Partner shall make a Capital Contribution in an amount equal to the number of Units for which he or she has subscribed multiplied by $20 (with a minimum initial aggregate Capital Contribution of $2,000, except in the case of an IRA, Keogh or other benefit plan, when the minimum investment is $1,000), all of which shall be paid to the Program. Residents of certain states may be required to make different minimum investments. Investors whose subscriptions have been accepted by the General Partner will be admitted as Limited Partners within 15 days after the minimum of $1,200,000 from the sales of Units has been received by the General Partner. Thereafter, investors will be admitted as Limited Partners no later than the last day of the calendar month following the date the General Partner accepts the subscriptions. The General Partner will accept or reject subscriptions within 30 days after receipt thereof. Funds received with respect to a subscription that has been rejected by the General Partner shall be returned to the subscriber immediately upon such rejection. The General Partner, in its sole discretion, may increase the size of the Program's offering, or, if the minimum of 60,000 Units has been sold, extend the offering of Units, upon the renewal of the Program's permit in any state requiring renewal thereof, after October 7, 1997. The offering termination date, however, will be October 7, 1998, unless an extension is permitted.

     6.3 LIMITED LIABILITY. The liability of the Limited Partners for the debts and obligations of the Program shall be limited to the amount of their Capital Contributions and their interest, if any, in any undistributed Program assets. The Limited Partners will not be obligated to make any assessment payments, installment payments, warrants payments, option payments or other staged or deferred payments.

     6.4 ROLE OF LIMITED PARTNER. Except as otherwise provided in this Agreement, a Limited Partner shall not take part in or interfere in any manner with the conduct or control of the business of the Program and shall have no right or authority to act for or bind the Program.

     6.5 WITHDRAWAL OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in Section 10.7, or in other Sections of this Agreement, no Partner shall have the right to withdraw or reduce his or her Capital Contribution. No Limited Partner shall have the right to bring an action for partition against the Program or to demand or receive property other than cash. Except as otherwise provided in Section 8 of this Agreement, no Limited Partner shall have priority over any other Limited Partner, either as to the return of his or her Capital Contribution or as to Profits and Losses.

7. CHARGES AND EXPENSES OF AND FEES PAID TO GENERAL PARTNER

     7.1 EXPENSES OF GENERAL PARTNER. All expenses of the Program shall be billed directly to and paid by the Program. The General Partner, its employees or agents may be reimbursed for the actual cost of goods and materials used for or by the Program and obtained from entities unaffiliated with the General Partner. The General Partner and its Affiliates may only be reimbursed for the administrative services necessary to the prudent operation of the Program, provided that the reimbursement will be limited to the lesser of the cost of such services or 90% of competitive rates for providing similar services. Administrative services performed for the Program by the General Partner and its Affiliates may include, without limitation, administrative services (as provided by independent parties) related to, among other things, outside contractors, data processing, investor and customer communications, lease and loan administration and accounting, and equipment re-leasing or remarketing. The following shall be excluded from allowable reimbursements: (i) rent or depreciation, utilities and capital equipment; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Persons, as such, of the General Partner or its Affiliates. "Controlling Persons" for purposes of this Section 7.1 shall include those Persons who perform functions for the General Partner or its Affiliates and possess discretionary authority, including those Persons who carry a title of Senior Vice President and, provided such Persons possess discretionary authority, a title such as Vice President, although it is not intended that every Person who carries a title such as Vice President (or Assistant Vice President) be considered a Controlling Person. In addition, a Controlling Person shall also include a Person holding five percent or more of the equity interest in the General Partner or its Affiliates. Notwithstanding the foregoing reimbursement provisions, the reimbursement for certain operational expenses incurred on a recurring basis, including certain office expenses, certain legal fees and expenses, audit and accounting expenses, data processing and information services expenses directly related to the foregoing expenses, and investor services expenses, but specifically excluding Acquisition Expenses, Organization and Offering Expenses, and any expenses arising from or relating to Equipment Management, including, without limitation, legal and accounting fees and expenses, shall be limited, on a cumulative basis, to the greater of
(i) three and one-half percent of the Program's gross revenues (before gains or losses recorded for the period), including the Program's pro rata share of the gross revenues of any venture in which the Program has invested, or (ii) the sum of fifty thousand dollars plus one quarter of one percent of total Capital Contributions per year. For purposes of this Section 7.1, the term "gross revenues" shall mean cash receipts from all sources, including, without limitation, lease and rental payments, loan payments (including principal and interest), proceeds from the sale of Equipment and other
Program Property (including the disposition of notes receivable), interest income, insurance proceeds and any other revenues derived from the Program's operations. The Program will pay all Organizational and Offering Expenses, which may be payable to Affiliates, provided that the General Partner will pay any Organizational and Offering Expenses that exceed 15% of the gross offering proceeds. Notwithstanding anything to the contrary contained in this Section 7.1, the General Partner will not be reimbursed by the Program for services for which the General Partner is entitled to compensation by way of a separate fee. The annual report to Partners described in Section 13.2 will contain a breakdown of costs reimbursed to the General Partner and its Affiliates during the period covered by the report, including notes to the Program's financial statements providing a category-by-category breakdown of such costs for each year covered by the annual report. Within the scope of the annual audit of the financial statements of the General Partner and its Affiliates, the independent certified public accountants will issue a special report on the allocation of reimbursed costs, which report will provide (i) a review of the time records of individual employees, the cost of whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee, in compliance with Section V.G.1(c) of the NASAA Equipment Policy.

     7.2 GENERAL PARTNER'S ACQUISITION FEE. In consideration for the services and activities to be performed by the General Partner in connection with (a) the analysis of equipment available to the Program, (b) the selection of such equipment and the acquisition thereof (including negotiating and concluding agreements with equipment manufacturers), (c) the analysis of financing transactions, including assessment of credit risk and evaluation of underlying assets or security, and (d) refinement of the acquisition guidelines pertaining to the portfolio of assets of the Program in the context of ongoing analysis of the overall portfolio of assets of the Program as the same may be affected by current market conditions, technological changes and assets available to the Program, the General Partner will receive an Acquisition Fee equal to four percent of (i) the purchase price of Equipment and other Program Property acquired by the Program, or the purchase price of Equipment and other Program Property leased by manufacturers, the financing for which is provided by the Program, or (ii) any financings provided to third party businesses or other customers by the Program. The Acquisition Fee is payable upon such acquisition or loan or financing transaction, as the case may be.

     7.3 GENERAL PARTNER'S MANAGEMENT FEE. In consideration for the services and activities to be performed by the General Partner in connection with investor, manufacturer, lessee and borrower relations and the managing of the activities described in Section 9.1 hereof, the General Partner shall receive a Management Fee equal to two percent of the cumulative gross payments due to the Program (determined in accordance with generally accepted accounting principles), which payments shall include rental receipts, proceeds from the sale of Equipment and other Program Property, loan payments and other revenues (other than interest income from short-term temporary investments), PROVIDED that the amount of the Management Fee shall not exceed the competitive amounts charged by unaffiliated Persons for similar services.
The Management Fee is payable monthly in an amount that gives effect to prior amounts paid with respect to the Management Fee. Notwithstanding any other provisions of this Agreement, this Management Fee is intended to compensate the General Partner for services rendered as an employee or independent contractor of the Program and not for services rendered in its capacity as General Partner. The Management Fee shall be paid to the General Partner for such services upon conclusion of each calendar month. In the event that the Program does not generate sufficient cash from operations to pay the Management Fee in any given period, or, even if it does, such Management Fee may be accrued as a non-interest bearing debt of the Program payable out of future available cash, if the General Partner determines that such action is in the best interest of the Program.


     7.4 NO ADDITIONAL COMPENSATION. Except as provided in the Prospectus and in Sections 7.1, 7.2, 7.3, 8.8 and 12.3 hereof, no compensation or fees shall be paid to the General Partner or any Affiliates.

     7.5 COMPREHENSIVE FEE LIMITATIONS. The General Partner will commit a percentage of total Capital Contributions to Investment in Program Assets, which is equal to the greater of (i) 80% of the total Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering the Program Assets or (ii) 75% of the total Capital Contributions. The percent of indebtedness encumbering Program Property is calculated by dividing the amount of indebtedness by the Purchase Price of Equipment, excluding the Front-End Fees. The resulting quotient is then multiplied by .0625% to determine the percentage to be deducted from 80%. The Management Fee, together with other compensation payable to, or the interest of, the General Partner or its Affiliates pursuant to Sections 7.2, 8.8 and 12.3 hereof will not in any event exceed the aggregate maximum compensation permitted by the NASAA Equipment Policy. For purposes of determining compliance with the NASAA Equipment Policy, the Sponsor's promotional interest as set forth in the NASAA Equipment Policy is equal to five percent of all distributions from Cash Available for Distribution and one percent of all distributions from Net Disposition Proceeds until such time as the Limited Partners have received cumulative distributions equal to their Capital Contributions plus an eight percent per annum cumulative daily compounded return on the difference between such Capital Contributions and cumulative distributions in excess of eight percent per annum (daily compounded) on such Capital Contributions, as adjusted; thereafter the Sponsor's interest in all distributed Cash Available for Distribution plus distributed Net Disposition Proceeds may increase to 15%. Within the scope of its annual audit of the financial statements of the Program, the independent certified public accountants will review this limitation for compliance.

8. ALLOCATION OF PROFITS AND LOSSES; OTHER ITEMS; DISTRIBUTIONS; CAPITAL
ACCOUNTS

     8.1  ALLOCATION OF PROFITS.  Except as otherwise provided in this
Section 8, Profits shall be allocated one percent to the General Partner and 99% to the Unit Holders.

     8.2 ALLOCATION OF LOSSES. Except as otherwise provided in this Section 8, all Losses shall be allocated one percent to the General Partner and 99% to the Unit Holders.

     8.3  SPECIAL ALLOCATIONS:  ITEMS IN THE NATURE OF INCOME OR GAIN.

         (a) In the event any Unit Holders unexpectedly receive any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Program income and gain shall be specially allocated to such Unit Holders in an amount and manner sufficient to eliminate, to the extent required under
Section 1.704-1(b) of the Treasury Regulations, the deficit balances in their Capital Accounts created by such adjustments, allocations, or distributions as quickly as possible. Any special allocations of items of income or gain pursuant to this Section 8.3 shall be taken into account in computing subsequent allocations of Profits pursuant to this Section 8, so that the net amount of the Profits, Losses and all other items allocated to each Unit Holder pursuant to this Section 8 shall, to the extent possible, be equal to the net amount that would have been allocated to each Unit Holder pursuant to the provisions of this Section 8 if such unexpected adjustments, allocations or distributions had not occurred.

         (b) The General Partner shall be allocated gross rental and interest income in an amount equal to the excess, if any, of (i) the cumulative distributions to the General Partner pursuant to Sections 8.8 and 12.3.3 hereof on or before the last day of such accounting period, over (ii) the cumulative gross rental and interest income allocated to the General Partner pursuant to this Section 8.3(b) for all prior accounting periods.

     8.4  SPECIAL ALLOCATIONS:  ITEMS IN THE NATURE OF EXPENSES OR LOSSES

         (a) Syndication Expenses for any fiscal year or other period shall be specially allocated one percent to the General Partner and 99% to the Unit Holders in proportion to their Units; provided, that if additional Limited Partners are admitted to the Program pursuant to Section 6.2 on different dates, all Syndication Expenses allocable to the Unit Holders shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Unit Holders, notwithstanding any other provision of this Agreement.

         (b) Commissions paid with respect to any Unit shall be specially allocated to the Unit Holder who acquired such Unit.

     8.5  OTHER ALLOCATIONS RULES

         (a) The basis (or cost) of any Program Code Section 38 property shall be allocated among the General Partner and Unit Holders in accordance with Treasury Regulations Section 1.46-3(f)(2)(i). All tax credits shall be allocated among the General Partner and Unit Holders in accordance with applicable law.

         (b) To the extent that any Unit Holders have or would have, as a result of an allocation of Loss (or item thereof), deficit balances in their Capital Accounts (excluding the portion of such deficit balances that must be restored to the Program upon Liquidation), such amount of Loss shall be allocated to the other Unit Holders in accordance with Sections 8.1 and 8.7, but in a manner which will not produce deficit Capital Account balances as described above. To the extent such allocation would result in all Unit Holders having such deficit balances in their Capital Accounts, such Losses shall be allocated to the General Partner.

         (c) To the extent that the Capital Account balances of any Unit Holders become deficit in excess of the amounts, if any, that must be restored to the Program upon Liquidation, and such excess deficits exist following the allocations referred to in Section 8.1 or 8.7 and clauses (d) and (e) of this Section 8.5, such Unit Holders shall be allocated income (or items thereof) in proportion to such remaining excess deficit amounts in accordance with the requirements of the alternative test of economic effect of the Treasury Regulations issued under Section 704 of the Code (or any corresponding provisions of succeeding law).

         (d) If there is a net decrease in Partnership Minimum Gain during a Program fiscal year, each Partner shall be allocated items of income and gain for such year equal to such Partner's share of the net decrease in Partnership Minimum Gain, except to the extent not required by Treasury Regulation Section 1.704-2(f) (the "Minimum Gain Chargeback"). The Minimum Gain Chargeback allocated in any Program year shall consist first of gains from the disposition of Program assets subject to nonrecourse liabilities of the Program with the remainder of the Minimum Gain Chargeback, if any, made up of a pro rata portion of the Program's other items of income or gain for such year. The Minimum Gain Chargeback shall be further determined in accordance with the rules of Treasury Regulation Section 1.704-2(f) and any subsequent role or regulation governing the minimum gain chargeback. For purposes of Section 8.3 and this Section 8.5, a Partner shall not be treated as having a deficit Capital Account balance to the extent of his or her share of Partnership Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g).

         (e) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a Program fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be allocated items of income and gain for such year (and, if necessary, subsequent years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain (the "Partner Nonrecourse Debt Minimum Gain Chargeback"). The Partner Nonrecourse Debt Minimum Gain Chargeback allocated in any Program year shall consist first of gains from the disposition of Program assets subject to nonrecourse liabilities of the Partnership with the remainder of the Partner Nonrecourse Debt Minimum Gain Chargeback, if any, made up of a pro rata portion of the Program's other items of income or gain for such year. For purposes of
Section 8.3 and this Section 8.5, a Partner shall not be treated as having a deficit Capital Account balance to the extent of his or her share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

         (f) Except as otherwise provided in this Agreement, all items of Program income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the General Partner and Unit Holders in the same proportions as they share Profits or Losses, as the case may be, for the year.

         (g) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 8 and hereby agree to be bound by the provisions of this Section 8 in reporting their shares of Program income and loss for income tax purposes.

     8.6  TAX ALLOCATIONS:  CODE SECTION 704(c)

          In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Program shall, solely for tax purposes, be allocated among the General Partner and Unit Holders so as to take account of any variation between the adjusted basis of such property to the Program for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1.12(a)).

          In the event the Gross Asset Value of any Program asset is adjusted pursuant to Section 1.1.12(b), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.


          Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 8.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

     8.7 ALLOCATIONS AMONG UNIT HOLDERS. Except as otherwise provided in this Agreement, all Profits and Losses allocated to the Unit Holders shall be divided among them as follows:

         (a) First, all Profits and Losses allocated to the Unit Holders with respect to any accounting period shall be allocated among the calendar quarters of such accounting period by the General Partner on the basis of (i) the number of days in each such calendar quarter, (ii) interim closings of the books of the Program, or (iii) any other method selected by the General Partner and permitted by the Code; and

         (b) Profits and Losses so allocated to any calendar quarter shall be divided among the Unit Holders in proportion to their Program Percentages for such calendar quarter.

     8.8  DISTRIBUTIONS

         (a) Except as otherwise provided in Section 12.3, relating to distributions in connection with the winding up of the Program, Cash Available for Distribution shall be distributed to the Partners and Unit Holders quarterly or as otherwise determined by the General Partner, and all distributions with respect to any calendar quarter shall be distributed not later than 90 days after the end of such quarter. With respect to Unit Holders who own at least 500 Units (I.E., Capital Contributions of at least $10,000), such Unit Holders may receive monthly distributions, provided that with respect to the third month of any calendar quarter, every Unit Holder who does not receive monthly distributions shall receive the same proportionate distribution amount within that quarter that the monthly distributees already received before the monthly distributees receive any further distributions for that quarter. Cash Available for Distribution shall be distributed 96% to the Unit Holders and four percent to the General Partner until the Unit Holders have received cumulative distributions equal to their Priority Returns. Thereafter Cash Available for Distribution shall be distributed 85% to the Unit Holders and 15% to the General Partner.

         (b) The Cash Available for Distribution to be distributed to the General Partner shall be subordinated as described below. All references to amounts distributable to any Unit Holder pursuant to this Section 8.8(b) shall include all amounts, if any, distributed to any predecessor in interest to such Unit Holder.

               (i) With respect to the current quarterly portion of Cash Available for Distribution, the subordination of the General Partner's interest in Cash Available for Distribution shall be determined with reference to the distributions made to each Unit Holder. An amount equal to 4.167% of the Cash Available for Distribution that was distributed to such Unit Holder, and that would have been distributable to the General Partner pursuant to Section 8.8(a), is hereby subordinated in each calendar quarter during the period beginning with such Unit Holder's (or his or her predecessor's) admission to the Program and ending on the 28th full calendar quarter after such admission date (the "Subordination Period") to such Unit Holder receiving distributions in a calendar quarter equal to 2.75% of the Capital Contribution (prorated for any partial period) made with respect to each such Unit. There shall be no further subordination with respect to the current, quarterly portions of the General Partner's interest in Cash Available for Distribution beyond the Subordination Period. (The 4.167% amount referred to herein constitutes the ratio of the General Partner's four percent interest in Cash Available for Distribution to the Unit Holder's 96% interest in Cash Available for Distribution); and

               (ii) With respect to the cumulative portion of Cash Available for Distribution (I.E., Cash Available for Distribution that would have been distributed to the General Partner but for the subordination provisions of
Section 8.8(b)(i)), the General Partner shall be entitled to receive such subordinated amount as a special distribution of Cash Available for Distribution, during or after the Subordination Period, when such Unit Holder has received cumulative distributions equal to the product of (x) 2.75% of the Capital Contribution made with respect to each such Unit and (y) the number of calendar quarters up to but not including 29 (prorated for any partial period) that such Unit was issued and outstanding.

         (c) Distributions to the Unit Holders pursuant to Section 8.8(a) during the Liquidation Phase shall be divided among them in proportion to their Accrual Basis Capital Accounts. At all other times, distributions to the Unit Holders pursuant to Section 8.8(a) shall be divided among them in proportion to their Program Percentages. For purposes of this Section 8.8(c), the term "Liquidation Phase" means the period beginning after the end of the first quarter in which the aggregate Accrual Basis Capital Accounts of all Limited Partners are less than or equal to 20% of the aggregate Capital Contributions of all Limited Partners.

     8.9 DISTRIBUTIONS AND ALLOCATIONS OF PROFITS AND LOSSES IN RESPECT TO TRANSFERRED UNITS. If any Units are transferred during any period, Profits, Losses, each item thereof and all other items attributable to such Units for such period shall be divided and allocated between the transferor and transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), utilizing any conventions permitted by law and selected by the General Partner in its sole and absolute discretion. All distributions on or before the date the transfer of such Units is recognized by the Program shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of allocating such items and making such distributions, the Program shall recognize the transfer of such Units not later than the end of the calendar month during which it receives written notice of such transfer, provided that if the Program does not receive a written notice stating the date such interest was transferred and such other information as the General Partner may reasonably require within 30 days after the end of the accounting period during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Program, on the last day of the accounting period during which the transfer occurs, was the owner of the Units. The General Partner and the Program shall incur no liability for making allocations and distributions in accordance with the provisions of this Section 8.9, whether or not the General Partner or the Program has knowledge of any transfer of ownership of any Unit.

     8.10 CAPITAL ACCOUNTS. An individual Capital Account shall be maintained for the General Partner and each Unit Holder in accordance with the following provisions:

         (a) To each such Person's Capital Account there shall be credited such Person's Capital Contributions, such Person's distributive share of Profits and any items in the nature of income or gain, which are specially allocated pursuant to Section 8.3, and the amount of any Program liabilities assumed by such Person or which are secured by any Program Property distributed to such Person;

         (b) To each such Person's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Program Property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses and any items in the nature of expenses or losses, which are specially allocated pursuant to Section 8.4, and the amount of any liabilities of such Person assumed by the Program or which are secured by any property contributed by such Person to the Program.

         In the event any interest in the Program is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; provided that if the transfer causes a termination of the Program pursuant to Code Section 708(b)(1)(B), the Capital Accounts for all Persons, including the transferee, shall be redetermined as of the date of such termination. In such event, each Person's Capital Account shall be equal to the net fair market value of his Program interest as of such date. Subsequent to such redetermination, allocations of depreciation, cost recovery deductions, gain and loss with respect to assets held by the Program on the date of such determination shall be governed by the principles set forth in Code Section 704(c) and the Treasury Regulations thereunder.

         In the event the Gross Asset Values of Program assets are adjusted pursuant to Section 1.1.12(b), the Capital Accounts of the General Partner and all Unit Holders shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Program recognized gain or loss equal to the amount of such aggregate net adjustment.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to the General Partner or any Unit Holder pursuant to Section 12 upon the dissolution of the Program. The General Partner shall adjust the amount debited or credited to Capital Accounts with respect to (a) any property contributed to the Program or distributed to the General Partner and Unit Holders, and (b) any liabilities which are secured by such contributed or distributed property or which are assumed by the Program or the General Partner and Unit Holders, in the event the General Partner shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv). The General Partner also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

     8.11 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment to the Program or the Partners shall be treated as amounts distributed to the Partners pursuant to Section 8.8 for all purposes under this Agreement. Amounts treated as distributed to a Partner pursuant to this Section 8.11 shall reduce the amounts otherwise distributed to such Partner pursuant to
Section 8.8. The General Partner shall have sole and absolute discretion to allocate any such amounts among the Partners, provided only that any such allocation shall be in accordance with the Code and other applicable law.

     8.12 POWER OF GENERAL PARTNER TO VARY ALLOCATIONS OF PROFITS AND LOSSES. It is the intent of the Partners that each Partner's distributive share of Profit, Loss and tax credits shall be determined and allocated in accordance with this Paragraph 8 to the fullest extent permitted by Section 704(b) of the Code. Therefore, if the Program is advised that the allocations provided in Paragraph 8 of this Agreement are unlikely to be respected for Federal income tax purposes, the General Partner has been granted the power in
Section 9.4.1.6 of this Agreement to amend the allocation provisions of this Agreement, on advice of accountants or legal counsel, to the minimum extent necessary to effect the plan of allocations and distributions provided in this Agreement.

     8.13 INTEREST OF GENERAL PARTNER IN MATERIAL PROGRAM ITEMS.
Notwithstanding anything to the contrary in this Section 8, the interest of the General Partner in each material Program item of income, gain, loss, deduction or credit shall at all times be at least equal to one percent.

     8.14 FINANCIAL ACCOUNTING ALLOCATIONS. For financial accounting purposes, income, losses and other items shall be allocated in a manner consistent with the allocations set forth in this Section 8.

9. RIGHTS, POWERS, AND OBLIGATIONS OF THE GENERAL PARTNER

     9.1 POWERS. The management and control of the Program and its business and affairs shall rest exclusively with the General Partner. The General Partner, and only the General Partner, shall have all the rights and powers that may be possessed by a general partner pursuant to Section 15643 of the Act, and such additional rights and powers otherwise conferred or permissible by law as are necessary, advisable or convenient to the discharge of its duties under Section 9.3, subject to the restrictions otherwise set forth in this Agreement. Without limiting the generality of the foregoing, the General Partner shall have the following rights and powers, which it may exercise at the cost, expense and risk of the Program:

         9.1.1 To spend the capital and income of the Program in the exercise of any rights or powers possessed by the General Partner hereunder, provided that the General Partner will not be paid any commission in connection with the reinvestment of any proceeds derived from the resale, exchange or refinancing of Equipment or other Program Property, except as otherwise permitted in Section 7;

         9.1.2 To acquire, purchase, hold, sell, exchange or otherwise transfer the Equipment and other Program Property, to lease the Equipment and other Program Property to third parties pursuant to Full Payout Leases or Operating Leases, to loan money to businesses and other customers as provided for in Section 4 hereof, and to enter into agreements with others with respect to the foregoing activities, which agreements may contain such terms, provisions and conditions as the General Partner in its sole and absolute discretion shall approve;

         9.1.3 To purchase from or through others contracts of liability, casualty and other insurance, which the General Partner deems advisable, appropriate or convenient for the protection of the Equipment, Program Property or the affairs of the Program or for any purpose convenient or beneficial to the Program, provided that the General Partner will not provide insurance services to the Program;

         9.1.4 To borrow money for any purpose, other than for making distributions, including, but not limited to (i) the acquisition and financing of Equipment and other Program Property, (ii) the discharge of any Program obligation and the protection and preservation of the assets of the Program, PROVIDED that the minimum amount of Capital Contributions invested in Equipment meets the requirements set forth in Section IV.C of the NASAA Equipment Policy;

         9.1.5 Subject to the restrictions set forth in Section 9.4.2, to sell, dispose of, trade, exchange, convey, quitclaim, surrender, release or abandon, upon such terms and conditions as the General Partner may deem advisable, appropriate or convenient, all or any portion of the Equipment or other Program Property;

         9.1.6 To execute leases, loans, financing agreements, licenses and rental use agreements of and with respect to all or any portion of the Equipment or other Program Property;

         9.1.7 To invest Program funds in commercial paper, government securities, certificates of deposit, Eurodollar deposits, savings and loan depositors' accounts, bankers' acceptances, money market certificates or accounts, or other short-term investments (such as money market funds);

         9.1.8 To invest in general partnerships or ventures with non-Affiliates provided that (a) the Program acquires a controlling interest in such other general partnerships or ventures and the non-controlling interest is owned by a non-Affiliate, (b) there are no duplicate fees and (c) any such venture with a non-Affiliate has as an objective, investment in specific assets. Notwithstanding the foregoing, the Program may invest in partnership or venture arrangements with other limited partnerships formed or to be formed by the General Partner or its Affiliates, if such ventures or partnerships own or finance specified equipment or other assets provided:

               (i) the participating partnerships or co-venturers in such joint venture arrangements have substantially the same investment objectives;

              (ii)  there are no duplicate fees;

             (iii) the sponsor compensation is substantially identical in each participating partnership;

              (iv) the Program has a right of first refusal to buy if a participating partnership or co-venturer desires to sell assets held in the joint venture; such assets shall be allocated among joint venturers seeking to purchase it pro rata to their capital contributions to the joint venture;

               (v) the investment of each participating partnership or co-venturer is on substantially the same terms and conditions; and

              (vi) the joint venture is formed for the purpose of effecting appropriate diversification for the participating partnerships or for the purpose of reducing costs to the Program;

         9.1.9 To reinvest cash flow in additional Equipment and other Program Property; provided that any such reinvestment is for all Limited Partners upon the same terms, and provided further that reinvestment of proceeds from the sale or refinancing of Equipment or other Program Property may only take place after cash distributions to the Limited Partners, at a minimum, sufficient to pay Limited Partner tax liabilities created by the sale or refinancing of such Equipment or other Program Property; and

         9.1.10 To delegate all or any of its duties hereunder, and in furtherance of any such delegation to appoint, employ or contract with any Persons, which Persons may, under the supervision of the General Partner: administer or assist in the day-to-day operations of the Program; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; investigate, select and, on behalf of the Program, pay fees to, enter into contracts with, or employ, or retain services performed or to be performed by, or with, any of such Persons, in connection with the Equipment and Program Property; and perform such other acts or services for the Program as the General Partner in its sole and absolute discretion may approve, provided that the Program shall not give the General Partner or any Affiliate an exclusive right to sell or exclusive employment to sell Equipment and Program Property for the Program. The General Partner and its Affiliates will not be paid for services that they do not provide to the Program.

     9.2 INDEPENDENT ACTIVITIES. The General Partner and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether the same be competitive with the Program or otherwise, without having or incurring any obligation to offer any interest in such activities to the Program or any party hereto; provided, however, that in the event opportunities arise that are suitable for both the General Partner and the Program, the General Partner will place the interests of the Program ahead of its own interests, consistent with its fiduciary duty to the Program. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner from engaging in any activity, or require the General Partner to permit the Program or any Limited Partner to participate therein, and, as a material part of the consideration for the General Partner's execution hereof and admission of the Limited Partners, each Limited Partner hereby waives, relinquishes and renounces any such right or claim of participation in any other venture or activity engaged or participated in by the General Partner. It is specifically understood and agreed that the General Partner may organize and participate as general partner in partnerships, which may engage in activities substantially identical to the activities engaged in by this Program. Notwithstanding the provisions of this Section 9.2, no activity permitted to the General Partner hereunder may be in derogation of the General Partner's fiduciary duties to the Program; PROVIDED, FURTHER, that the Limited Partners do not and shall not waive, relinquish or renounce their interest in the Program's interest in any joint venture or similar program between the Program and the General Partner (or any of its Affiliates). Nothing contained in this Agreement shall restrict the General Partner from making any distributions to its partners, nor shall any of its partners be restricted from making any distributions (dividends or otherwise) to their partners or shareholders.

     9.3 DUTIES. The General Partner shall manage and control the Program and its business and affairs to the best of its ability, and shall use its best efforts to carry out the business of the Program. The General Partner shall devote such time to the business of the Program as in its sole and absolute discretion it determines is necessary for the efficient carrying on thereof. The General Partner shall have fiduciary responsibility for the safekeeping and use of all Program funds and assets, whether or not in its immediate possession or control, and it shall not employ, or permit another Person to employ, such funds or assets in any manner except for the exclusive benefit of the Program. The General Partner will not permit the Limited Partners to enter into any amendment to this Agreement, pursuant to which the Limited Partners would contract away the fiduciary duty owed to the Limited Partners by the General Partner under common law.

     9.4  CERTAIN LIMITATIONS


         9.4.1 Without obtaining the consent of all of the Limited Partners, the General Partner shall not do any of the following:

         9.4.1.1  Act in contravention of this Agreement;

         9.4.1.2 Except as provided in Section 12, do any act, which would make it impossible to carry on the ordinary business of the Program;

         9.4.1.3 Admit a Person as a General Partner except as otherwise provided in this Agreement;

         9.4.1.4 Execute or deliver any assignment for the benefit of the creditors of the Program;

         9.4.1.5 Amend this Agreement so as to extend the term of the Program beyond December 31, 2011; or

         9.4.1.6 Amend this Agreement relating to allocations of Profit and Losses among Partners, except that if the Program is advised at any time by the Program's accountants or legal counsel that the allocations contained in
Section 8 of this Agreement are unlikely to be respected for federal income tax purposes, either because of further promulgation or interpretation of Treasury Regulations under Section 704 of the Code or other developments in law, in which case no consent of the Limited Partners is necessary. In that event, the General Partner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of such accountants or legal counsel to effect the plan of distributions provided for in this Agreement. New allocations made by the General Partner in reliance upon the advice of the accountants or legal counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Program and the Limited Partners.

         9.4.2 Without obtaining the consent of the Limited Partners having a majority in interest of the Units, the General Partner shall not do any of the following:

         9.4.2.1 Sell or transfer all or substantially all of the assets of the Program prior to seven years after the close of the offering of the Units, except in the ordinary course of business; provided, however, that any such sale or transfer beyond such seven-year period shall only be made without the consent of a majority-in-interest of the Limited Partners in the instance of liquidating the Program;

         9.4.2.2  Borrow any money except as provided in Section 9.1.4;

         9.4.2.3 Amend this Agreement, except as set forth in Sections 8.12, 9.4.1.5, 9.4.1.6 and Section 16.5 or except (i) to reflect the addition or substitution of any Limited Partner, (ii) to add to the representations, duties or obligations of the General Partner or its Affiliates or to surrender any right or power granted to the General Partner or its Affiliates herein for the benefit of the Limited Partners, (iii) to cure any ambiguity, to correct or supplement any provision herein, which may be inconsistent with any other provision herein, or to add any other provisions with respect to matters or questions arising under this Agreement, which will not be inconsistent with the provisions or purposes of this Agreement and (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by any state or federal regulatory agency, the deletion or addition of which is deemed by such regulatory agency to be for the benefit or protection of the Limited Partners, which amendments may be made without the consent or vote of the Limited Partners; or

         9.4.2.4  Retire or dissolve the Program.

         9.4.3 Without obtaining the consent of the Limited Partners having 66-2/3% in interest of the Units, the General Partner shall not engage in a "Roll-Up Transaction." For purposes of this Agreement, a "Roll-Up Transaction" is any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Program and the issuance of securities of a "Roll-Up Entity." The term "Roll-Up Transaction" does not include: (a) a transaction involving securities of a Program that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) any transaction, whether or not the securities involved therein are securities which are listed or traded, as the case may be, as described in clause (a) above, as to which (i) the provisions of Sections 25014.5 through 25014.7 of the California Corporations Code apply and (ii) the terms of such transaction comply with such provisions; or (c) a transaction involving the conversion to corporate, trust or association form of only the Program if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) the Limited Partners' voting rights; (ii) the term of existence of the Program; (iii) the Sponsor's compensation, or (iv) the Program's investment objectives. For purposes of this Agreement, the term "Roll-Up Entity" means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction. Limited Partners who dissent with respect to a Roll-Up Transaction proposal will have the rights of a dissenting Limited Partner as provided under Sections 15679.1 through 15679.14 of the Act. Notwithstanding any other provision of this Agreement, this Section 9.4.3 may not be amended without the approval of 66-2/3% in interest of the Limited Partners.

     9.5  CERTAIN RESTRICTIONS

         9.5.1 The General Partner shall not receive any rebates or give-ups, or participate in any reciprocal business arrangements that would circumvent the NASAA Equipment Policy, or which would circumvent the NASAA Equipment Policy's restrictions against dealing with Affiliates. Investment in limited partnership interests of another partnership shall be prohibited; provided, however, that nothing herein shall preclude the investment in general partnerships or ventures, which own or finance specified Equipment or Program Property as provided in Section 9.1.8; provided, further, that investment in limited partnership interests of another partnership shall be permitted pursuant to an order of a court of competent jurisdiction in connection with the workout of any bankrupt lessee or borrower. The General Partner and its Affiliates shall not receive any fees or compensation other than those provided for in this Agreement and the marketing compensation payable to Affiliates, as described in the Prospectus.

         9.5.2 The General Partner shall not cause the Program to purchase, finance or lease, directly or indirectly, properties or assets, real or personal, in which the General Partner or any Affiliate thereof (including any limited partnership sponsored by the General Partner which has been liquidated), currently has, or in the past has had, an interest, except for properties or assets which the General Partner or Affiliates, including Phoenix Leasing Incorporated (but excluding any limited partnerships sponsored by the General Partner or any Affiliate), have purchased, financed or leased (and assumed loans in connection therewith) in its or their own names and held title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such properties or assets or the borrowing of money or obtaining of financing for the Program or any other purpose related to the business of the Program and provided that (a) it is in the best interests of the Program, (b) such properties or assets are purchased by the Program in an amount no greater than the cost of such properties or assets to the General Partner or Affiliates (including related direct expenses paid to unaffiliated third parties) (except reimbursement or compensation to the General Partner or Affiliates pursuant to Sections 7.1, 7.2, 7.3, 8.8 or 12.3 of this Agreement) plus its carrying costs less gross rental or other proceeds received in each case during the period the General Partner or Affiliates held such properties or assets, (c) there is no difference in interest terms of the loans secured by such properties or assets at the time acquired by the General Partner or Affiliates and the time acquired by the Program, and (d) no other benefit arises out of such transaction to the General Partner or its Affiliates apart from compensation otherwise permitted. The term "carrying costs" for purposes of this Section means the cost of funds to the General Partner or Affiliates in advancing the purchase price for the Program. Carrying costs will include only reasonable, necessary and actual expenses incurred by the General
Partner, as determined in accordance with general accepted accounting principles in holding title to properties or assets on a temporary or interim basis.

         9.5.3 In the absence of a secondary market for Program assets at the end of the term of the Program, the Program may sell assets to the General Partner or any Affiliate thereof for cash on a one-time basis only to effect a liquidation of the Program's assets at the end of the Program's term (whether by expiration of its term or by dissolution pursuant to Section 12 or otherwise) if all of the following conditions have been met: (i) the Program has obtained, at its cost, two independent appraisals of the fair market value of the assets to be sold, (ii) the sales price of the assets to be sold is at least equal to the average of the two appraisals, (iii) the sales price so determined does not exceed 20% of the original cost of such assets on an aggregate basis or 10% of the original cost of all assets acquired on an aggregate basis throughout the term of the Program, (iv) such sale is in the best interests of the Limited Partners and (v) the General Partner or its Affiliates do not sell such assets to another limited partnership sponsored by the General Partner of its Affiliates. In the event that, at the time of liquidation of the Program's assets at the end of the Program's term, the Program's assets include warrants or other equity subscription rights obtained by the Program in connection with certain lease or loan financings provided to companies engaged in the development of technologies or other growth industry businesses, such warrants or other subscription rights to purchase equity in the lessee or borrower will be deposited in a liquidating trust, together with any funds the General Partner deems sufficient to exercise the warrants or other subscription rights that the General Partner determines are likely to be exercised. Except as set forth above, the Program will not sell any assets to the General Partner or any of its Affiliates.

         9.5.4 The Program may not lease any assets or make any loans to the General Partner or its Affiliates. Funds of the Program will not be commingled with the funds of any other Person. The General Partner shall not purchase Equipment or Program Property on behalf of the Program in exchange for Units. Neither the General Partner, nor any Person acting as a broker-dealer, shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to provide advice to the prospective purchaser of Units. Subject to the provisions of
Section 9.5.12, the General Partner shall not cause the Program to compensate any broker-dealer for soliciting votes or tenders from Limited Partners in connection with a proposed Roll-Up Transaction, unless such compensation:
(i) is payable and equal in amount regardless of whether the

Limited Partners vote affirmatively or negatively on the proposed Roll-Up Transaction; (ii) in the aggregate does not exceed two percent of the exchange value of the newly-created securities; and (iii) is paid regardless of whether the Limited Partners reject the proposed Roll-Up Transaction. Program funds will not be deposited with any financial institutions or other entities that are affiliated with the General Partner. Program funds will not be used in a compensating balance arrangement for the benefit of any Person other than the Program.

         9.5.5 While the proceeds of the offering of Units are awaiting investment in Equipment or Program Property, such proceeds may be temporarily placed in short-term, highly liquid investments, which afford appropriate safety of principal. Any proceeds from the offering of Units not committed for investment within the later of two years from the date of effectiveness or one year from the end of the Program's offering period (except for necessary operating capital) shall be distributed pro rata to the Unit Holders as well as a pro rata return of Organizational and Offering Expenses.

         9.5.6 When financing is made available to the Program by the General Partner or its Affiliates, the General Partner and its Affiliates may not receive interest and other financing charges or fees in excess of the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The General Partner and its Affiliates shall be prohibited from providing permanent financing for the Program. For purposes of this Section 9.5.6, permanent financing shall mean any financing with a term in excess of 12 months.

         9.5.7 In connection with a proposed Roll-Up Transaction, an appraisal of all Program assets shall be obtained from a competent, "Independent Expert." For purposes of this Agreement, the term "Independent Expert" means a Person with no current material or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Program and is qualified to perform such work. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the appropriate state securities administrators as an exhibit to the Registration Statement for the offering. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Program's assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Program assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Program and the Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up Transaction.

         9.5.8 In connection with a proposed Roll-Up Transaction, if such transaction is approved by the Limited Partners, any Limited Partner voting "yes" on the proposal shall receive the securities offered by the Roll-Up Entity and the person sponsoring the Roll-Up Transaction shall offer to any Limited Partner who votes "no" on the proposal the choice of:

               (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

               (b)  one of the following:

                     (i) remaining as a Limited Partner in the Program and preserving his or her interest therein on the same terms and conditions as existed previously; or

                    (ii) receiving cash in an amount equal to such Limited Partner's pro-rata share of the appraised value of the net assets of the Program.

         9.5.9 The Program shall not participate in any proposed Roll-Up Transaction which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

         9.5.10 The Program shall not participate in any proposed Roll-Up Transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Program shall not participate in any proposed Roll-Up Transaction which would limit the ability of a Limited Partner to exercise the voting rights of his or her securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

         9.5.11 The Program shall not participate in any proposed Roll-Up Transaction in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

         9.5.12 The Program shall not participate in any proposed Roll-Up Transaction in which any of the proxy costs of the transaction (including compensation payable to any broker-dealer under Section 9.5.4) would be borne by the Program if the Roll-Up Transaction is not approved by the Limited Partners.

         9.5.13 Notwithstanding anything to the contrary contained in Sections 9.5.7 through 9.5.12, the Program shall not engage in a Roll-Up Transaction without first obtaining a permit from the California Department of Corporations qualifying the securities proposed to be issued in connection with the Roll-Up Transaction, in the event that such a permit is required under California law.

         9.5.14 The General Partner will not cause any of its Affiliates to act in any way that would constitute a prohibited action of the General Partner pursuant to Sections 9.4.1, 9.4.2 or 9.5 of this Agreement.

10.  TRANSFER OF UNITS

        10.1 IN GENERAL. A Unit Holder may not sell, transfer, assign or subject to a security interest all or any part of his Units or any of the attributes or rights with respect thereto except as permitted in this Section 10, and any act in violation of this Section shall be null and void AB INITIO.

        10.2 RESTRICTIONS ON TRANSFER OF UNITS AND CONDITIONS OF PERMITTED TRANSFERS.


              10.2.1 Except for a Permitted Disposition, no Unit Holder shall sell, transfer, assign or otherwise dispose of his or her Units, in whole or in part, unless the sum of the percentage interest in Program capital or profits represented by Units that are sold, transferred, assigned or otherwise disposed of (including without limitation, redemptions by the Program pursuant to Section 10.7 hereof) during the fiscal year does not exceed two percent of the total interest in Program capital or profits. The total interest in Program capital and profits shall be determined by reference to all outstanding interests (including interests owned by the General Partner). If, however, the General Partner and any Persons related to the General Partner (within the meaning or either Code Section 267(b) or Code Section 707(b)(1)) own, in the aggregate more than ten percent of the outstanding interest in Program capital or profits at any one time during the taxable year of the Program, the total interest in Program capital and profits shall be determined without reference to interests owned by the General Partner and such related Persons. The percentage interests in Program capital and profits represented by Program interests that are sold, transferred, assigned or otherwise disposed of during a taxable year of the Program is equal to the sum of the percentage interest sold or otherwise disposed of for each calendar month during the taxable year of the Program in which a sale, transfer, assignment or other disposition of the Program occurs (other than a Permitted Disposition). The Program shall determine the percentage interests in capital and profits of interests that are sold, transferred, assigned or otherwise disposed of during a calendar month by reference to the

Program interests that are outstanding during such month. In determining the interests outstanding for a month, the Program may use any reasonable convention, provided such convention is consistently used by the Program month to month during a taxable year and from year to year.


              10.2.2 Any sale, transfer, assignment or other disposition of Units permitted pursuant to Section 10.2.1 hereof or a Permitted Disposition shall be subject to Section 10.3 and the following conditions:


                    (a) Any such sale, transfer, assignment or other disposition must be in multiples of Units, with a minimum of 100 Units (50 Units in the case of an IRA, Keogh or other benefit plan). Certain transfers, as determined by the General Partner, such as those made by gift or inheritance, intra-family transfers, transfers resulting from family dissolutions and transfers to Affiliates may be made in multiples of Units with a minimum amount of 50 Units for each such transfer;

                    (b) Such Unit Holder and his or her purchaser, transferee or assignee must execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment with respect to such transaction as are in form and substance satisfactory to the General Partner;

                    (c) Such Unit Holder pays the Program all reasonable expenses of the Program in connection with such transaction (not to exceed $75);

                    (d) The purchaser, transferee or assignee of such Units must represent, in writing, to the General Partner that he or she will not resell or otherwise dispose of the Units acquired by him or her except in accordance with the provisions of this Section 10;

                    (e) Such sale, transfer, assignment or other disposition shall not be in violation of any applicable federal or state securities laws, including the Securities Act of 1933, as amended;

                    (f) The General Partner may require an opinion of counsel to the Program (the costs of which shall be borne by the Program) to the effect that such sale, transfer, assignment or other disposition (i) would not cause the termination of the Program for Federal income tax purposes, (ii) would not result in the General Partner being a plan fiduciary under the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), (iii) would not be in violation of any Federal or state securities laws (including any investor suitability standards applicable to the Program, and (iv) would not result in the Program being treated as a publicly traded partnership for Federal income tax purposes. Any attempted sale, transfer, assignment or other disposition not in accordance with this Section 10 shall be void AB INITIO; and

                    (g) The sale, transfer, assignment or Permitted Disposition shall not entitle the assignee to any rights granted to a Limited Partner pursuant to Section 15634 of the Act.


     10.3 SUBSTITUTED LIMITED PARTNERS. No assignee of Units, including any transferee in a Permitted Disposition or under Section 10.2.1, shall have the right to become a substituted Limited Partner in place of his or her assignor unless (1) the General Partner consents to the admission of such assignee as a substituted Limited Partner within the meaning of the Act (which consent may be granted or withheld in the sole discretion of the General Partner) and
(2) each of the following conditions of this Section 10.3 is satisfied:


          10.3.1 Such assignee elects to become a substituted Limited Partner by delivering a written notice of such election to the General Partner;

          10.3.2 Such assignee executes and acknowledges such other instruments as the General Partner may deem necessary or advisable to effect the admission of such Person as a substituted Limited Partner, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement; and

          10.3.3 Such assignee pays a transfer fee as required by Section 10.2(c) plus such additional fee, if any, as is determined by the General Partner to be required to pay the costs of admission as a substituted Limited Partner. All steps shall be taken (at least once in each calendar quarter), which, in the opinion of the General Partner, are reasonably necessary to admit such Person under the Act as a substituted Limited Partner and such Person shall thereupon become a substituted Limited Partner within the meaning of the Act. Any assignment of Units not involving a substitution pursuant to this Section 10.3 shall be recognized by the Program not later than the last day of the calendar month following receipt of notice of the assignment and all requested documentation.

     10.4 NONTRANSFERABILITY OF THE GENERAL PARTNER'S INTEREST. The General Partner may not assign, transfer or sell any portion of its interest in the Program without the consent of the Limited Partners having a majority of the Units, PROVIDED that the General Partner may pledge or grant a security interest in its interest in the Program as security for any loans to the Program, the General Partner or its Affiliates.

     10.5 PURCHASE OF UNITS BY THE GENERAL PARTNER. The General Partner may (but shall not be obligated to) acquire Units from any Limited Partner or from the Program, and, if with respect to such Units, the General Partner becomes a substituted Limited Partner within the meaning of the Act, the General Partner shall, with respect to such Units, enjoy all rights and be subject to all of the obligations and duties of Limited Partners, PROVIDED that the General Partner and its Affiliates shall not be permitted to vote any such Units on matters which the Limited Partners may vote with respect to any transaction between the Program and the General Partner or its Affiliates, or if such Persons in the aggregate hold ten percent or more of the outstanding Units, with respect to (a) the rollup, consolidation, merger or other reorganization of the Program with any other Person, (b) the cancellation of any contracts with Affiliates of the General Partner, (c) the sale of Program assets to the General Partner or any Affiliate pursuant to
Section 9.5.3, (d) the sale of the General Partner's interest in the Program, and (e) the election of any successor or substitute General Partner.

     10.6 LEGEND. This Agreement and any securities issued to California residents representing an interest in the Program shall bear the following legend:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

     10.7 REDEMPTION. Provided a Unit Holder has held his or her Units for at least six months, such Unit Holder shall have the right at any time following such six month holding period to tender to the Program for redemption all or a portion of the Units (other than fractional Units) owned of record by such Unit Holder. To the extent permitted by applicable laws and regulations (including regulations of the California Department of Corporations prohibiting redemption of partnership interests if such redemption impairs the capital or operation of the Program and regulations of the Securities and Exchange Commission ("SEC") prohibiting redemptions in violation of SEC Rule 10b-6) and if, in the opinion of the General Partner, it is in the best interests of the Program, the Program will acquire such Units (but in no event less than the amount tendered) from such Unit Holder, provided that the maximum amount of redemptions in any fiscal year shall not exceed 2.5% of the Limited Partners' aggregate Capital Contributions; and provided further that the sum of (a) the maximum amount of redemptions in each calendar month of the taxable year and (b) sales, transfers, assignments or other dispositions in each calendar month of the taxable year shall not exceed five percent of the total interest in Program capital or profits, computed in accordance with Section 10.2.1 hereof. Unit Holders desiring to sell Units to the Program shall submit a written request to the General Partner. If a Unit Holder requests redemption and such request is accepted by the General Partner, (x) the redemption value will be determined as of the end of the calendar quarter preceding the calendar quarter in which the redemption documentation is received, (y) the Unit Holder will be entitled to receive cash distributions with respect to the tendered Units attributable to calendar quarters preceding the calendar quarter in which the redemption documentation is received, and (z) the Program will redeem the tendered Units (but in no event less than the amount tendered) within 60 days from the date on which all redemption documentation necessary to process the request is received from the Limited Partner. The redemption value shall be equal to 90% of the Accrual Basis Capital Account with respect to the tendered Units as of the end of the appropriate calendar quarter, reduced by all subsequent distributions with respect to the tendered Units, and shall be paid in cash, without interest. Upon any such redemption by the Program, the tendered Units shall be canceled as of the valuation date and will no longer be deemed to represent an interest in the Program. The Program Percentages of the Unit Holders (including the Person whose Units were redeemed) will thereupon be adjusted accordingly. Neither the General Partner nor any of its Affiliates may redeem their Units under this Section 10.7.


     10.8 OTHER MATTERS. In the event a Partner or Unit Holder sells, assigns, transfers or otherwise disposes of, or pledges, hypothecates, creates a security interest in or otherwise encumbers all or any part of his or her Units without complying with the provisions of this Section 10, such action shall not cause or constitute a dissolution of the Program. Any other party to such action shall have no right to any information or accounting of the affairs of the Program, shall not be entitled to inspect the books or records of the Program, and shall not be entitled to any of the rights of a General Partner or a Limited Partner under the Act or this Agreement, except as otherwise set forth in the Act.

11.  RESIGNATION OR REMOVAL OF A GENERAL PARTNER; ELECTION OF A GENERAL
PARTNER

     11.1 RESIGNATION OF A GENERAL PARTNER. A General Partner may not retire or withdraw without the consent of the Limited Partners having a majority of the Units and unless it obtains the opinion of counsel for the Program that such resignation will not jeopardize the Program's federal tax status as a partnership. Such a resignation shall not constitute a breach of this Agreement.

     11.2 REMOVAL OF A GENERAL PARTNER. A General Partner shall be removed, and cease to be a General Partner of the Program:

          11.2.1 Upon the vote of Limited Partners having a majority of the Units, excluding any Units held by the General Partner or its Affiliates, subject to the provisions of Section 11.6, PROVIDED that as a condition to effective removal, the successor, if any, elected by the Limited Partners pursuant to Section 11.5 shall agree in writing to be bound by the provisions of this Agreement, to assume the obligations of a General Partner pursuant to this Agreement, and to indemnify the removed party and hold it harmless from and against any and all loss, damage, liability and expense, including costs and reasonable attorneys' fees, to which the removed party may be put or which it may incur by reason of or in connection with any of the debts, obligations or liabilities of the Program thereafter made, incurred or created. If a General Partner is removed, the Program shall promptly comply with the provisions of Section 15642 of the Act;

          11.2.2 Immediately upon the death or dissolution of such General Partner; or

          11.2.3 Immediately upon the adjudication that such General Partner is mentally incompetent, insolvent or bankrupt.

     11.3 NOTICE OF RESIGNATION OR REMOVAL. Written notice of the resignation of a General Partner shall be given by such General Partner to the Limited Partners, and the remaining General Partner, if any, and written notice of the removal of a General Partner shall be given to such General Partner or its representatives, the remaining General Partners, if any, and the other Limited Partners by the Limited Partners voting to remove such General Partner pursuant to Section 11.2. Such notice shall set forth the date upon which the resignation or removal became or is to become effective, which date, in the case of a resignation, shall be not less than 60 days after such notice is given to the party or parties being notified. Effectiveness of the resignation of a General Partner on the date specified in any notice thereof shall be subject to the prior receipt of the consent of the Limited Partners having a majority of the Units, and the opinion referred to under Section 11.1.

     11.4 LIABILITY OF A GENERAL PARTNER AFTER RESIGNATION OR REMOVAL. If a General Partner resigns or is removed in accordance with the provisions of this Agreement, its liability as a General Partner shall cease with respect to all actions taken by the Program or any Partner after the effective date of the resignation or removal and the Program shall promptly take all steps reasonably necessary to cause such cessation of liability.

     11.5 ELECTION OF A SUBSTITUTE GENERAL PARTNER. Limited Partners having a majority of the Units may elect a new General Partner at all times. If a General Partner resigns or is removed pursuant to this Agreement, and the Limited

Partners elect to continue the business of the Program pursuant to
Section 12.2, and if also pursuant to such Section, a substitute General Partner is to be elected by the Limited Partners, any Partner shall, promptly after the election to continue the Program, nominate a Person for election as a substitute General Partner. Such Person shall not become a General Partner unless elected by a vote (which may be by written consent) of Limited Partners having a majority of the Units. In the event that such proposed General Partner is not elected, any Partner shall as soon as practicable thereafter nominate another substitute General Partner, and shall continue to do so until a substitute General Partner is elected, or the Program has been dissolved pursuant to Section 12.1.2.

     11.6 PURCHASE OF INTEREST OF A GENERAL PARTNER. Upon the voluntary or involuntary termination of a General Partner, the following shall apply:

          11.6.1 Upon the removal or resignation of the General Partner, the party who is removed or has resigned shall be paid the then present fair market value of its Program interest, determined in the manner described in
Section 11.6.2 hereof. Where the General Partner has been removed, payment shall be in the form of an interest bearing promissory note maturing in not less than five years, such amount to be paid in five equal annual installments of principal, with interest computed and due annually at a rate of Prime plus two percent, calculated on the unpaid principal balance of the amount owed as of the date of each annual determination. The first payment of principal and interest shall be made on the first anniversary date of such removal, with subsequent payments of principal and interest to be made on successive anniversary dates thereof. For purposes of this Section 11.6.1, the term "Prime" means the base rate of interest announced publicly by Citibank, N.A., in New York, New York from time to time, commonly known as the bank's "prime rate," then in effect and most recently available before the date on which each annual interest rate determination is made. Where the General Partner has resigned, payment of the Program interest shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the resigned General Partner otherwise would have received under this Agreement had the General Partner not resigned.

          11.6.2 The then present fair market value of the resigned or removed General Partner's Program interest shall be determined by agreement between the resigned or removed General Partner and the Program (which agreement shall require the written consent of Limited Partners holding a majority of the Units). The then present fair market value of the General Partner's interest shall be the amount the terminated General Partner would receive upon dissolution and termination of the Program assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Program were sold for their then present fair market value without any compulsion on the part of the Program to sell such assets. If the resigned or removed General Partner and the Program cannot agree on the then present fair market value of such Program interest within 30 days of the effective date in the notice referred to in Section 11.3 hereof, the then present fair market value thereof shall be determined in the manner provided in the Code of Civil Procedure of the State of California for the determination of controversies by arbitration: the resigned or removed General Partner to choose one arbitrator, the Program to choose one arbitrator; and the two arbitrators so chosen to choose a third arbitrator.
The decision of a majority of such arbitrators as to the then present fair market value of such Program interest shall be final and binding and may be enforced by legal proceedings. The resigned or removed General Partner and the Program shall each compensate the arbitrator appointed by it; the compensation of the third arbitrator shall be borne equally by such parties.

12.  DISSOLUTION AND WINDING UP OF THE PROGRAM

     12.1 DISSOLUTION OF THE PROGRAM. The Program shall be dissolved upon the first to occur of any of the following events:

          12.1.1 The death, mental incompetency, insanity, resignation, bankruptcy or removal of a General Partner, unless the remaining General Partner or General Partners elected pursuant to Section 11.5 continue(s) the business of the Program pursuant to Section 15681(c) of the Act;

          12.1.2 The vote so to do of Limited Partners holding a majority of the Units and delivery by such Limited Partners of written notice of such vote to the General Partners;

          12.1.3  The expiration of the term of the Program;

          12.1.4 The failure to elect a new General Partner or General Partners in the event all of the General Partners cease to be General Partners pursuant to Section 11; or

          12.1.5 The sale of all or substantially all of the assets of the Program.

     12.2 ELECTION UPON DISSOLUTION. Upon a dissolution of the Program pursuant to Section 12.1, if the business of the Program has not been continued pursuant to Section 12.1.1, any remaining General Partner shall, promptly after such dissolution, give notification thereof to the Limited Partners, and shall call for a vote of the Limited Partners to determine whether to continue the business of the Program or to wind up the Program pursuant to Section 12.3. If there is no

General Partner, as provided in Section 15681(c) of the Act, all Partners must agree in writing to continue the business of the Program and admit one or more General Partners. If the required vote is not obtained within 90 days after any such dissolution, the Program shall be wound up pursuant to Section 12.3. If the required vote for continuation of the Program business is obtained, and there is at least one remaining General Partner, the Limited Partners shall also elect either to continue the business of the Program with the General Partner(s) then serving or to replace the General Partners, the resignation or removal of which dissolved the Program. Such election shall be by a vote of Limited Partners having a majority of the Units. If the Limited Partners elect to replace such General Partner, a substitute General Partner shall be elected pursuant to Section 11.5.

     12.3 WINDING UP OF THE PROGRAM. Upon a dissolution of the Program, the General Partner, or court-appointed trustee if there is no General Partner, shall take full account of the Program's assets and liabilities and the assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom to the extent sufficient therefor, shall be applied and distributed in the following order:

          12.3.1 To the payment and discharge of all of the Program's debts and liabilities, including the establishment of any necessary contingency reserve;

          12.3.2 To the payment of the balance, if any, of the General Partner's Management Fee and Acquisition Fee;

          12.3.3 To the General Partner, an amount equal to the distribution the General Partner would be entitled to receive pursuant to the terms of
Section 8.8 if the balance of the liquidation proceeds were treated as Cash Available for Distribution distributable pursuant to Section 8.8; and

          12.3.4 The balance, if any, to the General Partner and the Unit Holders, in proportion to their Capital Accounts as of the date of such distribution, after giving effect to all contributions, prior distributions and allocations of Profits and Losses and other items for all periods, including the period during which such distribution occurs.


     12.4 COMPLIANCE WITH TIMING REQUIREMENTS OF TREASURY REGULATIONS. In the event the Program is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 12 (if such liquidation constitutes a dissolution of the Program) or Section 8 (if it does not) to the Partners and Unit Holders who have positive Capital Accounts in compliance with Treasury Regulations Section

1.704-1(b)(2)(ii)(b)(2), and (b) if any General Partner's Capital
Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Program the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3). Distributions pursuant to the preceding sentence may be distributed to a trust established for the benefit of the Partners and Unit Holders for the purposes of liquidating Program assets, collecting amounts owed to the Program, and paying any contingent or unforeseen liabilities or obligations of the Program or of the Partners arising out of or in connection with the Program. The assets of any such trust shall be distributed in cash or readily marketable securities to the Partners and Unit Holders from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Program would otherwise have been distributed to the Partners and Unit Holders pursuant to this Agreement; PROVIDED, HOWEVER, that any Partner or Unit Holder may instead elect to have his or her proportionate share of readily marketable securities converted into cash, and to receive (in lieu of such proportionate share of readily marketable securities) the proceeds (net of expenses) derived from the conversion of such securities.

13. BOOKS OF ACCOUNTS, ACCOUNTING, REPORTS, TAX YEAR, BANKING AND TAX
ELECTIONS

     13.1 BOOKS OF ACCOUNT. The Program's books and records and this Agreement shall be maintained at the principal office of the Program, and each Partner, upon giving written notice shall have free access at all reasonable times to such books and records and the right to inspect and copy them at such Partner's expense as set forth in Section 15634 of the Act. An alphabetical list of the names, addresses and business telephone numbers of all of the Limited Partners, along with the number of Units held by each of them, will be maintained as part of the books and records of the Program and available for inspection pursuant to this Section 13.1. The books and records shall be kept on the accrual method of accounting applied in a consistent manner by the Program and shall reflect all Program transactions and be appropriate and adequate for the Program's business.

     13.2 ACCOUNTING AND REPORTS.

          (a) As soon as reasonably practicable after the end of each fiscal year, but not later than 120 days after such end, each Partner shall be furnished with a copy of an annual report, containing a balance sheet as of the end of the Program's fiscal year and statements of income, Partner's equity and cash flow (the footnotes to such financial statements to include a detailed reconciliation of Program net income for financial reporting purposes to Program net income for tax purposes for the fiscal year just ended), a schedule of all distributions to the Partners identifying the source of each, the report on cash flow available for distribution described in subsection (b) below, and a schedule of all compensation paid and distributions made to the General Partner, including a description of the service performed and identifying the source of each such distribution. Such annual report shall contain information on Equipment and Program Property acquisitions and leases, and on financings provided, by the Program during the fiscal year just ended. In the event a piece of Equipment or other Program Property is acquired by the Program which represents at least ten percent of the Program's total investment in Equipment and other Program Property, a status report relating to such piece of Equipment or other
Program Property shall be included with the annual report. Such annual report shall also contain an annual average Unit valuation, as estimated by the General Partner, which generally will be based upon (a) par value (I.E., original cost), for each of the first two calendar years following commencement of the Program's public offering of Units (including the year of commencement of the Program's public offering of Units), and (b) for each successive year thereafter, either (i) the discounted value of estimated future cash flows or (ii) book value (determined in accordance with generally accepted accounting principles). Notwithstanding the foregoing, the General Partner shall have sole and absolute discretion to select the valuation method used to determine any annual per Unit valuation, provided such method is a reasonable valuation method. Such annual per Unit valuation shall be included in the Program's annual report on Form 10-K or its next filed quarterly report on Form 10-Q. In addition to the annual report, as soon as reasonably practicable after the end of the first six-month period from the date of commencement of the offering of the Units, but not later than 60 days after such end, each Partner shall be furnished with a semiannual report containing a balance sheet and statements of income for such period, and thereafter, at the end of each calendar quarter, but not later than 60 days after such end, each Partner shall be furnished with a quarterly report setting forth a balance sheet, a statement of income, a cash flow statement and other pertinent information, if any, regarding the Program and its activities for such period, including the amount, if any, of the Management
Fee paid to the General Partner. Within 60 days after the end of each calendar quarter, the Limited Partners shall be furnished with a report containing information regarding the services rendered for which the General Partner received a fee and the amount of such fee.

          (b) A report on cash flow available for distribution shall be included in the Program's annual report to Partners. The report on cash flow available for distribution shall be calculated based upon the net income
(loss) reported by the Program for the period before gains (losses) on equipment dispositions, refinancings and other extraordinary events and shall show a detailed reconciliation of such items used to calculate the cash flow available for distribution, beginning with the Program's net income. Any item not anticipated and specifically referenced to in this Section 13.2(b) may be included or excluded in such report as determined by the General Partner on a case by case basis. For purposes of preparing this report only, the cash flow available for distribution shall not be affected by the following items: equipment acquisitions, organizational and offering expenses, capital contributions, cash distributions and redemptions made to partners, equity in earnings or losses from joint ventures, amortization of acquisition fees and gains or losses from sales or early payoffs of program property. The following additions shall be made to the report as follows: payments received from notes receivable and financing leases, proceeds from sales of program property, proceeds from investments in joint ventures, increases in accounts payable, decreases in receivables, depreciation and amortization, net realizable value allowances and any other non-recurring payments that occur only during the Program's offering and acquisition phase. The following deductions shall be made to the report as follows: decreases in accounts payable, increases in receivables, deferred interest income on notes receivable and payments of principal on debt service. Within the scope of its annual audit of the financial statements of the Program, the independent certified public accountants will issue a special report on the Program's compliance with the calculation methodology set forth in this
Section 13.2(b).

     13.3 ANNUAL AUDIT. As soon as practicable after the end of the fiscal year, but not later than 120 days after such end, the financial statements of the Program shall be audited by an independent certified public accountant and such financial statements shall be accompanied by a report of such accountant containing its opinion. Subject to the provisions of Section 7.1, the cost of such audits will be an expense of the Program. A copy of the audited financial statements and the accountant's report will be furnished to each Limited Partner within the period specified in Section 13.2. The General Partner will select the accountant to conduct the audit.

     13.4 TAX YEAR. The tax year of the Program shall be determined by the General Partner subject to the consent, if required, of any applicable taxing authority. The Program's fiscal year shall be the same as its tax year.

     13.5 BANKING. Subject to Section 9.1.7, all funds of the Program shall be deposited in a separate bank account or accounts or in an account or accounts of a savings and loan association as shall be determined by the General Partner.

     13.6 TAX ELECTIONS. Upon the transfer of an interest in the Program or in the event of a distribution of Program Property, the Program may, in the sole and absolute discretion of the General Partner, elect pursuant to Code
Section 754 to adjust the basis of the Program Property as allowed by Code Sections 734(b) and

743(b). In addition, the General Partner may, in its sole and absolute discretion, make any or all elections that it is entitled to make on behalf of the Program and the Limited Partners for federal, state, and local tax purposes, including, without limitation, any election, if permitted by applicable law: (1) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Program's federal, state or local tax returns; and (2) to represent the Program and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Program and the Partners in their capacity as Partners, and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Program or the Partners. The General Partner is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state or local law.

     13.7 PROGRAM RETURNS. The General Partner shall, for each tax year, file on behalf of the Program a Program Return within the time prescribed by law (including extensions) for such filing. All information necessary for the preparation of Limited Partners' federal income tax returns shall be distributed within 75 days after the end of the fiscal year. The General Partner shall also file on behalf of the Program such California and other state and local income tax returns as may be required by law.


     13.8 INFORMATION. Upon written request, the Program will promptly supply any Limited Partner with an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners, along with the number of Units held by each of them, as such information is reflected in the records of the Program as of the time of said request. The Program shall update the above list at least quarterly to reflect changes in the information contained therein and shall mail such list, printed (or copied) on white paper and in a readily readable type size (in no event smaller than 10-point type) within ten business days following receipt of such request so long as the requesting Limited Partner pays the Program its costs of postage and the reasonable charge for duplication. Notwithstanding anything to the contrary contained herein, the Program may restrict the use of such list to noncommercial purposes and may condition provision of the list upon receipt by the Program of written representations to such effect. Subject to the foregoing, including without limitation, satisfaction of the requirements for requests contained herein, in the event that the Program neglects or refuses to exhibit, produce or mail a copy of the above list to any Limited Partner requesting such list, the Program will be liable to such Limited Partner for (1) actual costs (including attorneys' fees) incurred by such Limited Partner for compelling production of such list and (2) actual damages suffered by such Limited Partner directly as a result of the Program's neglect or refusal to produce such list. The General Partner may require the Limited Partner requesting the above list to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Program, and it shall be a defense to the Program's neglect or refusal to produce such list that the actual purpose and reason for the request for inspection or for a copy of the list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Program.


The remedies provided for under this Section 13.8 are in addition to, and shall not in any way limit, other remedies available to the Limited Partners under federal, California or, if applicable, other state law.

     13.9 ACQUISITION REPORTS. Until such time as the proceeds of the offering of Units are invested or committed to investment, within 60 days after the end of each calendar quarter, each Partner shall be furnished with a quarterly report of investments in Program Property during such quarter, including the types of Program Property, the purchase price thereof or investment amount relating thereto and any other material terms of investment, such as average lease term, average lease rate, average loan term and average loan rate, a statement of the total amount of cash expended by the Program in connection with such investments in Program Property and a statement of the amount of net offering proceeds which remain available for investment.

     13.10 FILINGS WITH SECURITIES COMMISSIONERS. The General Partner shall prepare and file with the appropriate state authorities, including without limitation the California Corporations Commissioner and the Arizona Securities Division, all reports required to be filed with such state securities authorities.

     14.  POWER OF ATTORNEY

     14.1 POWER OF ATTORNEY FOR GENERAL PARTNER. Provided that the action to be taken is in accordance with the terms of this Agreement, each Limited Partner hereby makes, constitutes and appoints the General Partner with full power of substitution and resubstitution, his or her true and lawful attorney for him or her in his or her name, place and stead and for his or her use and benefit to sign, execute, certify, acknowledge, file and record this Agreement, and to sign, execute, certify, acknowledge, file and record all instruments amending this Agreement, as now or hereafter amended, that may be appropriate, including, without limitation, agreements or other instruments or documents: (1) to reflect the exercise by the General Partner of any of the powers granted to it under this Agreement; (2) to reflect any amendments made to this Agreement by the Partners pursuant to this Agreement; (3) to reflect the admission to the Program of any substituted Limited Partner or the withdrawal of any Partner, in the manner prescribed in this Agreement;
and (4) to reflect actions that may be required of the Program or the Partners by the laws of the State of California or any other jurisdiction. Each

Limited Partner authorizes such attorney-in-fact to take any further action, which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     14.2 SCOPE OF POWER OF ATTORNEY. The power of attorney granted pursuant to Section 14.1:

          14.2.1 Is a special power of attorney coupled with an interest and is irrevocable;

          14.2.2 May be exercised by such attorney-in-fact by listing all of the Limited Partners executing any agreement, certificate, instrument or document with the signature of such attorney-in-fact acting as attorney-in-fact for all of them; and

          14.2.3 Shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his or her interest in the Program, except that where the purchaser, transferee or assignee thereof is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any such agreement, certificate, instrument or document necessary to effect such substitution.

15.  LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNER

     15.1 EXCLUSION OF LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS. Subject to Section 15.2 hereof, nothing contained in this Section 15.1 shall prevent claims against the General Partner for liability if its actions or failure to act cause damages to the Limited Partners.

     15.2 LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION

          15.2.1 Any General Partner or any Affiliate shall be held harmless for any loss or liability suffered by the Program, which arises out of any action or inaction of such General Partner or Affiliate, provided (1) such General Partner or Affiliate, in good faith, determined that it acted in the best interests of the Program; and (2) such liability or loss was not the result of negligence or misconduct of such General Partner or any Affiliate.

          15.2.2 The Program shall indemnify any General Partner or any Affiliate for any losses or liabilities, including amounts paid in settlement of any claims, sustained by them in connection with the Program, provided that such General Partner or any Affiliate in good faith determines that it acted in the best interests of the Program, and, provided that such losses or liabilities were not the result of negligence or misconduct on the part of such General Partner or any Affiliate, and provided further that, notwithstanding anything to the contrary contained in Section 15.2.1, neither any General Partner, its Affiliates, nor any Person acting as a broker-dealer shall be indemnified for liabilities or costs associated therewith arising under Federal or state securities laws unless a court of competent jurisdiction approves the indemnification, including, if applicable, the indemnification of litigation costs where either (1) there has been a successful adjudication on the merits of each count involving securities law violations, (2) the court approves the settlement and finds that indemnification of the settlement and related costs should be made, or (3) such claims have been dismissed with prejudice on the merits by the court; provided, however, that such General Partner, its Affiliates or such Person acting as a broker-dealer must apprise the court of the positions of the Securities and Exchange Commission, the California Commissioner of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commissioner, the Texas Securities Commissioner, the Tennessee Securities Division and other state securities commissioners, as applicable, with respect to indemnification for securities law violations before seeking court approval for indemnification. Any amounts payable to such General Partner, its Affiliates, or such Person acting as a broker-dealer pursuant to the foregoing are recoverable only out of assets of the Program and not from the Limited Partners. The Program shall not incur the cost of that portion of liability insurance that insures the General Partner, its Affiliates, or such Person acting as a broker-dealer for any liability as to which the General Partner, its Affiliates, or such Person acting as a broker-dealer are prohibited from being indemnified. For purposes of this Section 15, the term "Affiliate" shall mean any Person who performs services on behalf of the Program and acting within the scope of the General Partner's authority, who meets one of the requirements of Section 1.2.3(a)-(d).

          15.2.3 The indemnification provided by this Section shall only be recoverable out of the assets of the Program.

16.  MISCELLANEOUS

     16.1 SPECIAL ACCOMMODATIONS TO LIMITED PARTNERS. Notwithstanding the provisions of Section 7.1, each Limited Partner shall reimburse the Program for costs, if any, for special services or accommodations requested by such Limited Partner to be performed by the Program or the General Partner (or their employees, agents, attorneys, accountants and Affiliates), including, without limitation, the cost and expenses incurred in connection with any change of ownership rights of Units; special accounting for tax or other purposes; accounting and/or appraisal or other means of evaluating Program assets or Units; special reports relating to Program business, including its fiscal condition or the value of Units; legal, accounting or other services required in matters relating to probate, divorce and other such actions, which may be demanded by any Limited Partner or required by a court. Any such expenses incurred by the Program shall be due and payable by such Limited Partner upon the performance of such services, and the General Partner shall be reimbursed by the Program upon the performance of such services, if any, in providing such accommodations on behalf of any Limited Partner. Any request for such accommodation or special services shall be submitted in writing. Upon receipt by the Program of a written request for an estimate of the costs of rendering the special services or accommodations requested by such Limited Partner, the General Partner shall cause to be prepared and transmitted to the Limited Partner an estimate of the costs of the services requested of the persons or firms whose services are to be rendered, which estimate is subject to change and in no event shall be limiting upon the Program, but rather the charge for any such services shall be based upon the expenses actually incurred, and the cost of any services actually rendered, by the Program or the General Partner.

     16.2 NOTICES. Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (1) if delivered personally to the party or to an officer of the party to whom it is directed OR (2) whether or not it is actually received, (a) in the case of meetings called by Limited Partners holding ten percent or more of the Units, if sent by registered or certified mail, postage and charges prepaid, and (b) in all other cases, if deposited in a regularly maintained receptacle for the deposit of United States mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in the first paragraph of this Agreement or to such other addresses as the General Partner may from time to time specify by written notice to the Limited Partners; and if to a Limited Partner, to such Limited Partner's address set forth on his or her Subscription Agreement or to such other addresses as such Limited Partner may from time to time specify by written notice to the General Partner. Any such notice shall be deemed to be given as of the date so delivered if delivered personally, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

     16.3 SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     16.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     16.5 AMENDMENTS. Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding ten percent or more of the Units. Following such proposal, the General Partner shall submit to the Limited Partners a verbatim statement of any proposed amendment and shall include in any such submission its recommendation as to the proposed amendment. The General Partner shall seek the written approval of its recommendation by the Limited Partners or shall call a meeting of the Limited Partners to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written approval, the General Partner may require responses within a specified time, but not less than 30 days. A proposed amendment shall be adopted and effective as an amendment hereto, except as otherwise provided in Section 9.4, if it receives the approval of Limited Partners holding a majority of the Units.
Notwithstanding the foregoing, an amendment to extend the term of the Program beyond December 31, 2007 or an amendment to Section 12.2 shall not be adopted and effective unless it receives the affirmative vote of all Partners.

     16.6 MEETINGS AND CONSENT. Meetings of the Partners may be called by the General Partner or by Limited Partners holding ten percent or more of the Units, for any matters for which the Limited Partners may vote as set forth in this Agreement. The call shall state the nature of the business to be transacted. Within ten days after receipt of a call, the General Partner shall provide (in the manner described in Section 16.2) all Partners with a notice of such meeting specifying the purposes, place and time (which shall not be less than 15 days nor more than 60 days after receipt of such call for such meeting). Partners may consent in Person or by proxy at any such meeting. Whenever the approval or consent of Partners is permitted or required under this Agreement, such approval or consent may be given at a meeting of Partners or may be given in writing in accordance with the procedure for obtaining written consent prescribed in Section 16.5.

     16.7 RIGHT TO RELY UPON THE AUTHORITY OF GENERAL PARTNER. No Person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Program, nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of Program Property shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Program any such instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers shall have received written notice from the Program affecting the same.

     16.8 LITIGATION. The General Partner shall prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the Program. The Program and the General Partner shall respond to any final decree, judgment or decision of any court, board or authority having jurisdiction in the premises. The General Partner shall satisfy any such judgment, decree or decision first out of any insurance proceeds available therefor, next out of the assets of the Program and finally out of the assets of the General Partner.


     16.9 CALIFORNIA LAW. The laws of the State of California shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties, without giving effect to any conflict of laws or choice of law provisions, PROVIDED that causes of action for violations of Federal or state securities laws shall not be governed by this Section 16.9. Venue for any legal action brought hereunder shall be in the Superior Court for San Francisco County, California, or in cases where Federal diversity jurisdiction is available, in the United States District Court for the Northern District of California.


     16.10 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives during the term of the Program and during the period of its liquidation following any dissolution, any right that he or she may have to maintain any action for partition with respect to any of the assets of the Program.

     16.11 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

     16.12  PARTIES IN INTEREST.  Subject to the provisions contained in
Section 10, each and every covenant, term, provision and agreement herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.


     16.13  TIME.  Time is of the essence with respect to this Agreement.

     16.14 GENDER. Whenever necessary or appropriate in order to construe the provisions of this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

     16.15 INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

     IN WITNESS WHEREOF, this Restated Agreement of Limited Partnership has been executed as of the date first above written.

GENERAL PARTNER:                     LIMITED PARTNERS:

PHOENIX LEASING ASSOCIATES IV, L.P.  By: Phoenix Leasing Associates IV, L.P. as
General Partner                      Attorney-in-Fact for the Limited Partners


By: Phoenix Leasing Associates IV,   By: Phoenix Leasing Associates IV, Inc.,
    Inc., its general partner            its general partner

   By _____________________________          By _____________________________
         Gus Constantin, President                Gus Constantin, President

    Schedule A shows as of June 30, 1996, general information relating to certain of the Prior Partnerships. See the section in the Prospectus entitled "Prior Partnerships." The data is significant in analyzing the prior experience of Affiliates of the General Partner. The Prior Partnerships shown on Schedule A had investment objectives similar to the Program, which are to maximize the cash flow generated on its assets (purchased on a leveraged basis) with no intent to provide significant tax benefits. Prospective investors should be aware that the results of the Prior Partnerships are not necessarily indicative of the potential results of the Program.



                                     SCHEDULE A
                 GENERAL INFORMATION ABOUT CERTAIN PRIOR PARTNERSHIPS
                                AS OF JUNE 30, 1996



                                                             Phoenix        Phoenix                      Phoenix         Phoenix
                                                            Leasing        Leasing         Phoenix      Leasing         Leasing
                                                             Cash           Cash           Income         Cash          American
                                                          Distribution   Distribution       Fund,      Distribution     Business
                                                            Fund III       Fund IV           L.P.      Fund V, L.P.   Fund, L.P.(2)
                                                            --------       -------          ------     ------------   -------------
Offering Information
 Dollar Amount Offered . . . . . . . . . . . . . . . .   $ 150,000,000  $ 130,000,000  $  75,000,000  $ 100,000,000   $  50,000,000
                                                           -----------    -----------     ----------    -----------      ----------
 Dollar Amount Sold. . . . . . . . . . . . . . . . . .     132,037,750    129,847,540     43,821,250     40,916,760      27,824,500
 Offering Expenses Paid by the Partnership . . . . . .      17,240,775     16,257,944      6,016,522      6,131,434       4,172,663
                                                           -----------    -----------     ----------    -----------      ----------
 Net Proceeds Available from Offering. . . . . . . . .   $ 114,796,975  $ 113,589,596  $  37,804,728  $  34,785,326   $  23,651,837
                                                           -----------    -----------     ----------    -----------      ----------
                                                           -----------    -----------     ----------    -----------      ----------
Cumulative Investment Results
 Federal Income Tax Information:
  Taxable Ordinary Income (Loss) through
   December 31, 1995 . . . . . . . . . . . . . . . . .   $   3,103,584  $  33,062,197  $  17,071,585  $  14,353,502   $  (2,015,360)
   Average per $1,000 investment . . . . . . . . . . .              24            255            390            351             (84)
  Portfolio Income and Section 1231 Gain (Loss)
   through December 31, 1995 (1) . . . . . . . . . . .       1,324,041    (13,574,861)    (9,567,641)    (5,430,946)        364,453
   Average per $1,000 investment . . . . . . . . . . .              10           (105)          (218)          (133)             15

---------------
(1)  Portfolio income was not a separate item until 1987.
(2) As of June 30, 1996, Phoenix Leasing American Business Fund, L.P. had not completed its offering.

                                 SCHEDULE A
          GENERAL INFORMATION ABOUT CERTAIN PRIOR PARTNERSHIPS (CONTINUED)
                              AS OF JUNE 30, 1996




                                                       Phoenix        Phoenix                        Phoenix           Phoenix
                                                       Leasing        Leasing         Phoenix        Leasing           Leasing
                                                        Cash           Cash           Income          Cash             American
                                                     Distribution   Distribution       Fund,       Distribution        Business
                                                       Fund III      Fund IV (1)      L.P. (1)   Fund V, L.P.(1)   Fund, L.P. (1)(3)
                                                     -----------    -------------    ----------  ---------------   -----------------
Timing and Investor Information
 Date Offering Commenced . . . . . . . . . . . . . .        1/5/88       12/27/89        1/18/91        11/4/91          10/19/93
 Amount of Minimum Offering. . . . . . . . . . . . . $     250,000  $     250,000   $    250,000   $    250,000      $  1,200,000
 Date of Completion of Minimum Offering. . . . . . .       1/21/88        1/12/90        2/21/91         1/7/92           1/27/94
 Date Total Offering Completed . . . . . . . . . . .      12/31/90       12/27/91        7/28/92       10/28/93                --
 Date Asset Purchases Commenced. . . . . . . . . . .       1/21/88       12/18/89        1/29/91        8/23/91            1/7/94
 Total Assets Purchased (2). . . . . . . . . . . . . $ 219,986,420  $ 265,461,356   $ 90,185,673   $ 83,916,698      $ 45,553,819
 Average Initial Term of Leases (in months). . . . .         38.64          43.11          42.18          46.62             49.12
 Average Net Monthly Rate as a Percentage of
  Original Lease Cost. . . . . . . . . . . . . . . .          2.52%          2.71%          2.73%          2.70%             2.84%
 Average Initial Term of Loans (in months) . . . . .         58.77          62.41          66.78          51.81             45.39
 Average Interest Rate of Loans. . . . . . . . . . .         15.04%         16.68%         15.62%         16.11%            16.17%
 Book Value of Assets Not Leased or Committed for
  Lease as a Percentage of Portfolio Book Value (2).           .01%          1.60%          1.69%         1.34%             2.44%
 Number of Beneficial Holders. . . . . . . . . . . .          13,571          9,748          4,030         2,682             1,744

------------------
(1) These Prior Partnerships are expected to acquire significant amounts of assets.
(2) Includes the partnership's pro rata interest in equipment held through joint venture investments.
(3) As of June 30, 1996, Phoenix Leasing American Business Fund, L.P. had not completed its offering.

     Schedule B shows as of June 30, 1996, the categories and purchase price of equipment and other assets acquired by certain of the Prior Partnerships. The data is significant in analyzing the asset mix of the Prior Partnerships. The Prior Partnerships shown on Schedule B had investment objectives similar to the Program, which are to maximize the cash flow generated on its assets (purchased on a leveraged basis) with no intent to provide significant tax benefits. Prospective investors should be aware that the results of the Prior Partnerships are not necessarily indicative of the potential results of the Program.


                                     SCHEDULE B
                                   ASSET PORTFOLIO
                                 AS OF JUNE 30, 1996


                                                     Phoenix Leasing                 Phoenix Leasing
                                                    Cash Distribution               Cash Distribution            Phoenix Income
                                                         Fund III                        Fund IV                    Fund, L.P.
                                                    -----------------               -----------------            --------------
                                                               Percentage                      Percentage                 Percentage
                                                Purchase        of Total       Purchase         of Total     Purchase      of Total
                                                  Price          Assets          Price           Assets        Price        Assets
                                               ----------      -----------    -----------      ----------   ----------   -----------
Computer Peripheral Equipment. . . . . . . .  $ 75,117,418       34.15%      $ 93,481,277        35.21%    $ 48,866,172     54.18%
Mini-Computers . . . . . . . . . . . . . . .    21,635,871        9.84         32,467,735        12.23        8,077,887      8.96
Electronic Production Equipment. . . . . . .        72,200        0.03            149,326         0.06              -0-      0.00
Furniture and Fixtures . . . . . . . . . . .           -0-        0.00         21,962,016         8.27        7,455,138      8.27
Reproduction Equipment . . . . . . . . . . .    11,720,334        5.33             19,295         0.01              -0-      0.00
Reception and Communication Equipment. . . .     1,200,765         .55          5,731,557         2.16        1,465,856      1.63
Miscellaneous Equipment (Transportation,
 Medical, Automotive, Solar) . . . . . . . .       678,601        0.31          6,535,601         2.46          721,369      0.80
Computer Mainframes. . . . . . . . . . . . .    47,250,213       21.48         29,584,486        11.14              -0-      0.00
Capital Equipment Leased to Emerging
 Growth Companies. . . . . . . . . . . . . .    17,376,072        7.90         43,637,925        16.44       16,424,411     18.21
Financing of Emerging Growth Companies . . .     2,163,209        0.98          9,707,317         3.66        1,653,374      1.83
Financing of Cable Systems . . . . . . . . .    38,300,678       17.41         13,405,871         5.05        3,982,727      4.42
Financing of Manufacturers . . . . . . . . .       621,862        0.28                -0-         0.00              -0-      0.00
Financing Related to Security Monitoring
 Systems Companies . . . . . . . . . . . . .     2,411,681        1.10                -0-         0.00              -0-      0.00
Financing of Other Businesses. . . . . . . .     1,437,516         .64          8,778,950         3.31        1,538,739      1.70

                                               -----------      ------        -----------       ------       ----------    ------
Total. . . . . . . . . . . . . . . . . . . .  $219,986,420      100.00%      $265,461,356       100.00%    $ 90,185,673    100.00%
                                               -----------      ------        -----------       ------       ----------    ------
                                               -----------      ------        -----------       ------       ----------    ------

                                                        SCHEDULE B
                                               ASSET PORTFOLIO (CONTINUED)
                                                   AS OF JUNE 30, 1996



                                                                           Phoenix Leasing                 Phoenix Leasing
                                                                          Cash Distribution               American Business
                                                                             Fund V, L.P.                   Fund, L.P. (1)
                                                                          -----------------               -----------------

                                                                                       Percentage                       Percentage
                                                                      Purchase          of Total        Purchase         of Total
                                                                       Price             Assets           Price           Assets
                                                                    -----------      -------------    ------------     -------------
Computer Peripheral Equipment. . . . . . . . . . . . .               $29,104,133            34.69%    $     42,575            0.09%
Mini-Computers . . . . . . . . . . . . . . . . . . . .                 3,841,052             4.58        2,452,829            5.42
Furniture and Fixtures . . . . . . . . . . . . . . . .                22,777,697            27.15       16,226,152           35.85
Reception and Communication Equipment. . . . . . . . .                 1,564,190             1.86          113,969            0.25
Miscellaneous Equipment (Transportation, Medical,
 Automotive, Solar). . . . . . . . . . . . . . . . . .                   896,695             1.07          465,826            1.03
Computer Mainframes. . . . . . . . . . . . . . . . . .                 1,752,500             2.09              -0-            0.00
Capital Equipment Leased to Emerging
 Growth Companies. . . . . . . . . . . . . . . . . . .                18,541,261            22.10       18,815,068           41.57
Financing of Emerging Growth Companies . . . . . . . .                 1,912,058             2.27        5,609,608           12.39
Financing of Cable Systems.. . . . . . . . . . . . . .                 1,884,778             2.24              -0-            0.00
Financing of Other Businesses. . . . . . . . . . . . .                 1,642,334             1.95        1,537,792            3.40
                                                                      ----------           ------       ----------          ------
   Total                                                             $83,916,698           100.00%     $45,263,819          100.00%
                                                                      ----------           ------       ----------          ------
                                                                      ----------           ------       ----------          ------

-----------------
(1)  As of June 30, 1996, Phoenix Leasing American Business Fund,
L.P. had not completed its offering.

     Schedule C shows as of December 31, 1995 (and as of December 31 for certain prior fiscal years), the annual operating results of certain of the Prior Partnerships. This data may be used to analyze the success of the operations of certain of the Prior Partnerships. The Prior Partnerships shown on Schedule C had investment objectives similar to the Program, which are to maximize the cash flow generated on its assets (purchased on a leveraged basis) with no intent to provide significant tax benefits. Prospective investors should be aware that the results of the Prior Partnerships are not necessarily indicative of the potential results of the Program.


                                 SCHEDULE C
    ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND III
                               AS OF DECEMBER 31,




                                                     1991                          1992                          1993
                                            -------------------------    ---------------------------     -------------------------

Summary of Operations (1)
  Gross   Revenue. . . . . . . . . . . . .                $34,245,078                    $25,220,978                  $ 15,345,260
  Deduct: Operating Expenses . . . . . . .  $10,007,414                  $13,822,364                     $6,462,039
          Depreciation . . . . . . . . . .   25,572,971                   17,761,177                      8,539,254
          Interest Expense . . . . . . . .    2,937,553   (38,517,938)       755,820     (32,339,361)       149,776    (15,151,069)
                                            -----------    ----------    -----------      ----------      ---------     ----------
  Net Income (Loss). . . . . . . . . . . .                 (4,272,860)                    (7,118,383)                      194,191
Computation of Taxable Income (Loss) (2)
  Deduct: Additional Depreciation (3). . .    1,951,826                    2,123,640                      2,756,046
          Accrual Basis Revenue. . . . . .          -0-    (1,951,826)           -0-      (2,123,640)     1,460,049     (4,216,095)
                                            -----------                  -----------                      ---------     ----------
  Add:    Difference in Revenue Reporting.    5,197,835                       51,203                            -0-
          Accrued Operating Expenses . . .    3,154,836                    7,632,014                      2,049,229
          Accrued Interest Expense . . . .      (47,101)    8,305,570        (19,589)      7,663,628           (843)     2,048,386
                                            -----------    ----------    -----------      ----------      ---------     ----------
  Taxable Ordinary Income (Loss) . . . . .                  2,080,884                     (1,578,395)                   (1,973,518)
  Portfolio Income and Section 1231
          Gain (Loss). . . . . . . . . . .                 (1,674,560)                    (6,122,124)                      263,018



--------------
(1) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.
(2) The above partnership currently files its partnership returns of income under the accrual method of accounting.
(3) For income tax purposes, Phoenix Leasing Cash Distribution Fund III uses different methods of depreciation than for book purposes.

                                SCHEDULE C
   ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND III
                                (Continued)
                             AS OF DECEMBER 31,




                                                             1994 (4)                           1995 (4)
                                                  ------------------------------      -----------------------------

Summary of Operations (1)
 Gross Revenue. . . . . . . . . . . . . . . . .                     $7,696,282                       $  5,109,121
 Deduct: Operating Expenses . . . . . . . . . .      $3,349,830                      $   460,312
         Depreciation . . . . . . . . . . . . .       3,387,413                          816,548
         Interest Expense . . . . . . . . . . .          14,508     (6,751,751)           31,997       (1,308,857)
 Net Income (Loss). . . . . . . . . . . . . . .                        944,531                          3,800,264
Computation of Taxable Income (Loss) (2)
 Deduct: Additional Depreciation (3). . . . . .         215,147                         (260,348)
         Accrual Basis Revenue. . . . . . . . .         645,726       (860,873)          909,691         (649,343)
 Add:    Difference in Revenue Reporting. . . .             -0-                              -0-
         Accrued Operating Expenses . . . . . .         707,988                       (3,177,571)
         Accrued Interest Expense . . . . . . .          (6,426)       701,562             9,239       (3,168,332)
 Taxable Ordinary Income (Loss) . . . . . . . .                        785,220                            (17,411)
 Portfolio Income and Section 1231 Gain (Loss).                       (162,188)                          (521,429)




(1) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.

(2) The above partnership currently files its partnership returns of income under the accrual method of accounting.

(3) For income tax purposes, Phoenix Leasing Cash Distribution Fund III uses different methods of depreciation than for book purposes.

(4) The "Summary of Operations," "Computation of Taxable Income (Loss)" and "Computation of Cash Generated" include the consolidated operations of the Partnership's majority owned subsidiary.

                                SCHEDULE C
    ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND III
                                (Continued)
                              AS OF DECEMBER 31,



                                                              1991                      1992                        1993
                                                  ----------------------     -------------------------  -------------------------
Computation of Cash Generated
 Add:  Partners Equity Contributions..........    $        -0-              $       -0-                 $      -0-
       Depreciation...........................      27,524,797                19,884,817                  1,295,300
       Proceeds from Loans....................             -0-                        -0-                        -0-
       Principal Payments from Notes Receivable      1,447,718                  2,907,630                  1,909,430
       Distributions from Joint Ventures......         616,965                    734,330                  2,038,379
       Taxable Loss (Gain) on Sale of Equipment      5,114,650                  6,326,709                  1,778,638
       Proceeds from Sale of Equipment........       5,107,314                  8,769,258                  4,132,421
       Bad debt write-off.....................             -0-                        -0-                        -0-
       Other..................................       3,135,883  $42,947,327     9,577,758  $ 48,200,502    1,120,908   22,275,076
                                                   -----------               ------------                 -----------
 Deduct: Acquisition of Assets................       2,904,309                    844,149                    132,962
       Sales Commissions and Offering Expenses         159,192                        -0-                        -0-
       Loan Reductions........................      26,000,696                 16,001,521                  5,164,963
       Other..................................             -0-  (29,064,197)          -0-   (16,845,670)         -0-   (5,297,925)
                                                  ------------  -----------   -----------  ------------   ----------  -----------
                                                  ------------  -----------                                           -----------
 Cash Generated...............................                  14,289,454                  23,654,313                15,266,651
  Cash Distributions to Partners (1)
   Cash Distributions to General Partner......                    (693,311)                        -0-                      -0-
   Cash Distributions to Limited Partners
    considered a return of capital............                  (17,688,785)               (18,322,592)              (18,885,931)
   Cash Distributions to Limited Partners
    in excess of return of capital............                         -0-                         -0-                        -0-
   Investment Redemptions.....................                    (525,899)                   (295,389)                 (245,430)
                                                                ----------                  ----------               ------------
                                                                ----------                  ----------
  Cash Generated after Distributions..........                 $(4,618,541)                $ 5,036,332                $ (3,864,710)
                                                                ----------                  ----------                 -----------
                                                                ----------                  ----------                 -----------

(1) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $97,566,777 have been made to limited partners of which $97,566,777 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commissions and offering expenses of the program.

                               SCHEDULE C
   ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND III
                              (Continued)
                            AS OF DECEMBER 31,


                                                                1994                           1995
                                                  ---------------------------   -----------------------------
Computation of Cash Generated
 Add:    Partners Equity Contributions. . . . . .  $      -0-                    $        -0-
         Depreciation . . . . . . . . . . . . . .   3,602,560                         556,200
         Proceeds from Loans  . . . . . . . . . .         -0-                       2,000,000
         Principal Payments from Notes Receivable     925,534                       8,937,236
         Distributions from Joint Ventures. . . .     59,613                          600,505
         Taxable Loss on Sale of Equipment. . . .     674,047                         244,217
         Proceeds from Sale of Equipment. . . . .   1,964,856                         622,606
         Bad debt write-off . . . . . . . . . . .         -0-                       2,453,810
         Other. . . . . . . . . . . . . . . . . .   1,545,318      $ 8,771,928            -0-    $15,414,574
                                                   ----------                      ----------
 Deduct: Acquisition of Assets                        296,153                       6,194,478
         Sales Commissions and Offering Expenses.         -0-                             -0-
         Loan Reductions. . . . . . . . . . . . .   1,479,234                       1,671,391
         Other. . . . . . . . . . . . . . . . . .         -0-       (1,775,387)       275,691      (8,141,560)
                                                   ----------      -----------    -----------     -----------
 Cash Generated . . . . . . . . . . . . . . . . .                   7,619,573                      6,734,174
  Cash Distributions to Partners (1). . . . . . .
   Cash Distributions to General Partner. . . . .                          -0-                            -0-
   Cash Distributions to Limited Partners
    considered a return of capital. . . . . . . .                   (7,309,891)                    (3,988,554)
   Cash Distributions to Limited Partners
    in excess of return of capital. . . . . . . .                     (440,954)                    (3,762,288)
  Investment Redemptions. . . . . . . . . . . . .                          -0-                            -0-
                                                                    ----------                      ----------
                                                                    ----------                      ----------
 Cash Generated after Distributions . . . . . . .                  $  (131,272)                   $(1,016,668)
                                                                    ----------                      ----------
                                                                    ----------                      ----------

(1) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $97,566,777 have been made to limited partners of which $97,566,777 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commissions and offering expenses of the program.

                                SCHEDULE C
  ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND IV
                             AS OF DECEMBER 31,



                                                              1991                      1992                       1993
                                                   -------------------------  -------------------------   ------------------------
Summary of Operations (1)
 Gross Revenue. . . . . . . . . . . . . . .                      $37,947,021                $41,748,499                $35,233,863
 Deduct: Operating Expenses . . . . . . . .        $  6,599,909               $ 7,590,836                 $ 8,796,345
         Depreciation . . . . . . . . . . .          23,251,821                27,273,081                  24,051,250
         Interest Expense . . . . . . . . .           4,642,640  (34,494,370)   2,444,123   (37,308,040)    1,406,477  (34,254,072)
                                                   ------------  -----------  ------------  -----------   -----------  ------------
-----------
 Net Income (Loss). . . . . . . . . . . . .                        3,452,651                  4,440,459                    979,791
Computation of Taxable Income (Loss)(2)
 Deduct: Additional Depreciation(3) . . . .           1,382,741                  3,368,916                  5,482,008
         Accrual Basis Revenue. . . . . . .                 -0-    (1,382,741)         -0-   (3,368,916)          -0-   (5,482,008)
  Add:   Difference in Revenue Reporting. .           1,091,221                  8,385,203                 10,124,836
         Accrued Operating Expenses . . . .           1,030,177                  1,719,354                  2,330,018
         Accrued Interest Expense . . . . .             (32,065)    2,089,333      (21,045)  10,083,512          (108)  12,454,746
  Taxable Ordinary Income (Loss). . . . . .                         4,159,243                11,155,055                  7,952,529
  Portfolio Income and Section 1231 Gain(Loss)(3)                   1,937,143                   287,698                 (5,926,005)

---------------------------

(1) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.
(2) The above partnership currently files its partnership returns of income under the accrual method of accounting.
(3) For income tax purposes, Phoenix Leasing Cash Distribution Fund IV uses different methods of depreciation than for book purposes.

                                SCHEDULE C
   ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND IV
                              AS OF DECEMBER 31,






                                                                     1994                           1995(4)
                                                          --------------------------    ----------------------------
Summary of Operations (1)
 Gross Revenue ...................................                       $20,588,912                     $15,468,296
 Deduct: Operating Expenses.......................        $  8,178,810                   $ 5,509,477
         Depreciation.............................          13,137,742                     5,650,011
         Interest Expense.........................             489,371   (21,805,923)         81,088     (11,240,576)
                                                          ------------   ------------    -----------     -----------
 Net Income (Loss)................................                        (1,217,011)                      4,227,720
Computation of Taxable Income(Loss)(2)
 Deduct: Additional Depreciation(3)...............          11,620,454                     10,075,179
         Accrual Basis Revenue....................                 -0-   (11,620,454)             -0-    (10,075,179)
                                                          ------------                    -----------
 Add:    Difference in Revenue Reporting..........          12,630,301                     11,887,833
         Accrued Operating Expenses...............           2,235,468                        898,083
         Accrued Interest Expense.................              (3,835)   14,861,934          (82,043)    12,703,873
                                                          ------------   ------------    -----------     -----------
 Taxable Ordinary Income (Loss)....................                        2,024,469                       6,856,414
 Portfolio Income and Section 1231 Gain(Loss)(3)...                       (6,474,575)                     (4,291,284)

----------------------------

(1) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.
(2) The above partnership currently files its partnership returns of income under the accrual method of accounting.
(3) For income tax purposes, Phoenix Leasing Cash Distribution Fund IV uses different methods of depreciation than for book purposes.
(4) The "Summary of Operations," "Computation of Taxable Income (Loss)" and "Computation of Cash Generated" include the consolidated operations of the Partnership's majority owned subsidiary.

                                SCHEDULE C
   ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND IV
                                (Continued)
                             AS OF DECEMBER 31,




                                                      1991                           1992                       1993
                                              ------------------------   -------------------------    ---------------------------

Computation of Cash Generated
 Add:    Partners Equity Contributions.....  $73,016,220                 $     (7,000)                 $       -0-
         Depreciation......................   24,634,562                   30,641,997                   29,533,258
         Proceeds from Loans...............   26,212,887                    7,479,752                          -0-
         Principal Payments from Notes
          Receivable.......................    1,775,443                    1,908,078                    2,185,883
         Distributions from Joint Ventures.          -0-                          -0-                      419,336
         Taxable Loss on Sale of Equipment.      800,159                    2,495,382                    8,795,388
         Proceeds from Sale of Equipment...    4,228,701                    3,301,154                    7,696,020
         Other.............................    2,154,713  $132,822,685           -0-    $ 45,819,363       990,278     $ 49,620,163
                                             -----------                   ----------                   -----------
 Deduct: Acquisition of Assets                65,933,504                   31,578,615                   26,455,336
         Sales Commissions and
          Offering Expenses................    8,348,217                      627,089                          430
         Loan Reductions...................   30,413,495                   20,090,067                   22,906,043
         Other.............................          -0-  (104,695,216)       644,522   (52,940,293)           -0-     (49,361,809)
                                             -----------   ------------   -----------    ----------    -----------     ------------
 Cash Generated............................                 34,223,855                    4,321,823                      2,284,878
  Cash Distributions to Partners (1)
   Cash Distributions to General Partner...                   (458,421)                    (798,430)                      (814,729)
   Cash Distributions to Limited Partners
    considered a return of capital.........                 (6,405,691)                 (11,749,382)                   (15,309,447)
  Cash Distributions to Limited Partners
   in excess of return of capital..........                 (2,999,779)                  (3,641,131)                      (165,062)
Investment Redemptions.....................                   (154,719)                    (383,770)                      (601,856)
                                                            -----------                   ----------                    -----------
  Cash Generated after Distributions.......               $ 24,205,245                  $(12,250,890)                 $(14,606,216)
                                                            -----------                   -----------                  -----------
                                                            -----------                   -----------                  -----------

-------------------------------

(1) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $74,820,682 have been made to limited partners of which $74,820,682 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commissions and offering expenses of the program.

                               SCHEDULE C
    ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND IV
                              (Continued)
                            AS OF DECEMBER 31,




                                                                  1994                           1995
                                                      ---------------------------    -----------------------------
Computation of Cash Generated
 Add:    Partners Equity Contributions. . . . . .     $        -0-                   $        -0-
         Depreciation . . . . . . . . . . . . . .       24,758,196                     15,725,190
         Proceeds from Loans. . . . . . . . . . .              -0-                            -0-
         Principal Payments from Notes Receivable        8,822,292                      4,947,362
         Distributions from Joint Ventures. . . .        9,713,067                      1,195,025
         Taxable Loss on Sale of Equipment. . . .        8,017,681                      5,569,571
         Proceeds from Sale of Equipment. . . . .        4,868,844                      3,428,024
         Other. . . . . . . . . . . . . . . . . .          447,748    $56,627,828             -0-       $30,865,172
                                                        ----------                     ----------
 Deduct: Acquisition of Assets. . . . . . . . . .       18,169,502                      8,381,064
         Sales Commissions and Offering Expenses.              -0-                            -0-
         Loan Reductions. . . . . . . . . . . . .       14,311,146                      3,195,301
         Other. . . . . . . . . . . . . . . . . .               55    (32,480,703)      2,201,930         (13,778,295)
                                                        ----------     ----------      ----------          ----------
 Cash Generated . . . . . . . . . . . . . . . . .                      19,697,019                          19,652,007
  Cash Distributions to Partners (1). . . . . . .
   Cash Distributions to General Partner. . . . .                        (809,506)                           (803,910)
   Cash Distributions to Limited Partners
    considered a return of capital. . . . . . . .                     (15,364,118)                        (12,655,489)
   Cash Distributions to Limited Partners
    in excess of return of capital. . . . . . . .                             -0-                          (2,602,133)
 Investment Redemptions . . . . . . . . . . . . .                        (402,933)                           (422,657)
                                                                       ----------                         -----------
 Cash Generated after Distributions . . . . . . .                     $ 3,120,462                       $   3,167,818
                                                                       ----------                         -----------
                                                                       ----------                         -----------

-----------------------------
(1) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $74,820,682 have been made to limited partners of which $74,820,682 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commissions and offering expenses of the program.

                          SCHEDULE C
     ANNUAL OPERATING RESULTS OF PHOENIX INCOME FUND, L.P.
                       AS OF DECEMBER 31,



                                                      1991(1)                     1992                           1993
                                            --------------------------   ------------------------    -----------------------------
Summary of Operations (2)
 Gross Revenue...........................                   $6,362,160                 $14,809,344                    $17,421,457
 Deduct: Operating Expenses..............   $    949,361                 $2,238,730                   $ 2,814,555
         Depreciation....................      4,114,517                  9,630,768                    11,902,803
         Interest Expense................        852,704    (5,916,582)   1,474,848    (13,344,346)     1,142,446     (15,859,804)
                                            ------------     ---------    ---------     ----------     ----------      ----------

 Net Income (Loss).......................                      445,578                   1,464,998                      1,561,653
Computation of Taxable Income (Loss)(3)
 Deduct: Additional Depreciation(4)......       (390,100)                   946,064                     2,046,513
         Accrual Basis Revenue...........        121,047       269,053       -0-          (946,064)           -0-      (2,046,513)
                                            ------------                  ---------                    ----------
 Add:    Difference in Revenue Reporting.            -0-                  3,182,693                     5,460,377
         Accrued Operating Expenses......         79,334                    404,843                       695,854
         Accrued Interest Expense........            -0-        79,334         (204)      3,587,332        (1,914)      6,154,317
                                            ------------     ---------    ---------      ----------     ----------      ----------
                                                                          ---------      ----------
 Taxable Ordinary Income (Loss)..........                      793,965                    4,106,266                     5,669,457
 Portfolio Income and Section 1231
  Gain(Loss)(4)..........................                      176,218                      637,276                        78,331

----------------------------

(1) Phoenix Income Fund, L.P. commenced operations on February 21, 1991. Consequently, the information for 1991 covers the period from February 21, 1991 to December 31, 1991.
(2) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.
(3) The above partnership currently files its partnership returns of income under the accrual method of accounting. (4) For income tax purposes, Phoenix Income Fund, L.P. uses different methods of depreciation than for book purposes.

                                  SCHEDULE C
                ANNUAL OPERATING RESULTS OF PHOENIX INCOME FUND, L.P.
                                  (Continued)
                                AS OF DECEMBER 31,



                                                        1991(1)                    1992                          1993
                                             -------------------------   ------------------------    --------------------------
Computation of Cash Generated
 Add:    Partners Equity Contributions. . .  $26,207,500                 $17,610,750                  $        -0-
         Depreciation . . . . . . . . . . .    3,724,417                  10,576,832                    13,949,316
         Proceeds from Loans. . . . . . . .   28,776,794                  13,839,201                           -0-
         Principal Payments from Notes
          Receivable. . . . . . . . . . . .          -0-                       5,874                       150,645
         Distributions from Joint Ventures.          -0-                         -0-                           -0-
         Taxable Loss on Sale of Equipment.          -0-                         -0-                       662,644
         Proceeds from Sale of Equipment. .      131,700                     247,373                       821,374
         Other. . . . . . . . . . . . . . .      916,781   $59,757,192           -0-   $42,280,030    $    482,918    $16,066,897
                                            ------------                 -----------                   -----------
                                                                         -----------                   -----------
 Deduct: Acquisition of Assets. . . . . . .   38,375,873                  35,067,775                     7,748,659
         Sales Commissions and
          Offering Expenses . . . . . . . .    3,721,403                   2,294,314                           805
         Loan Reductions. . . . . . . . . .    5,830,541                   7,653,549                    11,316,188
         Payments of Accounts Payable . . .          -0-                         -0-                       179,695
         Other  . . . . . . . . . . . . . .          -0-   (47,927,817)    3,984,452   (49,000,090)             -0-   (19,245,347)
                                            ------------  ------------   -----------   -----------     ------------   -----------
                                                          ------------   -----------
 Cash Generated . . . . . . . . . . . . . .                 12,799,558                  (1,976,518)                     2,569,338
  Cash Distributions to Partners (2). . . .
   Cash Distributions to General Partner. .                    (38,245)                   (233,227)                     (301,479)
   Cash Distributions to Limited Partners
    considered a return of capital. . . . .                   (323,391)                 (3,211,815)                    (4,467,942)
   Cash Distributions to Limited Partners
    in excess of return of capital. . . . .                   (403,260)                 (1,219,500)                    (1,260,165)
  Investment Redemptions. . . . . . . . . .                        -0-                    (194,208)                      (103,545)
                                                            ----------                  ----------                     -----------
 Cash Generated after Distributions . . . .                $12,034,662                 $(6,835,268)                   $(3,563,793)
                                                            ----------                  ----------                     -----------
                                                            ----------                  ----------                     -----------

--------------------------------
(1) Phoenix Income Fund, L.P. commenced operations on February 21, 1991. Consequently, the information for 1991 covers the period from February 21, 1991 to December 31, 1991.

(2) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $23,523,650 have been made to limited partners of which $23,523,650 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commissions and offering expenses of the program.

                                SCHEDULE C
    ANNUAL OPERATIONS RESULTS OF PHOENIX INCOME FUND, L.P. (CONTINUED)
                             AS OF DECEMBER 31,




                                                                  1994                          1995
                                                        --------------------------    --------------------------
Summary of Operations (2)
 Gross Revenue. . . . . . . . . . . . . . . . . . .                   $11,664,400                    $ 5,973,527
 Deduct: Operating Expenses . . . . . . . . . . . .    $3,417,831                    $1,722,676
         Depreciation . . . . . . . . . . . . . . .     9,343,565                     3,037,841
         Interest Expense . . . . . . . . . . . . .       710,901     (13,472,297)      137,168       (4,897,685)
                                                       ----------     -----------     ---------        ---------
                                                                                      ---------

 Net Income (Loss). . . . . . . . . . . . . . . . .                    (1,807,897)                     1,075,842
Computation of Taxable Income (Loss) (3). . . . . .
 Deduct: Additional Depreciation (4). . . . . . . .       749,494                     4,362,004
         Accrual Basis Revenue. . . . . . . . . . .           -0-        (749,494)          -0-       (4,362,004)
                                                       ----------                      --------
 Add:   Difference in Revenue Reporting . . . . . .     6,177,738                     5,416,252
        Accrued Operating Expenses. . . . . . . . .       587,622                        72,067
        Accrued Interest Expense. . . . . . . . . .           (58)      6,765,302        (8,161)       5,580,158
                                                       ----------     -----------     ---------        ---------
                                                                                                       ---------
 Taxable Ordinary Income (Loss) . . . . . . . . . .                     4,207,911                      2,293,996
 Portfolio Income and Section 1231 Gain (Loss)(4) .                    (6,501,515)                    (3,957,992)

------------------------------

(1) Phoenix Income Fund, L.P. commenced operations on February 21, 1991. Consequently, the information for 1991 covers the period from February 21, 1991 to December 31, 1991.

(2) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.

(3) The above partnership currently files its partnership returns of income under the accrual method of accounting.

(4) For income tax purposes, Phoenix Income Fund, L.P. uses different methods of depreciation than for book purposes.

                                      SCHEDULE C
          ANNUAL OPERATING RESULTS OF PHOENIX INCOME FUND, L.P.  (Continued)
                                   AS OF DECEMBER 31,



                                                               1994                           1995
                                                     ---------------------------     -----------------------------
Computation of Cash Generated
 Add:    Partners Equity Contributions. . . . . . .   $       -0-                    $        -0-
         Depreciation . . . . . . . . . . . . . . .    10,093,059                       7,399,845
         Proceeds from Loans. . . . . . . . . . . .           -0-                             -0-
         Principal Payments from Notes Receivable .     4,240,098                         557,617
         Distributions from Joint Ventures. . . . .     4,843,520                         511,659
         Taxable Loss on Sale of Equipment. . . . .     7,199,526                       4,307,201
         Proceeds from Sale of Equipment. . . . . .     4,165,161                       1,016,229
         Other. . . . . . . . . . . . . . . . . . .     1,396,875     $31,938,239             -0-     $13,792,551
                                                      -----------                      ----------
 Deduct: Acquisition of Assets. . . . . . . . . . .     7,157,955                       1,716,892
         Sales Commissions and Offering Expenses. .           -0-                             -0-
         Loan Reductions. . . . . . . . . . . . . .    11,855,130                       5,960,586
         Payments of Accounts Payable . . . . . . .           -0-                                         791,379
         Other. . . . . . . . . . . . . . . . . . .           -0-     (19,013,085)        491,350      (8,960,207)
                                                       ----------    -------------      ---------      -----------
 Cash Generated . . . . . . . . . . . . . . . . . .                    10,631,550                       3,168,348
  Cash Distributions to Partners (2)
   Cash Distributions to General Partner. . . . . .                      (315,329)                       (320,105)
   Cash Distributions to Limited Partners
    considered a return of capital. . . . . . . . .                    (5,991,250)                     (5,646,000)
   Cash Distributions to Limited Partners
    in excess of return of capital. . . . . . . . .                           -0-                        (436,003)
  Investment Redemptions. . . . . . . . . . . . . .                      (251,485)                       (114,671)
                                                                       ----------                      -----------
 Cash Generated after Distributions . . . . . . . .                   $ 4,073,486                     $(3,348,431)
                                                                       ----------                      -----------
                                                                       ----------                      -----------

------------------------------

(1) Phoenix Income Fund, L.P. commenced operations on February 21, 1991. Consequently, the information for 1991 covers the period from February 21, 1991 to December 31, 1991.

(2) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $23,523,650 have been made to limited partners of which $23,523,650 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commissions and offering expenses of the program.

                                     SCHEDULE C
  ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND V, L.P.
                                  AS OF DECEMBER 31,


                                                          1991(1)                   1992                        1993
                                                    -------------------    -----------------------    --------------------------
Summary of Operations (2)
 Gross Revenue. . . . . . . . . . . . . . . .                  $572,421                  $4,892,650                   $10,850,241
 Deduct: Operating Expenses . . . . . . . . .       $103,132               $  762,177                  $2,352,875
         Depreciation . . . . . . . . . . . .        413,907                3,328,704                   6,190,095
         Interest Expense . . . . . . . . . .        177,519   (694,558)      498,105    (4,588,986)      748,225      (9,291,195)
                                                    --------   ---------    ---------    -----------    ---------     -----------
 Net Income (Loss). . . . . . . . . . . . . .                  (122,137)                    303,664                     1,559,046
Computation of Taxable Income (Loss) (3)
 Deduct: Additional Depreciation (4). . . . .         60,436                  203,514                   2,989,098
         Accrual Basis Revenue. . . . . . . .          4,262    (64,698)          -0-      (203,514)          -0-      (2,989,098)
                                                    --------                ---------                  ----------
 Add:    Difference in Revenue Reporting. . .            -0-                1,456,951                   4,629,603
         Accrued Operating Expenses . . . . .          5,063                  115,917                     667,580
         Accrued Interest Expense . . . . . .            -0-      5,063          (208)    1,572,660            (8)      5,297,175
                                                    --------    --------     --------     ---------    ----------       ---------

 Taxable Ordinary Income (Loss) . . . . . . .                  (181,772)                  1,672,810                     3,867,123
 Portfolio Income and Section 1231 Gain (Loss)(4)                 4,090                     201,366                       288,119


(1) Phoenix Leasing Cash Distribution Fund V, L.P. began acquiring equipment subject to lease on August 23, 1991. Consequently, the information for 1991 does not represent a full year of operating results.

(2) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.

(3) The above partnership currently files its partnership returns of income under the accrual method of accounting.

(4) For income tax purposes, Phoenix Leasing Cash Distribution Fund V, L.P. uses different methods of depreciation than for book purposes.

                                     SCHEDULE C
   ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND V, L.P.
                                     (Continued)
                                  AS OF DECEMBER 31,


                                                      1991(1)                     1992                            1993
                                             -----------------------     -------------------------     ---------------------------
Computation of Cash Generated
 Add: Partners Equity Contributions. . . .   $      -0-                  $26,718,040                    $14,196,720
      Depreciation . . . . . . . . . . . .      474,343                    3,532,218                      9,179,193
      Proceeds from Loans. . . . . . . . .    4,737,535                   10,143,138                      9,588,369
      Distributions from Joint Ventures. .          -0-                          -0-                            -0-
      Taxable Loss on Sale of Equipment. .          -0-                          -0-                         69,926
      Proceeds from Sale of Equipment. . .          -0-                          -0-                         21,881
      Other. . . . . . . . . . . . . . . .      153,316   $5,365,194             -0-   $40,393,396              -0-    $33,056,089
                                             ----------                  -----------                    -----------
  Deduct: Acquisition of Assets. . . . . .    4,743,435                   27,190,560                     31,763,482
          Sales Commissions and Offering
            Expenses . . . . . . . . . . .          -0-                    3,887,637                      2,164,467
    Loan Reductions. . . . . . . . . . . .          -0-                    1,716,757                      4,906,407
    Other. . . . . . . . . . . . . . . . .          -0-   (4,743,435)      2,260,263   (35,055,217)         568,153    (39,402,509)
                                             ----------   -----------     ----------   ------------      ----------    ------------
  Cash Generated . . . . . . . . . . . . .                   444,077                     7,212,355                      (2,191,178)
    Cash Distributions to Partners (2)
      Cash Distributions to General Partner                      -0-                       (22,440)                        (95,366)
      Cash Distributions to Limited Partners
        considered a return of capital . .                       -0-                      (610,904)                     (1,846,744)
      Cash Distributions to Limited Partners
        in excess of return of capital . .                       -0-                      (397,242)                     (1,449,043)
    Investment Redemption. . . . . . . . .                       -0-                           -0-                        (100,529)
                                                          ----------                   -----------                     ------------
  Cash Generated after Distributions . . .                $  444,077                   $ 6,181,769                     $ 5,682,860
                                                          ----------                   -----------                     ------------
                                                          ----------                   -----------                     ------------

(1) Phoenix Leasing Cash Distribution Fund V, L.P. began acquiring equipment subject to lease on August 23, 1991. Consequently, the information for 1991 does not represent a full year of operating results.

(2) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $12,935,825 have been made to limited partners of which $12,935,825 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commission and offering expenses of the program.

                                SCHEDULE C
  ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND V, L.P.
                               (Continued)
                             AS OF DECEMBER 31,



                                                                      1994                             1995
                                                            --------------------------       ----------------------------
Summary of Operations (2)
  Gross Revenue . . . . . . . . . . . . . . . . . . .                       $12,678,294                        $ 9,728,268
  Deduct: Operating Expenses. . . . . . . . . . . . .        $2,562,097                       $2,054,989
          Depreciation. . . . . . . . . . . . . . . .         6,562,903                        6,780,206
          Interest Expense. . . . . . . . . . . . . .           943,239     (10,068,239)         553,129        (9,388,324)
                                                             ----------     ------------      ----------        -----------

  Net Income (Loss) . . . . . . . . . . . . . . . . .                         2,610,055                            339,944
Computation of Taxable Income (Loss) (3). . . . . . .
  Deduct: Additional Depreciation (4) . . . . . . . .          6,178,803                       3,331,708
          Accrual Basis Revenue . . . . . . . . . . .                -0-     (6,178,803)             -0-        (3,331,708)
                                                              ----------     -----------       ----------       -----------
  Add:    Difference in Revenue Reporting . . . . . .          6,839,146                       8,110,681
          Accrued Operating Expenses. . . . . . . . .            484,688                         123,304
          Accrued Interest Expense. . . . . . . . . .               (442)     7,323,392           (1,524)        8,232,461
                                                              ----------      ----------         ---------      -----------

  Taxable Ordinary Income (Loss). . . . . . . . . . .                         3,754,644                          5,240,697
  Portfolio Income and Section 1231 Gain (Loss)(4). .                          (764,135)                        (5,160,472)


(1) Phoenix Leasing Cash Distribution Fund V, L.P. began acquiring equipment subject to lease on August 23, 1991. Consequently, the information for 1991 does not represent a full year of operating results.

(2) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.

(3) The above partnership currently files its partnership returns of income under the accrual method of accounting.

(4) For income tax purposes, Phoenix Leasing Cash Distribution Fund V, L.P. uses different methods of depreciation than for book purposes.

                                  SCHEDULE C
  ANNUAL OPERATING RESULTS OF PHOENIX LEASING CASH DISTRIBUTION FUND V, L.P.
                                  (Continued)
                                AS OF DECEMBER 31,


                                                                   1994                            1995
                                                       ---------------------------      ------------------------------
Computation of Cash Generated
  Add:    Partners Equity Contributions. . . . . . .   $        -0-                     $        -0-
          Depreciation . . . . . . . . . . . . . . .     12,741,706                       10,111,914
          Proceeds from Loans. . . . . . . . . . . .            -0-                              -0-
          Distributions from Joint Ventures. . . . .      6,974,201                          527,593
          Principal Payments from Notes Receivable .        968,414                        1,311,409
          Taxable Loss on Sale of Equipment. . . . .      1,128,190                        5,684,230
          Proceeds from Sale of Equipment. . . . . .      1,222,641                        1,074,655
          Other. . . . . . . . . . . . . . . . . . .            -0-  $  23,035,152               -0-    $ 18,709,801
                                                       ------------                     ------------
  Deduct: Acquisition of Assets. . . . . . . . . . .     10,610,725                        5,754,902
          Sales Commissions and Offering Expenses. .            -0-                              -0-
          Loan Reductions. . . . . . . . . . . . . .      6,602,726                        7,648,467
          Other. . . . . . . . . . . . . . . . . . .      1,294,124    (18,507,575)        1,845,599     (15,248,968)
                                                       ------------  -------------      ------------   --------------
                                                       ------------  -------------      ------------   --------------
  Cash Generated . . . . . . . . . . . . . . . . . .                     7,518,086                         3,541,058
    Cash Distributions to Partners (2)
      Cash Distributions to General Partner. . . . .                      (125,812)                         (124,971)
      Cash Distributions to Limited Partners
        considered a return of capital . . . . . . .                    (1,613,132)                       (3,818,852)
      Cash Distributions to Limited Partners
        in excess of return of capital . . . . . . .                    (2,459,401)                         (212,824)
    Investment Redemptions . . . . . . . . . . . . .                      (209,692)                         (308,714)
                                                                      -------------                      ------------
  Cash Generated after Distributions . . . . . . . .                  $  3,110,049                       $  (924,303)
                                                                      -------------                      ------------
                                                                      -------------                      ------------

(1) Phoenix Leasing Cash Distribution Fund V, L.P. began acquiring equipment subject to lease on August 23, 1991. Consequently, the information for 1991 does not represent a full year of operating results.

(2) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital. From the inception of the program through December 31, 1995, total distributions and redemptions of $12,935,825 have been made to limited partners of which $12,935,825 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commission and offering expenses of the program.

                             SCHEDULE C
  ANNUAL OPERATING RESULTS OF PHOENIX LEASING AMERICAN BUSINESS FUND, L.P.
                          AS OF DECEMBER 31,



                                                        1993(1)                      1994                     1995
                                                   --------------------       ---------------------      --------------------
Summary of Operations (2)
  Gross Revenue. . . . . . . . . . . . . .                    $     25                   $ 2,150,314                $ 4,430,411
  Deduct:
    Operating Expenses . . . . . . . . . .         $    -0-                $   939,725    $1,564,627
    Depreciation . . . . . . . . . . . . .              -0-                        -0-       470,097
    Equipment Obsolescence . . . . . . . .              -0-                        -0-           -0-
    Interest Expense . . . . . . . . . . .              -0-        -0-         775,299    (1,715,024)   1,252,956    (3,287,680)
                                                   --------   ---------    -----------    -----------   ---------    -----------
Net Income (Loss). . . . . . . . . . . . .                          25                       435,290                   1,142,731
Computation of Taxable Income (Loss) (3)
  Deduct:
    Additional Depreciation (4). . . . . .              -0-                  4,292,927                 8,118,536
    Accrual Basis Revenue. . . . . . . . .               25        (25)            -0-    (4,292,927)        -0-      (8,118,536)
                                                   --------                  ---------                 ---------
  Add:
    Difference in Revenue Reporting. . . .              -0-                  2,601,118                 5,341,553
    Accrued Operating Expenses . . . . . .              -0-                    231,213                   583,730
    Accrued Interest Expense . . . . . . .              -0-        -0-             -0-      2,832,331     60,468       5,985,751
                                                   --------   --------      ----------    -----------  ---------      ----------
Taxable Ordinary Income (Loss) . . . . . .                         -0-                     (1,025,306)                  (990,054)
Portfolio Income and Section 1231 Gain (Loss) (4)                   25                        225,030                    139,398


(1) Phoenix Leasing American Business Fund, L.P. began acquiring equipment subject to lease October 1993. Consequently, the information for 1993 does not represent a full year of operating results.

(2) The information in the section of the Schedule, "Summary of Operations," is presented on the accrual method of accounting under generally accepted accounting principles.

(3) The above partnership currently files its partnership returns of income under the accrual method of accounting.

(4) For income tax purposes, Phoenix Leasing American Business Fund, L.P. uses different methods of depreciation than for book purposes.

                                 SCHEDULE C
     ANNUAL OPERATING RESULTS OF PHOENIX LEASING AMERICAN BUSINESS FUND, L.P.
                                (Continued)
                             AS OF DECEMBER 31,


                                                              1993(1)                 1994                     1995
                                                         ----------------       -----------------        -------------------
Computation of Cash Generated
  Add:
          Partners Equity Contributions. . . . . .   $  -0-                $ 13,278,460               $ 10,709,680
          Depreciation . . . . . . . . . . . . . .      -0-                   4,292,927                  8,588,633
          Proceeds from Loans. . . . . . . . . . .      -0-                  16,300,000                  5,700,000
          Principal Payments from Notes Receivable      -0-                     291,713                    943,745
          Distributions from Joint Ventures. . . .      -0-                         -0-                     64,285
          Taxable Loss (Gain) on Sale of Equipment      -0-                     (23,369)                   477,844
          Proceeds from Sale of Equipment  . . . .      -0-                     561,621                        -0-
          Other. . . . . . . . . . . . . . . . . .     536536         -0-    34,701,352         -0-      26,484,187
                                                     -------   ----------                 ----------
Deduct:
          Acquisition of Assets. . . . . . . . . .      -0-                  24,780,807                  15,631,613
          Sales Commissions and Offering Expenses.      -0-                   1,971,913                   1,585,481
          Loan Reductions. . . . . . . . . . . . .      -0-                   2,860,417                   4,645,583
          Other. . . . . . . . . . . . . .    -0-       -0-     1,546,555   (31,159,692)   1,104,774     (22,967,451)
                                         --------    -------   ----------   -----------    ----------   ------------
Cash Generated . . . . . . . . . . . . . . . . . .                    561                  2,741,384                   2,666,080
  Cash Distributions to Partners (2)
    Cash Distributions to General Partner. . . . .                    -0-                    (16,313)                    (75,337)
    Cash Distributions to Limited Partners
      considered a return of capital . . . . . . .                    -0-                   (139,009)                   (920,428)
    Cash Distributions to Limited Partners
      in excess of return of capital . . . . . . .                    -0-                   (414,813)                 (1,056,719)
  Investment Redemptions . . . . . . . . . . . . .                    -0-                        -0-                     (28,104)
                                                               ----------               ------------                  -----------
Cash Generated after Distributions . . . . . . . .             $      561               $  2,171,249                  $  585,492
                                                               ----------               ------------                  -----------
                                                               ----------               ------------                  -----------

(1) Phoenix Leasing American Business Fund, L.P. began acquiring equipment subject to lease October 1993. Consequently, the information for 1993 does not represent a full year of operating results.

(2) Cash distributions made to partners includes distributions made to both the general partner and the limited partners. A portion of the cash distributions made to limited partners is considered a return of capital.
From the inception of the program through December 31, 1995, total distributions and redemptions of $2,555,970 have been made to limited partners of which $2,555,970 is considered a return of the limited partners' initial capital contributions, the determination of which is calculated by taking the cumulative distributions and redemptions less the sum of cumulative profits, cumulative losses and cumulative sales commissions and offering expenses of the program.

     Schedule D shows as of June 30, 1996, the amounts of cash distributions with respect to a $1,000 investment in certain of the Prior Partnerships. This data is significant in analyzing the success of certain of the Prior Partnerships in making distributions to their respective partners. Please note that a portion (or all) of the distributions consist of a return of capital. The Prior Partnerships shown on Schedule D had investment objectives similar to the Program, which are to maximize the cash flow generated on its assets (purchased on a leveraged basis) with no intent to provide significant tax benefits. Prospective investors should be aware that the results of the Prior Partnerships are not necessarily indicative of the potential results of the Program.





                                   SCHEDULE D
                               CASH DISTRIBUTIONS
              FOR $1,000 INVESTMENT IN CERTAIN PRIOR PARTNERSHIPS

                               AS OF JUNE 30, 1996





                        Phoenix Leasing               Phoenix Leasing             Phoenix               Phoenix Leasing
                   Cash Distribution Fund III      Cash Distribution Fund IV   Income Fund, L.P.   Cash Distribution Fund V,L.P.
Investment Date:        December 29, 1988             January 2, 1991           April 4, 1991           December 8, 1992
                        -------------------           -----------------         --------------        ----------------------
                            Cash                     Cash                         Cash                       Cash
Period                  Distributions  Percent   Distributions    Percent    Distributions    Percent    Distributions    Percent
------                  -------------  -------   -------------    -------    -------------    -------    -------------    -------
1989 Total Amount . . .    $  98.29     9.83%
1990 Total Amount . . .      129.99    13.00
1991 Total Amount . . .      140.00    14.00         $  89.68      8.97%       $  64.11        6.41%
1992 Total Amount . . .      140.10    14.01           120.00     12.00          130.09       13.01
1993 Total Amount . . .      149.90    14.99           120.00     12.00          134.92       13.49         $  81.45        8.15%
1994 Total Amount . . .       60.00     6.00           120.00     12.00          140.00       14.00           100.00       10.00
1995 Total Amount . . .       60.00     6.00           120.00     12.00          145.01       14.50           100.00       10.00
1996 through June 30. .       15.12     1.51            60.00      6.00           75.21        7.52            50.00        5.00
                             ------    -----           ------     -----          ------       -----           ------       -----
Total . . . . . . . . .     $793.40    79.34%         $629.68     62.97%        $689.34       68.93%         $331.45       33.15%
                             ------    -----           ------     -----          ------       -----           ------       -----
                             ------    -----           ------     -----          ------       -----           ------       -----

Amount of total
   distributions
   considered a return
   of initial capital
   contribution . . . .     $793.40                   $629.68                   $689.34                      $331.45
                             ------                    ------                    ------                       ------
                             ------                    ------                    ------                       ------


                                      SCHEDULE D
                                 CASH DISTRIBUTIONS
           FOR $1,000 INVESTMENT IN CERTAIN PRIOR PARTNERSHIPS (CONTINUED)

                                 AS OF JUNE 30, 1996


                                       Phoenix Leasing
                                American Business Fund L.P. (1)
Investment Date:                       January 27, 1994
                                 -------------------------------
                                            Cash
Period                                 Distributions       Percent
------                                 -------------       -------
1994 Total Amount . . . . . . . . . .    $  74.84           7.48%
1995 Total Amount . . . . . . . . . .      110.02          11.00
1996 through June 30. . . . . . . . .       79.93           7.99
                                           ------          -----
Total . . . . . . . . . . . . . . . .     $264.79          26.47%
                                           ------          -----
                                           ------          -----
Amount of total distributions
   considered a return of initial
   capital contribution . . . . . . .     $239.67
                                           ------
                                           ------

(1) As of June 30, 1996, Phoenix Leasing American Business Fund, L.P. had not completed its offering.

     Schedule E shows as of June 30, 1996, compensation paid and accrued to the general partners of certain of the Prior Partnerships. The Prior Partnerships shown on Schedule E had investment objectives similar to the Program, which are to maximize the cash flow generated on its assets (purchased on a leveraged basis) with no intent to provide significant tax benefits. Prospective investors should be aware that the results of the Prior Partnerships are not necessarily indicative of the potential results of the Program.




                               SCHEDULE E
              COMPENSATION PAID AND ACCRUED TO GENERAL PARTNERS
                         OF CERTAIN PRIOR PARTNERSHIPS

                             AS OF JUNE 30, 1996




                                                   Phoenix           Phoenix                          Phoenix           Phoenix
                                                 Leasing Cash      Leasing Cash        Phoenix      Leasing Cash    Leasing American
                                                 Distribution      Distribution        Income       Distribution     Business Fund,
                                                   Fund III          Fund IV          Fund, L.P.    Fund V, L.P.       L. P. (1)
                                                   --------          -------          ---------     ------------       ---------
Date offering commenced . . . . . . . . . . . .       1/5/88         12/27/89          1/18/91          11/4/91         10/19/93
Dollar amount raised. . . . . . . . . . . . . . $132,037,750     $129,847,540      $43,821,250      $40,916,760      $27,824,500

Amounts paid to General Partner or
  Affiliates from proceeds of offering:
  Compensation for wholesaling
   activities . . . . . . . . . . . . . . . . .    1,107,660        2,496,949          438,107          738,655          556,470
  Acquisition fees. . . . . . . . . . . . . . .    4,415,268        4,368,831        1,454,028        1,013,165          909,686

Cash generated from operations before
  deducting payments to sponsor as
  of December 31, 1995. . . . . . . . . . . . .  232,981,212      262,684,521       88,553,439       75,728,437       13,698,414

Amounts paid to sponsor from operations:
  Management fees . . . . . . . . . . . . . . .    8,785,484        9,758,964        3,205,681        2,047,577          503,894
  Acquisition fees. . . . . . . . . . . . . . .    3,861,356        6,227,929        2,140,117        1,495,636          900,867
  Reimbursed expenses . . . . . . . . . . . . .    8,611,056        8,679,562        2,647,251        2,345,801        1,093,337





-----------------------------------------------

(1) As of June 30, 1996, Phoenix Leasing American Business Fund, L.P. had not completed its offering.

     Schedule F shows the results of completed operations for the Prior Partnerships that had completed their operations as of June 30, 1996. The data is significant in analyzing the results of operations of the Prior Partnerships that have liquidated. No completed Partnership had investment objectives similar to the Program, which are to maximize the cash flow generated on its assets (purchased on a leveraged basis) with no intent to provide significant tax benefits. Prospective investors should be aware that the results of the Prior Partnerships are not necessarily indicative of the potential results of the Program.


                                     SCHEDULE F
                     GENERAL INFORMATION ABOUT COMPLETED PARTNERSHIPS




                                              Phoenix Leasing      Phoenix         Phoenix        Phoenix Leasing   Phoenix Leasing
                                                 Private           Leasing         Leasing          Investment       Performance
                                              Partnerships (1)*    Fund 1973*      Fund 1974*        Fund 1975*       Fund 1976*
                                              ----------------   ------------      ----------       ------------     -----------
Dollar Amount Raised. . . . . . . . . . . . . .   $1,476,520     $  1,293,000      $   923,232     $  1,995,000     $  4,753,000
Total Assets Purchased. . . . . . . . . . . . .    9,244,651       10,870,590       10,819,614       16,121,559       18,243,124
Date Offering Completed . . . . . . . . . . . .           --          2/28/74         12/31/74         12/31/75         12/31/76
Total Cash Distributions:
  Limited Partners. . . . . . . . . . . . . . .    3,014,987        3,710,270        2,857,915        5,271,543        8,526,519
  Average per $1,000 investment . . . . . . . .        2,041            2,870            3,096            2,642            1,794
  Amount of total distributions considered
   a return of capital. . . . . . . . . . . . .    1,476,520        1,293,000          923,232        1,995,000        4,753,000
  General Partner(s)(2) . . . . . . . . . . . .       19,767           36,584           23,099           42,817           68,297
Date of Partnership Liquidation . . . . . . . .           --          12/1/87          12/1/87          12/1/87          12/1/87
Taxable Ordinary Income (Loss). . . . . . . . .   $1,888,470     $  3,643,286      $ 2,739,690     $  4,473,711     $  4,286,467
  Average per $1,000 investment . . . . . . . .        1,279            2,818            2,968            2,242              902
Portfolio Income and Section 1231
  Gain (Loss)(3). . . . . . . . . . . . . . . .     (182,506)        (179,416)         (81,955)        (280,784)        (134,352)
  Average per $1,000 investment . . . . . . . .         (124)            (139)             (89)            (141)             (28)





(1) Includes Phoenix Leasing Private Fund 1979-1, Phoenix Leasing Private Fund 1975 and Phoenix Leasing Fund I.
(2) In addition to cash distributions, the general partner also received management, liquidation, acquisition and/or incentive fees.
(3) Portfolio income was not a separate income item until 1987. The foregoing Prior Partnerships had different investment objectives than the Program.

                                       SCHEDULE F




                                             Phoenix Leasing     Phoenix Leasing   Phoenix Leasing    Phoenix Leasing
                                               Performance        Performance      Performance        Performance
                                               Fund 1977*         Fund 1979*        Fund 1980*         Fund 1981*
                                            ----------------    ----------------    ----------        ------------
Dollar Amount Raised. . . . . . . . . .     $ 8,458,245        $ 13,906,000        $ 18,618,000       $ 9,759,000
Total Assets Purchased. . . . . . . . .      28,227,552          37,809,233          39,383,093        25,184,155
Date Offering Completed . . . . . . . .          6/2/78             6/30/80            12/19/80          12/31/81
Total Cash Distributions:
  Limited Partners. . . . . . . . . . .      16,382,476          18,453,946          18,896,545         7,875,409
  Average per $1,000 investment . . . .           1,937               1,327               1,015               807
  Amount of total distributions
   considered
  a return of capital . . . . . . . . .       8,458,245          13,906,000          18,618,000         7,875,409
  General Partner(s)(1) . . . . . . . .         127,565             195,411             209,542           103,715
Date of Partnership Liquidation . . . .         12/1/88            12/31/89            12/31/90          12/31/91
Taxable Ordinary Income (Loss). . . . .     $ 9,073,568        $  5,992,904        $  2,608,765       $ (549,155)
  Average per $1,000 investment . . . .           1,073                 431                 140              (56)
Portfolio Income and Section 1231 Gain
  (Loss)(2) . . . . . . . . . . . . . .        (57,694)            (93,050)            (83,275)         (270,564)
  Average per $1,000 investment . . . .             (7)                 (7)                 (4)              (28)



---------------

(1) In addition to cash distributions, the general partner also received management, liquidation, acquisition and/or incentive fees.
(2) Portfolio income was not a separate income item until 1987. *The foregoing Prior Partnerships had different investment objectives than the Program.

                                       SCHEDULE F


                                           Phoenix Leasing           Phoenix Leasing           Phoenix Leasing
                                             Income                     Income                      Income
                                            Fund 1982-1*              Fund 1982-3*              Fund 1982-4*
                                           --------------            ---------------          ----------------
Dollar Amount Raised. . . . . . . . . . .   $   8,226,000             $  8,973,000             $  12,832,000
Total Assets Purchased. . . . . . . . . .      15,814,701               16,134,192                24,596,304
Date Offering Completed . . . . . . . . .         3/31/82                  9/30/82                  11/19/82
Total Cash Distributions (3):
  Limited Partners. . . . . . . . . . . .      6,595,962                8,142,772                11,744,217
  Average per $1,000 investment . . . . .            801                      907                       915
  Amount of total distributions
  considered
  a return of capital. . . . . . . . . .       6,595,962                8,142,772                11,744,217
  General Partner(s)(1). . . . . . . . .         489,080                  457,276                   676,631
Date of Partnership Liquidation. . . . .        12/28/94                 12/28/94                  12/28/94
Taxable Ordinary Income (Loss) . . . . .    $  (175,571)              $   241,519              $   (71,478)
  Average per $1,000 investment. . . . .            (21)                       27                       (6)
Portfolio Income and Section 1231
  Gain (Loss)(2) . . . . . . . . . . . .       (489,274)                   55,593                   693,036
  Average per $1,000 investment. . . . .            (59)                        6                        54



---------------

(1) In addition to cash distributions, the general partner also received management, liquidation, acquisition and/or incentive fees.
(2) Portfolio income was not a separate income item until 1987.
(3) Included in "Total Cash Distributions to Limited Partners" are cash redemptions paid to limited partners. The cumulative cash redemptions paid to limited partners as of the termination date are as follows: Phoenix Leasing Income Fund 1982-1 $461,334; Phoenix Leasing Income Fund 1982-3 $195,471; and Phoenix Leasing Income Fund 1982-4 $383,620.
* The foregoing Prior Partnerships had different investment objectives than the Program.

                                       SCHEDULE F


                                            Phoenix Leasing    Phoenix Leasing   Phoenix Leasing      Phoenix Leasing
                                               Income             Income             Income          Cash Distribution
                                              Fund 1975          Fund 1980         Fund 1982-2             Fund
                                           ----------------    --------------    ---------------    ------------------
Dollar Amount Raised. . . . . . . . . .     $  2,996,500        $  28,750,000    $  9,816,000       $  50,000,000
Total Assets Purchased. . . . . . . . .       22,659,436           67,820,604      19,279,072          96,951,287
Date Offering Completed . . . . . . . .          1/14/77              8/31/81         6/30/82            10/31/86
Total Cash Distributions (3):
  Limited Partners. . . . . . . . . . .       11,120,120           33,299,498       8,815,530          49,283,843
  Average per $1,000 investment . . . .            3,711                1,158             898                 986
  Amount of total distributions
  considered
  a return of capital . . . . . . . . .        2,996,500           28,750,000       8,815,530          49,283,843
  General Partner(s)(1) . . . . . . . .           95,556            2,309,163         625,615           1,856,472
Date of Partnership Liquidation . . . .         12/31/95             12/31/95        12/31/95            12/31/95
Taxable Ordinary Income (Loss). . . . .        8,663,169           12,599,214         372,517           7,444,293
  Average per $1,000 investment . . . .            2,891                  438              38                 149
Portfolio Income and Section 1231
  Gain (Loss)(2). . . . . . . . . . . .        (272,778)          (2,303,018)       (283,271)           (942,265)
  Average per $1,000 investment . . . .             (91)                 (80)            (29)                (19)



----------------

(1) In addition to cash distributions, the general partner also received management, liquidation, acquisition and/or incentive fees.
(2) Portfolio income was not a separate income item until 1987.
(3) Included in "Total Cash Distributions to Limited Partners" are cash redemptions paid to limited partners. The cumulative cash redemptions paid to limited partners as of the termination date are as follows: Phoenix Leasing Income Fund 1975 $2,075,963; Phoenix Leasing Income Fund 1980 $2,149,840; Phoenix Leasing Income Fund 1982-2 $221,211; and Phoenix Leasing Cash Distribution Fund $572,739.

                                                                       EXHIBIT C

                        INVESTORS OTHER THAN QUALIFIED PLANS:

INVESTOR INSTRUCTIONS:

* Minimum investment is $2,000 with additional increments of $20. Unit size is $20.00. Residents of certain states are required to make different minimum investments. (See "Suitability Standards" in the Prospectus.)

* Complete sections 1 - 4 and 6 of the Signature Page. For trust and partnership investors, please provide copies of first and last page of executed trust or partnership agreement. For corporate investors, please provide an incumbency certificate designating the officer(s) authorized to sign on behalf of the corporation.

* MAKE CHECK PAYABLE TO "Phoenix Leasing American Business Fund II, L.P." unless instructed by broker-dealer to make payable to escrow account.

*   Complete SPLIT DISTRIBUTION FORM if you wish to split your distributions.

*   Give paperwork and check to your Registered Representative for processing.

--------------------------------------------------------------------------------

BROKER-DEALER INSTRUCTIONS:

                         ALL SUBSCRIPTION AGREEMENTS MUST BE
                                SIGNED BY A PRINCIPAL.

* Complete broker-dealer box and have signed by a Registered Representative and a Principal.

* PLEASE MAIL COMPLETED PAPERWORK AND CHECK, unless otherwise specified by your home office, to:

                   PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
                                2401 KERNER BOULEVARD
                          SAN RAFAEL, CALIFORNIA 94901-5529
                                     1-4154854500


                              CONTINUED ON REVERSE SIDE

                         INVESTMENTS MADE BY QUALIFIED PLANS

INVESTOR INSTRUCTIONS:

* Minimum investment is $1,000 with additional increments of $20. Unit size $20.00. Residents of certain states are required to make different minimum investments. (See "Suitability Standards" in the Prospectus.)

* If you are a qualified plan investor not using Sterling Trust Company, please contact your custodian/trustee directly for instructions.

* If you are a qualified plan investor using Sterling Trust Company as custodial please:


*   Complete the Sterling Trust IRA Application (obtain from your Registered
    Representative)   Sterling will complete the Phoenix Leasing American
    Business Fund Signature Page for you.


*   Make check payable to "Sterling Trust Company."

*   Give paperwork and check to your Registered Representative.

--------------------------------------------------------------------------------

BROKER-DEALER INSTRUCTIONS:

                         ALL SUBSCRIPTION AGREEMENTS MUST BE
                                SIGNED BY A PRINCIPAL.


* Complete broker-dealer box and have signed by a Registered Representative and a Principal.


* PLEASE MAIL PAPERWORK AND CHECK TO TRUSTEE (unless otherwise specified by your home office).


* FOR STERLING TRUST COMPANY INVESTMENTS ONLY: PLEASE MAIL PAPERWORK AND CHECK (unless otherwise specified by your home office) directly to:

              (U.S. MAIL)                           (OVERNIGHT MAIL)
         STERLING TRUST COMPANY                  STERLING TRUST COMPANY
              P.O. BOX 2526                        7901 FISH POND RD.
         WACO, TEXAS 76702-2526                     WACO, TEXAS 76710
              1-800-955-3434                         1-800-955-3434

                    PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
                                SUBSCRIPTION AGREEMENT

Phoenix Leasing Associates IV, L.P.
General Partner of Phoenix Leasing American Business Fund II, L.P.
2401 Kerner Boulevard
San Rafael, California 94901-5529
To the General Partner:
   The investor, by subscribing for limited partnership interests ('Units') in Phoenix Leasing American Business Fund II, L.P. (the 'Program'), a California limited partnership, hereby makes application to purchase Units. The General Partner hereby informs the investor that no representations should be relied upon other than those contained in the
   Program's Prospectus or sales literature approved by the General Partner. The investor, by subscribing for Units, agrees to be bound by the Subscription Agreement and

   Power of Attorney indicating thereon the number of Units applied for ($20 per Unit), and encloses a check made payable (a) to "Phoenix Leasing American Business Fund II, L.P." or (b) in the case of sale of first 60,000 Units, to "Imperial Bank Phoenix Leasing American Business Fund II Escrow."

   There are restrictions on transferability of Units obtained in the Partnership Agreement and various states may require any person to whom the investor may transfer the
   Units to meet standards similar to those set forth in paragraph (2) below. The Units are subject to the following legend conditions imposed by the California Department of Corporations restricting transfer to and from California residents:
   IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
   The sale of Units cannot be completed until at least five business days after the date the investor received the Program's Prospectus.
   There will be no public market for Units. In light of these considerations, it may not be possible for the investor to liquidate his/her investment readily or at all.

   The investor, by subscribing for Units, hereby acknowledges receipt of a copy of the Prospectus, dated October 7, 1996, as the same may be amended or supplemented from time to time, together with Exhibits A, B and C thereto.

   The investor, by subscribing for Units, hereby represents and warrants to you as follows:
    (1) I have received the Prospectus and the form of the Restated Agreement of Limited Partnership (the "Partnership Agreement') attached as Exhibit A thereto, and hereby specifically adopt every provision of the Partnership Agreement and agree to be bound thereby. __________
                                          initial
    (2) For investors residing in any state or territory (including without limitation the District of Columbia and Puerto Rico), other than as set forth in the paragraphs below I (a) have a minimum annual income of $30,000 and a net worth (exclusive of home, furnishings and automobiles) at least equal to S30,000 in excess of my capital contribution, or (b) have a net worth (exclusive of home, furnishings and automobiles) at least equal to $75,000 in excess of my capital contribution, or (c) am purchasing in a fiduciary capacity for a person or entity, and either the beneficiary or the fiduciary account, or, if the donor is the fiduciary, the donor who is directly or indirectly supplying the funds to purchase the Units subscribed for, meets the suitability standards set forth in clause (a) or (b). __________
                    initial

       For New Hampshire investors only: I (a) have a minimum annual income of $35,000 and a net worth (as described above) of $35,000 in excess of my capital contribution, or (b) have a net worth (as described above) of $75,000 in excess of my capital contribution or (c) am purchasing in a fiduciary capacity for a person or entity, and either the benefits or the fiduciary account, or, if the donor is the fiduciary, the donor who is directly or indirectly supplying the funds to purchase the Units subscribed for, meets the suitability standards set forth in clause (a) or (b). __________
                             initial

       For Oregon investors only: I (a) have a minimum annual income of $35,000 and a net worth (as described above) of $35,000 in excess of my capital contribution, or (b) have a net worth (as described above) of $100,000 in excess of my capital contribution or (c) am purchasing in a fiduciary capacity for a person or entity and either the beneficiary or the fiduciary account, or, if the donor is the fiduciary, the donor who is directly or indirectly supplying the funds to purchase the Units subscribed for, meets the suitability standards set forth in clause (a) or (b). __________
                                                       initial

       For Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Nebraska, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Vermont, Washington and Wisconsin investors only: I
(a) have a minimum annual income of S45,000 and a net worth (as described above) of $45,000 in excess of my capital contribution, or (b) have a net worth (as described above) of $150,000 in excess of my capital contribution or (c) am purchasing in a fiduciary capacity for a person or entity, and either the beneficiary or the fiduciary account, or, it the donor is the fiduciary, the donor who is directly or indirectly supplying the funds to purchase the Units subscribed for, meets the suitability standards set forth
in clause (a) or (b).   Additionally, for Michigan, Ohio and Pennsylvania
investors only: My investment in Units does not exceed ten percent of my net worth (exclusive of home, furnishings and automobiles). __________
                                                         initial

       For Missouri investors only: I (a) have a minimum annual income of $60,000 and a net worth (as described above) of $60,000 in excess of my capital contribution, or (b) have a net worth (as described above) of S225,000 in excess of my capital contribution or (c) am purchasing in a fiduciary capacity for a person or entity, and either the beneficiary or the fiduciary account, or, if the donor is the fiduciary, the donor who is directly or indirectly supplying the funds to purchase the Units subscribed for, meets the suitability standards set forth in clause (a) or (b). __________
                                                                      initial

   Under penalty of perjury, the undersigned investor certifies that (a) the number provided herein is the investor's correct Taxpayer Identification Number, and (b) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, or (ii) the investor has not been notified by the Internal Revenue Service that the investor is subject to backup withholding as a result of a failure to report all interest or dividends, or
(iii) the Internal Revenue Service has notified the investor that the investor is no longer subject to backup withholding. If the undersigned investor has been notified that the investor is currently subject to backup withholding, the investor has stricken the language under clause (b) before signing.
   The investor, by subscribing for Units, understands and agrees that you may rely on the representations and warranties made by the undersigned on the Subscription Agreement.

                     SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
   In WITNESS WHEREOF the investor, by subscribing for Units, agrees to be bound by this Subscription Agreement by executing or having executed on his/her behalf the Signature Page to the Subscription Agreement and Power of Attorney attached hereto.

   The investor, by subscribing for Units, desires to become a Limited Partner of the Program, pursuant to the Restated Agreement of Limited Partnership in the form included as Exhibit A to the Prospectus dated October 7, 1996. The investor, by subscribing for Units agrees to all the terms of said Agreement and further agrees by subscribing for Units, to all the terms and representations of the Subscription Agreement included as Exhibit C to the Prospectus referred to above. The investor, by subscribing for Units, further constitutes and appoints the General Partner of the Program with full power of substitution, his/her true and lawful attorney for him/her and in his/her name to execute, acknowledge and file (a) the Partnership Agreement in substantially the form attached as Exhibit A to the Prospectus as well as amendments thereto, for the purpose of adding the undersigned and others as Limited Partners in the Program; and (b) any document required to effect the continuation of the Program or which counsel to the Program deems necessary or advisable to comply with any state or federal law. The investor, by subscribing for Units, hereby joins in and executes the Partnership Agreement, thereby authorizing the Signature Page to be attached to such Agreement and amendments, if any. The power of attorney hereby granted is irrevocable and coupled with an interest, and may be exercised by the signature of such attorney-in-fact acting for all the Limited Partners.
   The place of residence of the investor is as shown on the reverse side of this subscription agreement. If acting in a representative capacity, the investor, by subscribing for Units, represents that he/she has authority to act on behalf of the person or entity being represented.

                              Continued on Reverse Side


PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.                  SIGNATURE PAGE

1. INVESTMENT INFORMATION

IN WITNESS WHEREOF,  I have executed this subscription on this ________ day of _________________, 19____.
FOLLOWING SALE OF FIRST 60,000 UNITS, MAKE CHECKS PAYABLE TO "PHOENIX LEASING AMERICAN BUSINESS FUND II. L.P." Any change(s)
made to the Signature Page must be initialed by the investor.

/ / Initial Subscription  U.S. RESIDENT / / YES / /NO              POINT OF SALE (STATE) ____

/ / Additional investment into Phoenix Leasing American Business Fund II, L.P. (if add-on to original investment, title must be held exactly as original investment)

I DESIRE TO PURCHASE ____UNITS FOR A TOTAL INVESTMENT IN PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P. OF
$ _______________. (UNIT SIZE = $20.00)

If total investment (including add-ons) is for at least $10,000, indicate choice of distribution frequency:

/ /  MONTHLY  / /  QUARTERLY  (FAILURE TO INDICATE A CHOICE WILL RESULT IN QUARTERLY DISTRIBUTIONS.) (MONTHLY DISTRIBUTIONS FOR
     ADD-ON INVESTMENTS WILL BEGIN ON THE 15TH OF THE FIRST MONTH FOLLOWING THE QUARTER IN WHICH THE INVESTMENT IS MADE.)

TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER ___________________________  ________________________________

Have you previously invested in any prior Phoenix Leasing partnerships?  / / Yes   / / No

2.  OWNERSHIP TYPE:  (CHECK ONE)

 Individual   IRA   Keough  Joint    Community   Tenants   Pension Plan   Trust   Partnership  Corporation   UGMA   Profit Sharing
   Owner                   Tenants   Property   in-Common                                                                Plan

3. PRINT NAME(S) IN WHICH UNITS ARE TO BE REGISTERED: (USE ONLY SPACES PROVIDED - IF ABBREVIATION IS NECESSARY, USE PREFERRED
   ABBREVIATION.)

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

X___________________________________________________________         X____________________________________________________________
              INVESTOR'S SIGNATURE REQUIRED                                    AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)

X___________________________________________________________         X____________________________________________________________
              INVESTOR'S SIGNATURE REQUIRED                                    AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)

4.  INVESTOR(S) ADDRESS:

STREET ADDRESS ___________________________________________________________________________________________________________________

CITY__________________________________ STATE ___________________ ZIP CODE____________ DAY TELEPHONE NUMBER________________________

5.  CUSTODIAN OR TRUST COMPANY ADDRESS.

STREET ADDRESS ___________________________________________________________________________________________________________________

CITY__________________________________ STATE ___________________ ZIP CODE____________ DAY TELEPHONE NUMBER________________________

6.  MAILING ADDDRESS FOR CHECKS:  (IF DIFFERENT FROM ABOVE)

COMPANY OR BANK NAME _____________________________________________________________________________________________________________

____________________________________________________________ ACCOUNT NUMBER ______________________________________________________

STREET ADDRESS ___________________________________________________________________________________________________________________

CITY__________________________________ STATE ___________________ ZIP CODE____________ DAY TELEPHONE NUMBER________________________


----------------------------------------------------------  ------------------------------------------------------------------------
  FOR USE BY PHOENIX LEASING ASSOCIATES IV, L.P. ONLY         TO BE COMPLETED BY BROKER/DEALER
                                                              The undersigned broker/dealer reasonably believes that (i) the
    REC'D __________________ INV. DATE_______________         subscriber(s) whose name(s) appear above will be in a financial position appropriate to realize to a significant extent the benefits
    TR _________ SSN _______________ PRT ___________          described in the Prospectus, (ii) the subscriber(s) has or have a fair market net worth sufficient to sustain the risks inherent in
    B/D ________ SLS _______________ CB ____________          this investment and (iii) this investment is suitable for the subscriber(s).  The undersigned further represents that he had
    HOLD ___________________________________________          informed such subscriber(s) as to the liquidity and marketability of an investment in the Program.

                                                                               X__________________________________________________
                                                                                      SIGNATURE OF REGISTERED REPRESENTATIVE
    ACCEPTED:  PHOENIX LEASING ASSOCIATES IV, L.P.           REGISTERED        NAME OF
                                                             REPRESENTATIVE    REGISTERED REPRESENTATIVE _________________________
    BY _____________________________________________                                                  (LAST, FIRST, MIDDLE INITIAL

----------------------------------------------------------

----------------------------------------------------------
    MAIL WITH CHECK PAYABLE TO "PHOENIX LEASING AMERICAN
    BUSINESS FUND II, L.P."

    PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.
    2401 KERNER BOULEVARD
    SAN RAFAEL, CALIFORNIA 94901
----------------------------------------------------------
MAY, 1996


SPLIT DISTRIBUTION FORM                          2401 Kerner Boulevard
INSTRUCTIONS                                     San Rafael, California 94901
                                                 (415) 485-4500

Please use this form only if you would like your cash distribution to be issued in TWO SEPARATE CHECKS and sent to TWO SEPARATE LOCATIONS.

--------------------------------------------------------------------------------

                   PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.

--------------------------------------------------------------------------------

ATTENTION:  INVESTOR SERVICES DEPARTMENT

This is to request that, until further notification, any distributions from Phoenix Leasing American Business Fund II, L.P., be paid by two checks.

                                      OPTION #1

                        DISTRIBUTIONS TO BE SPLIT BY $ AMOUNT

Complete dollar distribution information on reverse side.

In the event that the distribution check does not at least equal the dollar amount specified for Destination #1 (on reverse), the entire amount of the distribution check will be sent to Destination #1. The amount of each distribution in excess of such specified dollar amount, if any, will be made payable to Destination #2 (on reverse).

                                         -OR-

                                      OPTION #2

                       DISTRIBUTIONS TO BE SPLIT BY PERCENTAGE

Complete percentage distribution information on reverse side.

The two percentages should equal 100%.

NOTE: CHECKS MAY BE DIRECTED TO THE LOCATION OF YOUR CHOICE; HOWEVER, EACH CHECK MUST BE WRITTEN TO THE ACCOUNT OF THE PHOENIX LEASING AMERICAN BUSINESS FUND II INVESTOR(S) ONLY.

                                COMPLETE REVERSE SIDE

                               SPLIT DISTRIBUTION FORM


--------------------------------------------------------------------------------

                   PHOENIX LEASING AMERICAN BUSINESS FUND II, L.P.

--------------------------------------------------------------------------------

DESTINATION #1                              DESTINATION #2

$_______________ OR %________               $_______________ OR %________

(Please complete EITHER dollar amount or percentage amount; DO NOT complete BOTH dollar and percentage amounts.)


----------------------------------------     ---------------------------------
NAME OF DESIGNATION #1                      NAME OF DESIGNATION #2


----------------------------------------     ---------------------------------
*ACCOUNT NUMBER                             *ACCOUNT NUMBER


----------------------------------------     ---------------------------------
STREET ADDRESS                              STREET ADDRESS


----------------------------------------     ---------------------------------
CITY STATE ZIP CODE                         CITY STATE ZIP CODE

*If you currently do not have an account number, please notify your representative when you receive it.

NOTE: CHECKS MAY BE DIRECTED TO THE LOCATION OF YOUR CHOICE; HOWEVER, EACH CHECK MUST BE WRITTEN TO THE ACCOUNT OF THE PHOENIX LEASING AMERICAN BUSINESS FUND II INVESTOR(S) ONLY.

                         ALL INVESTORS ON ACCOUNT MUST SIGN.
The undersigned represents that the foregoing institution or inn, if applicable, maintains an account in the name of the undersigned and such account is solely for the benefit of the undersigned.


---------------------------   ------------------------------------------------
DATE   INVESTOR'S SIGNATURE  CUSTODIAN/TRUSTEE'S SIGNATURE  (if applicable)


---------------------------   ------------------------------------------------
DATE   INVESTOR'S SIGNATURE  PLEASE PRINT NAME AND TITLE OF ABOVE

--------------------------------------------------------------------------------

                                     $50,000,000



                                   PHOENIX LEASING
                           AMERICAN BUSINESS FUND II, L.P.

                              2,500,000 UNITS OF LIMITED
                                 PARTNERSHIP INTEREST
                                           *
                                     $20 PER UNIT
                                           *
                             MINIMUM PURCHASE - 100 UNITS
                                       ($2,000)
                                           *
                                IRAS, KEOGHS AND OTHER
                              QUALIFIED PLANS - 50 UNITS
                                       ($1,000)
                                    --------------

                                      PROSPECTUS
                                    --------------

                                   October 7, 1996

--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PROGRAM OR THE GENERAL PARTNER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE UNITS OF LIMITED PARTNERSHIP INTEREST TO WHICH IT RELATES, OR ANY OF SUCH UNITS TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

--------------------------------------------------------------------------------